AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1998.
                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          INCOM ROOFING SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                   1761                  76-0568522
     (STATE OR OTHER         (PRIMARY STANDARD
      JURISDICTION              INDUSTRIAL
   OF INCORPORATION OR      CLASSIFICATION CODE       (I.R.S. EMPLOYER
      ORGANIZATION)               NUMBER)          IDENTIFICATION NUMBER)

                         515 POST OAK BLVD., SUITE 450
                              HOUSTON, TEXAS 77027
                                 (713) 860-1534
               (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------
                                C. BYRON SNYDER
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                          INCOM ROOFING SERVICES, INC.
                         515 POST OAK BLVD., SUITE 450
                              HOUSTON, TEXAS 77027
                                 (713) 860-1534
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------
                                    COPY TO:

             THOMAS P. MASON                         T. MARK KELLY
         ANDREWS & KURTH L.L.P.                 VINSON & ELKINS L.L.P.
            4200 CHASE TOWER                     2300 FIRST CITY TOWER
          HOUSTON, TEXAS 77002                   HOUSTON, TEXAS 77002
             (713) 220-4200                         (713) 758-2222

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
                            ------------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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 TITLE OF EACH CLASS OF
       SECURITIES                    PROPOSED MAXIMUM                         AMOUNT OF
    TO BE REGISTERED           AGGREGATE OFFERING PRICE(1)                 REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value....................              $96,600,000                             $28,497
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

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus: one (the "U.S. Prospectus") to be used in connection with a United States and Canadian offering and one (the "International Prospectus") to be used in connection with a concurrent international offering. The U.S. Prospectus and the International Prospectus are identical except that they contain different front, inside front and back cover pages and different descriptions of the plan of distribution (contained under the caption "Underwriting" in both prospectuses). The form of U.S. Prospectus is included herein and is followed by those pages to be used in the International Prospectus which differ from those used in the U.S. Prospectus. Each of the pages for the International Prospectus included herein is labeled "Alternate Page for International Prospectus."

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS DATED JULY 24, 1998

PROSPECTUS

                                6,000,000 SHARES

                          INCOM ROOFING SERVICES, INC.

                                  COMMON STOCK
                            ------------------------

     All of the shares of Common Stock, par value $.01 per share (the "Common Stock"), offered hereby are being offered by INCOM Roofing Services, Inc. ("INCOM" or the "Company").

     Of the shares of Common Stock being offered hereby, 4,800,000 shares (the "U.S. Shares") are being offered initially in the United States and Canada (the "U.S. Offering") by the U.S. Underwriters and 1,200,000 shares (the "International Shares") are being offered initially outside the United States and Canada (the "International Offering" and, together with the U.S. Offering, the "Offerings") by the International Managers. The price to public and underwriting discount per share are identical for both Offerings and the closings for both Offerings are conditioned upon each other. See "Underwriting."

     Prior to the Offerings, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price will be
between $     and $     per share. See "Underwriting" for a discussion of the
factors to be considered in determining the initial public offering price. Shares of Common Stock are being reserved for sale to certain employees, directors and business associates of, and certain other persons designated by, the Company, at the initial public offering price. Such employees, directors, and other persons are expected to purchase, in the aggregate, not more than 10% of the Common Stock offered in the Offerings. See "Underwriting."

     The Company intends to make application to list the Common Stock on the New York Stock Exchange ("NYSE") under the symbol "ICR."

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
       CONTRARY IS A CRIMINAL OFFENSE.

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                                             PRICE TO             UNDERWRITING            PROCEEDS TO
                                              PUBLIC               DISCOUNT(1)            COMPANY(2)
----------------------------------------------------------------------------------------------------------
Per Share............................            $                      $                      $
----------------------------------------------------------------------------------------------------------
Total(3).............................            $                      $                      $
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

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $       .

(3) The Company has granted to the U.S. Underwriters and International Managers options, exercisable within 30 days after the date hereof, to purchase up to 720,000 and 180,000 additional shares of Common Stock, solely to cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company will be
    $     , $     and $     , respectively. See "Underwriting."
                            ------------------------

     The shares of Common Stock offered hereby are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters against payment therefor, subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the share certificates representing the Common Stock will be made in New York, New York on
or about                   , 1998.
                            ------------------------

MERRILL LYNCH & CO.
                  NATIONSBANC MONTGOMERY SECURITIES LLC
                                  SUNTRUST EQUITABLE SECURITIES
                                                            SANDERS MORRIS MUNDY
                            ------------------------

             The date of this Prospectus is                , 1998.

     CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     CONCURRENTLY WITH THE CLOSING OF THE OFFERINGS, INCOM ROOFING SERVICES, INC. PLANS TO ACQUIRE, IN SEPARATE TRANSACTIONS (COLLECTIVELY, THE "ACQUISITIONS"), FOR CONSIDERATION INCLUDING CASH AND SHARES OF COMMON STOCK (THE "ACQUISITIONS CONSIDERATION"), THE FOLLOWING 12 COMPANIES OR GROUPS OF COMPANIES ENGAGED IN THE COMMERCIAL, INDUSTRIAL, GOVERNMENTAL AND INSTITUTIONAL ROOFING BUSINESS: D.C. TAYLOR CO. ("D.C. TAYLOR"), SEYFORTH ROOFING COMPANY, INC. AND SRC, INC. (A SEPARATE COMPANY) (COLLECTIVELY, "SEYFORTH"), NU-TEC ROOFING CONTRACTORS, INC. ("NU-TEC"), BETA CONSTRUCTION COMPANY AND HAMPTON SUPPLY, INC. (COLLECTIVELY, "BETA"), EVANS SERVICE COMPANY, INC. ("EVANS"), BRAZOS ROOFING INTERNATIONAL OF SOUTH DAKOTA, INC. AND BOSQUE ENVIRONMENTAL, INC. (COLLECTIVELY, "BRAZOS"), KELLEY BROTHERS ROOFING, INC. AND MARK ENTERPRISES, INC. (COLLECTIVELY, "KELLEY BROTHERS"), CHAMBERLIN WATERPROOFING
& ROOFING SYSTEMS, INC. ("CHAMBERLIN"), BURNS & SCALO ROOFING COMPANY, INC., CUDDY ROOFING COMPANY, INC. (A SEPARATE COMPANY) AND SCALO, INC. (COLLECTIVELY, "BURNS & SCALO"), BOONE BROTHERS ROOFING, INC. ("BOONE"), SUTTER ROOFING COMPANY OF FLORIDA AND SUTTER ROOFING COMPANY OF S.W. FLORIDA (COLLECTIVELY, "SUTTER") AND M.J. DALSIN COMPANY, INC. AND M.J. DALSIN COMPANY OF SOUTH DAKOTA, INC. (COLLECTIVELY, "M.J. DALSIN"). THE FOREGOING COMPANIES ARE REFERRED TO HEREIN COLLECTIVELY AS THE "FOUNDING COMPANIES." UNLESS OTHERWISE INDICATED, REFERENCES HEREIN TO "INCOM" MEAN INCOM ROOFING SERVICES, INC., AND REFERENCES TO THE "COMPANY" MEAN INCOM AND THE FOUNDING COMPANIES
COLLECTIVELY.

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION, SHARE AND PER SHARE DATA IN THIS PROSPECTUS (I) GIVE EFFECT TO THE ACQUISITIONS, (II) ASSUME THE UNDERWRITERS' OVER-ALLOTMENT OPTIONS ARE NOT EXERCISED AND (III) GIVE EFFECT TO A 1,479.523-FOR-ONE STOCK SPLIT OF THE COMMON STOCK EFFECTED IN JULY 1998.

                                  THE COMPANY

     INCOM was organized in February 1998 to create the leading provider of roofing systems and services to commercial, industrial, governmental and institutional customers. The Company provides a broad range of services throughout a roof system's life cycle including: (i) new construction roof system installation; (ii) reroofing of existing buildings; (iii) maintenance, repair and refurbishment of existing roof systems and (iv) related specialized services. The Company had pro forma combined revenues of $216.9 million for the year ended December 31, 1997, which will make it the largest provider of roofing systems and services for commercial, industrial, governmental and institutional customers in the United States. The Founding Companies have been in business for an average of approximately 36 years, and many have been recognized by industry organizations for their reliability, professionalism and high quality customer services. The Founding Companies operate from 41 facilities in 18 states, and in 1997 performed services in 42 states, Washington D.C., Puerto Rico and Mexico.

     The Company installs and services all major types of roofing systems available in the United States today. Of the Company's 1997 pro forma revenues, 53% were derived from reroofing services, 37% from new roof construction and installation and 10% from maintenance, repair and refurbishment services. Major roofing projects performed by the Founding Companies have included the new convention center in Phoenix, Arizona, Coca-Cola bottling plants in Marietta, Georgia, and Little Rock, Arkansas, the Abbott Laboratories drug manufacturing facility in Puerto Rico and domed metal roofing at Washington National Airport. Of the Company's 1997 pro forma revenues, approximately 34% were derived from commercial customers, approximately 21% were derived from industrial customers, approximately 25% were derived from governmental customers and approximately 20% were derived from institutional customers.

     The Company has experienced significant growth, with combined revenues increasing from $154.9 million in fiscal year 1995 to $216.9 million in fiscal year 1997, representing an approximate 18% compound annual growth rate. According to the 1998 United States Department of Commerce statistics for nonresidential construction, total construction expenditures increased at a 6% compound annual growth rate over the same period. The Company intends to promote continued internal growth by leveraging its nationwide presence to obtain multi-location customers, enhancing its sales and marketing programs, cross-selling specialized services among the Founding Companies, implementing operating efficiencies and taking advantage of economies of scale made possible through the Company's increased size and scope. The Company also intends to increase its nationwide presence and expand within existing markets through an aggressive acquisition program focused on consolidating the highly fragmented roofing industry.

     INDUSTRY OVERVIEW. The Company believes that significant business and acquisition opportunities are available to a larger, well capitalized roofing company that provides a full range of high-quality roofing services on a national basis utilizing trained, customer-oriented roofing personnel. The roofing industry is a large, highly fragmented industry primarily comprised of numerous small, privately owned companies that generally have limited access to capital. Prolonged economic expansion and new construction activity in the United States have increased the number of buildings that will require maintenance, repair, refurbishment and reroofing services and will generate recurring revenues for roofing contractors. Furthermore, the ownership and management of commercial and industrial properties across the United States has become increasingly concentrated as a result of the activities of real estate investment trusts ("REITs") and large property management companies.

     According to data of the National Roofing Contractors Association
("NRCA"), total expenditures for roofing contracting services in the United States in 1997 were approximately $20.0 billion, of which approximately $14.5 billion, or 73%, were for commercial roofing contracting services (generally including all nonresidential roofing services). The NRCA estimates that approximately 73% of roofing expenditures in 1997 were attributable to reroofing (including maintenance, repair and refurbishment) and 27% were attributable to new roof construction. The roofing industry is highly fragmented and is estimated to include more than 35,000 companies, which are generally small, owner-operated, independent contractors serving customers in a local market, with limited access to capital for investment in infrastructure, technology and expansion. The NRCA estimates that less than 4% of all industry participants have annual sales greater than $12 million. The Company believes that no single company accounted for more than 1% of total expenditures for roofing services in the United States.

     STRATEGY. The Company believes that its size, customer and industry relationships, geographic scope and licensing, experience with different roofing systems, combined workforce and use of proprietary computer databases will give the Company significant competitive advantages in the roofing contracting industry. Through increased size, the Company believes it will have greater ability to attract, train and retain qualified personnel, to compete for larger jobs that require greater bonding capacity and other resources and to deploy roofing and repair crews in its combined markets. Increased size will also offer efficiencies in areas such as materials purchasing, computer system and database development, employee benefits, bonding, insurance and financing. The Company believes that the diversity of its operations will diminish the effects of regional and market downturns and seasonality, offer opportunities to pursue growth and recurring revenues and create a base of expertise to expand into new markets and serve new customers.

     The Company plans to leverage its experienced management and relationships within the roofing contracting industry to expand its business internally and through the acquisition of additional roofing contracting businesses. Management of the Founding Companies have extensive business relationships within the industry, in part through membership in the NRCA, the largest roofing trade organization in the United States with approximately 4,100 contracting firms as members, and regional roofing associations. In addition, the Company's management includes a Chief Executive Officer and Chief Operating Officer with an average of 23 years of experience in the roofing and waterproofing industries. A number of founders have served on the managing board of the NRCA and managing boards of regional roofing associations.

     The Company's goal is to build on its position as the leading national provider of roofing services for commercial, industrial, governmental and institutional customers by increasing the profitability of its operations, expanding its business and markets through internal growth and pursuing an aggressive acquisition growth strategy.

     OPERATING STRATEGY. The Company believes there are significant opportunities to increase the profitability of the Founding Companies and subsequently acquired businesses. The key elements of the Company's operating strategy are:

          DEVELOP NATIONWIDE REPUTATION FOR HIGH-QUALITY ROOFING SERVICES. The Company intends to distinguish its name and services nationwide by offering consistent high quality, price competitive and dependable services that significantly exceed the standard of services offered by the average industry participant.

          SHARE INFORMATION, EXPERIENCE AND BEST PRACTICES. The Company believes it will be able to increase its profitability in its local markets by leveraging customer relationships, expertise and marketing strengths of individual Founding Companies. The Company will identify and share best practices that can be successfully implemented throughout its operations. The Company has identified the following "best practices" and methods used by certain of the Founding Companies, which it intends to share throughout the Company where applicable: (i) computer-managed emergency repair services, including rapid response to local storm damage, especially in coastal and other areas subject to hurricane, hail and tornado damage,
     (ii) roofing tradework methods that reduce handling and waste of roofing materials, increase efficiency and reduce cost and time required for installation, inspection and payment, (iii) standardized safety practices and programs to avoid risks and costs of noncompliance with OSHA and other safety requirements, (iv) computer-assisted bid preparation and historical cost calculation, used to prepare bids for fixed price contracts and to reduce actual cost variances from estimates used in the contract bidding process and (v) formal roof analysis, management and maintenance programs. The Company also intends to extend the use of computer systems to facilitate communication among the Founding Companies.

          ATTRACT AND RETAIN QUALIFIED PERSONNEL. The Company believes that the Acquisitions and the Offerings will provide competitive advantages in attracting and retaining qualified personnel. By extending active recruiting and training programs developed by the Founding Companies, the Company intends to attract and retain qualified roof mechanics as well as skilled estimators, supervisory employees and project managers. Following the Acquisitions and the Offerings, the Company will provide (i) stock-based compensation for key employees, (ii) advancement opportunities available for talented employees within the larger public company, (iii) additional training opportunities, including crew training and crew leadership training and (iv) the opportunity to realize a more stable and less seasonal income.

          OPERATE ON DECENTRALIZED BASIS. The Company believes that a decentralized operating strategy will retain the entrepreneurial approach of the Founding Companies, which will be balanced by centralized financial and accounting controls. By maintaining a local and regional focus in each of its markets, the Company will seek to preserve its market knowledge and customer relationships, build relationships with current and future customers and respond to customer demands and changing market conditions. Senior management at the Founding Companies will remain empowered to make day-to-day operating decisions at each location and will retain primary responsibility for profitability and growth of their business. The Company believes that its centralized financial and accounting controls and reporting and regular communications programs will also be integral to realizing the benefits of the Acquisitions and the Offerings.

     INTERNAL GROWTH STRATEGY. The Company intends to leverage the competitive strengths of the Founding Companies and subsequently acquired businesses with the objective of achieving internal growth. Key elements of the Company's internal growth strategy are:

          LEVERAGE NATIONWIDE PRESENCE. The Company believes that its nationwide presence will increase internal growth opportunities. The Company intends to leverage its nationwide presence to develop additional business from new and existing customers that operate on a regional and national basis, such as owners of national chains, property management companies, manufacturers, REITs, national roofing consultants and engineering companies, developers and general construction contractors. The Company believes that significant demand exists from such companies to utilize the services of a single roofing services provider and believes that existing local and regional relationships can be expanded to new locations or on a nationwide basis. Consolidations among property owners and management companies offer the opportunity to serve new and existing customers on a regional or national basis. The Company's nationwide presence also provides a large geographic base from which to respond to local storm damage and emergency repair requests.

          ENHANCE SALES AND MARKETING PROGRAM. The Company intends to expand its regional and national account sales and marketing programs that target large regional and national property owners and managers. The Company intends to build on specialized marketing capabilities developed by certain of the Founding Companies, including the following: (i) a proprietary database that includes a roofing archive for key customers and types of roofing systems, (ii) computer-aided-design ("CAD") display capability to demonstrate roofing systems for potential customers, (iii) websites to assist potential customers with the roofing bid process, the comparison of roofing specifications for different roofing systems, (iv) the design of maintenance programs to extend the life cycle of an existing roofing system, (v) seminars for architects and potential customers regarding contractor and roofing system selection, warranties and other subjects,
     (vi) market research and statistical surveys to improve service quality and customer satisfaction and (vii) targeted marketing programs based upon research and data collection.

          INCREASE FOCUS ON MAINTENANCE, REPAIR AND OTHER RECURRING
     SERVICES. The Company intends to expand services to existing customers, especially services that provide the opportunity to realize higher margins, recurring revenues or hourly fees. The Company will focus on the following services: (i) short-term and long-term roofing maintenance contracts and "preferred contractor" relationships with customers, (ii) leak repair services and (iii) ongoing roofing management services including roof survey, analysis and budgeting services.

          BROADEN SCOPE OF SPECIALTY SERVICES. The Company believes that certain specialty services currently offered by only a few of the Founding Companies can be offered in additional locations and in some cases can provide higher margins. The Company has identified the following specialty services that it intends to offer in additional locations, when appropriate: (i) waterproofing and caulking, (ii) capacity to mobilize experienced roofing crews and management to distant locations, (iii) metal roof deck replacement and installation of lightweight insulating concrete and (iv) concrete and masonry restoration and restoration of roofs on historical buildings.

          ENHANCE OPERATING EFFICIENCIES. Certain administrative functions will be centralized following the Offerings, and the Company expects to realize economies of scale and reduce overlapping or duplicate efforts and expenses. The Company intends to coordinate its purchasing activities when appropriate in dealing with suppliers, manufacturers and distributors. In addition, as a result of the Company's size, it believes it will also lower its costs for (i) purchasing roofing and sheet metal materials, (ii) purchasing or leasing and routine maintenance of vehicles and cranes, (iii) bonding, casualty and liability insurance, (iv) health insurance and related benefits, (v) retirement benefits administration, (vi) office and computer equipment, (vii) marketing and advertising, (viii) telephone services and (ix) a variety of accounting, financial management and legal services. The Company's office, shop and warehouse properties located in 18 states offer the capacity to increase efficiency in handling, storing and fabricating roofing materials in a number of locations. In addition, using proprietary enhancements to project management software, the Company expects to be able to track project status and improve capacity utilization and reporting to customers. For customers that operate in regional or national markets, the Company will seek to lower administrative costs of serving regional and national accounts and to realize operating efficiencies such as lower travel costs and reduced bid preparation time and expense. At some locations, the Company's larger combined workforce will provide potential staffing and scheduling efficiencies and reduce down time labor costs, both on site and between major scheduled projects.

     ACQUISITION GROWTH STRATEGY. The Company believes that the highly fragmented nature of the roofing services industry offers significant opportunities to pursue its acquisition strategy. The Company intends to focus on profitable acquisition candidates with entrepreneurial skills and a willingness to commit to exchanging effective business practices and roofing expertise through open communications. The Company will pursue acquisition candidates that possess: (i) highly qualified management and supervisory personnel, (ii) a history of revenue and profit growth, (iii) diverse market area served and established reputation for high quality roofing services, (iv) a large and diverse customer base and (v) a complementary mix of roofing services and specialty services. The Company believes that many roofing contracting and service businesses that lack the capital to expand operations and the ability to exit their business profitably will become acquisition candidates of the Company. For these acquisition candidates, the Company will provide (i) the opportunity to benefit from the Company's best practices, (ii) expertise in expanding recurring and specialty services, (iii) the ability to focus on customers and field operations rather than administrative and accounting tasks,
(iv) national name recognition, (v) increased financial and other resources,
(vi) increased liquidity and (vii) a continued role in managing operations. The Founding Companies participate in professional associations such as the NRCA and regional roofing associations, and the Company expects that many of its key employees will continue to participate in such activities, in part to assist in identifying attractive acquisition candidates. Other key elements of the Company's acquisition strategy include:

          INCREASE NATIONWIDE PRESENCE. The Company will pursue financially stable acquisition candidates that are located in new or existing geographic markets that have an appropriate customer base to integrate with or complement the Company's existing business. As consolidations and centralization of management occur among existing and potential customers, the Company will pursue acquisition candidates with the geographical focus, customer relationships and expertise to expand the scope of services the Company may offer to such customers. The Company believes that increasing its nationwide presence will allow it to build and strengthen relationships with large, regional and national customers and will reduce the impact of local and regional economic downturns as well as minimize weather-related and seasonal variations in roofing activity.

          EXPAND WITHIN EXISTING MARKETS. Once the Company has entered a market, it will seek to acquire other well-established roofing contracting and maintenance businesses operating within that region, including "tuck-in" acquisitions of smaller companies. The Company will pursue tuck-in acquisition candidates with the potential to realize increased revenues from the Company's best practices, nationwide presence and other competitive advantages. The Company believes that tuck-in acquisitions afford the opportunity to improve its overall cost structure through the integration of new and existing operations and to increase revenues by providing incremental, higher margin and specialty services to new and existing customers. Despite the integration opportunities afforded by such tuck-in acquisitions, the Company intends to maintain existing business names and identities in order to retain awareness among existing customers for marketing purposes when appropriate.

                                 THE OFFERINGS

Common Stock offered:
     U.S. Offering...................  4,800,000 shares
     International Offering..........  1,200,000 shares
                                       ------------
          Total......................  6,000,000 shares
                                       ============
Common Stock to be outstanding after
     the Offerings (1)...............  16,303,566 shares
Use of proceeds......................  To pay the cash portion of the
                                       Acquisitions Consideration, to repay
                                       certain historical indebtedness of the
                                       Founding Companies, to provide working
                                       capital and to use for general corporate
                                       purposes, which are expected to include
                                       acquisitions. See "Use of Proceeds."
Proposed NYSE trading symbol.........  "ICR"

---------------

(1) Includes (i) 7,543,031 shares to be issued to the owners of the Founding Companies, (ii) 6,000,000 shares to be sold in the Offerings, (iii) 1,281,012 shares issued or reserved for issuance to the management of INCOM and certain other individuals and (iv) 1,479,523 shares of restricted voting common stock, par value $.01 per share ("Restricted Common Stock"), issued to Sterling City Capital, LLC ("Sterling City") and certain individuals. Excludes options to purchase 1,630,357 shares which are expected to be granted upon consummation of the Offerings. See "Management -- 1998 Stock Plan." Also excludes certain additional shares of Common Stock that may be issued to the stockholders of two of the Founding Companies if certain earnings threshholds are satisfied after the consummation of the Offerings. See "Certain Transactions" and "Description of Capital Stock."

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

     INCOM will acquire the Founding Companies simultaneously with and as a condition to the consummation of the Offerings. For financial statement presentation purposes, INCOM has been identified as the "accounting acquirer." The following summary unaudited pro forma combined financial data present certain information for the Company, as adjusted for (i) the effects of the Acquisitions, (ii) the effects of certain other pro forma adjustments to the historical financial statements and (iii) the consummation of the Offerings and the application of the net proceeds therefrom. The unaudited pro forma combined income statement data and the pro forma balance sheet data assume that the Acquisitions, the Offerings and related transactions were closed on January 1, 1997 and on March 31, 1998, respectively, and are not necessarily indicative of the results that the Company would have obtained had these events actually occurred at those dates. During the periods presented below, the Founding Companies were not under common control or management and, therefore, the data presented may not be comparable to or indicative of post-combination results to be achieved by the Company. The unaudited pro forma combined income statement data are based on preliminary estimates, available information and certain assumptions that Company management deems appropriate. The unaudited pro forma combined financial data should be read in conjunction with the other financial information included elsewhere in this Prospectus. See "Selected Financial Data," the Unaudited Pro Forma Combined Financial Statements and notes thereto, and the historical financial statements for certain of the Founding Companies and the notes thereto, all included elsewhere in this Prospectus.

                                                             PRO FORMA
                                        ---------------------------------------------------
                                                              THREE MONTHS ENDED MARCH 31,
                                            YEAR ENDED       ------------------------------
                                        DECEMBER 31, 1997         1997            1998
                                        ------------------   --------------  --------------
                                          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA
  (UNAUDITED):
     Revenues........................      $    216,877      $       38,999  $       43,782
     Cost of services (including
       depreciation).................           166,559              30,420          35,078
                                        ------------------   --------------  --------------
     Gross profit....................            50,318               8,579           8,704
     Selling, general and
       administrative expenses(a)....            31,415               6,057           8,036
     Goodwill amortization(b)........             2,763                 691             691
                                        ------------------   --------------  --------------
     Income (loss) from operations...            16,140               1,831             (23)
     Interest and other income,
       net...........................               978                  92             140
                                        ------------------   --------------  --------------
     Income before provision for
       income taxes..................            17,118               1,923             117
     Provision for income taxes......             7,952               1,045             323
                                        ------------------   --------------  --------------
     Net income (loss)...............      $      9,166      $          878  $         (206)
                                        ==================   ==============  ==============
     Net income (loss) per share.....      $       0.57      $         0.05  $        (0.01)
                                        ==================   ==============  ==============
     Shares used in computing pro
       forma net income (loss) per
       share(c)......................        16,129,104          16,129,104      16,129,104
                                        ==================   ==============  ==============

                                                  PRO FORMA
                                           AS OF MARCH 31, 1998(D)
                                        -----------------------------
                                         COMBINED      AS ADJUSTED(E)
                                        -----------    --------------
                                               (IN THOUSANDS)
BALANCE SHEET DATA (UNAUDITED):
     Working capital (deficit).......    $ (40,500)(f)    $ 25,171
     Total assets....................      175,945         176,729
     Long-term obligations, net of
      current maturities.............        4,094             595
     Total stockholders' equity......       78,448         146,588

                                                   (FOOTNOTES ON FOLLOWING PAGE)

---------------

(a) The pro forma combined statements include the effect of certain reductions in salary and benefits to the owners of the Founding Companies to which they have agreed prospectively. Additionally, the pro forma combined statements include the effect of assets distributed to the owners of certain of the Founding Companies and certain other adjustments. Additionally, the pro forma combined statements exclude a $1.6 million non-recurring, non-cash compensation charge related to the issuance of Common Stock to certain members of management. See "Certain Transactions."

(b) Reflects amortization of the goodwill to be recorded as a result of the Acquisitions over a 40-year period and computed on the basis described in
    Note 3 to the Unaudited Pro Forma Combined Financial Statements.

(c) Computed on a basis described in Note 4 of Notes to Unaudited Pro Forma Combined Financial Statements.

(d) Reflects $23.5 million in distributions of nonoperating assets, excess working capital, and the value of various Founding Companies' S Corporation accumulated adjustment accounts (generally the amount of an S corporation's undistributed accumulated earnings for which the stockholders are individually subject to federal income taxation) that will be transferred in connection with the Acquisitions to the owners of the Founding Companies (collectively, the "Owner Amounts"). This amount will be funded through the following: (i) transfers of approximately $1.9 million of nonoperating assets, (ii) the issuance of approximately $12.8 million of notes payable to certain owners of the Founding Companies, which will be retired with proceeds from Offerings and (iii) the payment of $8.8 million for S Corporation accumulated adjustment account balances (including $5.5 million of notes payable to be repaid with proceeds from the Offerings). See "Certain Transactions."

(e) Reflects the closing of the Offerings and the Company's application of the net proceeds therefrom. See "Use of Proceeds" and "Certain
    Transactions."

(f) Includes the estimated $40.0 million of notes payable to owners of the Founding Companies, representing the cash portion of the Acquisitions Consideration to be paid from a portion of the net proceeds from the Offerings. See "Pro Forma -- As Adjusted" amounts. The cash portion of the Acquisitions Consideration will be adjusted based on the initial public offering price of the Common Stock offered hereby and certain closing balance sheet amounts. In addition, certain additional cash and shares of Common Stock will be payable to stockholders of two of the Founding Companies if certain earnings thresholds are met after consummation of the Offerings. See "Certain Transactions."

         SUMMARY INDIVIDUAL FOUNDING COMPANY HISTORICAL FINANCIAL DATA

     The following table presents certain summary historical income statement data of the Founding Companies for each of their three most recent fiscal years and the three-month periods ended March 31, 1997 and 1998. The historical income statement data below have not been adjusted for the pro forma adjustments related to contractually agreed reductions in salaries and benefits or any other pro forma adjustments reflected in the Unaudited Pro Forma Combined Financial Statements, included elsewhere in this Prospectus. With the exception of the data for Kelley Brothers, the income statement data presented below have been audited for the Founding Companies for the periods reflected in the historical financial statements of such Founding Companies included elsewhere in this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                         THREE MONTHS ENDED
                                            FISCAL YEARS ENDED(A)           MARCH 31,(B)
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                          (IN THOUSANDS)
D.C. TAYLOR:
    Revenues.........................  $  26,440  $  30,836  $  35,472  $   6,301  $   8,156
    Income (loss) from operations....       (107)       652        471         13       (315)
SEYFORTH:
    Revenues.........................  $  22,339  $  28,975  $  31,086  $   5,872  $   6,220
    Income (loss) from operations....        224        248      1,372        269       (317)
NU-TEC:
    Revenues.........................  $  23,288  $  25,534  $  28,589  $   6,093  $   7,381
    Income from operations...........      1,209      1,522      1,833        249        526
BETA:
    Revenues.........................  $  17,061  $  17,728  $  24,032  $   3,266  $   3,966
    Income (loss) from operations....      1,207      1,862      3,587        625       (226)
EVANS:
    Revenues.........................  $  12,281  $  15,875  $  17,832  $   1,783  $   5,023
    Income (loss) from operations....        130        744        642       (277)       150
BRAZOS:
    Revenues.........................  $   3,307  $  11,082  $  17,035  $   3,345  $   1,406
    Income (loss) from operations....       (135)     1,649      1,681        458       (239)
KELLEY BROTHERS:
    Revenues.........................  $  11,356  $  11,942  $  13,771  $   2,664  $   1,608
    Income (loss) from operations....        238        200        488       (110)       (25)
CHAMBERLIN:
    Revenues.........................  $   9,780  $  13,196  $  12,296  $   2,337  $   2,232
    Income from operations...........        506        281        849        160        265
BURNS & SCALO:
    Revenues.........................  $  11,275  $  14,012  $  11,613  $   2,366  $   2,119
    Income from operations...........        270        536        749        118          5
BOONE:
    Revenues.........................  $   8,157  $   9,820  $  10,657  $   1,660  $   1,706
    Income (loss) from operations....        493        331        598        (14)      (153)
SUTTER:
    Revenues.........................  $   5,585  $   7,707  $   8,756  $   2,268  $   2,447
    Income from operations...........         61        569        355        200        169
M.J. DALSIN:
    Revenues.........................  $   4,053  $   5,424  $   5,738  $   1,044  $   1,518
    Income from operations...........        266        449        551         53        169
COMBINED:
    Total revenues...................  $ 154,922  $ 192,131  $ 216,877  $  38,999  $  43,782
    Total income from operations.....      4,362      9,043     13,176      1,744          9

---------------

(a) The fiscal years presented above are the years ended December 31, 1995, 1996 and 1997, except for Beta, for which the fiscal years are the years ended September 30, 1995, 1996 and 1997 and Kelley Brothers, for which the fiscal years are the years ended September 30, 1995 and 1996 and December 31, 1997.

(b) Represents the three months ended March 31, 1997 and 1998 for all Founding Companies. For the three months ended December 31, 1996 and 1997, Beta and Kelley Brothers had combined revenues of $6.4 million and $9.0 million, respectively, and income from operations of $0.1 million and $1.0 million, respectively.

                                  RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.

ABSENCE OF COMBINED OPERATING HISTORY

     INCOM was founded in February 1998 but has conducted no operations and generated no revenues to date. INCOM has entered into agreements to acquire the Founding Companies simultaneously with the closing of the Offerings. The Founding Companies have been operating and will continue to operate as separate independent entities, and there can be no assurance that the Company will be able to integrate these businesses on a profitable basis. In addition, there can be no assurance that the recently assembled management group will be able to oversee the combined entity and effectively implement the Company's operating or growth strategies. The pro forma combined financial results of the Founding Companies cover periods during which the Founding Companies and INCOM were not under common control or management and, therefore, may not be indicative of the Company's future financial or operating results. The Company plans to coordinate certain systems and programs for the Founding Companies, including financial and accounting systems, purchasing programs and marketing programs. The inability of the Company to successfully integrate the Founding Companies and to coordinate and integrate the Company's operations and systems could have a material adverse effect on the Company's financial condition and results of operations.

EXPOSURE TO CYCLICALITY AND DOWNTURNS IN CONSTRUCTION

     The Company's primary business involves installation of roof systems on newly constructed and existing commercial, industrial, governmental and institutional buildings. The Company's ability to maintain or increase revenues depends on the levels of new construction starts in the Company's geographic markets and on levels of spending by building and plant owners on reroofing, refurbishment, repair and maintenance of roof systems. Both new construction starts and levels of reroofing, refurbishment, repair and maintenance expenditures generally reflect the cyclical nature of the construction industry, local economic conditions, changes in interest rates, and other related factors, and, for governmental customers, levels of governmental spending. Downturns in levels of commercial construction or reroofing, refurbishment, repair and maintenance expenditures could have a material adverse effect on the Company's business, financial condition and results of operations.

SEASONAL NATURE OF THE ROOFING CONTRACTING INDUSTRY

     The roofing construction industry is influenced by seasonal factors, which generally result in lower activity levels during colder winter months than other periods. As a result, the Company expects that its revenues and results of operations will generally be lower in the fourth and first quarters of each fiscal year, and higher in the second and third quarters. This seasonality may cause higher than normal volatility in the prevailing market prices of the Common Stock. In addition to seasonal weather patterns, levels of spending on roof repair and refurbishment are affected by non-seasonal weather trends, such as periods of extreme hot or cold temperatures and storm activity. Generally, periods of mild weather or low rainfall may reduce the need for roof repair work, while extreme temperatures or storms can damage roof systems and cause increased demand for roofing services. Periods of extreme weather conditions can also delay the performance of roofing contracts. Accordingly, the Company expects that variations in weather patterns in the Company's geographic markets will in the future cause variations, which may be material, in the Company's revenues and results of operations for any given period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

AVAILABILITY OF SKILLED ROOFING MECHANICS

     The timely provision of high-quality roofing services requires an adequate supply of skilled roofing mechanics, including roofing supervisors. The supply of skilled roofing mechanics depends upon economic and competitive conditions and the level of demand for roofing services. From time to time, the roofing industry experiences shortages of skilled personnel in various geographic markets, which can cause labor costs to increase. Accordingly, the Company's ability to increase its productivity and profitability may be limited by its ability to train and retain sufficient numbers of employees with appropriate skills and legal immigration or work permit status. There can be no assurance that the Company will be able to maintain a workforce adequate to operate efficiently, that the Company's labor expense will not increase as a result of a personnel shortage, or that the Company will not have to curtail its planned internal growth as a result of labor shortages.

RELIANCE ON ACQUISITIONS

     One of the Company's principal growth strategies is to increase its revenues, geographic diversity and scope of services offered and to diversify its business mix through the acquisition of roofing contracting companies in its existing and additional markets. There can be no assurance that the Company will be able to acquire additional businesses or to integrate and manage such additional businesses successfully. Acquisitions may involve a number of risks, including adverse short-term effects on the Company's reported operating results, diversion of management's attention and resources to acquisitions, amortization of acquired intangible assets, integration of financial and accounting systems, the risk that an acquired business may not achieve revenues and profitability sufficient to justify its acquisition price and other risks associated with unanticipated problems or legal liabilities. In addition, consolidation has occurred among contractors in the roofing contracting industry. To the extent that consolidation becomes more prevalent in the roofing contracting industry, the prices for attractive acquisition candidates may increase and the number of attractive acquisition candidates may decrease. Other consolidators may have greater financial resources than the Company to finance acquisitions and might be willing to pay higher prices than the Company for the same acquisition opportunities, which could have an adverse effect on the Company's ability to grow through acquisitions. See "Business -- Strategy."

ACQUISITION FINANCING

     Expansion of the Company through its acquisition program will require significant capital. The timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. The Company currently intends to use its Common Stock or other equity securities for a portion of the consideration for future acquisitions. If the Common Stock does not maintain a sufficient valuation or potential acquisition candidates are unwilling to accept Common Stock or other equity securities as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to pursue its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through future debt or equity financings. Such indebtedness, if incurred, would increase the Company's leverage, may make the Company more vulnerable to economic downturns and may limit its ability to withstand competitive pressures.

     The Company has recently initiated negotiations with a group of commercial banks to provide the Company with a credit facility to be used for working capital, capital expenditures and general corporate purposes, which are expected to include acquisitions. Any such credit facility or other debt financing may include financial covenants that limit the Company's operations and financial flexibility. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that, if available, it will be available on terms the Company deems acceptable. As a result, the Company might be unable to successfully pursue its acquisition strategy. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Combined Liquidity and Capital Resources" and
"Business -- Strategy."

MANAGEMENT OF GROWTH

     The Company expects to grow its business both internally and through acquisitions. There can be no assurance that the Company's systems, procedures and controls will be adequate to support the Company's operations as they expand. Significant future growth will impose added responsibilities on members of senior management and require the Company to identify, recruit and integrate additional senior level managers and executives. If the Company is unable to manage its growth effectively, or is unable to attract and retain additional qualified management, the Company's financial condition and results of operations could be adversely affected. See "Business -- Strategy."

CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS

     Upon the consummation of the Acquisitions and the Offerings, the Company's executive officers, directors and affiliates will beneficially own in the aggregate 41% of the total outstanding shares of Common Stock and Restricted Common Stock (39% if the Underwriters' over-allotment options are exercised in full). These persons, if acting in concert, will be able to continue to exercise control over the Company's affairs, to elect the entire Board of Directors and to control the disposition of any matter submitted to a vote of stockholders. See "Principal Stockholders."

PROCEEDS OF OFFERINGS AND BENEFITS TO AFFILIATES

     Sterling City has agreed to advance whatever funds are necessary to effect the Acquisitions and the Offerings. As of June 30, 1998, Sterling City had outstanding advances to the Company in the aggregate amount of approximately $0.3 million. All advances from Sterling City will be repaid from the proceeds of the Offerings. Subject to certain adjustments, approximately $40.0 million, or approximately 59%, of the net proceeds of the Offerings (net of estimated offering costs, including underwriting discounts and commissions) will be paid in cash to the owners of the Founding Companies (who will generally become officers, directors or employees of the Company). Approximately $12.8 million of the net proceeds will be used to fund a portion of the Owner Amounts of certain Founding Companies. Approximately $9.0 million will be used to repay historical indebtedness of the Founding Companies, including approximately $0.7 million held by certain stockholders and affiliates of the Founding Companies. Prior to the Acquisitions, certain of the Founding Companies that are S corporations will incur approximately $5.5 million in indebtedness to their stockholders to fund the distribution of amounts not in excess of the amount of each such corporation's "accumulated adjustment account" (generally the amount of an S corporation's undistributed accumulated earnings for which the stockholders are individually subject to federal income taxation). This indebtedness will be repaid with proceeds from the Offerings. See "Use of Proceeds" and "Certain Transactions."

BENEFITS TO FOUNDER AND MANAGEMENT

     An aggregate of 2,760,535 shares of Common Stock have been issued or reserved for issuance to Sterling City, management and certain other individuals for nominal consideration. These shares will represent, in the aggregate, approximately 17% of the total outstanding Common Stock following the consummation of the Offerings. Of these shares of Common Stock, 1,479,523 shares are Restricted Common Stock, which are entitled to two-thirds of one vote for each share held on all matters on which they are entitled to vote. The holders of the Restricted Common Stock are entitled, as a group, to elect one member of the Company's Board of Directors but are not entitled to vote on the election of any other members of the Company's Board of Directors. Such restrictions will terminate upon the occurrence of certain events. See "Principal Stockholders" and "Description of Capital Stock."

FIXED PRICE CONTRACTING; SUPPLY OF ROOFING MATERIALS

     Nearly all of the Company's new roofing and major reroofing or roof repair services are performed under fixed price contracts, so that the risk of cost overruns on a given project is generally borne by the Company. The Company's ability to remain profitable depends in part on its ability to estimate accurately the material and labor costs of performing roofing projects. From time to time, market conditions in a given geographic area can cause increases in skilled labor costs, and disruptions in the supply of roofing materials can cause cost increases, either directly or through delays in delivery of materials. Rubber membrane type roofing products are currently manufactured by only two manufacturers, and the cost and availability of all roofing systems and materials depends upon the supply of raw materials, including petroleum, which may be subject to shortages. Costs can also be affected by delays caused by weather, other contractors working on a given project or other factors beyond the Company's control. Certain contracts provide for payment of liquidated damages by the roofing contractor if completion deadlines are not met. Large roofing contracts typically provide for retainage of a specified percentage of the contract amount until the work has been fully reviewed and formally accepted by the customer or property owner. Increases in costs caused by any of these factors could have material adverse effects on the Company's profitability. See "Business -- Contracts, Suppliers and Warranties."

LIABILITY AND INSURANCE

     The Company's business exposes it to potential claims for personal injury or death resulting from injuries to its employees and other persons, property damage and negligence, intentional misconduct or defective materials or workmanship in connection with the Company's installation, repair or maintenance of roofing systems. Claims made by the Company's customers may be based on warranties provided by the Company with respect to materials or workmanship or may be based on common law or state statutes relating to the conduct of contractors. Although prior to the Acquisitions each of the Founding Companies has carried comprehensive insurance subject to deductibles and following the Acquisitions the Company will carry such insurance, certain types of claims may not be covered by insurance. The Company relies on its customers and their professional service providers, such as architects, engineers and roofing consultants, to determine the structural adequacy of the buildings for which the Company's crews provide roofing services. There can be no assurance that existing or future claims would not exceed the level of insurance of the Founding Companies or the Company, or that such insurance will continue to be available on economically reasonable terms. See "Business -- Legal
Proceedings."

DEPENDENCE ON KEY PERSONNEL

     The Company's operations will be dependent on the continued efforts of its executive officers and senior management of the Founding Companies as well as on the senior management of companies that may be acquired in the future. Although the Company will enter into an employment agreement with each of the Company's executive officers and with one or more key employees of each of the Founding Companies, there can be no assurance that any individual will continue in such capacity for any particular period of time. The loss of key personnel or the inability to hire and retain qualified employees could have an adverse effect on the Company's business, financial condition and results of operations. The Company does not maintain key man life insurance. See "Management."

COMPETITION

     The roofing contracting industry is highly fragmented and competitive and is generally served by a large number of small, owner-operated private companies and by several companies that provide roofing services on a regional or national basis. The Company could face additional competition in the future from other competitors entering the market, which may include representatives of roofing manufacturers and roofing consultants that could provide certain services also provided by the Company. Certain aspects of the roofing contracting business do not require extensive capital investment in inventory and facilities by competitors who may seek to enter the market. Competition in the roofing contracting industry depends on a number of factors, including price. As a result, although the Company believes it will be able to compete effectively in its markets, increased competition could adversely affect the Company's profitability. Certain of the Company's competitors may have greater financial and other resources than the Company and may have lower overhead cost structures that may enable them to provide services at lower prices than the Company. See "Business -- Competition."

        The Company's business and the activities of its roofing contractors are subject to various federal, state, and local laws, regulations and ordinances relating to, among other things, the licensing and certification of roofing contractors, safety standards determined and enforced by the Occupational Safety and Health Administration and environmental laws and regulations relating to the disposal of demolition debris, asbestos and other solid wastes. The Company is also subject to certain federal, state and local laws and regulations which regulate the Company's advertising, warranties and disclosures to customers and the bidding process required to obtain roofing contracts. The U.S. Environmental Protection Agency and a variety of state environmental agencies regulate the use and handling of certain materials used by roofing contractors and the disposal of wastes generated by roofing contractors. Certain materials used or handled by the Company or removed by the Company from factories or other projects are classified as hazardous materials requiring special handling, transportation and disposal. Fines and penalties may be imposed for failure to comply with environmental laws and regulations, and the Company could become subject to environmental cleanup obligations as a result of any improper disposal of hazardous or nonhazarous waste. The Company is also required to comply with labor laws and regulations, including those that relate to verification by employers of legal immigration or work permit status of employees. Applicable regulations may change and may increase expenses or cause project delays. There can be no assurance that in the future the Company's results of operations will not be materially adversely affected by existing or new laws or regulations applicable to the Company's business.

NO PRIOR MARKET; POSSIBLE VOLATILITY OF STOCK

     Prior to the Offerings, no public market for the Common Stock has existed. The initial public offering price, which will be determined by negotiation between the Company and representatives of the Underwriters, may not be indicative of the price at which the Common Stock will trade after the Offerings. See "Underwriting" for the factors to be considered in determining the initial public offering price. The Company intends to make application to list the Common Stock on the NYSE, but no assurance can be given that an active trading market for the Common Stock will develop or, if developed, continue after the Offerings. The market price of the Common Stock after the Offerings may be subject to significant fluctuations from time to time in response to numerous factors, including variations in the reported financial results of the Company (including as a result of seasonal variations) and changing conditions in the economy in general or in the roofing contracting industry in particular. See " -- Seasonal Nature of Roofing Contracting Industry" and " -- Exposure to Cyclicality and Downturns in Construction." In addition, the stock markets experience significant price and volume volatility from time to time, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

SHARES ELIGIBLE FOR FUTURE SALE

     Simultaneously with the closing of the Offerings, the owners of the Founding Companies will receive, in the aggregate, 7,543,031 shares of Common Stock as a portion of the Acquisitions Consideration, excluding certain additional shares that may be issued to the stockholders of two of the Founding Companies if certain earnings threshholds are satisfied after the consummation of the Offerings. None of these shares was or will be issued in a transaction registered under the Securities Act, and, accordingly, such shares may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration, including the exemptions contained in Rules 144 and 701 under the Securities Act. The current stockholders of the Company and the owners of the Founding Companies have agreed with the Company not to sell, contract to sell or otherwise dispose of any shares of Common Stock received as consideration in the Acquisitions for a period of two years following receipt thereof without the Company's consent. When these shares become saleable, the market price of the Common Stock could be adversely affected by the sale of substantial amounts of the shares in the public market. The stockholders of the Founding Companies will have certain piggy-back registration rights with respect to their shares of Common Stock, which may be exercised during the two-year period referred to above, and the current stockholders of the Company will have certain piggy-back registration rights, which may be exercised following a one-year period after the Offerings.

     Upon the closing of the Offerings, the Company also will have outstanding options to purchase up to a total of approximately 1,630,357 shares of Common Stock issued pursuant to the Company's 1998 Stock Plan. The maximum number of shares of Common Stock that may be subject to outstanding awards under the 1998 Stock Plan, determined immediately prior to the grant of any award, may not exceed 15% of the aggregate number of shares of Common Stock then outstanding. The Company intends to file a registration statement covering all the shares subject to these plans under the Securities Act. See "Management."

     The Company currently intends to file a registration statement covering up to an additional 6,000,000 shares of Common Stock under the Securities Act for its use in connection with future acquisitions. These shares generally will be freely tradeable after their issuance by persons not affiliated with the Company unless the Company contractually restricts their resale.

     There can be no assurance that the resale or the availability for sale of the shares of Common Stock eligible for future sale will not have an adverse effect on the prevailing market price of the Common Stock.

CERTAIN ANTI-TAKEOVER PROVISIONS

     The Company's Amended and Restated Certificate of Incorporation, Bylaws, employment agreements and employee benefit plans contain provisions which may have the effect of delaying, deferring or preventing a change in control of the Company. For example, the Company's Amended and Restated Certificate of Incorporation and Bylaws provide for, among other things, a classified Board of Directors, the prohibition of stockholder action by written consent and the requirement for an affirmative vote of at least two-thirds of all outstanding shares of Common Stock to approve the removal of directors from office. The Company's Board of Directors has the authority to issue shares of preferred stock in one or more series and to fix the rights and preferences of the shares of any such series without stockholder approval. Any series of preferred stock is likely to be senior to the Common Stock with respect to dividends, liquidation rights and, possibly, voting. In addition, the Board of Directors may issue certain "poison pill" rights pursuant to a rights plan authorized by the Amended and Restated Certificate of Incorporation. The ability to issue preferred stock or rights could have the effect of discouraging unsolicited acquisition proposals. Restrictions on the Restricted Common Stock will terminate in the event any person acquires or offers to acquire beneficial ownership of 15% or more of the total number of outstanding shares of Common Stock, or upon the occurrence of certain other events. The Company's 1998 Stock Plan contains provisions that allow for, among others, the acceleration of vesting or payment of awards granted under such plans in the event of a "change of control," as defined in such plans. In addition, the Company has entered into employment agreements with certain executive officers and key employees allowing for cash payments under certain circumstances following a change in control, which is generally defined to occur upon (i) the acquisition by any person of 20% or more of the total voting power of the outstanding securities of the Company, (ii) the first purchase pursuant to a tender or exchange offer for Common Stock, (iii) the approval of certain mergers, sale of substantially all the assets, or dissolution of the Company or (iv) a change in a majority of the members of the Company's Board of Directors.

AMORTIZATION OF GOODWILL

     The Company's balance sheet immediately following the consummation of the Acquisitions and the Offerings will include an amount designated as "goodwill" that represents 63% of assets and 75% of stockholders' equity. Goodwill arises when an acquirer pays more for a business than the fair value of the tangible and separately measurable intangible net assets. Generally accepted accounting principles require that this and all other intangible assets be amortized over the period benefited. Management has determined that period is no less than 40 years. If the Company were to assign a shorter life to a material portion of the goodwill, earnings reported in periods immediately following the acquisition of the Founding Companies would be reduced. Earnings in later years could be significantly affected if management determined then that the remaining balance of goodwill was impaired.

IMMEDIATE AND SUBSTANTIAL DILUTION

     The purchasers of the shares of Common Stock offered hereby will experience immediate dilution in the net tangible book value of their shares of $10.79 per share (assuming an initial public offering price of $13.00 per share). See "Dilution." In the event the Company issues additional shares of Common Stock in the future, including shares which may be issued in connection with acquisitions or other public or private financings, purchasers of Common Stock in the Offerings may experience further dilution in the net tangible book value per share of the Common Stock. See "Dilution."

YEAR 2000 ISSUE

     Many computer software applications and operating programs written in the past may not properly recognize calendar dates beginning in the year 2000. Such a recognition failure could cause computer systems to shut down or provide incorrect information. Several of the Founding Companies are not currently year 2000 compliant. The Company has plans to prepare its computer systems and related software to accommodate sensitive information relating to the year 2000. The Company expects that any additional costs related to ensuring such systems and software to be ready for the year 2000 will not be material to the financial condition or results of operations of the Company. There can be no assurance that no year 2000 related computer operating problems or expenses will arise with the computer systems and software of the Company, the individual Founding Companies or the Company's vendors and customers.

                                  THE COMPANY

     INCOM was organized in February 1998. Concurrently with and as a condition to the closing of the Offerings, INCOM will acquire the 12 Founding Companies, which had pro forma combined revenues of approximately $216.9 million for the year ended December 31, 1997, making the Company the largest provider in the United States of roofing contracting services for commercial, industrial, governmental and institutional customers. The Founding Companies install many different types of roofing systems by many different manufacturers and also install waterproofing and insulated roof decks in certain locations. Collectively, the Founding Companies have been in business for an average of approximately 36 years and are licensed in all states that require licensing (including California and Florida), have 41 facilities in 18 states and in 1997 performed roofing services in 42 states and in Washington, D.C., Puerto Rico and Mexico.

     Generally, each of the Founding Companies performs roofing, reroofing, maintenance, repair, and refurbishment services for commercial, industrial, governmental and institutional customers. In addition, each of the Founding Companies has specialized expertise in certain types of roofing work and related services. A brief description of each of the Founding Companies is set forth below.

     D.C. TAYLOR CO. D.C. Taylor was founded in 1949, is headquartered in Cedar Rapids, Iowa, and has additional facilities outside Atlanta, Georgia, outside Oakland, California, and in Phoenix, Arizona. D.C. Taylor had revenues of approximately $35.5 million for the year ended December 31, 1997. D.C. Taylor has specialized expertise in standing seam metal roofing, architectural sheet metal, asbestos abatement and emergency repair services, which are offered to certain customers 24 hours a day, 365 days a year. D.C. Taylor has approximately 350 employees. William W. Taylor, Chairman and Chief Executive Officer of D.C. Taylor, will sign a five-year employment agreement to become Chief Operating Officer of INCOM following the consummation of the Offerings. Philip J. Suess, President and Chief Operating Officer of D.C. Taylor, will sign a five-year employment agreement to continue in his present position with D.C. Taylor following the consummation of the Offerings.

     SEYFORTH ROOFING COMPANY, INC. Seyforth was founded in 1927, is headquartered in Garland, Texas, and has additional facilities in Albuquerque, New Mexico, Houston and El Paso, Texas, and Birmingham, Alabama. Seyforth had revenues of approximately $31.1 million for the year ended December 31, 1997. Seyforth has specialized expertise in standing seam metal roofing. Seyforth has approximately 480 employees. Dan B. Hand, President of Seyforth, will sign a five-year employment agreement to continue in his present position with Seyforth and will become a director of INCOM following the consummation of the Offerings.

     NU-TEC ROOFING CONTRACTORS, INC. Nu-Tec was founded in 1984, is headquartered in Indianapolis, Indiana, and has additional facilities in Cincinnati, Ohio and Tampa, Florida. Nu-Tec had revenues of approximately $28.6 million for the year ended December 31, 1997. Nu-Tec has specialized expertise with sheet metal roofing systems and asbestos abatement. Nu-Tec has approximately 290 employees. Bruce Bubenzer, President of Nu-Tec, will sign a five-year employment agreement to continue in his present position with Nu-Tec and will become a director of INCOM following the consummation of the Offerings.

     BETA CONSTRUCTION COMPANY. Beta was founded in 1981, is headquartered in Capitol Heights, Maryland, and operates in and around Washington, D.C. Beta had revenues of approximately $24.0 million for the year ended September 30, 1997. Beta has specialized expertise in waterproofing, concrete refurbishment, historical building renovation and clay tile roofing. Beta has approximately 160 employees. Paul Gordon, founder, President and Chief Executive Officer of Beta, will sign a five-year employment agreement to continue in his present position with Beta and will become a director of INCOM following the consummation of the Offerings.

     EVANS SERVICE COMPANY, INC. Evans was founded in 1945, is headquartered in Elmira, New York, and has additional facilities in Endicott, New York, Raleigh, North Carolina and Auburndale, Florida. Evans had revenues of approximately $17.8 million for the year ended December 31, 1997. Evans has specialized expertise in installing thermoplastic membranes and architectural sheet metal and in performing historical roofing restoration. Evans has approximately 220 employees. Philip McKinney, Chief Executive Officer of Evans, and Kevin Kennedy, Executive Vice President of Evans, and Wayne D. Mercer, Chief Financial Officer of Evans, will sign five-year employment agreements to continue in their respective positions with Evans. Philip McKinney will also become a director of INCOM following the consummation of the Offerings.

     BRAZOS ROOFING INTERNATIONAL. Brazos was founded in 1989, is headquartered in Waco, Texas, has additional facilities in South Dakota and performs roofing services nationwide. Brazos had revenues of approximately $17.0 million for the year ended December 31, 1997, generally from reroofing work performed for the United States government. Brazos has specialized expertise with government bid preparation and contract management and the mobilization of experienced roofing work crews and managers to work at government installations nationwide and in certain international locations. Brazos has approximately 60 employees. Steven Smith, founder and President of Brazos, will sign a five-year employment agreement to continue in his present position with Brazos following the consummation of the Offerings.

     KELLEY BROTHERS ROOFING, INC. Kelley Brothers was founded in 1985, is headquartered in greater Cincinnati, Ohio, and has additional facilities in Columbus, Ohio and Harrison, Indiana. Kelley Brothers had revenues of approximately $13.8 million for the year ended December 31, 1997. Kelley Brothers has specialized expertise in sloped metal roofing. Kelley Brothers has approximately 90 employees. Robert D. Kelley, co-founder and President of Kelley Brothers, will sign a five-year employment agreement to continue as Chief Executive Officer of Kelley Brothers following the consummation of the Offerings, and Michael Kelley, co-founder of Kelley Brothers, will sign a five-year employment agreement to continue as President of Kelley Brothers following the consummation of the Offerings.

     CHAMBERLIN WATERPROOFING & ROOFING SYSTEMS, INC. The original Chamberlin company was founded in 1897 and through a continuous chain of ownership became Chamberlin Waterproofing & Roofing Systems, Inc. in 1978. Chamberlin has facilities in Houston, Dallas and Austin, Texas. Chamberlin had revenues of approximately $12.3 million for the year ended December 31, 1997. Chamberlin has specialized expertise in the installation of specialty waterproof coatings and sealants for buildings and parking garages, maintenance surveys and long-term maintenance and repair contracts. Chamberlin has approximately 180 employees. John M. Kafka, President of Chamberlin, will sign a five-year employment agreement to become Chief Executive Officer of INCOM and will become a director of INCOM following the consummation of the Offerings. Martin Stroud, Executive Vice President of Chamberlin, will sign a five-year employment agreement to become President of Chamberlin following the consummation of the Offerings.

     BURNS & SCALO ROOFING COMPANY, INC. Burns & Scalo was founded in 1956 and is headquartered in Pittsburgh, Pennsylvania. Burns & Scalo had revenues of approximately $11.6 million for the year ended December 31, 1997. Burns & Scalo has specialized experience in commercial sheet metal roofing and steep-slope and slate and tile roofing. Burns & Scalo has approximately 140 employees. Jack F. Scalo, President of Burns & Scalo, will sign a five-year employment agreement to continue in his present position with Burns & Scalo and will become a director of INCOM following the consummation of the Offerings.

     BOONE BROTHERS ROOFING, INC. Boone was founded in 1957, is headquartered in Omaha, Nebraska, and has additional facilities in Kansas City, Kansas. Boone had revenues of approximately $10.7 million for the year ended December 31, 1997. Boone has specialized expertise in concrete tile and slate roofing. Boone has approximately 120 employees. Allan E. Boone, President of Boone, will sign a five-year employment agreement to continue in his present position with Boone following the consummation of the Offerings.

     SUTTER ROOFING COMPANY OF FLORIDA. Sutter was founded in 1979 and is headquartered in Sarasota and Fort Myers, Florida. Sutter had revenues of approximately $8.8 million for the year ended December 31, 1997. Sutter has specialized expertise in architectural standing seam roofing and in roofing freezers and cold storage facilities. Sutter has approximately 100 employees. Stephen F. Sutter, President of

Sutter, will sign a five-year employment agreement to continue in his present position with Sutter following the consummation of the Offerings.

     M.J. DALSIN COMPANY, INC. M.J. Dalsin was established in 1975 and has headquarters in West Fargo, North Dakota, and Sioux Falls, South Dakota. M.J. Dalsin had revenues of approximately $5.7 million for the year ended December 31, 1997. M.J. Dalsin has specialized expertise in cold weather application of roof membrane systems. M.J. Dalsin has approximately 50 employees. Michael J. Dalsin, founder and President of M.J. Dalsin, will sign a five-year employment agreement to continue in his present position with M.J. Dalsin and will become a director of INCOM following the consummation of the Offerings.

     INCOM Roofing Services, Inc. was incorporated in Delaware in February 1998. Its executive offices are located at 515 Post Oak Blvd., Suite 450, Houston, Texas 77027, and its telephone number is (713) 860-1534.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the shares of Common Stock offered hereby (assuming an initial public offering price of $13.00 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses funded by advances from Sterling City) are estimated to be approximately $68.1 million (approximately $79.0 million if the Underwriters' over-allotment options are exercised in full).

     Of the $68.1 million net proceeds, the Company estimates that approximately $40.0 million, subject to adjustment, will be used to pay the cash portion of the Acquisitions Consideration, all of which will be paid to former stockholders of the Founding Companies. Approximately $12.8 million of the net proceeds will be used to fund a portion of the Owner Amounts of certain Founding Companies. In addition, approximately $14.6 million of the net proceeds will be used to repay the estimated outstanding indebtedness of the Founding Companies at the closing of the Offerings, offset by the repayment of approximately $2.0 million of related party receivables from certain of the Founding Companies. The estimated outstanding indebtedness to be repaid from the proceeds of the Offerings bears interest at a weighted average interest rate of approximately 9.3% and matures at various dates from July 1998 through June 2006.

     The approximately $2.7 million of remaining net proceeds ($13.6 million if the Underwriters' over-allotment options are exercised in full) will be used for working capital and for general corporate purposes, which are expected to include future acquisitions. Pending such uses, the Company intends to invest the net proceeds of the Offerings in short-term, investment-grade, interest-bearing securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources."

     The Company is currently negotiating with a group of commercial banks to provide the Company with a credit facility that may be used to provide working capital, to finance acquisitions and for general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources."

                                DIVIDEND POLICY

     The Company currently intends to retain its future earnings, if any, to finance the growth, development and expansion of its business and, accordingly, does not currently intend to declare or pay any dividends on the Common Stock in the foreseeable future. The declaration, payment and amount of future dividends, if any, will be at the discretion of the Company's Board of Directors after taking into account various factors, including, among others, the Company's financial condition, results of operations, cash flows from operations, current and anticipated capital requirements and expansion plans, the income tax laws then in effect and the requirements of Delaware law. In addition, the terms of the Company's proposed credit facility may prohibit the payment of dividends by the Company on the Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources."

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and the capitalization as of March 31, 1998 of (i) the Company on a pro forma combined basis after giving effect to the Acquisitions and related transactions, and (ii) as further adjusted to give effect to the Offerings and the application of the estimated net proceeds therefrom. See "Use of Proceeds." This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Combined Liquidity and Capital Resources" and the Unaudited Pro Forma Financial Statements of the Company and the notes thereto, included elsewhere in this Prospectus.

                                                    PRO FORMA
                                               AS OF MARCH 31, 1998
                                        ----------------------------------
                                        COMBINED(A)        AS ADJUSTED(B)
                                        ------------       ---------------
                                                  (IN THOUSANDS)
Current maturities of long-term
  obligations........................     $ 63,965(c)(d)      $     108
                                        ============       ===============
Long-term obligations, net of current
  maturities.........................     $  4,094            $     595
                                        ------------       ---------------
Stockholders' equity:
     Preferred Stock: $0.01 par
       value, 10,000,000 shares
       authorized; no shares issued
       and outstanding...............           --                   --
     Common Stock: $0.01 par value,
       100,000,000 shares authorized;
       8,824,043 shares issued and
       outstanding, pro forma
       combined; and 14,824,043
       shares issued and outstanding,
       as adjusted(e)................           88                  148
     Restricted Common Stock: $0.01
       par value, 5,000,000 shares
       authorized; 1,479,523 shares
       issued and outstanding........           15                   15
     Additional paid-in capital......       79,931              148,011
     Retained deficit(f).............       (1,586)              (1,586)
                                        ------------       ---------------
          Total stockholders'
          equity.....................       78,448              146,588
                                        ------------       ---------------
          Total capitalization.......     $ 82,542            $ 147,183
                                        ============       ===============

---------------

(a) Combines the respective accounts of INCOM and the Founding Companies as reflected in the Unaudited Pro Forma Combined Balance Sheet as of March 31, 1998 prior to the Offerings.

(b) Adjusted to reflect the sale of 6,000,000 shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

(c) Includes $40.0 million of notes payable to owners of the Founding Companies, representing the cash portion of the Acquisitions Consideration to be paid from a portion of the net proceeds of the Offerings. The cash portion of the Acquisitions Consideration will be adjusted based on the initial public offering price of the Common Stock offered hereby and certain closing balance sheet amounts.

(d) Includes $18.3 million in notes payable incurred to fund a portion of the Owner Amounts to certain owners of the Founding Companies to be paid from a portion of the net proceeds of the Offerings.

(e) Excludes shares related to approximately 1,630,357 stock options which are expected to be granted upon consummation of the Offerings. Excludes certain additional shares of Common Stock that may be issued to the stockholders of two of the Founding Companies if certain earnings thresholds are satisfied after the consummation of the Offerings. See "Certain Transactions."

(f) Includes a compensation charge of $1.6 million attributable to the issuance of 150,000 shares of Common Stock to certain members of management of INCOM.

                                    DILUTION

     At March 31, 1998, after giving effect to the Acquisitions as if they had occurred at such date, the deficit in pro forma combined net tangible book value of the Company would have been $32.1 million, or approximately $3.11 per share. The deficit in pro forma combined net tangible book value is equal to the aggregate net tangible book value (tangible assets less total liabilities) of the Company after giving effect to the Acquisitions. The number of shares used for the per share calculation includes the 10,303,566 shares outstanding after the Acquisitions but prior to the Offerings. After giving effect to the Acquisitions and the sale by the Company of the 6,000,000 shares of Common Stock offered hereby (assuming an initial public offering price of $13.00 per share and after deducting underwriting discounts and commissions and estimated Offerings expenses payable by the Company which have been or will be funded by advances from Sterling City), the pro forma combined net tangible book value of the Company would have been $36.1 million, or $2.21 per share. This represents an immediate increase in pro forma net tangible book value of $5.33 per share to existing stockholders and an immediate dilution in net tangible book value of $10.79 per share to new investors purchasing the shares of Common Stock in the Offerings. The following table illustrates this per share dilution:

Assumed initial public offering price
  per share..........................             $   13.00
     Pro forma combined net tangible
      book value per share prior to
      the Offerings..................  $   (3.11)
     Increase in pro forma net
      tangible book value per share
      attributable to new
      investors......................       5.32
                                       ---------
Pro forma combined net tangible book
  value per share after
  the Offerings......................                  2.21
                                                  ---------
Dilution in net tangible book value
     per share to new investors......             $   10.79
                                                  =========

     The following table sets forth on a pro forma basis, after giving effect to the Acquisitions as of March 31, 1998, the number of shares of Common Stock purchased from the Company, the total consideration to the Company and the average price per share paid to the Company by (i) existing stockholders and owners of the Founding Companies and (ii) the new investors purchasing Common Stock from the Company in the Offerings at the assumed initial offering price of $13.00 per share (before deducting underwriting discounts and commissions and estimated offering expenses):

                                          SHARES PURCHASED
                                       ----------------------        TOTAL        AVERAGE PRICE
                                          NUMBER      PERCENT    CONSIDERATION      PER SHARE
                                       ------------   -------   ---------------   --------------
Existing stockholders and owners of
  Founding Companies (a)(b)..........    10,303,566       63%   $   (32,082,000)      $(3.11)
New investors........................     6,000,000       37         78,000,000        13.00
                                       ------------   -------   ---------------
     Total...........................    16,303,566      100%   $    45,918,000
                                       ============   =======   ===============

---------------

(a) See "Certain Transactions" for a discussion of issuance of Restricted Common Stock and Common Stock to the Chairman of the Board of INCOM, the owners of the Founding Companies and certain management of INCOM, respectively.

(b) Total consideration paid by Founding Company owners represents the combined owners' equity of the Founding Companies before the Offerings and has been adjusted to reflect: (i) the payment of an estimated $40.0 million in cash to the owners of the Founding Companies as part of the Acquisitions Consideration and (ii) the transfer of the Owner Amounts. See "Certain Transactions."

                            SELECTED FINANCIAL DATA

     INCOM will acquire the Founding Companies simultaneously with and as a condition to the consummation of the Offerings. For financial statement presentation purposes, INCOM has been identified as the "accounting acquirer." INCOM was founded in February 1998 and has conducted no operations to date, and, accordingly, historical financial data are not presented below for INCOM. See the historical financial statements of INCOM included elsewhere in this Prospectus.

     The following summary unaudited pro forma combined financial data present certain data for the Company, as adjusted for (i) the effects of the Acquisitions, (ii) the effects of certain other pro forma adjustments to the historical financial statements and (iii) the consummation of the Offerings and the application of the net proceeds therefrom. The unaudited pro forma combined income statement data and the pro forma balance sheet data assume that the Acquisitions, the Offerings and related transactions were closed on January 1, 1997 and on March 31, 1998, respectively, and are not necessarily indicative of the results that the Company would have obtained had these events actually occurred at those dates. During the periods presented below, the Founding Companies were not under common control or management, and, therefore, the data presented may not be comparable to or indicative of post-combination results to be achieved by the Company. The unaudited pro forma combined income statement data are based on preliminary estimates, available information and certain assumptions that Company management deems appropriate. The unaudited pro forma combined financial data should be read in conjunction with the other financial information included elsewhere in this Prospectus. See the Unaudited Pro Forma Combined Financial Statements and notes thereto, and the historical financial statements for certain of the Founding Companies and the notes thereto, all included elsewhere in this Prospectus.

                                                             PRO FORMA
                                        ---------------------------------------------------
                                                              THREE MONTHS ENDED MARCH 31,
                                            YEAR ENDED       ------------------------------
                                        DECEMBER 31, 1997         1997            1998
                                        ------------------   --------------  --------------
                                          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA
  (UNAUDITED):
     Revenues........................      $    216,877      $       38,999  $       43,782
     Cost of services (including
       depreciation).................           166,559              30,420          35,078
                                        ------------------   --------------  --------------
     Gross profit....................            50,318               8,579           8,704
     Selling, general and
       administrative expenses(a)....            31,415               6,057           8,036
     Goodwill amortization(b)........             2,763                 691             691
                                        ------------------   --------------  --------------
     Income (loss) from operations...            16,140               1,831             (23)
     Interest and other income,
       net...........................               978                  92             140
                                        ------------------   --------------  --------------
     Income before provision for
       income taxes..................            17,118               1,923             117
     Provision for income taxes......             7,952               1,045             323
                                        ------------------   --------------  --------------
     Net income (loss)...............      $      9,166      $          878  $         (206)
                                        ==================   ==============  ==============
     Net income (loss) per share.....      $       0.57      $         0.05  $        (0.01)
                                        ==================   ==============  ==============
     Shares used in computing pro
       forma net income
       (loss) per share(c)...........        16,129,104          16,129,104      16,129,104
                                        ==================   ==============  ==============

                                                  PRO FORMA
                                           AS OF MARCH 31, 1998(D)
                                        -----------------------------
                                         COMBINED      AS ADJUSTED(E)
                                        -----------    --------------
                                               (IN THOUSANDS)
BALANCE SHEET DATA (UNAUDITED):
     Working capital (deficit).......    $ (40,500)(f)    $ 25,171
     Total assets....................      175,945         176,729
     Long-term obligations, net of
      current maturities.............        4,094             595
     Total stockholders' equity......       78,448         146,588

                                                   (FOOTNOTES ON FOLLOWING PAGE)

---------------

(a) The pro forma combined statements include the effect of certain reductions in salary and benefits to the owners of the Founding Companies to which they have agreed prospectively. Additionally, the pro forma combined statements include the effect of assets distributed to the owners of certain of the Founding Companies and certain other adjustments. Additionally, the pro forma combined statements exclude a $1.6 million non-recurring, non-cash compensation charge related to the issuance of Common Stock to certain members of management. See "Certain Transactions."

(b) Reflects amortization of the goodwill to be recorded as a result of the Acquisitions over a 40-year period and computed on the basis described in
    Note 3 to the Unaudited Pro Forma Combined Financial Statements.

(c) Computed on a basis described in Note 4 of Notes to Unaudited Pro Forma Combined Financial Statements.

(d) Reflects Owner Amounts consisting of $23.5 million in distributions of nonoperating assets, excess working capital, and the value of various Founding Companies' S Corporation accumulated adjustment accounts (generally the amount of an S corporation's undistributed accumulated earnings for which the stockholders are individually subject to federal income taxation) that will be transferred in connection with the Acquisitions to the owners of the Founding Companies. This amount will be funded through the following:
    (i) transfers of approximately $1.9 million of nonoperating assets, (ii) the issuance of approximately $12.8 million of notes payable to certain owners of the Founding Companies, which will be retired with proceeds from Offerings and (iii) the payment of $8.8 million for S Corporation accumulated adjustment account balances (including $5.5 million of notes payable to be repaid with proceeds from the Offerings). See "Certain Transactions."

(e) Reflects the closing of the Offerings and the Company's application of the net proceeds therefrom. See "Use of Proceeds" and "Certain
    Transactions."

(f) Includes the estimated $40.0 million of notes payable to owners of the Founding Companies, representing the cash portion of the Acquisitions Consideration to be paid from a portion of the net proceeds from the Offerings. See "Pro Forma -- As Adjusted" amounts. The cash portion of the Acquisitions Consideration will be adjusted based on the initial public offering price of the Common Stock offered hereby and certain closing balance sheet amounts. In addition, certain additional cash and shares of Common Stock will be payable to stockholders of two of the Founding Companies if certain earnings thresholds are met after consummation of the Offerings. See "Certain Transactions."

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The following discussion should be read in conjunction with the Founding Companies' Financial Statements and related notes thereto and "Selected Financial Data" appearing elsewhere in this Prospectus.

     The Company's revenues are derived primarily from reroofing, new roof construction and installation, and maintenance, repair and refurbishment services provided to commercial, industrial, governmental and institutional customers. The Company derived approximately 53% of its 1997 pro forma revenues from reroofing projects, approximately 37% from new construction projects and approximately 10% from maintenance, repair and refurbishment services. Revenues from fixed price construction and reroofing contracts are generally accounted for on a percentage-of-completion basis. Maintenance, repair and refurbishment revenues are recognized as the services are performed. Of the Company's 1997 pro forma revenues, approximately 34% were derived from commercial contracts, approximately 21% were derived from industrial contracts, approximately 25% were derived from governmental contracts and approximately 20% were derived from institutional contracts. Costs and estimated earnings in excess of billings on uncompleted contracts are recorded as an asset and billings in excess of costs and estimated earnings on uncompleted contracts are recorded as a liability on the balance sheet. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined.

     Cost of services consists primarily of salaries and benefits of employees, subcontracted services, materials, parts and supplies, depreciation, fuel and other vehicle expenses and equipment rentals. Certain of the Founding Companies also include salaries of estimators, insurance and other indirect costs in the cost of services. The Company's gross margin, which is gross profit expressed as a percentage of revenues, depends on the relative proportions of costs related to labor and materials. On jobs in which a higher percentage of the cost of services consists of labor costs, the Company typically achieves higher gross margins than on jobs where materials represent more of the cost of services. Selling, general and administrative expenses consist primarily of compensation and related benefits for owners, management, administrative salaries and benefits, insurance, advertising, office rent and utilities, communications and professional fees. In connection with the Acquisitions, certain owners and certain key employees of the Founding Companies have agreed prospectively to reductions in their compensation and related benefits that would have totaled $5.7 million for the year ended December 31, 1997. Such reductions in salaries, bonuses and benefits have been reflected as a pro forma adjustment in the Unaudited Pro Forma Combined Statement of Operations and are reflected in the terms of employment agreements.

     The Company believes that it will realize savings from (i) consolidation of insurance and bonding programs; (ii) reduction in other selling, general and administrative expenses; (iii) the Company's ability to borrow at lower interest rates than most, if not all, of the Founding Companies; (iv) consolidation of operations in certain locations; (v) greater volume discounts from suppliers of roofing systems, materials, parts and supplies and (vi) lower labor costs resulting from scheduling efficiencies and reduced down time. Offsetting these savings will be costs related to the Company's new corporate management, costs of being a public company and costs of integrating the companies acquired in the Acquisitions.

     The Company has issued or reserved for issuance an aggregate of 1,281,012 shares of Common Stock to its management and certain other individuals and will record (for financial statement presentation purposes) a nonrecurring, non-cash compensation charge of $1.6 million relating to the sale of 150,000 shares to certain members of management during the second and third quarters of 1998. This nonrecurring compensation charge has been excluded in the Unaudited Pro Forma Combined Statements of Operations.

     As a result of the Acquisitions, $110.5 million, representing the excess of the consideration paid over the fair value of the net assets to be acquired, will be recorded as goodwill on the Company's balance sheet.

Goodwill will be amortized as a non-cash charge to the income statement over a 40-year period. The pro forma impact of this amortization expense, which is non-deductible for tax purposes, is $2.8 million per year.

     The roofing construction industry is influenced by seasonal factors, which generally result in lower activity levels during colder winter months than other periods. As a result, the Company expects that its revenues and results of operations will generally be lower in the fourth and first quarters of each fiscal year, and higher in the second and third quarters. See "Risk
Factors -- Seasonal Nature of the Roofing Contracting Industry."

SUPPLEMENTAL UNAUDITED COMBINED FINANCIAL INFORMATION

     The following supplemental unaudited combined financial information for the periods presented do not purport to present those of the combined Founding Companies in accordance with generally accepted accounting principles, but represent merely a summation of the revenues, cost of services (including depreciation), gross profit, selling, general and administrative expenses and income from operations of the individual Founding Companies on a historical basis and excludes the effects of the pro forma adjustments that are included in the Unaudited Pro Forma Combined Statements appearing elsewhere in this Prospectus. Selling, general and administrative expenses for periods prior to the Acquisitions reflect the effects of historical salary and distributions to the owners of the Founding Companies. The data will not be comparable to, and may not be indicative of, the Company's post-combination results of operations because (i) the Founding Companies were not under common control or management and certain Founding Companies had different tax structures (generally, S corporations) during the periods presented, (ii) the Company will use the purchase method to establish a new basis of accounting to record the Acquisitions, (iii) the Company will incur incremental costs for its corporate management and the costs of being a public company and (iv) the combined data do not reflect the potential benefits and cost savings the Company expects to realize when operating as a combined entity.

     The following table sets forth certain supplemental unaudited combined financial information for the periods indicated:

                                                                                                             THREE MONTHS
                                                            FISCAL YEARS ENDED(A)                         ENDED MARCH 31,(B)
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $ 154,922        100% $ 192,131        100% $ 216,877        100% $  38,999        100%
Cost of services.....................    124,504         80    151,857         79    166,559         77     30,420         78
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Gross profit.......................     30,418         20     40,274         21     50,318         23      8,579         22
Selling, general and administrative
  expenses...........................     26,056         17     31,231         16     37,142         17      6,835         18
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Income from operations.............  $   4,362          3% $   9,043          5% $  13,176          6% $   1,744          4%
                                       =========        ===  =========        ===  =========        ===  =========        ===

                                           THREE MONTHS
                                        ENDED MARCH 31,(B)
                                       --------------------
                                              1998
                                       --------------------

Revenues.............................  $  43,782        100%
Cost of services.....................     35,078         80
                                       ---------        ---
  Gross profit.......................      8,704         20
Selling, general and administrative
  expenses...........................      8,695         20
                                       ---------        ---
  Income from operations.............  $       9         --%
                                       =========        ===

---------------

(a) The fiscal years presented are the years ended December 31, 1995, 1996 and 1997, for all Founding Companies, except for Beta, for which the fiscal years presented are the years ended September 30, 1995, 1996 and 1997, and Kelley Brothers, for which the fiscal years presented are September 30, 1995, 1996 and December 31, 1997.

(b) Represents the three months ended March 31, 1997 and 1998 for all Founding Companies. For the three months ended December 31, 1996 and 1997, Beta and Kelley Brothers had combined revenues of $6.4 million and $9.0 million, respectively, and income from operations of $0.1 million and $1.0 million, respectively.

COMBINED RESULTS OF OPERATIONS
  COMBINED RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED
     MARCH 31, 1997

     Combined revenues increased $4.8 million, or 12%, from $39.0 million for the three months ended March 31, 1997 to $43.8 million for the three months ended March 31, 1998, primarily due to increased revenues at Evans, D.C. Taylor and Nu-Tec, offset in part by decreased revenues at Brazos. Over these periods, revenues at Evans increased $3.2 million and revenues at Nu-Tec increased $1.3 million, primarily due to increased market demand during the mild winter of 1998, and revenues at D.C. Taylor increased $1.9 million, primarily due to the start-up of operations in Phoenix, Arizona. Over the same periods, revenues at Brazos decreased $1.9 million, primarily due to a decrease in backlog for government roofing contracts at the end of 1997.

     Combined gross profit increased $0.1 million, or 1%, from $8.6 million for the three months ended March 31, 1997 to $8.7 million for the three months ended March 31, 1998. Gross margins decreased to 20% from 22% over these periods, primarily due to increased costs and expenses on certain contracts at Seyforth and Brazos, offset partially by increased margins at Nu-Tec and Boone.

     Combined selling, general and administrative expenses increased 27% from $6.8 million to $8.7 million, primarily due to increased marketing costs and a nonrecurring compensation charge related to a stock bonus to employees at Beta and the addition of marketing staff and Phoenix office staff at D.C. Taylor. As a percentage of revenues, selling, general and administrative expenses increased from 18% in the 1997 period to 20% in the 1998 period.

  COMBINED RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR
ENDED
     DECEMBER 31, 1996

     Combined revenues increased $24.8 million, or 13%, from $192.1 million for the year ended December 31, 1996 to $216.9 million for the year ended December 31, 1997. Revenue increases occurred at most of the Founding Companies over these periods. Revenues at Beta and Brazos increased $6.3 million and $5.9 million, respectively, primarily due to increased government contracts; revenues at D.C. Taylor increased $4.7 million, primarily due to revenues from start-up operations in California and Phoenix, Arizona; and revenues at Nu-Tec increased $3.1 million, primarily due to increased revenues from its Ohio and Indiana operations.

     Combined gross profit increased $10.0 million, or 25%, from $40.3 million for the year ended December 31, 1996 to $50.3 million for the year ended December 31, 1997. Gross margins increased to 23% from 21% over these periods, primarily due to higher margins at Seyforth, Beta and Burns. Over these periods, margins increased at Seyforth due to start-up operations in El Paso, Texas and the closing of lower margin operations in Austin, Texas. Margins at Beta increased primarily due to larger volumes in maintenance and repair services and the private, negotiated market. Margins at Burns & Scalo increased due primarily to higher margin maintenance and reroofing work and improved cost control.

     Combined selling, general and administrative expenses increased 19% from $31.2 million to $37.1 million, primarily due to bonus increases to stockholders and certain employees at Beta and the addition of the Phoenix, Arizona facilities and expansion of the marketing department at D.C. Taylor. As a percentage of revenues, selling, general and administrative expenses increased from 16% in 1996 to 17% in 1997.

  COMBINED RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR
ENDED
     DECEMBER 31, 1995

     Combined revenues increased $37.2 million, or 24%, from $154.9 million for the year ended December 31, 1995 to $192.1 million for the year ended December 31, 1996. Revenue increases occurred at most of the Founding Companies over these periods. Revenues at Brazos increased $7.8 million, primarily due to the increase in demand for roofing contracts associated with the relocation of Brazos from South Dakota to Texas; revenues at Seyforth increased $6.7 million, primarily due to its expansion into the El Paso, Texas market and the expansion of operations in Houston, Texas; revenues at D.C. Taylor increased $4.4 million, primarily due to the inclusion in 1996 of three months of revenues from its start-up operations in California; revenues at Evans increased $3.6 million, primarily due to an overall increase in market demand; and revenues at Chamberlin increased $3.4 million, partially due to its continuing expansion from waterproofing into roofing projects.

     Combined gross profit increased $9.9 million, or 32%, from $30.4 million for the year ended December 31, 1995 to $40.3 million for the year ended December 31, 1996. Gross margins increased to 21% from 20% over these periods.

     Combined selling, general and administrative expenses increased 20% from $26.1 million to $31.2 million. Over these periods, selling, general and administrative expenses increased primarily due to increases of $1.4 million at Seyforth due to increased personnel and start-up costs in El Paso, Texas. As a percentage of revenues, selling, general and administrative expenses decreased from 17% in 1995 to 16% in 1996.

COMBINED LIQUIDITY AND CAPITAL RESOURCES

     Upon consummation of the Acquisitions and after applying the estimated net proceeds of the Offerings as discussed under "Use of Proceeds," the Company anticipates that it will have approximately $25.7 million of pro forma working capital, no outstanding indebtedness and capital lease obligations totaling $0.7 million. The Founding Companies' historical indebtedness of $9.0 million is anticipated to be repaid from the proceeds of the Offerings.

     On a combined basis, the Founding Companies generated $10.9 million of cash from operating activities during 1997. Net cash used in investing activities was $5.9 million on a combined basis and was primarily used for capital expenditures. Net cash used in financing activities was $1.1 million on a combined basis and was primarily used for debt repayment and capital distributions.

     The Company is currently negotiating with a group of banks to obtain a credit facility to be available upon the closing of the Offerings. The ability of the Company to secure the credit facility is subject to negotiations with potential lenders as well as the satisfaction of certain conditions, including the execution of a letter of intent and appropriate final loan documentation.

     The Company anticipates that its cash flow from operations and proceeds from the Offerings will provide sufficient cash to enable the Company to meet its working capital needs, debt service requirements and planned capital expenditures for property and equipment.

     The Company intends to continue pursuing attractive acquisition opportunities. The timing, size or success of any acquisition effort and the associated potential capital commitments cannot be predicted. The Company expects to fund future acquisitions primarily with a portion of the net proceeds of the Offerings, working capital, cash flow from operations and borrowings, including any unborrowed portion of the proposed credit facility, as well as issuances of additional equity.

D.C. TAYLOR RESULTS OF OPERATIONS

     D.C. Taylor is headquartered in Cedar Rapids, Iowa, and has additional facilities outside Atlanta, Georgia, outside Oakland, California, and in Phoenix, Arizona.

     The following table sets forth selected statement of operations data as a percentage of revenues for the periods indicated:

                                                                                                             THREE MONTHS
                                                              FISCAL YEARS ENDED                           ENDED MARCH 31,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                          (IN
                                       THOUSANDS)                                                            (UNAUDITED)
Revenues.............................  $  26,440        100% $  30,836        100% $  35,472        100% $   6,301        100%
Cost of services.....................     22,519         85     25,706         83     29,031         82      5,111         81
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Gross profit.......................      3,921         15      5,130         17      6,441         18      1,190         19
Selling, general and
  administrative expenses............      4,028         15      4,478         15      5,970         17      1,177         19
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Income (loss) from operations......  $    (107)    --    % $     652          2% $     471          1% $      13     --   %
                                       =========        ===  =========        ===  =========        ===  =========        ===

                                           THREE MONTHS
                                          ENDED MARCH 31,
                                       --------------------
                                               1998
                                       --------------------

Revenues.............................  $   8,156        100%
Cost of services.....................      6,852         84
                                       ---------        ---
  Gross profit.......................      1,304         16
Selling, general and
  administrative expenses............      1,619         20
                                       ---------        ---
  Income (loss) from operations......  $    (315)       (4)%
                                       =========        ===

  D.C. TAYLOR RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS
     ENDED MARCH 31, 1997

     Revenues increased $1.9 million, or 29%, from $6.3 million for the three months ended March 31, 1997 to $8.2 million for the three months ended March 31, 1998, primarily due to the start-up of operations in Phoenix, Arizona.

     Gross profit increased $0.1 million, or 10%, from $1.2 million for the three months ended March 31, 1997 to $1.3 million for the three months ended March 31, 1998. Gross margins decreased to 16% from 19% over these periods due in part to higher costs on certain contracts in process during the three months ended March 31, 1998.

     Selling, general and administrative expenses increased 38% from $1.2 million to $1.6 million due to the addition of staff at the Phoenix facilities and an increase in marketing personnel. As a percentage of revenues, selling, general and administrative expenses increased from 19% in the 1997 period to 20% in the 1998 period.

  D.C. TAYLOR RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED
     DECEMBER 31, 1996

     Revenues increased $4.7 million, or 15%, from $30.8 million for the year ended December 31, 1996 to $35.5 million for the year ended December 31, 1997, primarily due to the inclusion in 1997 of a full year of revenues from start-up operations in California as compared to only one quarter in 1996, the inclusion of revenues from start-up operations in Phoenix, Arizona after July 1997 and an increase in overall pricing.

     Gross profit increased $1.3 million, or 26%, from $5.1 million for the year ended December 31, 1996 to $6.4 million for the year ended December 31, 1997. Gross margins increased to 18% from 17% over these periods due to the overall strengthening in pricing.

     Selling, general and administrative expenses increased 33% from $4.5 million to $6.0 million due to the addition of start-up operations in Phoenix, Arizona in July 1997 and an expansion of the marketing staff.

  D.C. TAYLOR RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED
     DECEMBER 31, 1995

     Revenues increased $4.4 million, or 17%, from $26.4 million for the year ended December 31, 1995 to $30.8 million for the year ended December 31, 1996, primarily due to the inclusion of three months of revenues from start-up operations in California.

     Gross profit increased $1.2 million, or 31%, from $3.9 million for the year ended December 31, 1995 to $5.1 million for the year ended December 31, 1996. Gross margins increased to 17% from 15% over these periods. The gross margin increase in 1996 when compared to 1995 was attributable to changes in project management, including integration of the sales and production departments and implementation of a project budgeting plan. The gross profit increase in 1996 when compared to 1995 was attributable to the increase in gross margin.

     Selling, general and administrative expenses increased 11% from $4.0 million to $4.5 million due to a distribution of bonuses and three months of expenses from start-up operations in California. As a percentage of revenues, selling, general and administrative expenses decreased slightly.

D.C. TAYLOR LIQUIDITY AND CAPITAL RESOURCES

     D.C. Taylor generated $0.4 million of net cash from operating activities for the three months ended March 31, 1998, and used $0.8 million of net cash in operating activities for the year ended December 31, 1997. Net cash used in investing activities was approximately $0.2 million and $1.9 million, primarily for additions to property and equipment, for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively. Net cash used in financing activities was $0.6 million for the three months ended March 31, 1998, and net cash generated in financing activities was $2.9 million for the year ended December 31, 1997, primarily for borrowings on the line of credit and long-term debt. At March 31, 1998, D.C. Taylor had a $2.5 million revolving line of credit available that expired July 1, 1998. D.C.

Taylor still has borrowings under this line of credit and is in the process of negotiating terms for a renewal. At March 31, 1998, there were outstanding borrowings against this line of credit in the amount of $1.0 million. At March 31, 1998, D.C. Taylor had working capital of approximately $1.0 million and total debt of $2.7 million.

SEYFORTH RESULTS OF OPERATIONS

     Seyforth is headquartered in Garland, Texas, and has additional facilities in Albuquerque, New Mexico, El Paso, Houston, Dallas and Fort Worth, Texas, and Birmingham, Alabama.

     The following table sets forth selected statement of operations data as a percentage of revenues for the periods indicated:

                                                                                                             THREE MONTHS
                                                              FISCAL YEARS ENDED                           ENDED MARCH 31,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
                                                                                                             (UNAUDITED)
Revenues.............................  $  22,339        100% $  28,975        100% $  31,086        100% $   5,872        100%
Cost of services.....................     17,377         78     22,641         78     22,850         74      4,061         69
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Gross profit.......................      4,962         22      6,334         22      8,236         26      1,811         31
Selling, general and administrative
  expenses...........................      4,738         21      6,086         21      6,864         22      1,542         26
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Income (loss) from operations......  $     224          1% $     248          1% $   1,372          4% $     269          5%
                                       =========        ===  =========        ===  =========        ===  =========        ===

                                           THREE MONTHS
                                         ENDED MARCH 31,
                                       --------------------
                                               1998
                                       --------------------

Revenues.............................  $   6,220        100%
Cost of services.....................      4,822         78
                                       ---------        ---
  Gross profit.......................      1,398         22
Selling, general and administrative
  expenses...........................      1,715         27
                                       ---------        ---
  Income (loss) from operations......  $    (317)        (5)%
                                       =========        ===

  SEYFORTH RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31, 1997

     Revenues increased $0.3 million, or 6%, from $5.9 million for the three months ended March 31, 1997 to $6.2 million for the three months ended March 31, 1998, primarily due to Seyforth's reopening of its El Paso, Texas facilities in June 1997.

     Gross profit decreased $0.4 million, or 23%, from $1.8 million for the three months ended March 31, 1997 to $1.4 million for the three months ended March 31, 1998. Gross margins decreased to 22% from 31% over these periods, primarily attributable to higher overhead costs, such as salary of management personnel and leasing, renting and depreciation of equipment, and lower margins realized on contracts in Albuquerque, New Mexico, and rainy conditions resulting in contract delays in Birmingham, Alabama.

     Selling, general and administrative expenses increased 11% from $1.5 million to $1.7 million due to expansion and start-up expenses in the El Paso, Texas operations.

  SEYFORTH RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

     Revenues increased $2.1 million, or 7%, from $29.0 million for the year ended December 31, 1996 to $31.1 million for the year ended December 31, 1997, primarily due to continued growth in the Houston, Texas market, further penetration in the Dallas, Texas market, and the reopening of the El Paso, Texas operations in June 1997.

     Gross profit increased $1.9 million, or 30%, from $6.3 million for the year ended December 31, 1996 to $8.2 million for the year ended December 31, 1997. Gross margins increased to 26% from 22% over these periods due to start-up operations in El Paso, Texas and the closing of the Austin, Texas operations which were operating at lower margins.

     Selling, general and administrative expenses increased 13% from $6.1 million to $6.9 million due to the addition of two management personnel and the closing of the Austin, Texas operations.

  SEYFORTH RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995

     Revenues increased $6.7 million, or 30%, from $22.3 million for the year ended December 31, 1995 to $29.0 million for the year ended December 31, 1996, primarily due to Seyforth's initial expansion into the El Paso, Texas market, the change in the management of operations in Houston, Texas, and the opening of a roof deck division in the Dallas, Texas operations.

     Gross profit increased $1.3 million, or 28%, from $5.0 million for the year ended December 31, 1995 to $6.3 million for the year ended December 31, 1996. Gross margins decreased slightly over these periods in part because of lower margins realized by the start-up operations in El Paso, Texas.

     Selling, general and administrative expenses increased 28% from $4.7 million to $6.1 million due to expenses associated with increased personnel and the start-up operations. As a percentage of revenues, selling, general and administrative expenses remained relatively constant between 1995 and 1996.

SEYFORTH LIQUIDITY AND CAPITAL RESOURCES

     Seyforth generated $0.1 million and $0.4 million of net cash from operating activities for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively. Net cash used in investing activities was approximately $0.2 million and $0.4 million, respectively, primarily for additions to property and equipment. Net cash used in financing activities was not material in amount for the three months ended March 31, 1998. Net cash generated by financing activities was $0.3 million for the year ended December 31, 1997. At March 31, 1998, Seyforth had a $2.0 million revolving line of credit available that expired on May 20, 1998 and bore interest at prime plus 1%. At March 31, 1998, there were outstanding draws against this line of credit in the amount of $1.7 million, which are due and payable within one year. Effective June 4, 1998, Seyforth renewed and amended its line of credit, which now provides for borrowings up to $3.0 million, is renewable annually and bears interest at prime plus 1/2%. At March 31, 1998, Seyforth had working capital of $0.5 million and total debt of $2.4 million.

NU-TEC RESULTS OF OPERATIONS

     Nu-Tec is headquartered in Indianapolis, Indiana, and has additional facilities in Cincinnati, Ohio, and Tampa, Florida.

     The following table sets forth selected statement of operations data as a percentage of revenues for the periods indicated:

                                                                                                             THREE MONTHS
                                                              FISCAL YEARS ENDED                           ENDED MARCH 31,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
                                                                                                             (UNAUDITED)
Revenues.............................  $  23,288        100% $  25,534        100% $  28,589        100% $   6,093        100%
Cost of services.....................     19,531         84     21,017         82     23,281         81      5,255         86
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Gross profit.......................      3,757         16      4,517         18      5,308         19        838         14
Selling, general and administrative
  expenses...........................      2,548         11      2,995         12      3,475         12        589         10
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Income from operations.............  $   1,209          5% $   1,522          6% $   1,833          7% $     249          4%
                                       =========        ===  =========        ===  =========        ===  =========        ===

                                           THREE MONTHS
                                         ENDED MARCH 31,
                                       --------------------
                                               1998
                                       --------------------

Revenues.............................  $   7,381        100%
Cost of services.....................      6,160         84
                                       ---------        ---
  Gross profit.......................      1,221         16
Selling, general and administrative
  expenses...........................        695          9
                                       ---------        ---
  Income from operations.............  $     526          7%
                                       =========        ===

  NU-TEC RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     Revenues increased $1.3 million, or 21%, from $6.1 million for the three months ended March 31, 1997 to $7.4 million for the three months ended March 31, 1998, primarily due to mild winter weather conditions in Nu-Tec's operating markets and a large backlog of contracts at the beginning of 1998.

     Gross profit increased $0.4 million, or 46%, from $0.8 million for the three months ended March 31, 1997 to $1.2 million for the three months ended March 31, 1998. Gross margins increased from 14% to 17% primarily due to lower material costs and to higher margins on maintenance and repair services.

     Selling, general and administrative expenses increased 18% from $0.6 million to $0.7 million due to an increase in administrative staff, the addition of a marketing department and a general salary increase. As a percentage of revenues, selling, general and administrative expenses decreased from 10% in the 1997 period to 9% in the 1998 period.

  NU-TEC RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR
ENDED
     DECEMBER 31, 1996

     Revenues increased $3.1 million, or 12%, from $25.5 million for the year ended December 31, 1996 to $28.6 million for the year ended December 31, 1997, primarily due to increased contract volume from the Indiana operations due to the addition of an estimator and increased bidding activity.

     Gross profit increased $0.8 million, or 18%, from $4.5 million for the year ended December 31, 1996 to $5.3 million for the year ended December 31, 1997. Gross margins increased from 18% to 19% over these periods due to a higher proportion of revenues and slightly higher margins from maintenance services.

     Selling, general and administrative expenses increased 16% from $3.0 million to $3.5 million due to an increase in office staff salaries and office space. As a percentage of revenues, selling, general and administrative expenses remained constant.

  NU-TEC RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR
ENDED
     DECEMBER 31, 1995

     Revenues increased $2.2 million, or 10%, from $23.3 million for the year ended December 31, 1995 to $25.5 million for the year ended December 31, 1996, primarily due to increased revenues from the Ohio operations and from maintenance projects.

     Gross profit increased $0.7 million, or 20%, from $3.8 million for the year ended December 31, 1995 to $4.5 million for the year ended December 31, 1996. Gross margins increased from 16% to 18% due to the increased volume of maintenance projects, which generally have higher margins.

     Selling, general and administrative expenses increased 18% from $2.5 million to $3.0 million due to an increased profit sharing pension match and nonrecurring compensation paid to office personnel under an incentive bonus program. As a percentage of revenues, selling, general and administrative expenses increased from 11% in 1995 to 12% in 1996.

NU-TEC LIQUIDITY AND CAPITAL RESOURCES

     Nu-Tec generated $0.6 million and $1.4 million in net cash from operating activities for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively. Net cash used in investing activities was approximately $0.1 million and $0.8 million, primarily for additions of property and equipment for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively. Net cash used by financing activities was $0.6 million for the three months ended March 31, 1998, primarily as a result of distributions to stockholders and payments on debt, and $0.7 million for the year ended December 31, 1997, primarily as a result of distributions to stockholders. At March 31, 1998, Nu-Tec had a $3.0 million line of credit available which expired July 1, 1998 and bore interest at the bank's prime lending rate plus 1/4%. Effective July 1, 1998, Nu-Tec renewed its line of credit, which now expires June 30, 1999. At March 31, 1998, there were outstanding draws against this line of credit in the amount of $0.4 million. At March 31, 1998, Nu-Tec had working capital of $1.8 million and total debt of $1.4 million.

BETA RESULTS OF OPERATIONS

     Beta is headquartered in Capitol Heights, Maryland, and operates in and around Washington, D.C.

     The following table sets forth selected statement of operations data as a percentage of revenues for the periods indicated:

                                                                                                              SIX MONTHS
                                                              FISCAL YEARS ENDED                           ENDED MARCH 31,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
                                                                                                             (UNAUDITED)
Revenues.............................  $  17,061        100% $  17,728        100% $  24,032        100% $   6,690        100%
Cost of services.....................     12,647         74     12,792         72     15,457         64      4,857         73
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Gross profit.......................      4,414         26      4,936         28      8,575         36      1,833         27
Selling, general and administrative
  expenses...........................      3,207         19      3,074         17      4,988         21      1,253         19
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Income from operations.............  $   1,207          7% $   1,862         11% $   3,587         15% $     580          8%
                                       =========        ===  =========        ===  =========        ===  =========        ===

                                            SIX MONTHS
                                          ENDED MARCH 31,
                                       --------------------
                                               1998
                                       --------------------

Revenues.............................  $   9,349        100%
Cost of services.....................      6,661         71
                                       ---------        ---
  Gross profit.......................      2,688         29
Selling, general and administrative
  expenses...........................      2,113         23
                                       ---------        ---
  Income from operations.............  $     575          6%
                                       =========        ===

  BETA RESULTS FOR THE SIX MONTHS ENDED MARCH 31, 1998 COMPARED TO THE SIX MONTHS ENDED
     MARCH 31, 1997

     Revenues increased $2.6 million, or 40%, from $6.7 million for the six months ended March 31, 1997 to $9.3 million for the six months ended March 31, 1998, primarily due to $0.9 million in contracts with local government agencies, $1.2 million from property management customers and $0.5 million from settlement of a claim with the Department of the Navy.

     Gross profit increased $0.9 million, or 47%, from $1.8 million for the six months ended March 31, 1997 to $2.7 million for the six months ended March 31, 1998. Gross margins increased from 27% to 29% over these periods due to two large new construction jobs and the settlement of a large claim with the U.S. Navy.

     Selling, general and administrative expenses increased 69% from $1.3 million to $2.1 million due to nonrecurring bonuses paid to S Corporation stockholders. As a percentage of revenues, selling, general and administrative expenses increased from 19% in the six months ended March 31, 1997 to 23% for the six months ended March 31, 1998.

  BETA RESULTS FOR THE YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO THE YEAR
ENDED
     SEPTEMBER 30, 1996

     Revenues increased $6.3 million, or 36%, from $17.7 million for the year ended September 30, 1996 to $24.0 million for the year ended September 30, 1997, primarily due to increased contract work for local government agencies and reroofing contracts for the District of Columbia School System.

     Gross profit increased $3.7 million, or 74%, from $4.9 million for the year ended September 30, 1996 to $8.6 million for the year ended September 30, 1997. Gross margins increased to 36% from 28% over these periods, primarily due to larger volume in maintenance and repair services and in the private, negotiated market and a large reroofing contract with Washington D.C. school system performed on an emergency basis.

     Selling, general and administrative expenses increased 62% from $3.1 million to $5.0 million due to bonus increases to stockholders and certain employees, $1.0 million of which will be nonrecurring after the Acquisitions. As a percentage of revenues, selling, general and administrative expenses increased from 17% in 1996 to 21% in 1997.

  BETA RESULTS FOR THE YEAR ENDED SEPTEMBER 30, 1996 COMPARED TO THE YEAR
ENDED
     SEPTEMBER 30, 1995

     Revenues increased $0.6 million, or 4%, from $17.1 million for the year ended September 30, 1995 to $17.7 million for the year ended September 30, 1996, primarily due to growth of the roofing services market in the District of Columbia area.

     Gross profit increased $0.5 million, or 12%, from $4.4 million for the year ended September 30, 1995 to $4.9 million for the year ended September 30, 1996. Gross margins increased from 26% to 28% over these periods, primarily due to an increase in private, negotiated work.

     Selling, general and administrative expenses decreased 4% from $3.2 million to $3.1 million due to the resolution of outstanding litigation which resulted in a $0.2 million decrease in legal costs in 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 19% in 1995 to 17% in 1996.

BETA LIQUIDITY AND CAPITAL RESOURCES

     Beta generated $0.4 million and $4.0 million of net cash from operating activities for the six months ended March 31, 1998 and for the year ended September 30, 1997, respectively. Net cash used by investing activities was $0.1 million and $0.8 million for capital expenditures for the six months ended March 31, 1998 and for the year ended September 30, 1997, respectively. Net cash used in financing activities was $2.0 million for the six months ended March 31, 1998, primarily for distributions to stockholders, offset in part by borrowings of long-term debt and $1.1 million for the year ended September 30, 1997, primarily for distributions to stockholders. At March 31, 1998, Beta had a $1.8 million line of credit with a bank, of which none was outstanding at March 31, 1998. The line of credit expires February 28, 1999 and bears interest at the bank's stated prime lending rate. At March 31, 1998, Beta had working capital of $6.6 million and total debt of $0.3 million.

EVANS RESULTS OF OPERATIONS

     Evans is headquartered in Elmira, New York, and has additional facilities in Endicott, New York, and Raleigh, North Carolina.

     The following table sets forth selected statement of operations data as a percentage of revenues for the periods indicated:

                                                                                                             THREE MONTHS
                                                              FISCAL YEARS ENDED                           ENDED MARCH 31,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
                                                                                                             (UNAUDITED)
Revenues.............................  $  12,281        100% $  15,875        100% $  17,832        100% $   1,783        100%
Cost of services.....................      9,822         80     12,534         79     13,672         77      1,351         76
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Gross profit.......................      2,459         20      3,341         21      4,160         23        432         24
Selling, general and
  administrative expenses............      2,329         19      2,597         16      3,518         20        709         40
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Income (loss) from operations......  $     130          1% $     744          5% $     642          3% $    (277)       (16)%
                                       =========        ===  =========        ===  =========        ===  =========        ===

                                          THREE MONTHS
                                         ENDED MARCH 31,
                                       --------------------
                                               1998
                                       --------------------

Revenues.............................  $   5,023        100%
Cost of services.....................      3,979         79
                                       ---------        ---
  Gross profit.......................      1,044         21
Selling, general and
  administrative expenses............        894         18
                                       ---------        ---
  Income (loss) from operations......  $     150          3%
                                       =========        ===

  EVANS RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     Revenues increased $3.2 million, or 182 %, from $1.8 million for the three months ended March 31, 1997 to $5.0 million for the three months ended March 31, 1998, primarily due to a large backlog at the beginning of 1998, a higher level of operations during the mild winter and increased operations in North Carolina.

     Gross profit increased $0.6 million, or 142%, from $0.4 million for the three months ended March 31, 1997 to $1.0 million for the three months ended March 31, 1998. Gross margins decreased to 21% from 24% over these periods primarily due to lower margins at the start-up facilities in Raleigh, North Carolina.

     Selling, general and administrative expenses increased 26% from $0.7 million to $0.9 million due to increased operations at Evans' start-up facilities in Raleigh, North Carolina, and Endicott, New York. As a percentage of revenues, selling, general and administrative expenses decreased from 40% for the first three months of 1997 to 18% for the first three months of 1998.

  EVANS RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR
ENDED
     DECEMBER 31, 1996

     Revenues increased $2.0 million, or 12%, from $15.9 million for the year ended December 31, 1996 to $17.8 million for the year ended December 31, 1997, primarily as a result of start-up facilities in Raleigh, North Carolina, and Binghampton, New York.

     Gross profit increased $0.8 million, or 25%, from $3.3 million for the year ended December 31, 1996 to $4.2 million for the year ended December 31, 1997. Gross margins increased to 23% from 21% over these periods due to the strong economic conditions in 1997 resulting in higher margins.

     Selling, general and administrative expenses increased 35% from $2.6 million to $3.5 million due to the payout of incentive bonuses, $0.4 million of which will be nonrecurring after the acquisitions, and the addition of staff to support new growth in the start-up operations. As a percentage of revenues, selling, general and administrative expenses increased from 16% in 1996 to 20% in 1997.

  EVANS RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR
ENDED
     DECEMBER 31, 1995

     Revenues increased $3.6 million, or 29%, from $12.3 million for the year ended December 31, 1995 to $15.9 million for the year ended December 31, 1996, primarily due to a general increase in the number of contracts due to increased capacity and marketing.

     Gross profit increased $0.9 million, or 36%, from $2.5 million for the year ended December 31, 1995 to $3.3 million for the year ended December 31, 1996. Gross margins increased to 21% from 20% over these periods due to the increased capacity.

     Selling, general and administrative expenses increased 12% from $2.3 million to $2.6 million due to increased overhead associated with the increased revenues and the increase in marketing personnel. As a percentage of revenues, selling, general and administrative expenses decreased from 19% in 1995 to 16% in 1996.

EVANS LIQUIDITY AND CAPITAL RESOURCES

     Evans used $1.0 million and generated $0.7 million of net cash in operating activities for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively. Net cash used in investing activities was approximately $0.1 million and $0.5 million for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively, primarily for additions of property and equipment. Net cash generated in financing activities was not material in amount for the three months ended March 31, 1998. Net cash of $0.2 million was used in financing activities for the year ended December 31, 1997, primarily from the issuance of notes receivable. At March 31, 1998, Evans had revolving lines of credit totaling $0.8 million, $0.5 million and $0.1 million, which expired on April 30, 1998. Effective April 24, 1998, Evans renewed and amended its revolving lines of credit which total $3.1 million and which expire on April 30, 1999, and bear interest at the prime rate. At March 31, 1998, there were no outstanding draws against these lines of credit. At March 31, 1998, Evans had working capital of approximately $2.2 million and had no outstanding debt.

BRAZOS RESULTS OF OPERATIONS

     Brazos is headquartered in Waco, Texas, has additional facilities in South Dakota and performs roofing services nationwide.

     The following table sets forth selected statement of operations data as a percentage of revenues for the periods indicated:

                                                                                                             THREE MONTHS
                                                              FISCAL YEARS ENDED                           ENDED MARCH 31,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
                                                                                                             (UNAUDITED)
Revenues.............................  $   3,307        100% $  11,082        100% $  17,035        100% $   3,345        100%
Cost of services.....................      3,154         95      8,779         79     14,279         84      2,702         81
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Gross profit (loss)................        153          5      2,303         21      2,756         16        643         19
Selling, general and
  administrative expenses                    288          9        654          6      1,075          6        185          6
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Income (loss) from operations......  $    (135)       (4)% $   1,649         15% $   1,681         10% $     458         13%
                                       =========        ===  =========        ===  =========        ===  =========        ===

                                          THREE MONTHS
                                         ENDED MARCH 31,
                                       --------------------
                                               1998
                                       --------------------


Revenues.............................  $   1,406        100%
Cost of services.....................      1,408        100
                                       ---------        ---
  Gross profit (loss)................         (2)    --
Selling, general and
  administrative expenses                    237         17
                                       ---------        ---
  Income (loss) from operations......  $    (239)       (17)%
                                       =========        ===

  BRAZOS RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31, 1997

     Revenues decreased $1.9 million, or 58%, from $3.3 million for the three months ended March 31, 1997 to $1.4 million for the three months ended March 31, 1998, primarily due to a decrease in the backlog of government contracts at the end of 1997.

     Gross profit decreased $0.6 million, or 100%, from $0.6 million for the three months ended March 31, 1997 to a slight loss for the three months ended March 31, 1998. Gross margins decreased to 0% from 19% over these periods, primarily due to unforeseen expenses on certain contracts resulting from events which occurred subsequent to December 31, 1997.

     Selling, general and administrative expenses increased slightly due primarily to legal fees pertaining to a related company, the acquisition of an airplane in March of 1998 and bid preparation during the 1998 period. As a percentage of revenues, selling, general and administrative expenses increased from 6% for the three months ended March 31, 1997 to 17% for the three months ended March 31, 1998.

  BRAZOS RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

     Revenues increased $5.9 million, or 54%, from $11.1 million for the year ended December 31, 1996 to $17.0 million for the year ended December 31, 1997, primarily due to an increase in government roofing contracts and increased work on contracts in process.

     Gross profit increased $0.5 million, or 20%, from $2.3 million for the year ended December 31, 1996 to $2.8 million for the year ended December 31, 1997. Gross margins decreased to 16% from 21% over these periods, primarily due to the decreased profitability of contracts.

     Selling, general and administrative expenses increased 64% from $0.7 million to $1.1 million, primarily due to the increased volume of contracts and an increase in administrative salaries and airplane and travel expenses. As a percentage of revenues, selling, general and administrative expenses increased slightly in 1997.

  BRAZOS RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995

     Revenues increased $7.8 million, or 235%, from $3.3 million for the year ended December 31, 1995 to $11.1 million for the year ended December 31, 1996, primarily due to the increase in demand for roofing contracts associated with the relocation of Brazos from South Dakota to Texas.

     Gross profit increased $2.1 million, or 1,405%, from $0.2 million for the year ended December 31, 1995 to $2.3 million for the year ended December 31, 1996. Gross margins increased to 21% from 5% over these periods, primarily due to decreased costs associated with the relocation of the administrative functions to Texas from South Dakota and the transfer of certain Texas operations to Brazos.

     Selling, general and administrative expenses increased 127% from $0.3 million to $0.7 million due to expenses associated with the relocation of Brazos to Texas. As a percentage of revenues, selling, general and administrative expenses decreased from 9% in 1995 to 6% in 1996.

BRAZOS LIQUIDITY AND CAPITAL RESOURCES

     Brazos used $0.1 million in operating activities for the three months ended March 31, 1998, and generated $2.3 million in operating activities for the year ended December 31, 1997. Net cash used in investing activities was approximately $0.3 million and $0.7 million for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively. Net cash provided by financing activities was $0.1 million resulted for the three months ended March 31, 1998, and net cash used in financing activities was $1.2 million for the year ended December 31, 1997. At March 31, 1998, Brazos had a $0.5 million revolving line of credit. The line of credit expires September 15, 1998 and bears interest at the bank's index rate. At March 31, 1998, there were outstanding draws against this line of credit in the amount of $0.2 million. At March 31, 1998, Brazos had working capital of $1.0 million and total debt of $1.0 million.

CHAMBERLIN RESULTS OF OPERATIONS

     Chamberlin has facilities in Houston, Dallas and Austin, Texas.

     The following table sets forth selected statement of operations data as a percentage of revenues for the periods indicated:

                                                                                                  THREE MONTHS
                                                   FISCAL YEARS ENDED                           ENDED MARCH 31,
                                       ------------------------------------------  ------------------------------------------
                                               1996                  1997                  1997                  1998
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
                                                                                                  (UNAUDITED)
Revenues.............................  $  13,196        100% $  12,296        100% $   2,337        100% $   2,232        100%
Cost of services.....................     10,244         78      9,792         80      1,711         73      1,583         71
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Gross profit.......................      2,952         22      2,504         20        626         27        649         29
Selling, general and administrative
  expenses...........................      2,671         20      1,655         13        466         20        384         17
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Income from operations.............  $     281          2% $     849          7% $     160          7% $     265         12%
                                       =========        ===  =========        ===  =========        ===  =========        ===

  CHAMBERLIN RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     Revenues decreased $0.1 million, or 4%, from $2.3 million for the three months ended March 31, 1997 to $2.2 million for the three months ended March 31, 1998, primarily due to dry weather and a resulting decrease in repair and reroofing work in the 1998 period.

     Gross profit remained relatively constant at $0.6 million for the 1997 and 1998 periods. Gross margins increased to 29% from 27% over these periods, primarily due to favorable variances on labor costs resulting from accelerated completion of contracts during the dry weather in the 1998 period.

     Selling, general and administrative expenses decreased 18% from $0.5 million to $0.4 million due primarily to a reduction in nonrecurring salary expense. As a percentage of revenues, selling, general and administrative expenses decreased from 20% for the three months ended March 31, 1997 to 17% for the three months ended March 31, 1998.

  CHAMBERLIN RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

     Revenues decreased $0.9 million, or 7%, from $13.2 million for the year ended December 31, 1996 to $12.3 million for the year ended December 31, 1997, primarily due to the completion of a large out-of-state contract in 1996 that did not carry forward and was not replaced by other contract work in 1997.

     Gross profit decreased $0.5 million, or 15%, from $3.0 million for the year ended December 31, 1996 to $2.5 million for the year ended December 31, 1997. Gross margins decreased to 20% from 22% over these periods, due in part to increased overtime labor costs resulting from the performance of certain contracts in 1997 that had overlapping work schedules.

     Selling, general and administrative expenses decreased 38% from $2.7 million to $1.7 million due to the higher bonus payments made in 1996 of $1.0 million, which will be nonrecurring after the Acquisitions. As a percentage of revenues, selling, general and administrative expenses decreased from 20% in 1996 to 13% in 1997.

CHAMBERLIN CAPITAL RESOURCES AND LIQUIDITY

     Chamberlin generated $0.1 million and $0.7 million of net cash from operating activities for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively. Net cash used in investing activities was approximately $0.1 million and $0.3 million, respectively, primarily from additions of property and equipment. Net cash generated in financing activities was not material in amount for the three months ended March 31, 1998 and was $0.3 million for the year ended December 31, 1997. At March 31, 1998, Chamberlin had a $0.2 million revolving line of credit available that expires on July 31, 1998 and bears interest at the prime lending rate plus 1%. Effective June 15, 1998, Chamberlin renewed its line of credit, which now expires on September 30, 1998. At March 31, 1998, there were no outstanding draws against this line of credit. At March 31, 1998, Chamberlin had working capital of $2.1 million and total debt of $0.4 million.

BURNS & SCALO RESULTS OF OPERATIONS

     Burns & Scalo is headquartered in Pittsburgh, Pennsylvania.

     The following table sets forth selected statement of operations data as a percentage of revenues for the periods indicated:

                                                                                                             THREE MONTHS
                                                              FISCAL YEARS ENDED                           ENDED MARCH 31,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
                                                                                                             (UNAUDITED)
Revenues.............................  $  11,275        100% $  14,012        100% $  11,613        100% $   2,366        100%
Cost of services.....................      8,207         73      9,996         71      7,100         61      1,585         67
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Gross profit.......................      3,068         27      4,016         29      4,513         39        781         33
Selling, general and administrative
  expenses...........................      2,798         25      3,480         25      3,764         32        663         28
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Income from operations.............  $     270          2% $     536          4% $     749          7% $     118          5%
                                       =========        ===  =========        ===  =========        ===  =========        ===

                                          THREE MONTHS
                                         ENDED MARCH 31,
                                       --------------------
                                              1998
                                       --------------------

Revenues.............................  $   2,119        100%
Cost of services.....................      1,488         70
                                       ---------        ---
  Gross profit.......................        631         30
Selling, general and administrative
  expenses...........................        626         30
                                       ---------        ---
  Income from operations.............  $       5     --    %
                                       =========        ===

  BURNS & SCALO RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     Revenues decreased $0.3 million, or 10%, from $2.4 million for the three months ended March 31, 1997 to $2.1 million for the three months ended March 31, 1998, primarily due to two consecutive mild winters, which reduced contract backlog in the 1998 period.

     Gross profit decreased $0.2 million, or 19%, from $0.8 million for the three months ended March 31, 1997 to $0.6 million for the three months ended March 31, 1998. Gross margins decreased to 30% from 33% over such periods, primarily as a result of a decrease in contract prices for winter reroofing contracts and a decrease in repair and other services that have higher gross margins.

     Selling, general and administrative expenses decreased 6% from $0.7 million to $0.6 million due to the decrease in contract volume. As a percentage of revenues, selling, general and administrative expenses increased to 30% in 1998 from 28% in 1997.

  BURNS & SCALO RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

     Revenues decreased $2.4 million, or 17%, from $14.0 million for the year ended December 31, 1996 to $11.6 million for the year ended December 31, 1997, primarily due to a decrease in sheet metal roofing contracts and a four-week work stoppage preceding the scheduled renewal of the three-year contract covering certain union workers during the summer of 1997, and mild winter weather conditions during 1997.

     Gross profit increased $0.5 million, or 12%, from $4.0 million for the year ended December 31, 1996 to $4.5 million for the year ended December 31, 1997. Gross margins increased to 39% from 29% over these periods partly as a result of a higher proportion of maintenance and reroofing work at higher margins and improved control of costs, a continued reduction in worker's compensation costs and a new incentive compensation program for key employees.

     Selling, general and administrative expenses increased 8% from $3.5 million to $3.8 million, primarily due to the expensing of deferred compensation related to the disposition of the ownership interests of one of the founders of Burns & Scalo, the addition of a 401(k) Plan, increased capital expenditures for vehicles and equipment and costs related to providing additional support services. As a percentage of revenues, selling, general and administrative expenses increased from 25% in 1996 to 32% in 1997.

  BURNS & SCALO RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995

     Revenues increased $2.7 million, or 24%, from $11.3 million for the year ended December 31, 1995 to $14.0 million for the year ended December 31, 1996, primarily due to additional work resulting from storm damage during the severe winter of 1996, increased revenues from sheet metal roofing and the introduction of maintenance services.

     Gross profit increased $0.9 million, or 31%, from $3.1 million for the year ended December 31, 1995 to $4.0 million for the year ended December 31, 1996. Gross margins increased to 29% from 27% over these periods partly as a result of higher margins for storm damage repair and the continued decrease in workmen's compensation rates. The gross profit increase in 1996 when compared to 1995 was attributable to the increased revenues.

     Selling, general and administrative expenses increased 24% from $2.8 million to $3.5 million due to the increased revenues. As a percentage of revenues, selling, general and administrative expenses remained relatively constant.

BURNS & SCALO LIQUIDITY AND CAPITAL RESOURCES

     Burns & Scalo used $0.1 million of net cash in operating activities for the three months ended March 31, 1998. Net cash generated in operating activities was $1.4 million for the year ended December 31, 1997. Net cash used in investing activities was approximately $0.2 million and $0.3 million for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively, primarily for additions to property and equipment. Net cash used in financing activities was $0.2 million and $0.8 million, respectively. At March 31, 1998, Burns & Scalo had lines of credit totaling $1.0 million, $0.3 million and $0.5 million, which will expire on June 29, 1998, March 30, 1999 and April 2003, respectively. The $1.0 million line of credit bears interest at the prime rate and has been renewed through June 29, 1999. The $0.3 and $0.5 million lines of credit bear interest at the prime rate and 8.5%, respectively. At March 31, 1998, there were no outstanding draws against these lines of credit. At March 31, 1998, Burns & Scalo had working capital of $1.0 million and total debt of $0.7 million.

BOONE RESULTS OF OPERATIONS

     Boone is headquartered in Omaha, Nebraska, and has additional facilities in Kansas City, Kansas.

     The following table sets forth selected statement of operations data as a percentage of revenues for the periods indicated:

                                                                                                  THREE MONTHS
                                                   FISCAL YEARS ENDED                           ENDED MARCH 31,
                                       ------------------------------------------  ------------------------------------------
                                               1996                  1997                  1997                  1998
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)

                                                                                                  (UNAUDITED)
Revenues.............................  $   9,820        100% $  10,657        100% $   1,660        100% $   1,706        100%
Cost of services.....................      7,833         80      8,059         76      1,376         83      1,544         91
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Gross profit.......................      1,987         20      2,598         24        284         17        162          9
Selling, general and administrative
  expenses...........................      1,656         17      2,000         19        298         18        315         18
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Income (loss) from operations......  $     331          3% $     598          5% $     (14)       (1)% $    (153)        (9)%
                                       =========        ===  =========        ===  =========        ===  =========        ===

  BOONE RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED
     MARCH 31, 1997

     Revenues remained the same at $1.7 million in the three months ended March 31, 1998 as in the three months ended March 31, 1997, primarily reflecting an increase in contract backlog at the beginning of 1998, offset by high levels of precipitation that caused delays in performing contracts in Boone's areas of operations.

     Gross profit decreased $0.1 million, or 43%, from $0.3 million for the three months ended March 31, 1997 to $0.2 million for the three months ended March 31, 1998. Gross margins decreased to 9% from 17% over these periods due in part to high precipitation resulting in increased overtime labor cost.

     Selling, general and administrative expenses remained the same at $0.3 million for the three-month periods.

  BOONE RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR
ENDED
     DECEMBER 31, 1996

     Revenues increased $0.9 million, or 9%, from $9.8 million for the year ended December 31, 1996 to $10.7 million for the year ended December 31, 1997, primarily due to a large contract with a general contractor for a beef processing facility that was partially completed in 1997, a multi-store new roofing contract with a large grocery chain beginning in 1997 and increased operations in Kansas City, Kansas.

     Gross profit increased $0.6 million, or 31%, from $2.0 million for the year ended December 31, 1996 to $2.6 million for the year ended December 31, 1997. Gross margins increased to 24% from 20% over these periods due to an increase in new construction contract prices received on a number of large contracts in 1997, including a grocery chain in Kansas and a beef-packing facility in Iowa.

     Selling, general and administrative expenses increased 21% from $1.7 million to $2.0 million due to an increase in bonuses awarded to top management on December 31, 1997, $0.4 million of which will be nonrecurring after the Acquisitions. As a percentage of revenues, selling, general and administrative expenses increased from 17% in 1996 to 19% in 1997.

BOONE LIQUIDITY AND CAPITAL RESOURCES

     Boone used $0.6 million of net cash in operating activities for the three months ended March 31, 1998 and generated $0.4 million for the year ended December 31, 1997. Net cash used in investing activities was not material for the three months ended March 31, 1998 and was approximately $0.1 million for the year ended December 31, 1997. Net cash used in financing activities was not material in amount. At March 31, 1998, Boone had a $0.6 million revolving line of credit available that expired on July 15, 1998 and bore interest at the prime rate plus 2%. Boone is in the process of negotiating terms for the renewal of this line of credit. At March 31, 1998, there were no outstanding draws against this line of credit. At March 31, 1998, Boone had working capital of $1.3 million and total debt of $0.2 million.

SUTTER RESULTS OF OPERATIONS

     Sutter is headquartered in Sarasota and Fort Myers, Florida.

     The following table sets forth selected statement of operations data as a percentage of revenues for the periods indicated:

                                                                                                 THREE MONTHS
                                                   FISCAL YEARS ENDED                           ENDED MARCH 31,
                                       ------------------------------------------  ------------------------------------------
                                               1996                  1997                  1997                  1998
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)

                                           (UNAUDITED)                                            (UNAUDITED)
Revenues.............................  $   7,707        100% $   8,756        100% $   2,268        100% $   2,447        100%
Cost of services.....................      5,675         74      6,777         77      1,733         76      1,870         76
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Gross profit.......................      2,032         26      1,979         23        535         24        577         24
Selling, general and administrative
  expenses...........................      1,463         19      1,624         19        335         15        408         17
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
  Income from operations.............  $     569          7% $     355          4% $     200          9% $     169          7%
                                       =========        ===  =========        ===  =========        ===  =========        ===

  SUTTER RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED
     MARCH 31, 1997

     Revenues increased $0.1 million, or 8%, from $2.3 million for the three months ended March 31, 1997 to $2.4 million for the three months ended March 31, 1998, primarily due to growth experienced by Sutter caused by increased marketing of new contracts and an increase in revenues from roofing repair services. During the 1998 period, Sutter hired a project manager which allowed management to focus on contract sales.

     Gross profit increased $0.1 million, or 8%, from $0.5 million for the three months ended March 31, 1997 to $0.6 million for the three months ended March 31, 1998. Gross margin remained relatively constant at 24% over these periods.

     Selling, general and administrative expenses increased 22% from $0.3 million to $0.4 million, primarily due to the opening of the Fort Myers office in the second quarter of 1997 and the hiring of an office employee for the Fort Myers, Florida, operations and a safety consultant in the first quarter of 1998. As a percentage of revenues, selling, general and administrative expenses increased from 15% in the 1997 period to 17% in the 1998 period.

  SUTTER RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR
ENDED
     DECEMBER 31, 1996

     Revenues increased $1.1 million, or 14%, from $7.7 million for the year ended December 31, 1996 to $8.8 million for the year ended December 31, 1997, primarily due to growth experienced by the Company caused by the active solicitation of new contracts, the addition of an estimator to handle new contract work and an increase in revenues from roofing repair services.

     Gross profit decreased slightly for the year ended December 31, 1996 to the year ended December 31, 1997. Gross margin decreased to 23% from 26% over these periods, primarily due to lower gross margins on the start-up contracts in Fort Myers, Florida.

     Selling, general and administrative expenses increased 21% from $1.5 million to $1.6 million due to the opening of the Fort Myers office in the second quarter of 1997 and the hiring of additional field personnel and one office employee for the Fort Myers, Florida operations. As a percentage of revenues, selling, general and administrative expenses remained relatively constant at 19% for 1996 and 1997.

SUTTER LIQUIDITY AND CAPITAL RESOURCES

     Sutter used $0.1 million of net cash in operating activities for the three months ended March 31, 1998 and generated $0.2 million for the year ended December 31, 1997. Net cash used in investing activities was not material and $0.2 million, respectively. Net cash provided in financing activities was $0.1 million for the three months ended March 31, 1998 and net cash used in financing activities was $0.3 million for the year ended December 31, 1997. At March 31, 1998, Sutter had a $0.5 million revolving line of credit available that expires on March 12, 1999 and bears interest at the prime rate plus 0.5%. At March 31, 1998, there were no outstanding draws against this line of credit. At March 31, 1998, Sutter had working capital of $1.0 million and total debt of $0.4 million.

M.J. DALSIN RESULTS OF OPERATIONS

     M.J. Dalsin is headquartered in West Fargo, North Dakota, and Sioux Falls, South Dakota.

     The following table sets forth selected statement of operations data as a percentage of revenues for the periods indicated:

                                                                                                  THREE MONTHS
                                                   FISCAL YEARS ENDED                           ENDED MARCH 31,
                                       ------------------------------------------  ------------------------------------------
                                               1996                  1997                  1997                  1998
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)

                                           (UNAUDITED)                                            (UNAUDITED)
Revenues.............................  $   5,424        100% $   5,738        100% $   1,044        100% $   1,518        100%
Cost of services.....................      3,791         70      4,153         72        777         74      1,132         75
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
     Gross profit....................      1,633         30      1,585         28        267         26        386         25
Selling, general and administrative
  expenses...........................      1,184         22      1,034         18        214         21        217         14
                                       ---------        ---  ---------        ---  ---------        ---  ---------        ---
     Income from operations..........  $     449          8% $     551         10% $      53          5% $     169         11%
                                       =========        ===  =========        ===  =========        ===  =========        ===

  M.J. DALSIN RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS
     ENDED MARCH 31, 1997

     Revenues increased $0.5 million, or 45%, from $1.0 million in the three months ended March 31, 1997 to $1.5 million for the three months ended March 31, 1998, due to a higher level of operations during the mild winter of 1998 and flooding in North Dakota during the first quarter of 1997 that delayed or impaired crews from working.

     Gross profit increased $0.1 million, or 45%, from $0.3 million for the three months ended March 31, 1997 to $0.4 million for the three months ended March 31, 1998. Gross margins decreased from 26% in the 1997 period to 25% in the 1998 period.

     Selling, general and administrative expenses increased slightly during the 1998 period. As a percentage of revenues, selling, general and administrative expenses decreased from 21% in the 1997 period to 14% in the 1998 period.

  M.J. DALSIN RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED
     DECEMBER 31, 1996

     Revenues increased $0.3 million, or 6%, from $5.4 million for the year ended December 31, 1996 to $5.7 million for the year ended December 31, 1997, primarily due to a larger number of contracts awarded or negotiated in North Dakota.

     Gross profit remained relatively constant at $1.6 million for the years ended December 31, 1996 and 1997. Gross margins decreased to 28% from 30% over these periods, primarily due to an increase in lower margin new roofing construction contracts in 1997.

     Selling, general and administrative expenses decreased $0.2 million, or 13%, from $1.2 million for the year ended December 31, 1996 to $1.0 million for the year ended December 31, 1997, due to improved cost controls and the retirement of a senior estimator in South Dakota in 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 22% in 1996 to 18% in 1997.

M.J. DALSIN LIQUIDITY AND CAPITAL RESOURCES

     M.J. Dalsin generated $0.1 million and $0.4 million of net cash from operating activities for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively. Net cash used in investing activities was not material and $0.4 million, respectively. Net cash used in financing activities was $0.1 million and $0.5 million, respectively. At March 31, 1998, M.J. Dalsin had a $0.4 million revolving line of credit available that expires on August 1, 1998. At March 31, 1998, there were no outstanding draws against this line of credit. At March 31, 1998, M.J. Dalsin had working capital of $1.1 million and total debt of $0.2 million.

YEAR 2000 ISSUE

     Many computer software applications and operating programs written in the past may not properly recognize calendar dates beginning in the year 2000. Such a recognition failure could cause computer systems to shut down or provide incorrect information. Several of the Founding Companies are not currently year 2000 compliant. The Company has plans to prepare its computer systems and related software to accommodate sensitive information relating to the year 2000. The Company expects that any additional costs related to ensuring such systems and software to be ready for the year 2000 will not be material to the financial condition or results of operations of the Company. There can be no assurance that no year 2000 related computer operating problems or expenses will arise with the computer systems and software of the Company, the individual Founding Companies or the Company's vendors and customers.

INFLATION

     Inflation has not had any significant impact on the results of operations for any of the Founding Companies during the periods presented herein.

                                    BUSINESS

     INCOM was organized in February 1998 to create the leading provider of roofing systems and services to commercial, industrial, governmental and institutional customers. The Company provides a broad range of services throughout a roof system's life cycle including: (i) new construction roof system installation; (ii) reroofing of existing buildings; (iii) maintenance, repair and refurbishment of existing roof systems and (iv) related specialized services. The Company had pro forma combined revenues of $216.9 million for the year ended December 31, 1997, which will make it the largest provider of roofing systems and services for commercial, industrial, governmental and institutional customers in the United States. The Founding Companies have been in business for an average of approximately 36 years, and many have been recognized by industry organizations for their reliability, professionalism and high quality customer services. The Founding Companies operate from 41 facilities in 18 states, and in 1997 performed services in 42 states, Washington D.C., Puerto Rico and Mexico.

     The Company installs and services all major types of roofing systems available in the United States today. Of the Company's 1997 pro forma revenues, 53% were derived from reroofing services, 37% from new roof construction and installation and 10% from maintenance, repair and refurbishment services. Major roofing projects performed by the Founding Companies have included the new convention center in Phoenix, Arizona, Coca-Cola bottling plants in Marietta, Georgia, and Little Rock, Arkansas, the Abbott Laboratories drug manufacturing facility in Puerto Rico and domed metal roofing at Washington National Airport. Of the Company's 1997 pro forma revenues, approximately 34% were derived from commercial customers, approximately 21% were derived from industrial customers, approximately 25% were derived from governmental customers and approximately 20% were derived from institutional customers.

     The Company has experienced significant growth, with combined revenues increasing from $154.9 million in fiscal year 1995 to $216.9 million in fiscal year 1997, representing an approximate 18% compound annual growth rate. According to the 1998 United States Department of Commerce statistics for nonresidential construction, total construction expenditures increased at a 6% compound annual growth rate over the same period. The Company intends to promote continued internal growth by leveraging its nationwide presence to obtain multi-location customers, enhancing its sales and marketing programs, cross-selling specialized services among the Founding Companies, implementing operating efficiencies and taking advantage of economies of scale made possible through the Company's increased size and scope. The Company also intends to increase its nationwide presence and expand within existing markets through an aggressive acquisition program focused on consolidating the highly fragmented roofing industry.

INDUSTRY OVERVIEW

     The Company believes that significant business and acquisition opportunities are available to a larger, well capitalized roofing company that provides a full range of high-quality roofing services on a national basis utilizing trained, customer-oriented roofing personnel. The roofing industry is a large, highly fragmented industry primarily comprised of numerous small, privately owned companies that generally have limited access to capital. Prolonged economic expansion and new construction activity in the United States have increased the number of buildings that will require maintenance, repair, refurbishment and reroofing services and will generate recurring revenues for roofing contractors. Furthermore, the ownership and management of commercial and industrial properties across the United States has become increasingly concentrated as a result of the activities of REITs and large property management companies.

     According to NRCA data, total expenditures for roofing contracting services in the United States in 1997 were approximately $20.0 billion, of which approximately $14.5 billion, or 73%, were for commercial roofing contracting services (generally including all nonresidential roofing services). The NRCA estimates that approximately 73% of roofing expenditures in 1997 were attributable to reroofing (including maintenance, repair and refurbishment) and 27% were attributable to new roof construction. The roofing industry is highly fragmented and is estimated to include more than 35,000 companies, which are generally small, owner-operated, independent contractors serving customers in a local market, with limited access to capital for investment in infrastructure, technology and expansion. The NRCA estimates that less than 4% of all industry participants have annual sales greater than $12 million. The Company believes that no single company accounted for more than 1% of total expenditures for roofing services in the United States.

     The need for roofing services extends throughout the roof system's life cycle and offers opportunities for experienced roofing contractors to build ongoing customer relationships. The average useful life of a commercial roof system is estimated to range between 10 and 20 years, depending upon a number of factors, including type of roof system, quality of installation, quality and frequency of maintenance, roof traffic, building movement, exposure to chemicals and corrosive materials, climatic conditions and storm damage. Roofing systems can represent a significant portion of the capital investment in new building construction, and high-quality installation, maintenance, repair and refurbishment services preserve the value of the investment and prevent property damage and business disruption. Roofing contractors compete on the basis of customer relationships and bidding opportunities, reputation (including safety record), size and skill level of workforce, consistency of repair and maintenance services, geographical scope and state licensing, ability to mobilize work crews to distant work sites, bonding capacity, insurance coverage (including workers' compensation and liability insurance), relationships with manufacturers, and certification by manufacturers of roofing materials that enable a roofing contractor to deliver a manufacturer's warranty that covers workmanship as well as materials.

     Customers for nonresidential roofing services represent a wide range of businesses, government agencies and not-for-profit institutions, which include
(i) commercial customers that own or manage retail, office, retail or wholesale warehousing, restaurant, theater, hotel, parking and other consumer and business-oriented facilities, (ii) industrial customers that own or manage food processing, manufacturing, refining, assembly, storage and similar facilities,
(iii) city, state and federal government agencies and other public sector customers and (iv) institutional customers such as schools, colleges, prisons, libraries and churches. Larger customers frequently own or manage multiple properties on a local, regional or national basis. For new roof construction and installation projects, a roofing contractor generally subcontracts with a general contractor and obtains a contract through a competitive bidding process, which in some cases is limited to preferred bidders on a selective bid list who meet bonding and other requirements. Roofing contractors generally obtain reroofing contracts through either a competitive bid process or through a direct negotiation with the customer. Roofing contractors may also offer maintenance services directly to the customer and propose cost-effective roofing solutions on an ongoing basis. In some cases, manufacturer representatives and roofing consultants refer roofing and reroofing work to selected roofing contractors, generally larger contractors with established reputations.

     Demand for roofing contracting services depends upon a number of factors. Reroofing demand in a geographical market depends upon the existing inventory of buildings and related infrastructure, the age of existing roof systems, roof traffic, climatic conditions and, in some cases, storm damage. Generally, reroofing contracts generate comparatively stable, recurring revenues funded through a customer's capital expenditure budget and other financings. Demand by commercial and industrial customers for new roof construction in a geographical market reflects general economic conditions, including economic growth, construction activity and the availability of financing. Government expenditures for new roof construction generally remain more stable than expenditures by commercial and industrial customers and reflect the longer budget and planning times for government contracts. Roofing maintenance services generate recurring revenues, and demand for such services from a roofing contractor depends in part upon the contractor's reputation, customer relationships, number and size of prior installations and reroofing projects and scope of maintenance and repair services offered. Demand for roofing services may vary in different geographic areas based upon local and regional conditions, including seasonal and weather-related conditions. The Company believes that geographical diversity of operations can provide a competitive advantage by reducing the effect of local and regional conditions and seasonality.

STRATEGY

     The Company believes that its size, customer and industry relationships, geographic scope and licensing, experience with different roofing systems, combined workforce and use of proprietary computer databases will give the Company significant competitive advantages in the roofing contracting industry.

Through increased size, the Company believes it will have greater ability to attract, train and retain qualified personnel, to compete for larger jobs that require greater bonding capacity and other resources and to deploy roofing and repair crews in its combined markets. Increased size will also offer efficiencies in areas such as materials purchasing, computer system and database development, employee benefits, bonding, insurance and financing. The Company believes that the diversity of its operations will diminish the effects of regional and market downturns and seasonality, offer opportunities to pursue growth and recurring revenues and create a base of expertise to expand into new markets and serve new customers.

     The Company plans to leverage its experienced management and relationships within the roofing contracting industry to expand its business internally and through the acquisition of additional roofing contracting businesses. Management of the Founding Companies have extensive business relationships within the industry, in part through membership in the NRCA, the largest roofing trade organization in the United States with approximately 4,100 contracting firms as members, and regional roofing associations. In addition, the Company's management includes a Chief Executive Officer and Chief Operating Officer with an average of 23 years of experience in the roofing and waterproofing industries. A number of founders have served on the managing board of the NRCA and managing boards of regional roofing associations.

     The Company's goal is to build on its position as the leading national provider of roofing services for commercial, industrial, governmental and institutional customers by increasing the profitability of its operations, expanding its business and markets through internal growth and pursuing an aggressive acquisition growth strategy.

     OPERATING STRATEGY. The Company believes there are significant opportunities to increase the profitability of the Founding Companies and subsequently acquired businesses. The key elements of the Company's operating strategy are:

          DEVELOP NATIONWIDE REPUTATION FOR HIGH-QUALITY ROOFING SERVICES. The Company intends to distinguish its name and services nationwide by offering consistent high quality, price competitive and dependable services that significantly exceed the standard of services offered by the average industry participant.

          SHARE INFORMATION, EXPERIENCE AND BEST PRACTICES. The Company believes it will be able to increase its profitability in its local markets by leveraging customer relationships, expertise and marketing strengths of individual Founding Companies. The Company will identify and share best practices that can be successfully implemented throughout its operations. The Company has identified the following "best practices" and methods used by certain of the Founding Companies, which it intends to share throughout the Company where applicable: (i) computer-managed emergency repair services, including rapid response to local storm damage, especially in coastal and other areas subject to hurricane, hail and tornado damage,
     (ii) roofing tradework methods that reduce handling and waste of roofing materials, increase efficiency and reduce cost and time required for installation, inspection and payment, (iii) standardized safety practices and programs to avoid risks and costs of noncompliance with OSHA and other safety requirements, (iv) computer-assisted bid preparation and historical cost calculation, used to prepare bids for fixed price contracts and to reduce actual cost variances from estimates used in the contract bidding process and (v) formal roof analysis, management and maintenance programs. The Company also intends to extend the use of computer systems to facilitate communication among the Founding Companies.

          ATTRACT AND RETAIN QUALIFIED PERSONNEL. The Company believes that the Acquisitions and the Offerings will provide competitive advantages in attracting and retaining qualified personnel. By extending active recruiting and training programs developed by the Founding Companies, the Company intends to attract and retain qualified roof mechanics as well as skilled estimators, supervisory employees and project managers. Following the Acquisitions and the Offerings, the Company will provide (i) stock-based compensation for key employees, (ii) advancement opportunities available for talented employees within the larger public company, (iii) additional training opportunities, including crew training and crew leadership training and (iv) the opportunity to realize a more stable and less seasonal income.

          OPERATE ON DECENTRALIZED BASIS. The Company believes that a decentralized operating strategy will retain the entrepreneurial approach of the Founding Companies, which will be balanced by centralized financial and accounting controls. By maintaining a local and regional focus in each of its markets, the Company will seek to preserve its market knowledge and customer relationships, build relationships with current and future customers and respond to customer demands and changing market conditions. Senior management at the Founding Companies will remain empowered to make day-to-day operating decisions at each location and will retain primary responsibility for profitability and growth of their business. The Company believes that its centralized financial and accounting controls and reporting and regular communications programs will also be integral to realizing the benefits of the Acquisitions and the Offerings.

     INTERNAL GROWTH STRATEGY. The Company intends to leverage the competitive strengths of the Founding Companies and subsequently acquired businesses with the objective of achieving internal growth. Key elements of the Company's internal growth strategy are:

          LEVERAGE NATIONWIDE PRESENCE. The Company believes that its nationwide presence will increase internal growth opportunities. The Company intends to leverage its nationwide presence to develop additional business from new and existing customers that operate on a regional and national basis, such as owners of national chains, property management companies, manufacturers, REITs, national roofing consultants and engineering companies, developers and general construction contractors. The Company believes that significant demand exists from such companies to utilize the services of a single roofing services provider and believes that existing local and regional relationships can be expanded to new locations or on a nationwide basis. Consolidations among property owners and management companies offer the opportunity to serve new and existing customers on a regional or national basis. The Company's nationwide presence also provides a large geographic base from which to respond to local storm damage and emergency repair requests.

          ENHANCE SALES AND MARKETING PROGRAM. The Company intends to expand its regional and national account sales and marketing programs that target large regional and national property owners and managers. The Company intends to build on specialized marketing capabilities developed by certain of the Founding Companies, including the following: (i) a proprietary database that includes a roofing archive for key customers and types of roofing systems, (ii) computer-aided-design ("CAD") display capability to demonstrate roofing systems for potential customers, (iii) websites to assist potential customers with the roofing bid process, the comparison of roofing specifications for different roofing systems, (iv) the design of maintenance programs to extend the life cycle of an existing roofing system, (v) seminars for architects and potential customers regarding contractor and roofing system selection, warranties and other subjects,
     (vi) market research and statistical surveys to improve service quality and customer satisfaction and (vii) targeted marketing programs based upon research and data collection.

          INCREASE FOCUS ON MAINTENANCE, REPAIR AND OTHER RECURRING
     SERVICES. The Company intends to expand services to existing customers, especially services that provide the opportunity to realize higher margins, recurring revenues or hourly fees. The Company will focus on the following services: (i) short-term and long-term roofing maintenance contracts and "preferred contractor" relationships with customers, (ii) leak repair services and (iii) ongoing roofing management services including roof survey, analysis and budgeting services.

          BROADEN SCOPE OF SPECIALTY SERVICES. The Company believes that certain specialty services currently offered by only a few of the Founding Companies can be offered in additional locations and in some cases can provide higher margins. The Company has identified the following specialty services that it intends to offer in additional locations, when appropriate: (i) waterproofing and caulking, (ii) capacity to mobilize experienced roofing crews and management to distant locations, (iii) metal roof deck replacement and installation of lightweight insulating concrete and (iv) concrete and masonry restoration and restoration of roofs on historical buildings.

          ENHANCE OPERATING EFFICIENCIES. Certain administrative functions will be centralized following the Offerings, and the Company expects to realize economies of scale and reduce overlapping or duplicate efforts and expenses. The Company intends to coordinate its purchasing activities when appropriate in dealing with suppliers, manufacturers and distributors. In addition, as a result of the Company's size, it believes it will also lower its costs for (i) purchasing roofing and sheet metal materials, (ii) purchasing or leasing and routine maintenance of vehicles and cranes, (iii) bonding, casualty and liability insurance, (iv) health insurance and related benefits, (v) retirement benefits administration, (vi) office and computer equipment, (vii) marketing and advertising, (viii) telephone services and (ix) a variety of accounting, financial management and legal services. The Company's office, shop and warehouse properties located in 18 states offer the capacity to increase efficiency in handling, storing and fabricating roofing materials in a number of locations. In addition, using proprietary enhancements to project management software, the Company expects to be able to track project status and improve capacity utilization and reporting to customers. For customers that operate in regional or national markets, the Company will seek to lower administrative costs of serving regional and national accounts and to realize operating efficiencies such as lower travel costs and reduced bid preparation time and expense. At some locations, the Company's larger combined workforce will provide potential staffing and scheduling efficiencies and reduce down time labor costs, both on site and between major scheduled projects.

     ACQUISITION GROWTH STRATEGY. The Company believes that the highly fragmented nature of the roofing services industry offers significant opportunities to pursue its acquisition strategy. The Company intends to focus on profitable acquisition candidates with entrepreneurial skills and a willingness to commit to exchanging effective business practices and roofing expertise through open communications. The Company will pursue acquisition candidates that possess: (i) highly qualified management and supervisory personnel, (ii) a history of revenue and profit growth, (iii) diverse market area served and established reputation for high quality roofing services, (iv) a large and diverse customer base and (v) a complementary mix of roofing services and specialty services. The Company believes that many roofing contracting and service businesses that lack the capital to expand operations and the ability to exit their business profitably will become acquisition candidates of the Company. For these acquisition candidates, the Company will provide (i) the opportunity to benefit from the Company's best practices, (ii) expertise in expanding recurring and specialty services, (iii) the ability to focus on customers and field operations rather than administrative and accounting tasks,
(iv) national name recognition, (v) increased financial and other resources,
(vi) increased liquidity and (vii) a continued role in managing operations. The Founding Companies participate in professional associations such as the NRCA and regional roofing associations, and the Company expects that many of its key employees will continue to participate in such activities, in part to assist in identifying attractive acquisition candidates. Other key elements of the Company's acquisition strategy include:

          INCREASE NATIONWIDE PRESENCE. The Company will pursue financially stable acquisition candidates that are located in new or existing geographic markets that have an appropriate customer base to integrate with or complement the Company's existing business. As consolidations and centralization of management occur among existing and potential customers, the Company will pursue acquisition candidates with the geographical focus, customer relationships and expertise to expand the scope of services the Company may offer to such customers. The Company believes that increasing its nationwide presence will allow it to build and strengthen relationships with large, regional and national customers and will reduce the impact of local and regional economic downturns as well as minimize weather-related and seasonal variations in roofing activity.

          EXPAND WITHIN EXISTING MARKETS. Once the Company has entered a market, it will seek to acquire other well-established roofing contracting and maintenance businesses operating within that region, including "tuck-in" acquisitions of smaller companies. The Company will pursue tuck-in acquisition candidates with the potential to realize increased revenues from the Company's best practices, nationwide presence and other competitive advantages. The Company believes that tuck-in acquisitions afford the opportunity to improve its overall cost structure through the integration of new and existing operations and to increase revenues by providing incremental, higher margin and specialty services to new and existing customers. Despite the integration opportunities afforded by such tuck-in acquisitions, the Company intends to maintain existing business names and identities in order to retain awareness among existing customers for marketing purposes when appropriate.

SERVICES AND OPERATIONS

     The Founding Companies have provided roofing services to numerous commercial, industrial, governmental and institutional customers having a local, regional and national presence, some of which are listed below:

COMMERCIAL                               INDUSTRIAL                GOVERNMENTAL                  INSTITUTIONAL
-------------------------------------    ----------------------    --------------------------    -------------------------
Circuit City                             3M Company                Department of Defense         Brown University
CitiCorp                                 Abbott Laboratories       Federal Bureau of Prisons     Cornell University
Holiday Inn                              Coca Cola                 National Gallery of Art       D.C. Public Schools
IBM                                      Duracell USA              U.S. Air Force                Howard University
K-Mart Stores                            Frito Lay                 U.S. Army                     Legends Field
Northwest Airlines                       General Electric          U.S. Capitol Building         Syracuse University
Norwest Bank                             General Motors            U.S. Marine Corps             U.S. Military Academy
Saks 5th Avenue                          Hewlett Packard           U.S. Navy                     University of Florida
Target                                   United Parcel Service     U.S. Pentagon                 University of Pittsburgh
WalMart Stores                           Westinghouse Electric     U.S. Postal Service           University of Texas

     Based upon its experience in installing all major types of roofing systems, the Company offers independent services and assistance before, during and after construction to select, construct, install, repair, refurbish, replace and maintain a customized roof system that is appropriate for a customer's individual requirements. The following is a description of the Company's roofing services.

     REROOFING. Reroofing is the installation of a new roof when a roofing system fails and in most cases includes the removal of the existing roof system. The Company performs reroofing when repair and refurbishment alternatives fail to restore a roof system to serviceable condition, or at the request of a customer, in some cases for aesthetic reasons. Prior to working on a reroofing project, the Company may provide individual services for potential clients, assisting with functional needs assessments, budgeting, long-term planning, roof surveys and condition reporting, analysis of repair versus replacement decisions, project scope of work specifications and roof safety audits. When appropriate, reroofing projects may include asbestos abatement, insulation replacement, replacement or repair of the underlying metal roof deck and installation of lightweight insulating concrete.

     NEW CONSTRUCTION. General construction contractors subcontract with the Founding Companies to install roof systems on new structures. Construction services consist of tradework, project supervision, site-specific safety planning, construction permit processing, management of roofing-related subcontractors, material and supply logistics scheduling and custom sheet metal work. The typical new construction project entails installation of rigid board insulation, fastening or adhesive material, a roofing membrane and flashing made of roof membrane and/or metal to prevent intrusion of water into the roofing system.

     MAINTENANCE, REPAIR AND REFURBISHMENT SERVICES. The Company provides additional roofing services to extend the life and enhance the performance of roofing systems installed by the Company and other contractors. The Company offers or assists with preventive roof maintenance programs, corporate roof safety and loss control programs, roofing seminars, customized in-house client training and roof asset management programs. Maintenance services involve the physical inspection of an existing roofing system to determine its condition, detect weaknesses and failures and identify potential problems, if any. Through a program of regularly scheduled annual or semi-annual inspections, the Company's technicians seek to identify roof damage in its early stages and offer cost effective repair or refurbishment alternatives before significant damage occurs. As a result of performing maintenance inspections, the Company may generate additional fees from performing repairs and may identify significant reroofing opportunities. The Company believes that the cost effectiveness of regularly scheduled maintenance strengthens relationships with the Company's customers and establishes a basis for recurring revenues. The Company generally performs repair services in occupied buildings, where leaks and roof damage can result in property damage, business disruption and hazards. The Company provides emergency leak repair services to certain customers 24 hours a day in many locations throughout the United States. Refurbishment involves major repairs of an existing roofing system, including repair of all penetrations and resurfacing of the roof system, and can add many years to the useful life of a roof system, typically at significantly less cost than the cost of reroofing.

     RELATED SPECIALIZED SERVICES. Certain of the Founding Companies offer specialized roofing and related services, such as waterproofing, caulking, roof deck installation and restoration. Waterproofing systems for foundation walls, plaza decks and garages involve the application of liquid membrane, hot rubberized asphalt systems, sheet waterproofing and traffic-bearing membranes. Caulking includes the installation of silicone and urethane sealants at expansion joints, control joints, window perimeters and other exterior building joints that require a flexible seal to prevent the intrusion of water and to accommodate building movement. Certain of the Founding Companies have developed expertise in repairing and replacing metal roof decks and installing lightweight insulating concrete roof decks. In some locations certain Founding Companies offer concrete and masonry restoration. The Company believes that its ability to bundle roofing services with waterproofing, caulking, roof deck work and restoration services in some locations offers a competitive advantage by expanding the scope of services offered to customers and reducing the number of subcontractors required to bid and complete a project.

     OPERATIONS. The Company's experienced estimators and project managers typically develop an estimate and prepare a proposal and schedule for a roofing or reroofing contract. After a contract is signed, the Company assigns an appropriate work crew and supervisory personnel to the project and orders the roofing system and accessory materials from a manufacturer and other suppliers, generally for delivery directly to the worksite. Within the time scheduled under the contract, the Company dispatches a work crew to the work site to install the roofing system and accessories. Each of the Founding Companies has specialized equipment for moving materials to roofs of buildings, and certain of the Founding Companies operate high-reach cranes to move materials to roofs with difficult access. After a project is completed, the Company's supervisors or inspectors review the work and submit the project to inspection by the manufacturer of the roof system, who then typically issues directly to the customer a manufacturer's warranty for the roofing materials as well as the workmanship relating to the installation of the roofing materials. See
" -- Contracts, Suppliers and Warranties."

ROOF SYSTEMS AND OTHER MATERIALS

     The types of roof systems installed by the Company reflect a number of design considerations, such as (i) roof shape, slope and height, (ii) climatic exposures, including extreme temperatures, (iii) architectural acceptance, (iv) required level of maintenance, (v) ease and cost of repair, (vi) average cost over roofing life cycle, (vii) resistance to tears and abrasions, (viii) rooftop traffic and stresses, (ix) weight of roof, (x) wind uplift characteristics, (xi) suitability to retrofit an existing roof system without tear-off, (xii) energy efficiency and reflective properties of roof finish, (xiii) fire resistance,
(xiv) ability to expand and contract with extreme temperature fluctuations or other conditions, (xv) compatibility with insulation and other substrate and
(xvi) movement of the underlying roof deck and others. Roof systems installed by the Company include the following:

          SINGLE-PLY ELASTOMERIC ("EPDM"). Ethylene Propylene Diene Monomer is a lightweight, elastic, membrane composed of synthetic rubber that remains relatively stable in extreme temperatures. Due to its flexibility, it is regularly specified for new construction projects involving certain types of lightweight buildings and roof decks that experience significant expansion and contraction. Seams are formed using contact adhesives or butyl tape technology.

          BUILT-UP ROOFING ("BUR"). The BUR system is composed of insulation board, base sheet, hot or cold applied adhesive felts, surfacing materials and flashing materials and is installed by alternating layers of asphalt or coal tar saturated felts or fiberglass mat roofing plies. BUR can be used for positive slope roof systems in both new construction projects and on existing buildings.

          MODIFIED BITUMEN ("MB"). Composite membranes used in MB roof systems consist of bitumen, modifiers, which provide tough, rubbery, flexible properties to the product and reinforcements, such as fiberglass or polyester and a covering of mineral granules or, in some cases, a liquid-applied coating that is added at the worksite. MB systems offer good flexibility and resistance to roof system traffic.

          PVC AND SIMILAR MEMBRANES ("PVC"). Thermoplastic membranes, such as PVC, TPO, ElvaloyT and HypalonT, are flexible, reinforced heat weldable reflective membranes manufactured from a variety of materials. These lightweight and energy efficient membranes provide roofing solutions for buildings that have unusual shapes or experience substantial movement. Various thermoplastic membranes exhibit good resistance to environmental contaminants, including animal fats, chemicals, particulates and liquids and roof traffic.

          POLYURETHANE FOAM ("PUF"). Polyurethane foam is a liquid mixture which is spray applied to the roof deck or substrate and immediately expands up to 20 to 30 times its original volume, hardens and becomes a lightweight solid insulation. The foam application adheres to virtually all types of roof decks, reduces thermal shock, is self flashing and offers good strength-to-weight ratios, wind resistance, insulation efficiency per unit of thickness and waterproofing qualities. Coatings are used to protect polyurethane foam from ultraviolet damage.

          METAL ROOFING. A weather-resistant, metal roof system acts like a single, monolithic steel membrane when installed on appropriate buildings with positive slope roofing. Roof panels are lock seamed together to keep moisture out and enhance structural integrity. Metal roofing may be used in new construction, retrofit or to re-cover existing roofs to create slope.

          ASPHALT, TILE AND SLATE SHINGLE. Sloped roofing commonly consists of asphalt shingle roofing but may also be constructed of clay or concrete tile or slate. Asphalt shingles offer comparative low cost, ease of installation and repair and the ability to conform to complex roof shapes. Clay and concrete tiles and slate offer a durable roof system appropriate to roof decks with minimal movement. Benefits of tile and slate roofing include resistance to fire and other elements.

          INSULATION AND SHEET METAL. Roofing and reroofing work typically includes the installation of insulation and sheet metal. Roof insulation materials include polyisosiunate, polystyrene, fiberboard, fiberglass, cellular glass, volcanic glass fiberboard, polyurethane and lightweight insulating concrete. The type of insulation installed in a particular project is generally selected on the basis of cost, type of roofing system, local climate, customer requirements for thermal resistance, ratings in fire safety performance, compressive strengths and thickness requirements under applicable specifications and codes.

CONTRACTS, SUPPLIERS AND WARRANTIES

     The Company generally obtains new roof construction and installation contracts through a competitive bidding process, which in some cases is limited to preferred bidders on a selective bid list who meet bonding and other requirements, or, less commonly, through negotiation. For new roof construction and installation projects, the customer generally enters into contracts with a general contractor, who then subcontracts with a roofing contractor to install the roof system in accordance with architectural plans and specifications. Reroofing contracts may be obtained by competitive bidding or through negotiation. If the Company originally installed a roof system or maintains records and plans of a roof's design and maintenance, the Company may have a competitive advantage in bidding for or negotiating a contract to repair, refurbish or replace the roof system. For certain roofing and reroofing projects, customers may seek planning, assessment, specification, budgeting and other advisory services from manufacturer representatives and roofing consultants. The Company believes that it has developed relationships with manufacturer representatives and roofing consultants that provide a competitive advantage in obtaining certain roofing and reroofing contracts, including certain contracts for larger, more complex and higher margin projects. See
" -- Industry Overview." The Company's roofing and reroofing contracts are generally structured on a fixed cost basis, although smaller projects, such as repair or refurbishment projects, are in some cases billed on an hourly rate basis. Maintenance services are generally provided for a fixed periodic fee or an hourly rate basis. Large roofing contracts typically provide for retainage of a specified percentage of the contract amount until the work has been fully reviewed and formally accepted by the customer or property owner.

     The Company purchases roof systems and materials from a number of manufacturers and acts as an independent contractor or subcontractor to construct or install the roof system to meet a customer's individual requirements. The roof systems installed by the Company are generally developed by large manufacturers after extensive research and testing and include insulation, membrane, felts, fasteners, accessories (including tape, seaming materials and sealants) and metal or membrane flashing. Only two large manufacturers manufacture EPDM membrane. The Company believes that the relationships of the Founding Companies with many different roofing manufacturers represent a competitive advantage and provide the opportunity to offer extended manufacturer warranties. A number of the Founding Companies participate from time to time on manufacturers' advisory councils and also test roofing products on behalf of manufacturers. The Founding Companies have received numerous awards and designations from manufacturers of roof systems.

     Certain of the Founding Companies operate sheet metal fabrication facilities used to produce flashing and other sheet metal used in roofing applications to provide a waterproof connection between roofing materials and a building wall or other surface. Substantially all of the other roofing and waterproofing systems and component parts the Company sells or installs are purchased from manufacturers and other outside suppliers.

     Warranties for the roof systems installed by the Founding Companies are generally issued directly by the manufacturer to the customer for an additional fee, based upon the size of the roof, paid to the roofing materials manufacturer. The warranty, which requires full inspection and approval of the roofing installation by the manufacturer or a designated representative, generally extends for ten years and covers materials and workmanship at replacement cost. Typically, through a separate licensing agreement with the manufacturer, the Founding Companies agree to warrant the workmanship related to installation of the roofing materials for two years. Only certain roofing contractors approved by the manufacturers are entitled to provide manufacturer warranties to the contractor's customers with respect to workmanship relating to installation of materials. The Company believes that the ability to provide this warranty coverage is an important competitive advantage. The warranty coverage generally requires a customer to comply with certain stated conditions, including periodic roof surveys and notice to the manufacturer and roofing contractor of any roof damage within specified periods following discovery.

MANAGEMENT INFORMATION AND CONTROLS

     The Company intends to centralize its consolidated accounting and financial reporting activities at its operational headquarters in Houston, Texas. Basic accounting activities will continue to be conducted at the operating level. The Company believes that its current information systems' hardware and software are adequate to meet current needs for financial reporting, internal management control and other necessary information and the needs of newly acquired businesses.

PROPERTY AND EQUIPMENT

     The Company operates a fleet of approximately 650 owned and leased service trucks, vans and support vehicles, including high-reach and other cranes and specialty material handling equipment used to load roofing products and ballast to elevated work sites. It believes these vehicles generally are adequate for the Company's current operations.

     At March 31, 1998, the Company maintained 41 facilities in 18 states. Of the Company's facilities, all are leased. Upon the consummation of the Offerings, the Company will lease its principal and administrative offices in Houston, Texas and is currently in the process of obtaining office space for this purpose.

     Upon consummation of the Offerings, the Company will lease all of its warehouses, shops, and administrative offices as follows, subject to consolidation of certain facilities to achieve operating efficiencies and subject to the execution of leases with certain owners of the Founding Companies in connection with the Acquisitions and the consummation of the Offerings:

LOCATION                        SQUARE FEET             TYPE OF PROPERTY
----------------------------    ------------            -----------------------
D.C. TAYLOR:
    Phoenix, AZ.............       17,000               Office/Warehouse
    Concord, CA.............        3,560               Office/Warehouse
    Atlanta, GA.............        6,250               Office/Warehouse
    Cedar Rapids, IA........       31,000               Office/Warehouse
SEYFORTH:
    Birmingham, AL..........       16,000               Office/Shop
    Albuquerque, NM.........        6,000               Office/Shop
    El Paso, TX.............       10,000               Office/Shop
    Garland, TX.............       16,700               Office/Shop
    Garland, TX.............       18,000               Office/Shop
    Houston, TX.............       15,000               Office/Shop
NU-TEC:
    Indianapolis, IN........        8,000               Office/Warehouse
    Indianapolis, IN........       18,000               Office/Warehouse
    Tampa, FL...............       17,300               Office/Warehouse
    Cincinnati, OH..........        2,800               Office/Warehouse
BETA:
    Capitol Heights, MD.....       19,000               Office/Warehouse
EVANS:
    Elmira, NY..............        2,250               Office
    Elmira, NY..............        4,500               Office
    Elmira, NY..............       12,000               Office/Warehouse/Shop
    Elmira, NY..............        5,000               Office/Warehouse
    Endwell, NY.............        2,250               Office/Warehouse
    Morrisville, NC.........        2,450               Office/Warehouse
    Auburndale, FL..........          150               Office
BRAZOS:
    Waco, TX................       11,200               Office/Shop
    Box Elder, SD...........        3,700               Office/Warehouse
KELLEY BROTHERS:
    Fairfield, OH...........        4,510               Office/Warehouse
    Fairfield, OH...........        7,000               Warehouse
    Columbus, OH............        3,385               Warehouse
    Harrison, IN............        2,000               Office/Warehouse
CHAMBERLIN:
    Houston, TX.............       11,700               Office/Warehouse
    Dallas, TX..............        7,200               Office/Warehouse
    Dallas, TX..............       43,000               Storage Yard
    Austin, TX..............        2,910               Warehouse
BURNS & SCALO:
    Bridgeville, PA.........       20,000               Warehouse/Shop
    Bridgeville, PA.........        5,000               Office
    Bridgeville, PA.........        3,000               Office/Warehouse/Shop
BOONE:
    Omaha, NB...............       10,560               Office/Warehouse
    Olathe, KS..............        5,100               Office/Warehouse
SUTTER:
    Fort Myers, FL..........        4,000               Office/Warehouse
    Sarasota, FL............       16,300               Office/Warehouse/Shop
M.J. DALSIN:
    West Fargo, ND..........       12,000               Office/Warehouse/Shop
    Sioux Falls, SD.........       14,000               Office/Warehouse/Shop

     In addition to the facilities listed above, the Company may operate on a short-term basis in other locations as may be required from time to time to perform its contracts.

     The Company believes that its properties are generally adequate for its present needs. Furthermore, the Company believes that suitable additional or replacement space will be available as required for the Company's operations.

COMPETITION

     The roofing contracting industry is highly fragmented and competitive. Most of the Company's competitors are small, owner-operated companies that typically operate in a limited geographic area. In the future, competition may be encountered from new entrants, including companies attempting to consolidate roofing contracting service companies. Competitive factors in the roofing contracting industry include (i) price, (ii) the availability of qualified personnel, (iii) cost structure, (iv) relationships with customers, including roofing consultants, (v) relationships with roofing manufacturers, (vi) certification to issue a manufacturer's warranty of workmanship as well as materials, (vii) ability to obtain adequate bonding, (viii) geographic diversity, (ix) state licensing, (x) ability to reduce project costs, (xi) experience in providing specialty roofing services, (xii) safety record and (xiii) access to technology. See "Risk
Factors -- Competition" and "-- Industry Overview."

REGULATION

     The Company's business and the activities of its roofing contractors are subject to various federal, state, and local laws, regulations and ordinances relating to, among other things, the licensing and certification of roofing contractors, safety standards determined and enforced by the Occupational Safety and Health Administration and environmental laws and regulations relating to the disposal of demolition debris, asbestos and other solid wastes. The Company is also subject to certain federal, state and local laws and regulations which regulate the Company's advertising, warranties and disclosures to customers and the bidding process required to obtain roofing contracts. The U.S. Environmental Protection Agency and a variety of state environmental agencies regulate the use and handling of certain materials used by roofing contractors and the disposal of wastes generated by roofing contractors. Certain materials used or handled by the Company or removed by the Company from factories or other projects are classified as hazardous materials requiring special handling, transportation and disposal. Fines and penalties may be imposed for failure to comply with environmental laws and regulations, and the Company could become subject to environmental cleanup obligations as a result of any improper disposal of hazardous or nonhazardous waste. The Company is also required to comply with labor laws and regulations, including those that relate to verification by employees of legal immigration or work permit status of employees. Applicable regulations may change and may increase expenses or cause project delays. There can be no assurance that in the future the Company's results of operations will not be materially adversely affected by existing or new laws or regulations applicable to the Company's business.

LEGAL PROCEEDINGS

     Each of the Founding Companies has, from time to time, been a party to litigation arising in the normal course of its business, most of which involves claims for personal injury or property damage incurred in connection with its operations. Management believes that none of these actions will have a material adverse effect on the financial condition or results of operations of the Company.

     D.C. Taylor is a co-defendant in a lawsuit brought by Sears, Roebuck and Co. ("Sears"). The lawsuit, SEARS ROEBUCK & CO. VS. JPS ELASTOMERICS AND D.C. TAYLOR CO., No. 9707210 was filed on July 21, 1997 in the Circuit Court of Cook County, Illinois. The claims brought by Sears relate to approximately 160 roofs installed in 1983, 1985 and 1986 on buildings owned by Sears. The manufacturer of the roofing membrane is also a defendant in the lawsuit. Sears' claims include negligence, breach of warranty and other tort claims against D.C. Taylor in both recommending roofing materials and in installing the roof systems, and the lawsuit requests replacement costs, property damages and other damages. No specific damage amounts are claimed in the petition. D.C. Taylor believes that it has insurance coverage for these claims, subject to certain deductibles and ceilings; however, insurance coverage under certain policies is disputed. D.C. Taylor believes the allegations brought in the lawsuit referenced above are without merit and that it has a number of strong defenses, including statutes of limitations, statutes of repose, contractual limitations, expiration of the applicable warranty provisions in the parties' agreements, and failure on the part of Sears to comply with the notice requirements and other terms of the warranty provisions. D.C. Taylor is defending, and will continue to defend, vigorously the claims brought against it. D.C. Taylor is unable, however, to predict the outcome of this suit or the costs to be incurred in connection with its defense, and there can be no assurance that the litigation will be resolved in D.C. Taylor's favor or that insurance will cover all claims or defense costs.

EMPLOYEES

     At March 31, 1998, the Company had approximately 2,260 employees. Approximately 95 employees, or 4% of the Company's employees, are members of unions and work under collective bargaining agreements that are subject to renegotiation from time to time.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the Company's directors and executive officers and those persons who will become directors, executive officers and certain key employees following the consummation of the
Offerings:

                NAME       AGE                           POSITION
-------------------------  ---   -----------------------------------------------
C. Byron Snyder..........  50    Chairman of the Board of Directors
John M. Kafka............  47    Chief Executive Officer and Director*
William W. Taylor........  46    Chief Operating Officer*
Robert S. Zlotnik........  45    Chief Financial Officer*
Randall D. Grubbs........  32    Vice President -- Mergers & Acquisitions*
H. Brock Hudson..........  37    Vice President -- Mergers & Acquisitions*
Bruce Bubenzer...........  59    President of Nu-Tec and Director*
Michael J. Dalsin........  49    President of M.J. Dalsin and Director*
Paul V. Gordon...........  51    President and Chief Executive Officer
                                   of Beta and Director*
Dan B. Hand..............  49    President of Seyforth Roofing Company, Inc. and
                                 Director*
Philip A. McKinney.......  48    Chief Executive Officer of Evans and Director*
Jack F. Scalo............  39    President of Burns & Scalo and Director*
Edmund P. Djerejian......  59    Director*
Thomas E. White, Jr......  53    Director*
Jim P. Wise..............  54    Director*

---------------

* Election as a director or officer of INCOM effective upon the consummation of the Offerings.

     Directors are elected at each annual meeting of stockholders. All officers serve at the discretion of the Board of Directors, subject to terms of their employment agreements. See "-- Employment Agreements."

     C. BYRON SNYDER has been Chairman of the Board of Directors of INCOM since its inception. Mr. Snyder is the President of Sterling City Capital, LLC, a Houston-based investment company specializing in consolidating privately owned businesses simultaneously with an initial public offering. He was the owner and President of Relco Refrigeration Co., a distributor of refrigerator equipment which he acquired in 1992 and which was merged in February 1998 into Hospitality Companies, Inc. Mr. Snyder is a director of Hospitality Companies, Inc., a supplier of food equipment and heating/air conditioning products to the hospitality industry. Prior to 1992, Mr. Snyder was the owner and Chief Executive Officer of Southwestern Graphics International, Inc., a diversified holding company which owned Brandt & Lawson Printing Co., a Houston-based general printing business, and Acco Waste Paper Company, an independent recycling business. Mr. Snyder is a director of Carriage Services, Inc., a publicly held death care company and Chairman of the Board of Directors of Integrated Electrical Services, Inc., a publicly held electrical contracting and maintenance services consolidator.

        JOHN M. KAFKA will become Chief Executive Officer and a director of the Company upon consummation of the Offerings. Mr. Kafka has served as President of Chamberlin Waterproofing & Roofing Systems, Inc., one of the Founding Companies, since January 1981. Mr. Kafka has 21 years of experience in the contracting industry. He is currently the President of the American Subcontractors Association, Houston, Chapter, and also serves as a director on the Board of Directors for American Subcontractors Association for the State of Texas.

     WILLIAM W. TAYLOR will become Chief Operating Officer of INCOM upon consummation of the Offerings. Mr. Taylor has served as Chief Executive Officer and President of D.C. Taylor since 1984. Mr.

Taylor completed the Total Quality Management Program of the NRCA and the University of Chicago Graduate School of Business in 1995. Mr. Taylor holds roofing contractor licenses in every state in the continental United States that requires such licenses.

     ROBERT S. ZLOTNIK will become Chief Financial Officer of INCOM following the consummation of the Offerings. From April 1990 to July 1998, Mr. Zlotnik served as Senior Vice President and Chief Financial Officer of PACE Entertainment Corporation, an entertainment company. From 1988 to 1990, Mr. Zlotnik served as Senior Vice President-Finance of Lifeco Services Corporation, a travel service consolidator. From 1980 to 1988, Mr. Zlotnik held various positions at Ernst & Whinney, a national accounting firm. Mr. Zlotnik is a Certified Public Accountant.

     RANDALL D. GRUBBS will become Vice President -- Mergers and Acquisitions upon consummation of the Offerings. Mr. Grubbs has served as a consultant to the Company since its inception in February 1998. From November 1997 through February 1998 he served as a consultant to C. Byron Snyder and his privately owned corporations. From May 1997 through November 1997 Mr. Grubbs was
Manager -- Corporate Development for Pinnacle Brands, Inc., a private manufacturing company. From December 1993 through May 1997 he was financial analyst for American Ref-Fuel Company, a joint venture between Browning Ferris Industries, Inc. and Air Products and Chemicals, both publicly held companies. Mr. Grubbs is a Certified Public Accountant.

     H. BROCK HUDSON will become Vice President -- Mergers and Acquisitions upon consummation of the Offerings. Mr. Hudson served as a consultant to the Company since its inception in February 1998. From May 1997 through February 1998 Mr. Hudson was Vice President -- Finance for Bargo Energy Company, a private energy company in Houston, Texas. From April 1993 through May 1997 he was Vice President of Special Projects for Torch Energy Advisors Incorporated, an investment advisory company specializing in oil and gas investments.

     BRUCE BUBENZER will become a director of the Company upon consummation of the Offerings. Mr. Bubenzer has served as President of Nu-Tec Roofing since its incorporation in 1984.

     MICHAEL J. DALSIN will become a director of the Company upon consummation of the Offerings. Mr. Dalsin has served as President of M.J. Dalsin Company, Inc. and M.J. Dalsin of South Dakota, Inc., two of the Founding Companies since 1979 and 1989, respectively.

     PAUL V. GORDON will become a director of the Company upon consummation of the Offerings. Mr. Gordon has served as President and Chief Executive Officer of Beta Construction Company, one of the Founding Companies, for more than five years.

     DAN B. HAND will become a director of the Company upon consummation of the Offerings. Mr. Hand has served as President of Seyforth Roofing Company, Inc., one of the Founding Companies, for more than five years. Mr. Hand serves on the Board of Directors of the Roofing Contractors Association of Texas and served on the Board of Directors of the Western Roofing Association in 1994.

     PHILIP A. MCKINNEY will become a director of the Company upon consummation of the Offerings. Mr. McKinney has served as Chief Executive Officer of Evans Service Company, Inc., one of the Founding Companies, since 1997. Mr. McKinney also served as Chief Operating Officer of CFE, Inc., a roofing services company, from 1987 to 1994 and as Chairman of the Board and Chief Executive Officer of Charles F. Evans Company, Inc., a corporate holding company, from 1995 to 1996. Mr. McKinney currently serves on the Board of the NRCA and the Board of Governors of the Alliance for Progress.

     JACK F. SCALO will become a director of the Company upon consummation of the Offerings. Mr. Scalo has served as President of Burns & Scalo Roofing Company, Inc., one of the Founding Companies, since January 1995.

     EDMUND P. DJEREJIAN will become a director of the Company upon consummation of the Offerings. Mr. Djerejian has been a director of the James A. Baker IV Institute for Public Policy at Rice University since 1994. He served as Assistant Secretary of State for Near Eastern Affairs from 1991 to 1993 and Ambassador to the Syrian Arab Republic from 1988 to 1991. He served as Deputy Assistant Secretary of

New Eastern and South Asian Affairs from 1986 to 1988 and U.S. Deputy Chief of Mission to the Kingdom of Jordan from 1981 to 1984. Mr. Djerejian also serves on the Board of Directors of Occidental Petroleum Corporation, Global Industries, Ltd. and a number of non-profit organizations.

     THOMAS E. WHITE, JR. will become a director of the Company upon consummation of the Offerings. Mr. White has served as Chairman and Chief Executive Officer of Enron Ventures Corp., a subsidiary of Enron Corp., since December 1996. Mr. White served as Chairman and Chief Executive Officer of Enron Operations Corp. from June 1993 until December 1996 and served as Chairman and Chief Executive Officer of Enron Power Corp. from June 1991 until June 1993. Mr. White joined Enron Corp. in 1990 as Vice President of Operations for Enron Power Corp. after a twenty-three year career in the United States Army, from which he retired in July 1990 with the rank of Brigadier General.

     JIM P. WISE will become a director of the Company upon consummation of the Offerings. Mr. Wise has served as Chief Financial Officer of Integrated Electrical Services, Inc., an electrical contracting and maintenance services consolidator, since September 1997. From September 1994 to September 1997, he was Vice President -- Finance and Chief Financial Officer of Sterling Chemicals, Inc., a publicly held manufacturer of commodity petrochemicals and pulp chemicals. From July 1994 to September 1994, he was Senior Vice President and Chief Financial Officer of U.S. Delivery Systems, Inc., a delivery service consolidator. From September 1991 to July 1994, he was Chairman and Chief Executive Officer of Neostar Group, Inc., a private investment banking and financial advisory firm. Mr. Wise was employed by Transco Energy Company as Executive Vice President, Chief Financial Officer and was a member of the Board of Directors from November 1982 until September 1991.

     The Board of Directors will establish an Audit Committee and Compensation Committee. The Audit Committee will recommend the appointment of auditors and oversee the accounting and audit functions of the Company. The Compensation Committee will determine the salaries and bonuses of executive officers and will
administer the 1998 Stock Plan. Messrs.                will serve as members of
the Company's Compensation Committee and Audit Committee. Any future material transactions, including the issuance of securities other than through the 1998 Stock Plan, between the Company and its management and affiliates will be subject to prior review and approval by the members of the Board of Directors without an interest in such transaction.

     Effective upon consummation of the Offerings, the Board of Directors will be divided into three classes of directors, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders following the 1998 fiscal year (Class I), 1999 fiscal year (Class II) and 2000 fiscal year (Class III), respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. Effective upon the consummation of the Offerings, the Board of Directors will be classified as follows:

DIRECTOR COMPENSATION

     Directors who are employees of the Company or a subsidiary do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or a subsidiary will receive a fee of $2,000 for attendance at each Board of Directors meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors meeting). Directors of the Company will be reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses reasonably incurred in their capacity as directors of the Company. Also, each non-employee director will participate in the 1998 Stock Plan. The 1998 Stock Plan provides for (i) the automatic grant to each non-employee director serving at the consummation of the Offerings of an option to purchase 5,000 shares, (ii) the automatic grant to each individual who is first elected or appointed as a non-employee director after the Offerings of an option to purchase 5,000 shares on such election or appointment, and (iii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares following each annual meeting of the stockholders (after 1998) on which such director remains a non-employee director, provided such director did not receive an initial 5,000 share grant within three months of that annual meeting of the stockholders. All such director options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, will vest six months after grant and will expire ten years from the date of grant, unless such director ceases to serve prior to that time. See "-- 1998 Stock Plan."

EXECUTIVE COMPENSATION

     The Company was incorporated in February 1998 and, prior to the Offerings, has not conducted any operations other than activities related to the Acquisitions and the Offerings. The Company anticipates that during 1998 annualized base salaries of its most highly compensated executive officers will be: Mr. Kafka -- $200,000, Mr. Taylor -- $190,000 and Mr. Zlotnik -- $180,000.

EMPLOYMENT AGREEMENTS

     The Company will enter into employment agreements with each executive officer of the Company which prohibits such officer from disclosing the Company's confidential information and trade secrets and generally restricts these individuals from competing with the Company for a period of two years after the date of the termination of employment with the Company. Each of the agreements has an initial term of five years and provides for annual extensions at the end of its initial term, unless either party timely notifies the other that the term will not be extended, and is terminable by the Company or by the officer upon thirty days' written notice. The employment agreements provide that the Company shall pay each officer the annual salary set forth above under "-- Executive Compensation," which salary may be increased by the Board of Directors. Such agreements also provide that each officer will be reimbursed for out-of-pocket business expenses and shall be eligible to participate in all benefit plans and programs as are maintained from time to time by the Company. All employment agreements provide that if the officer's employment is terminated by the Company without "cause" or is terminated by the officer for "good reason," the officer will be entitled to receive a lump sum severance payment at the effective time of termination equal to the base salary (at the rate then in effect) for the greater of (i) the time period remaining under the term of the agreement (but not to exceed two years) or (ii) one year. In addition, the time period during which such officer is restricted from competing with the Company will be shortened from two years to one year.

     The employment agreements contain certain provisions concerning a change-in-control of the Company, including the following: (i) in the event the officer's employment is terminated within two years following the change in control by the Company other than for "cause" or by the officer for "good reason," or the officer is terminated by the Company within three months prior to the change in control at the request of the acquirer in anticipation of the change in control, the officer will be entitled to receive a lump sum severance amount equal to the greater of (a) three years' base salary (at the rate then in effect) or (b) the base salary for whatever period is then remaining on the initial term and the provisions which restrict competition with the Company shall not apply; (ii) in any change-of-control situation, the officer may elect to terminate his employment by giving five business days' written notice prior to the closing of the transaction giving rise to the change-in-control, which will be deemed a termination of employment by the officer for "good reason," and the provisions of the employment agreement governing the same will apply, except that the severance amount otherwise payable shall be doubled (but not to exceed six times the officer's base pay) (if the successor does not give written notice of its acceptance of the Company's obligations under the employment agreement at least ten business days prior to the anticipated closing date, the severance amount shall be tripled, but not to exceed nine times base salary), and the provisions which restrict competition with the Company shall not apply; and (iii) if any payment to the officer is subject to the 20% excise tax on excess parachute payments, the officer shall be made "whole" on a net after-tax basis. A change in control is generally defined to occur upon (a) the acquisition by any person of 20% or more of the total voting power of the outstanding securities of the Company, (b) the first purchase pursuant to a tender or exchange offer for Common Stock, (c) the approval of certain mergers, sale of substantially all the assets, or dissolution of the Company or (d) a change in a majority of the members of the Company's Board of Directors.

     In general, a "parachute payment" is any "payment" made by the Company in the nature of compensation that is contingent on a change in control of the Company and includes the present value of the accelerations of vesting and the payment of options and other deferred compensation amounts upon a change in control. If the aggregate, present value of the parachute payments to certain individuals, including officers, equals or exceeds three times that individual's "base amount" (generally, the individual's average annual compensation from the Company for the five calendar years ending before the date of the change in control), then all parachute amounts in excess of the base amount are "excess" parachute payments. An individual will be subject to a 20% excise tax on excess parachute amounts and the Company will not be entitled to a tax deduction for such payments.

1998 STOCK PLAN

     The Board of Directors and stockholders of the Company will adopt the 1998 Stock Plan prior to the consummation of the Offerings. The purpose of the 1998 Stock Plan is to provide officers, employees, directors and consultants with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARs"); (iii) restricted stock; (iv) phantom stock; (v) performance awards; (vi) bonus stock awards; (vii) other stock-based award, i.e., awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock; and (viii) cash awards that may or may not be based on the achievement of performance goals ("Awards"). The performance goals for Awards, until changed, include target levels of net income, cash flows, return on equity, profit margins, sales, stock price, reductions in cost of goods sold and earnings per share.

     The Compensation Committee or the Company's Chief Executive Officer, to the extent such duties are delegated to the Chief Executive by the Compensation Committee, will administer the 1998 Stock Plan and select the individuals who will receive awards and establish the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately prior to the grant of any award, may not exceed 15% of the aggregate number of shares of Common Stock then outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards. The maximum number of shares of Common Stock with respect to which any person may receive options and SARs in any calendar year is shares. With respect to other forms of Awards, the maximum Award that may be granted to any individual in any calendar year cannot exceed $ million (determined as of the date of the grant of the Award). Options and SARs may have such exercise prices as the Compensation Committee, in its discretion, determines.

     The 1998 Stock Plan will remain in effect for 10 years, unless earlier terminated by the Board of Directors. The 1998 Stock Plan may be amended by the Board of Directors or the Compensation Committee without the consent of the stockholders of the Company, except that any amendment will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     NQSOs to purchase 150,000 shares of Common Stock will be granted to the Chief Financial Officer, and NQSOs to purchase 100,000 shares of Common Stock will be granted to other officers prior to the closing of the Offerings. In addition, at the consummation of the Offering, NQSOs to purchase approximately 1,365,357 shares will be granted to employees of the Founding Companies. Each of the foregoing options will have an exercise price equal to the initial public offering price per share, except that 100,000 options granted to the Chief Financial Officer will have an exercise price equal to 60% of the initial public offering price per share. These options will vest at the rate of 20% per year, commencing on the first anniversary of grant and will expire at the earliest of
(i) ten years from the date of grant, (ii) three months following termination of employment, other than due to death or disability or (iii) one year following a termination of employment due to death or disability. INCOM will also grant options to purchase 5,000 shares of Common Stock under the 1998 Stock Plan, effective upon the consummation of the Offerings, to Messrs. Djerejian, White and Wise, who will become directors of the Company upon consummation of the Offerings.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     The Company was organized in February 1998 by Sterling City. In connection with the formation of INCOM, INCOM issued to Sterling City and certain individuals a total of 1,000 shares of Common Stock for aggregate cash consideration of $1,000. In July 1998, INCOM effected a 1,479.523-for-one stock split, and such shares were converted into 1,479,523 shares of Restricted Common Stock. Mr. Wise, who will become a director of the Company following the consummation of the Offerings, holds 2,000 shares of such Restricted Common Stock.

     In February, May and June 1998, INCOM issued a total of 1,281,012 shares of Common Stock for nominal consideration to various members of management and certain other individuals, including: Mr. Kafka -- 271,726 shares, Mr.
Taylor -- 163,036 shares and Mr. Zlotnik -- 100,000 shares. Additionally, INCOM has reserved 50,000 shares for issuance to other management.

     Simultaneously with the closing of the Offerings, INCOM will acquire by stock purchase all the issued and outstanding capital stock and other equity interests of the Founding Companies, at which time each Founding Company will become a wholly owned subsidiary of INCOM. The Acquisitions Consideration was negotiated by INCOM and each of the Founding Companies and was based primarily upon the pro forma adjusted net income of each Founding Company. The Acquisitions Consideration consists of (i) approximately $40.0 million in cash and (ii) 7,543,031 shares of Common Stock. The cash portion of the Acquisitions Consideration is subject to adjustment based on the initial public offering price and based on certain closing balance sheet amounts. In addition, the Company intends to repay approximately $9.0 million of the historical indebtedness of the Founding Companies with proceeds from the Offerings. Certain additional shares of Common Stock and cash may be issued to the stockholders of two of the Founding Companies if certain earnings thresholds are satisfied after the consummation of the Offerings.

     The consummation of each Acquisition is subject to customary conditions. These conditions include, among others, the accuracy on the closing date of the Acquisitions of the representations and warranties by the Founding Companies, their stockholders and the Company; the performance by each of the parties of their respective covenants; and the nonexistence of a material adverse change in the results of operations, financial condition or business of each Founding Company. There can be no assurance that the conditions to closing of the Acquisitions will be satisfied.

     The following table sets forth for each Founding Company (i) the approximate portion of the Acquisitions Consideration to be paid to the stockholders of each of the Founding Companies in cash and in shares of Common Stock, (ii) the Owner Amounts, which consist of transfers of excess working capital, the distribution of various Founding Companies' S Corporation accumulated adjustment accounts and the distribution of nonoperating assets and
(iii) the total debt which would have been assumed by the Company as of March 31, 1998, which represents historical indebtedness, excluding capital lease obligations and indebtedness incurred to fund a portion of the Owner Amounts:

                                       SHARES OF         OWNER
                         CASH        COMMON STOCK       AMOUNTS      TOTAL DEBT
                        -------      -------------      -------      ----------
                                        (DOLLARS IN THOUSANDS)
D.C. Taylor..........   $ 4,883        1,126,848        $ 1,431        $2,677
Seyforth(a)..........     3,681          849,501          1,786         2,303
Nu-Tec...............     3,073          709,194          3,371           831
Beta.................     8,697        2,007,050          6,357           333
Evans................     2,972          684,654          1,797            --
Brazos(a)............     2,241               --          1,725         1,028
Kelley Brothers......       929          214,300            861           410
Chamberlin...........     2,379          549,012          2,301           438
Burns & Scalo........     6,738          395,502            698           160
Boone................     1,593          367,717          1,059           196
Sutter...............     1,073          247,490          1,066           430
M.J. Dalsin..........     1,698          391,763          1,001           214
                        -------      -------------      -------      ----------
     Total...........   $39,957        7,543,031        $23,453        $9,020
                        =======      =============      =======      ==========


(Footnote on following page)

---------------
(a) Excludes certain additional shares of Common Stock and cash that may be issued to the stockholders of Seyforth and Brazos if certain earnings thresholds are satisfied after the consummation of the Offerings. In addition to the Acquisitions Consideration described above, each of Seyforth and Brazos will be entitled to receive additional consideration in the event those businesses achieve certain levels of net income in the future. For Seyforth, the maximum amount of such additional consideration is approximately $2.8 million to be paid 75% in Common Stock and 25% in cash. For Brazos, the maximum amount of such additional consideration consists of 740,944 shares of Common Stock.

     Pursuant to the agreements relating to the Acquisitions, all stockholders of each of the Founding Companies have agreed not to compete with the Company for a period of two years after the termination of their affiliation with the Company. In connection with the Acquisitions, the Company and the owners of the Founding Companies have agreed to indemnify each other for breaches of representations and warranties and certain other matters, subject to certain limitations.

     Individuals who are or will become executive officers or directors of the Company will receive the following portions of the Acquisitions Consideration for their interests in the Founding Companies, subject to adjustments as described above.

                                                     SHARES OF        OWNER
                                         CASH       COMMON STOCK     AMOUNTS
                                       ---------    ------------     -------
                                              (DOLLARS IN THOUSANDS)
D.C. Taylor
     WILLIAM W. TAYLOR...............  $   3,197        737,733      $   937
Seyforth
     DAN B. HAND.....................      3,681        849,501        1,786
Nu-Tec
     BRUCE BUBENZER..................      1,816        419,070        1,992
Beta
     PAUL V. GORDON..................      8,697      1,650,440        6,357
Evans
     PHILIP A. MCKINNEY..............        659        151,746          358
Chamberlin
     JOHN M. KAFKA...................      1,190        274,506        1,151
Burns & Scalo
     JACK F. SCALO(a)................      4,537        240,424          462
M.J. Dalsin
     MICHAEL J. DALSIN...............      1,698        391,763        1,001
                                       ---------    ------------     -------
               Total.................  $  25,475      4,715,183      $14,044
                                       =========    ============     =======

---------------

(a) Excludes cash in the amount of $690,000 to be received by Mr. Scalo's wife, Carol M. Scalo, in exchange for her interest in Burns & Scalo.

TRANSACTIONS INVOLVING CERTAIN OFFICERS, DIRECTORS AND STOCKHOLDERS

     During the year ended December 31, 1997, D. C. Taylor purchased inventory, supplies, equipment and a portion of future contracted work for $693,000, from NRC Universal, Inc. ("NRC"), an Arizona-based roofing contractor. The purchase price approximated the carrying value of the assets on NRC's books. In addition, the Company subleased office and warehouse facilities and a parking lot in Phoenix from NRC in connection with the transaction. The monthly payments under the sublease are $9,000. NRC is a wholly owned subsidiary of Taylor Roofing Services, Inc., a related company owned by the stockholders of D. C. Taylor, including Mr. Taylor. For the year ended December 31, 1996, D. C. Taylor had subcontracted projects of approximately $406,000 to NRC with approximately $246,000 payable at December 31, 1996. During the year ended December 31, 1997,
D. C. Taylor provided equipment, vehicles, project management and administrative services to NRC in the amount of approximately $343,000 and has advances to NRC, net of payments from NRC, of approximately $249,000. D. C. Taylor has a receivable totaling $49,000 and $448,000 at December 31, 1996 and 1997, respectively, from NRC relating to a working capital advance made in 1996 and certain services and assets purchased in 1997. Approximately $325,000 of this receivable was collected through June 5, 1998. D.C. Taylor has also guaranteed a note of Taylor Roofing Services, Inc. in the amount of $250,000. This guarantee will be released upon consummation of the Offerings.

     During the year ended December 31, 1996, D. C. Taylor purchased certain assets, liabilities, contracts in progress and future contracted work from Cypress Roof Corporation ("Cypress"), a California-based roofing contractor of which Mr. Taylor owns 91%. The purchase price approximated the carrying value of the assets on Cypress' books. During 1996, D.C. Taylor had $47,000 in accounts payable relating to this purchase. In addition, D.C. Taylor had a note receivable from Cypress the interest income of which was approximately $16,000 and $22,000 in 1996 and 1995, respectively. Of these amounts, approximately $0 and $20,000 was receivable at December 31, 1996 and 1995, respectively. As of December 31, 1997, D.C. Taylor had approximately $4,000 payable to Cypress. D.C. Taylor also has construction subcontracts with Cypress. For the years ended December 31, 1996 and 1995, D.C. Taylor had subcontracted activity of approximately $141,000 and $359,000, respectively, with approximately $0 and $170,000 payable at December 31, 1996 and 1995, respectively.

     As of December 31, 1995, 1996 and 1997, D. C. Taylor had advances receivable from Mr. Taylor of $190,000, $97,000 and $220,000, respectively. Interest income for 1995, 1996 and 1997 on these advances was $37,000, $24,000 and $8,000, respectively, with $6,000, $2,000 and $14,000 receivable as of December 31, 1995, 1996 and 1997, respectively. During the year ended December 31, 1996, the Company had a note payable to the wife of Mr. Taylor, all of which had been paid as of December 31, 1996. Interest expense on this note in 1996 approximated $1,500. Mr. Taylor will become Chief Operating Officer of INCOM following the consummation of the Offerings.

     Seyforth leases certain building facilities used in their operations from Mr. Hand. The lease agreements provide for monthly rentals of approximately $15,000, $12,000 and $13,000 on a monthly basis in 1995, 1996 and 1997, respectively. Total rent paid to Mr. Hand under these agreements was approximately $189,000, $154,000 and $159,000 for the years ended December 31, 1995, 1996 and 1997, respectively. Mr. Hand will become a director of INCOM following the consummation of the Offerings.

     Nu-Tec has various receivables from its officers, their relatives and employees of Nu-Tec which are included as a component of related-party receivables on the balance sheets presented herein. During 1993, Nu-Tec loaned approximately $48,000 to a related party under a demand promissory note bearing interest at 6% per annum. At December 31, 1996 and 1997, approximately $68,000 and $40,000, respectively, was outstanding under such note. Nu-Tec leases its land and building from BHB Partnership, a partnership formed by the stockholders of Nu-Tec, including Mr. Bubenzer. Mr. Bubenzer owns an interest in BHB Partnership. Nu-Tec pays BHB Partnership $8,000 per month for the use of this facility under the terms of a capital lease which expires in June 2007. Nu-Tec also leases an additional facility and land from BHB Partnership, for which Nu-Tec pays $3,000 per month under the terms of a "triple netting" lease which expires on August 31, 2002. BHB Partnership has entered into a preliminary agreement to acquire a certain property in Tampa, Florida, which is expected to be leased to Nu-Tec at a fair market rental value for an initial term of five years, with a five-year renewal term at the option of Nu-Tec. Mr. Bubenzer will become a director of INCOM following the consummation of the Offerings.

     Beta is a guarantor on a commercial mortgage loan of Mr. Gordon, the majority stockholder of Beta, on the property occupied by Beta. This guarantee will be released upon consummation of the Offerings. The balance outstanding at September 30, 1997 was approximately $692,000. Pursuant to the terms of the mortgage loan, payments are to be made in monthly installments of $9,000, including principal and interest, with a balloon payment due January 2001. Interest is calculated on the outstanding principal balance at an annual rate of 8.5%. Beta also has an unsecured promissory note receivable dated June 22, 1994, for $1,000,000, due from Mr. Gordon, which will be repaid upon consummation of the Offerings. Interest accrues on the outstanding balance at an annual rate of 6.5% payable annually. The principal balance of this note matures in June 1999, and the note has been assigned and pledged as collateral for a line of credit to a bank.

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
     Beta has leased offices and warehouse space from Mr. Gordon pursuant to a sale-leaseback agreement which will expire in November 2002. The sale-leaseback agreement contains an option to extend the lease for one additional consecutive term of five years. Rent expense charged to operations was $135,000 for each of the years ended September 30, 1997, 1996 and 1995. Beta rents a storage lot from Mr. Gordon on an annual basis. Rent expense charged to operations for the years ended September 30, 1995, 1996 and 1997, was $20,000 each year. In addition, Beta rents another facility from Mr. Gordon on an annual basis. Rent of $2,500 is payable monthly and the amount charged to operations under this lease was $30,000 for each of the years ended September 30, 1995, 1996 and 1997. Mr. Gordon will become a director of INCOM following the consummation of the Offerings.

     On January 31, 1997, HEIA, a partnership of certain officers of Evans, including Mr. McKinney, purchased a facility that was leased to Evans for 10 years, to expire on February 1, 2007. Mr. McKinney owns a 25% interest in HEIA. The rent paid under these related party leases for the year ended December 31, 1997, was approximately $38,000. As of December 31, 1997, Evans has a noninterest-bearing note receivable from HEIA in the amount of $173,500 related to property purchased by HEIA for relocation of a key employee. Mr. McKinney will become a director of INCOM following consummation of the Offerings.

     At December 31, 1997, December 29, 1996 and December 31, 1995, Chamberlin had unsecured notes payable of approximately $438,000, $72,000 and $162,000, respectively, to the stockholders, including Mr. Kafka. The notes are due on demand and accrue interest monthly at prime plus 1.5%. Chamberlin had total interest expense on notes payable to related parties during the years ended December 31, 1997, 1996 and 1995, of approximately $46,000, $18,000 and $48,000, respectively.

     Chamberlin leases land, office and warehouse space from a partnership with ownership identical to that of Chamberlin, on a month-to-month basis. Total rent expense during the years ended December 31, 1997, 1996 and 1995 for these facilities was $104,000, $104,000 and $80,000, respectively. Mr. Kafka will become Chief Executive Officer and a director of INCOM upon consummation of the Offerings.

     As of December 31, 1997, accounts payable and accrued expenses include a note payable to Mr. Jack F. Scalo in the amount of $49,000. Mr. Jack F. Scalo will become a director of INCOM following consummation of the Offerings.

     M. J. Dalsin leases facilities from Dalsin Development Company, a company that is owned by Mr. Dalsin. The leases expire on December 31, 1999. Rent paid under these related-party leases was approximately $112,000, $110,000 and $106,000 for the years ended December 31, 1997, 1996 and 1995, respectively. M.
J. Dalsin is a guarantor on debt owed by Dalsin Development Company on a building that is leased to M. J. Dalsin. This guarantee will be released upon consummation of the Offerings. At December 31, 1997, the balance on the debt was $124,000. Mr. Dalsin will become a director of INCOM upon consummation of the Offerings.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to beneficial ownership of the Company's Common Stock, after giving effect to the issuance of shares of Common Stock in connection with the Acquisitions and after giving effect to the Offerings, by (i) all persons known to the Company to be the beneficial owner of 5% or more thereof, (ii) each director and nominee for director, (iii) each executive officer and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each such person is c/o INCOM Roofing Services, Inc., 515 Post Oak Blvd., Suite 450, Houston, Texas 77027. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                         BENEFICIAL OWNERSHIP
                                           AFTER OFFERINGS
                                        ----------------------
                                          SHARES      PERCENT
                                        ----------    --------
Sterling City Capital, LLC(a)........    1,448,523       8.9%
C. Byron Snyder(a)...................    1,448,523       8.9
John M. Kafka........................      546,232       3.4
William W. Taylor....................      900,769       5.5
Robert S. Zlotnik....................      100,000      *
Bruce Bubenzer.......................      419,070       2.6
Michael J. Dalsin....................      391,763       2.4
Paul V. Gordon.......................    1,650,440      10.1
Dan B. Hand..........................      849,501       5.2
Philip A. McKinney...................      151,746      *
Jack F. Scalo........................      240,424       1.5
Edmund P. Djerejian..................       --          *
Thomas E. White, Jr..................       --          *
Jim P. Wise..........................       --          *
                                        ----------    --------
All executive officers and directors
  as a group (13 persons)(b).........    6,698,468      41.1%

---------------

 *  Less than one percent.

(a) All of these 1,448,523 shares are shares of Restricted Common Stock owned by Sterling City Capital, LLC, the equity interests of which are owned 52% by Mr. Snyder and 24% by each of two trusts for the benefit of Mr. Snyder's children. Mr. Snyder disclaims beneficial ownership of shares of Restricted Common Stock held by the trusts for the benefit of his children. The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors and to two-thirds of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. Such shares may be converted to Common Stock in certain circumstances. See "Description of Capital Stock."

(b) Includes 1,448,523 shares of Restricted Common Stock described in Note (a) above.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.01 per share, 5,000,000 shares of Restricted Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. After giving effect to the Acquisitions, there will be 10,303,566 shares of Common Stock outstanding, including 1,479,523 shares of Restricted Common Stock and no shares of preferred stock outstanding. After the closing of the Offerings, 16,303,566 shares of Common Stock and Restricted Common Stock will be issued and outstanding, assuming no exercise of the Underwriters' over-allotment option. The following summary of the terms and provisions of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to the Company's

Amended and Restated Certificate of Incorporation and Bylaws, which have been filed as exhibits to the Company's registration statement, of which this Prospectus is a part, and applicable law.

COMMON STOCK AND RESTRICTED COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors. Such holders are not entitled to vote cumulatively for the election of directors. Holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election by the holders of Common Stock.

     The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors and to two-thirds of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. Only the holders of the Restricted Common Stock may remove the director such holders are entitled to elect.

     Subject to the rights of any then outstanding shares of preferred stock, holders of Common Stock and Restricted Common Stock are together entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock and Restricted Common Stock together are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. Holders of Common Stock and holders of Restricted Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. Shares of Restricted Common Stock are not subject to any redemption provisions and are convertible into Common Stock as described below. All outstanding shares of Common Stock and Restricted Common Stock are, and the shares of Common Stock to be issued pursuant to the Offerings and the Acquisitions will be, upon payment therefor, fully paid and non-assessable.

     Each share of Restricted Common Stock will automatically convert into one share of Common Stock (i) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (ii) in the event any person or "group"
(as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires beneficial ownership of 15% or more of the total number of outstanding shares of Common Stock or (iii) in the event any person or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) offers to acquire 15% or more of the total number of outstanding shares of Common Stock. After January 1, 2001, the Board of Directors may elect, at its option and without the approval of the holders of the Restricted Common Stock or any other class of stock of the Company, to convert any remaining shares of Restricted Common Stock into shares of Common Stock, provided that 80% or more of the outstanding shares of Restricted Common Stock outstanding at the closing of the Offerings has been previously converted into shares of Common Stock pursuant to the preceding sentence.

     The Company intends to make application to list the Common Stock on the New York Stock Exchange under the symbol "ICR." The Restricted Common Stock will not be listed on any exchange.

PREFERRED STOCK

     The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's Amended and Restated Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of preferred stock of any class or series.

     One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of preferred stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, preferred stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans) or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     A corporation may, at its option, exclude itself from the coverage of
Section 203 by including in its certificate of incorporation or bylaws by action of its stockholders a provision to exempt itself from coverage. The Company has not adopted such an amendment to its Amended and Restated Certificate of Incorporation or Bylaws.

LIMITATION ON DIRECTORS' LIABILITIES

     Pursuant to the Company's Amended and Restated Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit. The Company has entered into indemnification agreements with its directors and executive officers which indemnify such person to the fullest extent permitted by its Amended and Restated Certificate of Incorporation, its Bylaws and the Delaware General Corporation Law. The Company also intends to obtain directors' and officers' liability insurance. The foregoing provisions may extend to liabilities arising due to violations of the federal securities laws. It is the position of the Securities and Exchange Commission (the "Commission") that indemnification for liabilities under the Securities Act is against public policy and is, therefore, unenforceable.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

     The Company's Amended and Restated Certificate of Incorporation and Bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control of the Company or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

     CLASSIFIED BOARD OF DIRECTORS. The Amended and Restated Certificate of Incorporation provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. The classification of the Board of Directors has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of members of the Board of Directors.

        SUPERMAJORITY VOTING. The Amended and Restated Certificate of Incorporation requires the approval of the holders of at least 75% of the then outstanding shares of the Company's capital stock entitled to vote thereon and the approval of the holders of at least 75% of the then outstanding shares of each class of stock of the Company voting separately as a class on, among other things, certain amendments to the Amended and Restated Certificate of Incorporation. The Board of Directors may amend, alter, change or repeal any bylaws without the assent or vote of the stockholders, but any such bylaws may be altered, amended or repealed upon the affirmative vote of at least two-thirds of the stock entitled to vote thereon. A director of the Company may be removed only for cause and only upon the affirmative vote of at least two-thirds of the stock entitled to vote thereon.

     AUTHORIZED BUT UNISSUED OR UNDESIGNATED CAPITAL STOCK. The Company's authorized capital stock will consist of 100,000,000 shares of Common Stock, 5,000,000 shares of Restricted Common Stock and 10,000,000 shares of preferred stock. After the Offerings, the Company will have outstanding 16,303,566 shares of Common Stock and Restricted Common Stock (assuming the Underwriters' over-allotment options are not exercised). The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the Board of Directors in one or more transactions. In this regard, the Company's Amended and Restated Certificate of Incorporation grants the Board of Directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the Board of Directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights, of such holders and may also have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

     SPECIAL MEETING OF STOCKHOLDERS. The Amended and Restated Certificate of Incorporation and Bylaws provide that special meetings of stockholders of the Company may only be called by the Chairman of the Board of Directors upon the written request of the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

     STOCKHOLDER ACTION BY WRITTEN CONSENT. The Amended and Restated Certificate of Incorporation and Bylaws generally provide that any action required or permitted by the stockholders of the Company must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any written consent of the stockholders.

     NOTICE PROCEDURES. The Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as director, the removal of directors and amendments to the Amended and Restated Certificate of Incorporation or Bylaws to be brought before annual meetings of stockholders of the Company. These procedures provide that notice of such stockholder proposals must be timely given in writing to the Secretary of the Company prior to the annual meeting. Generally, to be timely, notice must be received at the principal executive offices of the Company not less than 80 days prior to an annual meeting (or if fewer than 90 days' notice or prior public disclosure of the date of the annual meeting is given or made by the Company, not later than the tenth day following the date on which the notice of the date of the annual meeting was mailed or such public disclosure was made). The

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
notice must contain certain information specified in the Bylaws, including a brief description of the business desired to be brought before the annual meeting and certain information concerning the stockholder submitting the proposal.

     CHARTER PROVISIONS RELATING TO RIGHTS PLAN. The Amended and Restated Certificate of Incorporation authorizes the Board of Directors of the Company to create and issue rights (the "Rights") entitling the holders thereof to purchase from the Company shares of capital stock or other securities. The times at which, and the terms upon which, the Rights are to be issued may be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights includes, but is not limited to, the determination of
(i) the initial purchase price per share of the capital stock or other securities of the Company to be purchased upon exercise of the Rights, (ii) provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Company, (iii) antidilutive provisions which adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights, (iv) provisions which deny the holder of a specified percentage of the outstanding securities of the Company the right to exercise the Rights and/or cause the Rights held by such holder to become void, (v) provisions which permit the Company to redeem the Rights and (vi) the appointment of a rights agent with respect to the Rights. If authorized by the Board of Directors, the Rights would be intended to protect the Company's stockholders from certain non-negotiated takeover attempts which present the risk of a change of control on terms which may be less favorable to the Company's stockholder than would be available in a transaction negotiated with and approved by the Board of Directors. The Board of Directors believes that the interests of the stockholders generally are best served if any acquisition of the Company or a substantial percentage of the Company's Common Stock results from arm's-length negotiations and reflects the Board of Directors' careful consideration of the proposed terms of a transaction. In particular, the Rights if issued would be intended to help (i) reduce the risk of coercive two-tiered, front-end loaded or partial offers which may not offer fair value to all stockholders of the Company, (ii) deter market accumulators who through open market or private purchases may achieve a position of substantial influence or control without paying to stockholders a fair control premium, and (iii) deter market accumulators who are simply interested in putting the Company "in play."

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is                .

                        SHARES ELIGIBLE FOR FUTURE SALE

     The market price of the Common Stock could be adversely affected by the sale of substantial amounts of Common Stock in the public market. All of the 6,000,000 shares sold in the Offerings, except for shares acquired by affiliates of the Company, will be freely tradeable. Simultaneously with the closing of the Offerings, the stockholders of the Founding Companies will receive, in the aggregate, 7,543,031 shares of Common Stock as a portion of the consideration for their businesses. In addition, certain additional shares may be issued to the stockholders of two of the Founding Companies if certain earnings thresholds are satisfied after the Offerings. Certain other stockholders of the Company will hold, in the aggregate, an additional 1,281,012 shares of Common Stock and 1,479,523 shares of Restricted Common Stock. None of these 10,303,566 shares was issued in a transaction registered under the Securities Act, and, accordingly, such shares may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration, including the exemptions contained in Rules 144 and 701 under the Securities Act.

     In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned his or her shares for at least one year but not more than two years, or a person who may be deemed an "affiliate" of the Company who has beneficially owned shares for at least one year, would be entitled to sell within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Common Stock or the average weekly trading volume of the

Common Stock during the four calendar weeks preceding the date on which notice of the proposed sale is sent to the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person who is not deemed to have been an affiliate of the Company at any time for 90 days preceding a sale and who has beneficially owned his shares for at least two years would be entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions, notice requirements or the availability of current public information about the Company.

     In general, under Rule 701 under the Securities Act, any employee, officer, or director of or consultant to the Company who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701. Such provisions permit nonaffiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144 and permit affiliates to sell their Rule 701 shares without having to comply with the Rule 144 holding period restrictions, in each case commencing 90 days after the commencement of the Offerings.

     The Company will authorize the issuance of options to purchase shares of its Common Stock in an amount equal to 10% of the outstanding shares of Common Stock in accordance with the terms of the 1998 Stock Plan. Options to purchase 250,000 shares will be granted to management of INCOM under the 1998 Stock Plan, and it is anticipated that options to purchase approximately 1,380,357 shares of Common Stock will be granted upon closing of the Offerings to certain other officers, directors and former stockholders of the Founding Companies. The Company intends to file a registration statement on Form S-8 under the Securities Act registering the issuance of shares upon exercise of options granted under the 1998 Stock Plan. As a result, such shares will be eligible for resale in the public market.

     The Company currently intends to file a registration statement covering 6,000,000 additional shares of Common Stock under the Securities Act for its use in connection with future acquisitions. These shares generally will be freely tradeable after their issuance by persons not affiliated with the Company unless the Company contractually restricts their resale.

     The Company and each of its directors and executive officers have agreed not to (i) directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 180 days from the date of this Prospectus without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, except (i) shares issued in connection with acquisitions, provided that (except with respect to shares issued in transactions in which the issuance or resale of such shares is not registered under the Securities Act), the recipients of such shares agree to be bound by similar restrictions, (ii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to the Company's benefit plans described herein or (iii) with respect to directors and executive officers, certain pledges of securities. In addition, the current stockholders of the Company and the owners of the Founding Companies have agreed with the Company not to sell, contract to sell or otherwise dispose of any shares of Common Stock owned as of the consummation of the Acquisitions, including shares received as consideration in the Acquisitions, for a period of two years following receipt thereof, subject to the rights of such holders to exercise their registration rights described below.

     Prior to the Offerings there has been no established trading market for the Common Stock, and no predictions can be made as to the effect that sales of Common Stock under Rule 144, pursuant to a registration statement, or otherwise, or the availability of shares of Common Stock for sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could depress the prevailing market price. Such sales may also make it more difficult for the Company to issue or sell equity securities or equity-related securities in the future at a time and price that it deems appropriate. See "Risk
Factors -- Shares Eligible for Future Sale."

     Former stockholders of the Founding Companies, certain executive officers and directors are entitled to certain rights with respect to the registration of their shares of Common Stock under the Securities Act. In the aggregate, these groups will hold 10,303,566 shares of Common Stock and Restricted Common Stock. If the Company proposes to register any of its securities under the Securities Act, such stockholders are entitled to notice of such registration and are entitled to include, at the Company's expense, all or a portion of their shares therein, subject to certain conditions. These registration rights will not apply to the registration statement the Company intends to file for use in future acquisitions or with respect to employee benefit plans.

       CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The following is a general summary of certain United States federal income and estate tax consequences expected to result under current law from the purchase, ownership and taxable disposition of Common Stock by Non-U.S. Holders of Common Stock. A "Non-U.S. Holder" is any person or entity other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state thereof, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. This summary is for general information only and does not address all of the United States federal income and estate tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders that may be subject to special treatment under United States federal income tax laws. Furthermore, this summary does not discuss any aspect of state, local or foreign taxation. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service and other applicable authorities, all of which are subject to change, possibly with retroactive effect. Prospective purchasers of Common Stock are advised to consult their tax advisors regarding the federal, state and local and foreign income and other tax consequences of acquiring, holding and disposing of Common Stock.

DIVIDENDS

     Dividends paid to a Non-U.S. Holder on shares of Common Stock will be subject to withholding of United States federal income tax at a 30 percent rate (or such lower rate as may be provided by an applicable income tax treaty between the United States and a foreign country) unless the dividends are effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States (or, in the case of an applicable tax treaty, are attributable to a United States permanent establishment maintained by such Non-U.S. Holder). Dividends that are effectively connected with the conduct of a trade or business within the United States (or are attributable to a United States permanent establishment) will be subject to United States federal income tax on a net income basis (that is, after allowance for applicable deductions) which is not collected by withholding provided the Non-U.S. Holder files the appropriate certification with the Company or its agent. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty.

     Under United States Treasury Regulations currently in effect, dividends paid to an address outside the United States will be presumed to be paid to a resident of the country of address (unless the payor has knowledge to the contrary) for purposes of the withholding tax rules discussed above and for purposes of determining the applicability of a tax treaty rate. Under recently-issued United States Treasury Regulations that are effective for payments made after December 31, 1999 ("Final Regulations"), a Non-U.S. Holder of

Common Stock who wishes to claim the benefit of a tax treaty rate would be required to satisfy applicable certification requirements. In addition, under such Final Regulations, in the case of Common Stock held by a foreign partnership, (i) the certification requirement generally would be applied to the partners of the partnership, and (ii) the partnership would be required to provide certain information, including a United States taxpayer identification number.

     A Non-U.S. Holder of Common Stock that is eligible for a reduced rate of United States withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for refund with the Internal Revenue Service.

SALE OR DISPOSITION OF COMMON STOCK

     A Non-U.S. Holder generally will not be subject to United States federal income tax in respect of any gain recognized on the sale or other taxable disposition of Common stock so long as (i) the gain is not effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States; (ii) in the case of a Non-U.S. Holder who is an individual and holds the Common Stock as a capital asset, either (a) such holder is not present in the United States for 183 or more days in the taxable year of the disposition or (b) such holder does not have a "tax home" in the United States for United States federal income tax purposes nor does such holder maintain an office or other fixed place of business in the United States to which such gain is attributable;
(iii) such Non-U.S. Holder is not subject to tax pursuant to the provisions of United States federal income tax law applicable to certain United States expatriates or (iv) the Common Stock continues to be "regularly traded on an established securities market" for United States federal income tax purposes and the Non-U.S. Holder has not held, directly or indirectly, at any time during the five-year period ending on the date of disposition (or, if shorter, the Non-U.S. Holder's holding period) more than 5 percent of the outstanding Common Stock.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Company must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, each Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced by an applicable tax treaty. Copies of these information returns may also be made available under the provisions of a treaty or information exchange agreement with the tax authorities in the country in which the Non-U.S. Holder resides. Under current law, U.S. backup withholding tax (which is a withholding tax currently imposed at the rate of 31 percent on certain payments to persons who fail to furnish the information required under U.S. information reporting requirements) generally will not apply to dividends paid on Common Stock to a Non-U.S. Holder at an address outside the United States unless the payor has knowledge that the payee is a United States person. However, under the Final Regulations described above, dividends paid on Common Stock after December 31, 1999 may be subject to backup withholding unless applicable certification requirements are satisfied.

     Payments of the proceeds from a sale of Common Stock to or through a U.S. office of a broker will be subject to information reporting and backup withholding unless the owner certifies as to its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption. Payment of the proceeds from a sale of Common Stock to or through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding; however, if such broker is (i) a United States person, (ii) a "controlled foreign corporation," or (iii) a foreign person that derives 50 percent or more of its gross income from the conduct of a trade or business in the United States, such payment will be subject to information reporting (but currently not backup withholding) unless such broker has documentary evidence in its records that the owner is a Non-U.S. Holder and certain other conditions are met or the owner otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be credited against the non-U.S. Holder's federal income tax liability, if any, or refunded, provided the required information is furnished to the Internal Revenue Service.

ESTATE TAX

     The fair market value of Common Stock owned (or treated as owned) by an individual at the time of his death will be includible in his gross estate for U.S. federal estate tax purposes and thus may be subject to U.S. estate tax, even though the individual at the time of death is neither a citizen of nor domiciled in the United States, unless an applicable estate tax treaty provides otherwise.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the U.S. purchase agreement (the "U.S. Purchase Agreement") among the Company, the Selling Stockholders and each of the underwriters named below (the "U.S.
Underwriters"), the Company has agreed to sell to each of the U.S.
Underwriters, and each of the U.S. Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBanc Montgomery Securities LLC, SunTrust Equitable Securities Corporation and Sanders Morris Mundy Inc. are acting as representatives (the "U.S. Representatives"), has severally agreed to purchase, the number of shares of Common Stock set forth below opposite their respective names.

                                         NUMBER OF
          U.S. UNDERWRITER                 SHARES
-------------------------------------  --------------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated............
NationsBanc Montgomery Securities
  LLC................................
SunTrust Equitable Securities
  Corporation........................
Sanders Morris Mundy Inc.............

                                       --------------
             Total...................       4,800,000
                                       ==============

     The Company has also entered into an international purchase agreement (the "International Purchase Agreement") with certain other underwriters outside the United States and Canada (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters"), for whom Merrill Lynch International, NationsBanc Montgomery Securities LLC, SunTrust Equitable Securities Corporation and Sanders Morris Mundy Inc. are acting as international representatives (the "International Representatives" and, together with the U.S. Representatives, the "Representatives"). Subject to the terms and conditions set forth in the International Purchase Agreement, and concurrently with the sale of 4,800,000 shares of Common Stock to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, the Company has agreed to sell to the International Managers, and the International Managers severally have agreed to purchase from the Company, an aggregate of 1,200,000 shares of Common Stock. The public offering price per share of Common Stock and the total underwriting discount per share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.

     In the U.S. Purchase Agreement and the International Purchase Agreement, the several U.S. Underwriters and the several International Managers, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to each such Purchase Agreement if any of such shares are purchased. Under certain circumstances, the commitments of non-defaulting U.S. Underwriters or International Managers (as the case may be) may be increased as set forth in the U.S. Purchase Agreement and the International Purchase Agreement, respectively. The closing with respect to the sale of shares of Common Stock to be purchased by the U.S. Underwriters and the International Managers are conditioned upon one another.

     The U.S. Underwriters and the International Managers have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the Underwriters are permitted to sell shares of Common Stock to each other for the purposes of resale at the public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are United States or Canadian persons or to persons they believe intend to resell to persons who are non-United States or non-Canadian persons, and the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are United States and Canadian persons or to persons they believe intend to resell to United States or Canadian persons, except, in each case, for transactions pursuant to the Intersyndicate Agreement.

     The U.S. Representatives have advised the Company that the U.S. Underwriters propose initially to offer the shares of Common Stock offered hereby to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession
not in excess of $      per share. The U.S. Underwriters may allow, and such
dealers may reallow, a discount not in excess of $      per share on sales to
certain other dealers. After the Offerings, the initial public offering price, concession and discount may be changed.

     The Company has granted the U.S. Underwriters an option, exercisable by the Lead Manager for 30 days after the date of this Prospectus, to purchase up to an aggregate of 720,000 additional shares of Common Stock at the initial public offering price set forth on the cover page hereof, less the underwriting discount. The U.S. Underwriters may exercise this option to cover overallotments, if any, made on the sale of the shares of Common Stock offered hereby. If the U.S. Underwriters exercise this option, each U.S. Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to the 4,800,000 shares of Common Stock initially offered hereby. The Company has also granted an option to the International Managers, which expires 30 days after the date of this Prospectus, to purchase up to 180,000 additional shares of Common Stock to cover over-allotments, if any, on terms similar to those granted to the U.S. Underwriters.

     The Company and each of its directors and executive officers have agreed not to (i) directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 180 days from the date of this Prospectus without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, except for (i) shares issued in connection with acquisitions, provided that (except with respect to shares issued in transactions in which the issuance or resale of such shares is not registered under the Securities Act), the recipients of such shares agree to be bound by similar restrictions, (ii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to the Company's benefit plans described herein or (iii) with respect to directors and executive officers, certain pledges of securities.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the Underwriters may be required to make in respect thereof.

     Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the U.S. Underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

     If the Underwriters create a short position in the Common Stock in connection with the Offerings, (i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus), the U.S. Underwriters may reduce that short position by purchasing Common Stock in the open market. The U.S. Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

     The U.S. Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Underwriters purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offerings.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an affect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Company intends to make application to list the Common Stock on the NYSE under the symbol "ICR."

     The U.S. Underwriters have reserved for sale, at the initial public offering price, up to 600,000 shares of Common Stock for certain employees, directors and business associates of, and certain other persons designated by, the Company who have expressed an interest in purchasing such shares of Common Stock. The number of shares available for sale to the general public in the Offerings will be reduced to the extent such persons purchase such reserved shares. Any reserved shares not so purchased will be offered to the general public on the same basis as other shares offered hereby.

     Prior to the Offerings, there has been no established trading market for the shares of Common Stock. The initial public offering price for the Common Stock offered hereby has been determined by negotiations between the Company and the Underwriters. Among the factors considered in making such determination were the history of and the prospects for the industry in which the Company competes, an assessment of the Company's management, the past and present operations of the Founding Companies and the Company, the historical results of operations of the Founding Companies and the Company and the trend of its revenues and earnings, the prospects for future earnings of the Company, the general condition of prices of similar securities of generally comparable companies and other relevant factors. There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the Offerings at or above the initial public offering price.

     The Underwriters have informed the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas, and for the Underwriters by Vinson & Elkins L.L.P., Houston, Texas.

                                    EXPERTS

     The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports for the indicated companies with the dates specified below with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports:

INCOM Roofing Services, Inc..........       July 20, 1998
Beta Construction Company and
  Affiliate..........................       June 18, 1998
D. C. Taylor Co......................        June 5, 1998
Seyforth Roofing Company, Inc. and
  Affiliate..........................       June 22, 1998
Brazos Roofing International of South
  Dakota, Inc. and Affiliate.........       June 22, 1998
Nu-Tec Roofing Contractors, Inc......        June 5, 1998
Evans Service Company, Inc. and
  Subsidiaries.......................        June 4, 1998
Burns & Scalo Roofing Company, Inc.,
  Cuddy Roofing Company, Inc. and
  Scalo, Inc.........................        June 5, 1998
Chamberlin Waterproofing & Roofing
  Systems, Inc.......................       June 11, 1998
Boone Brothers Roofing, Inc..........        June 5, 1998
Sutter Roofing Company of Florida and
  Sutter Roofing Company of SW
  Florida............................        June 5, 1998
M. J. Dalsin Company, Inc. and M. J.
  Dalsin Company of South Dakota,
  Inc................................        June 5, 1998

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments, schedules and exhibits thereto the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which is included as part of the Registration Statement, does not contain all the information contained in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements made in the Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected, without charge, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and 7 World Trade Center, Suite 1300, New York, NY 10048 or on the Internet at http://www.sec.gov. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements examined by an independent public accounting firm for each fiscal year.

                         INDEX TO FINANCIAL STATEMENTS

                                           PAGE
                                           -----
INCOM ROOFING SERVICES, INC. UNAUDITED
  PRO FORMA
  COMBINED FINANCIAL STATEMENTS
     Introduction to Unaudited Pro Forma
      Combined Financial Statements.....     F-3
     Unaudited Pro Forma Combined
      Balance Sheet.....................     F-4
     Unaudited Pro Forma Combined
      Statement of Operations...........     F-5
     Notes to Unaudited Pro Forma
      Combined Financial Statements.....     F-8
INCOM ROOFING SERVICES, INC.
     Report of Independent Public
      Accountants.......................    F-13
     Balance Sheet......................    F-14
     Statement of Operations............    F-15
     Statement of Cash Flows............    F-16
     Statement of Stockholders'
      Equity............................    F-17
     Notes to Financial Statements......    F-18
FOUNDING COMPANIES
D.C. TAYLOR CO.
     Report of Independent Public
      Accountants.......................    F-21
     Balance Sheets.....................    F-22
     Statements of Operations and
      Retained Earnings.................    F-23
     Statements of Cash Flows...........    F-24
     Notes to Financial Statements......    F-25
SEYFORTH ROOFING CO. INC. AND AFFILIATE
     Report of Independent Public
      Accountants.......................    F-34
     Combined Balance Sheets............    F-35
     Combined Statements of
      Operations........................    F-36
     Combined Statements of Cash
      Flows.............................    F-37
     Combined Statements of
      Shareholder's Equity..............    F-38
     Notes to Combined Financial
      Statements........................    F-39
NU-TEC ROOFING CONTRACTORS, INC.
     Report of Independent Public
      Accountants.......................    F-47
     Balance Sheets.....................    F-48
     Statements of Operations...........    F-49
     Statements of Cash Flows...........    F-50
     Statements of Stockholders'
      Equity............................    F-51
     Notes to Financial Statements......    F-52
BETA CONSTRUCTION COMPANY
     Report of Independent Public
      Accountants.......................    F-60
     Combined Balance Sheets............    F-61
     Combined Statements of
      Operations........................    F-62
     Combined Statements of Cash
      Flows.............................    F-63
     Combined Statements of
      Stockholders' Equity..............    F-64
     Notes to Combined Financial
      Statements........................    F-65

                                           PAGE
                                           -----
EVANS SERVICE COMPANY, INC. AND
  SUBSIDIARIES
     Report of Independent Public
      Accountants.......................    F-71
     Consolidated Balance Sheets........    F-72
     Consolidated Statements of
      Operations........................    F-73
     Consolidated Statements of Cash
      Flows.............................    F-74
     Consolidated Statements of
      Stockholders' Equity..............    F-75
     Notes to Consolidated Financial
      Statements........................    F-76
BRAZOS ROOFING INTERNATIONAL OF SOUTH
  DAKOTA, INC.
     Report of Independent Public
      Accountants.......................    F-83
     Combined Balance Sheet.............    F-84
     Combined Statements of
      Operations........................    F-85
     Combined Statements of Cash
      Flows.............................    F-86
     Combined Statements of
      Shareholders' Equity..............    F-87
     Notes to Combined Financial
      Statements........................    F-88
CHAMBERLIN WATERPROOFING & ROOFING
  SYSTEMS, INC.
     Report of Independent Public
      Accountants.......................    F-95
     Balance Sheets.....................    F-96
     Statements of Operations...........    F-97
     Statements of Cash Flows...........    F-98
     Statements of Stockholders'
      Equity............................    F-99
     Notes to Financial Statements......   F-100
BURNS & SCALO ROOFING COMPANY, INC.
     Report of Independent Public
      Accountants.......................   F-106
     Combined Balance Sheets............   F-107
     Combined Statements of
      Operations........................   F-108
     Combined Statements of Cash
      Flows.............................   F-109
     Combined Statements of
      Stockholders' Equity..............   F-110
     Notes to Combined Financial
      Statements........................   F-111
BOONE BROTHERS ROOFING, INC.
     Report of Independent Public
      Accountants.......................   F-117
     Balance Sheets.....................   F-118
     Statements of Operations...........   F-119
     Statements of Cash Flows...........   F-120
     Statements of Stockholders'
      Equity............................   F-121
     Notes to Financial Statements......   F-122

SUTTER ROOFING COMPANY OF FLORIDA
     Report of Independent Public
      Accountants.......................   F-129
     Combined Balance Sheets............   F-130
     Combined Statements of
      Operations........................   F-131
     Combined Statements of Cash
      Flows.............................   F-132
     Combined Statements of
      Stockholders' Equity..............   F-133
     Notes to Combined Financial
      Statements........................   F-134
M.J. DALSIN COMPANY, INC.
     Report of Independent Public
      Accountants.......................   F-140
     Combined Balance Sheets............   F-141
     Combined Statements of
      Operations........................   F-142
     Combined Statements of Cash
      Flows.............................   F-143
     Combined Statements of
      Stockholders' Equity..............   F-144
     Notes to Combined Financial
      Statements........................   F-145

              INCOM ROOFING SERVICES, INC. AND FOUNDING COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements give effect to (a) the acquisitions by INCOM Roofing Services, Inc. (INCOM), of the outstanding capital stock and other equity interests of D. C. Taylor, Seyforth, Nu-Tec, Beta, Evans, Brazos, Chamberlin, Burns & Scalo, Boone, Sutter, M. J. Dalsin, Kelley Brothers (together, the Founding Companies), and related transactions, and (b) INCOM's initial public offerings in the United States and Canada and outside the United States and Canada (the Offerings). The acquisitions (the Acquisitions) will occur simultaneously with the closing of the Offerings and will be accounted for using the purchase method of accounting. INCOM has been reflected as the accounting acquirer for financial statement presentation purposes.

     The unaudited pro forma combined balance sheet gives effect to the Acquisitions and related transactions, and the Offerings, as if they had occurred on March 31, 1998. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred at the beginning of the earliest period presented.

     INCOM has preliminarily analyzed the savings that it expects to be realized from reductions in salaries, bonuses and certain benefits, including lease payments to the owners. To the extent the owners of the Founding Companies have contractually agreed to prospective changes in salary, bonuses, benefits and lease payments, these changes have been reflected in the unaudited pro forma combined statements of operations. With respect to other potential cost savings, INCOM has not and cannot quantify these savings until completion of the Acquisitions. It is anticipated that these savings will be offset by costs related to INCOM's new corporate management and by the costs associated with being a public company. However, because these costs cannot be accurately quantified at this time, they have not been included in the pro forma combined financial information of INCOM.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that INCOM management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what INCOM's combined financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of INCOM's combined financial position or results of operations for any future period. Since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Prospectus. See also "Risk Factors" included elsewhere herein.

              INCOM ROOFING SERVICES, INC. AND FOUNDING COMPANIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                                                                      BURNS &
               ASSETS                  D.C. TAYLOR    SEYFORTH    NU-TEC     BETA     EVANS    BRAZOS    CHAMBERLIN    SCALO
                                       ------------   ---------   -------   -------   ------   -------   ----------   --------
CURRENT ASSETS:
 Cash and cash equivalents...........    $     49      $   553    $     9   $ 1,382   $   14   $  389      $1,206      $   32
   Accounts receivable --
     Trade, net......................       5,038        3,761      4,256     4,192    3,347    1,130       2,038       1,814
     Retainage.......................         491          815      1,333     1,414      777        7         544         262
     Other receivables...............         439           16        137       349      174      104           4          --
   Costs and estimated earnings in
     excess of billings on
     uncompleted contracts...........         557          950        686       498      350      312         446          61
   Inventories.......................         443          134        445       633      315       --          --         409
   Prepaid expenses and other current
     assets..........................         802          138         44       549      323       37          16          --
                                       ------------   ---------   -------   -------   ------   -------   ----------   --------
       Total current assets..........       7,819        6,367      6,910     9,017    5,300    1,979       4,254       2,578
PROPERTY AND EQUIPMENT, net..........       2,150        1,786      1,698     1,355      807    1,652         475         689
OTHER LONG-TERM ASSETS...............         534          120        159     1,000      180       --          --          --
GOODWILL, NET........................          --           --         --        --       --       --          --          --
                                       ------------   ---------   -------   -------   ------   -------   ----------   --------
       Total assets..................    $ 10,503      $ 8,273    $ 8,767   $11,372   $6,287   $3,631      $4,729      $3,267
                                       ============   =========   =======   =======   ======   =======   ==========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current maturities of long-term
   obligations.......................    $  1,438      $ 1,997    $   638   $    73   $   --   $  452      $   --      $   37
 Accounts payable and accrued
   expenses..........................       4,452        2,945      3,152     1,710    1,716      557         672       1,124
 Obligations to related parties......          --           --         --        --       --       --         438          36
 Billings in excess of costs and
   estimated earnings on uncompleted
   contracts.........................         945          937      1,330       662    1,395       --         989         429
 Unearned revenue and other current
   liabilities.......................          --           --         --        --       20       --          61          --
                                       ------------   ---------   -------   -------   ------   -------   ----------   --------
       Total current liabilities.....       6,835        5,879      5,120     2,445    3,131    1,009       2,160       1,626
LONG-TERM OBLIGATIONS, net of current
 maturities..........................       1,252          395        726       260       --      576          --          87
DEFERRED INCOME TAXES................          --           --         --        --       --       --          --          --
OTHER LONG-TERM LIABILITIES..........          69           --         --        --       --       --          --         216
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
 Common stock........................         320            2        220        10       15      101          41          48
 Additional paid-in capital..........          21          100         --       673       28        9         417         622
 Retained earnings (deficit).........       2,006        1,897      2,701     7,984    3,113    1,794       2,758         668
 Other...............................          --           --         --        --       --      142        (647)         --
                                       ------------   ---------   -------   -------   ------   -------   ----------   --------
       Total stockholders' equity....       2,347        1,999      2,921     8,667    3,156    2,046       2,569       1,338
                                       ------------   ---------   -------   -------   ------   -------   ----------   --------
       Total liabilities and
        stockholders' equity.........    $ 10,503      $ 8,273    $ 8,767   $11,372   $6,287   $3,631      $4,729      $3,267
                                       ============   =========   =======   =======   ======   =======   ==========   ========

                                                                          KELLEY               PRO FORMA     PRO FORMA
               ASSETS                  BOONE    SUTTER    M.J. DALSIN    BROTHERS    INCOM    ADJUSTMENTS     COMBINED
                                       ------   -------   ------------   ---------   ------   ------------   ----------
CURRENT ASSETS:
 Cash and cash equivalents...........  $  321   $   179      $  761       $   115    $  --      $ (3,271)     $  1,739
   Accounts receivable --
     Trade, net......................     808     1,625         921           908       --            --        29,838
     Retainage.......................     602        --         237           690       --            --         7,172
     Other receivables...............      50        23           3            44       --            --         1,343
   Costs and estimated earnings in
     excess of billings on
     uncompleted contracts...........     901       173          21            49       --            --         5,004
   Inventories.......................     326       143         171           229       --            --         3,248
   Prepaid expenses and other current
     assets..........................      79       337         206           103      103         1,125         3,862
                                       ------   -------   ------------   ---------   ------   ------------   ----------
       Total current assets..........   3,087     2,480       2,320         2,138      103        (2,146)       52,206
PROPERTY AND EQUIPMENT, net..........     262       752         664           495        6        (1,319)       11,472
OTHER LONG-TERM ASSETS...............      --        --          64            --       --          (320)        1,737
GOODWILL, NET........................      --        --          --            --       --       110,530       110,530
                                       ------   -------   ------------   ---------   ------   ------------   ----------
       Total assets..................  $3,349   $ 3,232      $3,048       $ 2,633    $ 109      $106,745      $175,945
                                       ======   =======   ============   =========   ======   ============   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current maturities of long-term
   obligations.......................  $   16   $   105      $   47       $   251    $  --      $ 52,734      $ 57,788
 Accounts payable and accrued
   expenses..........................     834       802         455           622       --            --        19,041
 Obligations to related parties......      99        --          --             2      108         5,494         6,177
 Billings in excess of costs and
   estimated earnings on uncompleted
   contracts.........................     426       524         764           349       --            --         8,750
 Unearned revenue and other current
   liabilities.......................     395        --          --           191       --           283           950
                                       ------   -------   ------------   ---------   ------   ------------   ----------
       Total current liabilities.....   1,770     1,431       1,266         1,415      108        58,511        92,706
LONG-TERM OBLIGATIONS, net of current
 maturities..........................     149       325         167           157       --            --         4,094
DEFERRED INCOME TAXES................      28        --          --            --       --           384           412
OTHER LONG-TERM LIABILITIES..........      --        --          --            --       --            --           285
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
 Common stock........................      58         1          85            51       26          (875)          103
 Additional paid-in capital..........      --       159          47            51       --        77,804        79,931
 Retained earnings (deficit).........   1,344     1,316       1,493           959      (25 )     (29,594)       (1,586)
 Other...............................      --        --         (10)           --       --           515            --
                                       ------   -------   ------------   ---------   ------   ------------   ----------
       Total stockholders' equity....   1,402     1,476       1,615         1,061        1        47,850        78,448
                                       ------   -------   ------------   ---------   ------   ------------   ----------
       Total liabilities and
        stockholders' equity.........  $3,349   $ 3,232      $3,048       $ 2,633    $ 109      $106,745      $175,945
                                       ======   =======   ============   =========   ======   ============   ==========

                                        POSTMERGER       AS
               ASSETS                  ADJUSTMENTS    ADJUSTED
                                       ------------   ---------
CURRENT ASSETS:
 Cash and cash equivalents...........    $  2,788     $   4,527
   Accounts receivable --
     Trade, net......................         (20)       29,818
     Retainage.......................          --         7,172
     Other receivables...............        (841)          502
   Costs and estimated earnings in
     excess of billings on
     uncompleted contracts...........          --         5,004
   Inventories.......................          --         3,248
   Prepaid expenses and other current
     assets..........................        (113)        3,749
                                       ------------   ---------
       Total current assets..........       1,814        54,020
PROPERTY AND EQUIPMENT, net..........          --        11,472
OTHER LONG-TERM ASSETS...............      (1,030)          707
GOODWILL, NET........................          --       110,530
                                       ------------   ---------
       Total assets..................    $    784     $ 176,729
                                       ============   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current maturities of long-term
   obligations.......................    $(57,680)    $     108
 Accounts payable and accrued
   expenses..........................          --        19,041
 Obligations to related parties......      (6,177)           --
 Billings in excess of costs and
   estimated earnings on uncompleted
   contracts.........................          --         8,750
 Unearned revenue and other current
   liabilities.......................          --           950
                                       ------------   ---------
       Total current liabilities.....     (63,857)       28,849
LONG-TERM OBLIGATIONS, net of current
 maturities..........................      (3,499)          595
DEFERRED INCOME TAXES................          --           412
OTHER LONG-TERM LIABILITIES..........          --           285
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
 Common stock........................          60           163
 Additional paid-in capital..........      68,080       148,011
 Retained earnings (deficit).........          --        (1,586)
 Other...............................          --            --
                                       ------------   ---------
       Total stockholders' equity....      68,140       146,588
                                       ------------   ---------
       Total liabilities and
        stockholders' equity.........    $    784     $ 176,729
                                       ============   =========

  See accompanying notes to unaudited pro forma combined financial statements.

              INCOM ROOFING SERVICES, INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                                           BURNS &
                                            D. C. TAYLOR   SEYFORTH   NU-TEC     BETA      EVANS    BRAZOS    CHAMBERLIN    SCALO
                                            ------------   --------   -------   -------   -------   -------   ----------   -------

REVENUES................................      $ 35,472     $ 31,086   $28,589   $24,032   $17,832   $17,035    $ 12,296    $11,613

COST OF SERVICES (Including
 depreciation)..........................        29,031       22,850    23,281    15,457    13,672    14,279       9,792     7,100
                                            ------------   --------   -------   -------   -------   -------   ----------   -------

       Gross profit.....................         6,441        8,236     5,308     8,575     4,160     2,756       2,504     4,513

SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES...............................         5,970        6,864     3,475     4,988     3,518     1,075       1,655     3,764

GOODWILL AMORTIZATION...................            --           --        --        --        --        --          --        --
                                            ------------   --------   -------   -------   -------   -------   ----------   -------

       Income (loss) from operations....           471        1,372     1,833     3,587       642     1,681         849       749

OTHER INCOME (EXPENSE):

   Interest, net........................           (93)        (207)     (217)      114        29       (88)        (46)      (67)

   Other................................           (10)          83        53       106        25      (131)        189       105
                                            ------------   --------   -------   -------   -------   -------   ----------   -------

       Other income (expense), net......          (103)        (124)     (164)      220        54      (219)        143        38
                                            ------------   --------   -------   -------   -------   -------   ----------   -------

INCOME BEFORE PROVISION FOR INCOME
 TAXES..................................           368        1,248     1,669     3,807       696     1,462         992       787

PROVISION FOR INCOME TAXES..............           159            5        --        --       288        --         145        --
                                            ------------   --------   -------   -------   -------   -------   ----------   -------

NET INCOME (LOSS).......................      $    209     $  1,243   $ 1,669   $ 3,807   $   408   $ 1,462    $    847    $  787
                                            ============   ========   =======   =======   =======   =======   ==========   =======

PRO FORMA NET INCOME PER SHARE..........

SHARES USED IN COMPUTING PRO FORMA NET
 INCOME PER SHARE.......................

                                                                             KELLEY             PRO FORMA      PRO FORMA
                                           BOONE    SUTTER   M. J. DALSIN   BROTHERS   INCOM   ADJUSTMENTS     COMBINED
                                          -------   ------   ------------   --------   -----   -----------     ---------
REVENUES................................  $10,657   $8,756      $5,738      $ 13,771   $ --      $    --        $216,877
COST OF SERVICES (Including
 depreciation)..........................    8,059    6,777       4,153        12,108     --           --         166,559
                                          -------   ------   ------------   --------   -----   -----------     ---------
       Gross profit.....................    2,598    1,979       1,585         1,663     --           --          50,318
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES...............................    2,000    1,624       1,034         1,175     --       (5,727)(a)      31,415
GOODWILL AMORTIZATION...................       --       --          --            --     --        2,763(b)        2,763
                                          -------   ------   ------------   --------   -----   -----------     ---------
       Income (loss) from operations....      598      355         551           488     --        2,964          16,140
OTHER INCOME (EXPENSE):
   Interest, net........................      (10)      (5)        (16)         (109)    --        1,027             312
   Other................................       --       62          46            --     --          138(b)          666
                                          -------   ------   ------------   --------   -----   -----------     ---------
       Other income (expense), net......      (10)      57          30          (109)    --        1,165             978
                                          -------   ------   ------------   --------   -----   -----------     ---------
INCOME BEFORE PROVISION FOR INCOME
 TAXES..................................      588      412         581           379     --        4,129          17,118
PROVISION FOR INCOME TAXES..............      245       --         111           158     --        6,841(d)        7,952
                                          -------   ------   ------------   --------   -----   -----------     ---------
NET INCOME (LOSS).......................  $   343   $  412      $  470      $    221   $ --      $(2,712)         $9,166
                                          =======   ======   ============   ========   =====   ===========     =========
PRO FORMA NET INCOME PER SHARE..........                                                                           $0.57
                                                                                                               =========
SHARES USED IN COMPUTING PRO FORMA NET
 INCOME PER SHARE.......................                                                                       16,129,104(e)
                                                                                                               =========

  See accompanying notes to unaudited pro forma combined financial statements.

              INCOM ROOFING SERVICES, INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                       D. C. TAYLOR     SEYFORTH     NU-TEC     BETA       EVANS      BRAZOS     CHAMBERLIN
                                       ------------     --------     ------   ---------  ---------    ------     -----------
REVENUES.............................     $6,301         $5,872      $6,093   $   3,266  $   1,783    $3,345       $ 2,337
COST OF SERVICES (Including
 depreciation).......................      5,111          4,061       5,255       2,195      1,351     2,702         1,711
                                       ------------     --------     ------   ---------  ---------    ------     -----------
       Gross profit..................      1,190          1,811         838       1,071        432       643           626
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................      1,177          1,542         589         446        709       185           466
GOODWILL AMORTIZATION................         --             --          --          --         --        --            --
                                       ------------     --------     ------   ---------  ---------    ------     -----------
       Income (loss) from
        operations...................         13            269         249         625       (277)      458           160
OTHER INCOME (EXPENSE):
   Interest, net.....................         (1)           (61)        (16)        (38)        13       (16)            8
   Other.............................        (29)             5          --          68          4         7            --
                                       ------------     --------     ------   ---------  ---------    ------     -----------
       Other income (expense), net...        (30)           (56)        (16)         30         17        (9)            8
                                       ------------     --------     ------   ---------  ---------    ------     -----------
INCOME (LOSS) BEFORE PROVISION FOR
 INCOME TAXES........................        (17)           213         233         655       (260)      449           168
PROVISION (BENEFIT) FOR INCOME
 TAXES...............................         (7)            --          --          --       (107)       --           145
                                       ------------     --------     ------   ---------  ---------    ------     -----------
NET INCOME (LOSS)....................     $  (10)        $  213      $  233   $     655  $    (153)   $  449       $    23
                                       ============     ========     ======   =========  =========    ======     ===========
PRO FORMA NET INCOME PER SHARE.......
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE................

                                       BURNS &                                             KELLEY                 PRO FORMA
                                        SCALO      BOONE      SUTTER     M. J. DALSIN     BROTHERS     INCOM     ADJUSTMENTS
                                       -------   ---------    ------     ------------     --------     -----     -----------
REVENUES.............................  $2,366    $   1,660    $2,268        $1,044         $2,664      $ --         $  --
COST OF SERVICES (Including
 depreciation).......................   1,585        1,376     1,733           777          2,563        --            --
                                       -------   ---------    ------     ------------     --------     -----     -----------
       Gross profit..................     781          284       535           267            101        --            --
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................     663          298       335           214            211        --          (778)(a)
GOODWILL AMORTIZATION................      --           --        --            --             --        --           691(b)
                                       -------   ---------    ------     ------------     --------     -----     -----------
       Income (loss) from
        operations...................     118          (14)      200            53           (110)       --            87
OTHER INCOME (EXPENSE):
   Interest, net.....................      (7 )         (3)       (1)           (3)           (25)       --           152(c)
   Other.............................      --           --        --            35             --        --            --
                                       -------   ---------    ------     ------------     --------     -----     -----------
       Other income (expense), net...      (7 )         (3)       (1)           32            (25)       --           152
                                       -------   ---------    ------     ------------     --------     -----     -----------
INCOME (LOSS) BEFORE PROVISION FOR
 INCOME TAXES........................     111          (17)      199            85           (135)       --           239
PROVISION (BENEFIT) FOR INCOME
 TAXES...............................      --           (7)       --             7          --           --         1,014(d)
                                       -------   ---------    ------     ------------     --------     -----     -----------
NET INCOME (LOSS)....................  $  111    $     (10)   $  199        $   78         $ (135)     $ --         $(775)
                                       =======   =========    ======     ============     ========     =====     ===========
PRO FORMA NET INCOME PER SHARE.......

SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE................

                                       PRO FORMA
                                       COMBINED
                                       ---------
REVENUES.............................    $38,999
COST OF SERVICES (Including
 depreciation).......................     30,420
                                       ---------
       Gross profit..................      8,579
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................      6,057
GOODWILL AMORTIZATION................        691
                                       ---------
       Income (loss) from
        operations...................      1,831
OTHER INCOME (EXPENSE):
   Interest, net.....................          2
   Other.............................         90
                                       ---------
       Other income (expense), net...         92
                                       ---------
INCOME (LOSS) BEFORE PROVISION FOR
 INCOME TAXES........................      1,923
PROVISION (BENEFIT) FOR INCOME
 TAXES...............................      1,045
                                       ---------
NET INCOME (LOSS)....................       $878
                                       =========
PRO FORMA NET INCOME PER SHARE.......      $0.05
                                       =========
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE................  16,129,104(e)
                                       =========

  See accompanying notes to unaudited pro forma combined financial statements.

              INCOM ROOFING SERVICES, INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                           D. C. TAYLOR     SEYFORTH     NU-TEC      BETA      EVANS      BRAZOS     CHAMBERLIN
                                           ------------     --------     ------     ------     ------     ------     ----------
REVENUES................................      $8,156         $6,220      $7,381     $3,966     $5,023     $1,406       $2,232
COST OF SERVICES (Including
 depreciation)..........................       6,852          4,822       6,160      2,822      3,979      1,408        1,583
                                           ------------     --------     ------     ------     ------     ------     ----------
       Gross profit (loss)..............       1,304          1,398       1,221      1,144      1,044         (2)         649
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES...............................       1,619          1,715         695      1,370        894        237          384
GOODWILL AMORTIZATION...................          --             --          --         --         --         --           --
                                           ------------     --------     ------     ------     ------     ------     ----------
       Income (loss) from operations....        (315)          (317)        526       (226)       150       (239)         265
OTHER INCOME (EXPENSE):
   Interest, net........................         (54)           (38)        (26)        25          6        (16)           4
   Other................................         (41)            46           7         44          3        (25)          --
                                           ------------     --------     ------     ------     ------     ------     ----------
       Other income (expense), net......         (95)             8         (19)        69          9        (41)           4
                                           ------------     --------     ------     ------     ------     ------     ----------
INCOME (LOSS) BEFORE PROVISION FOR
 INCOME TAXES...........................        (410)          (309)        507       (157)       159       (280)         269
PROVISION (BENEFIT) FOR INCOME TAXES....        (164)            --          --         --         63          4           --
                                           ------------     --------     ------     ------     ------     ------     ----------
NET INCOME (LOSS).......................      $ (246)        $ (309)     $  507     $ (157)    $   96     $ (284)      $  269
                                           ============     ========     ======     ======     ======     ======     ==========
PRO FORMA NET LOSS PER SHARE............
SHARES USED IN COMPUTING PRO FORMA NET
 LOSS PER SHARE.........................

                                          BURNS &                                             KELLEY                   PRO FORMA
                                           SCALO      BOONE      SUTTER     M. J. DALSIN     BROTHERS     INCOM       ADJUSTMENTS
                                          -------     ------     ------     ------------     --------     -----       -----------
REVENUES................................  $2,119      $1,706     $2,447        $1,518         $1,608      $ --           $  --
COST OF SERVICES (Including
 depreciation)..........................   1,488       1,544      1,870         1,132          1,418        --              --
                                          -------     ------     ------     ------------     --------     -----       -----------
       Gross profit (loss)..............     631         162        577           386            190        --              --
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES...............................     626         315        408           217            215        --            (659)(a)
GOODWILL AMORTIZATION...................      --          --         --            --             --        --             691(b)
                                          -------     ------     ------     ------------     --------     -----       -----------
       Income (loss) from operations....       5        (153)       169           169            (25)       --             (32)
OTHER INCOME (EXPENSE):
   Interest, net........................      (3 )        (3)        (1)           (1)           (12)       --             187(c)
   Other................................      --          --         13            25          --           --              --
                                          -------     ------     ------     ------------     --------     -----       -----------
       Other income (expense), net......      (3 )        (3)        12            24            (12)       --             187
                                          -------     ------     ------     ------------     --------     -----       -----------
INCOME (LOSS) BEFORE PROVISION FOR
 INCOME TAXES...........................       2        (156)       181           193            (37)       --             155
PROVISION (BENEFIT) FOR INCOME TAXES....      --         (58)        --            22             22        --             434(d)
                                          -------     ------     ------     ------------     --------     -----       -----------
NET INCOME (LOSS).......................  $    2      $  (98)    $  181        $  171         $  (59)     $ --           $(279)
                                          =======     ======     ======     ============     ========     =====       ===========
PRO FORMA NET LOSS PER SHARE............

SHARES USED IN COMPUTING PRO FORMA NET
 LOSS PER SHARE.........................

                                          PRO FORMA
                                          COMBINED
                                          ---------
REVENUES................................    $43,782
COST OF SERVICES (Including
 depreciation)..........................     35,078
                                          ---------
       Gross profit (loss)..............      8,704
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES...............................      8,036
GOODWILL AMORTIZATION...................        691
                                          ---------
       Income (loss) from operations....        (23)
OTHER INCOME (EXPENSE):
   Interest, net........................         68
   Other................................         72
                                          ---------
       Other income (expense), net......        140
                                          ---------
INCOME (LOSS) BEFORE PROVISION FOR
 INCOME TAXES...........................        117
PROVISION (BENEFIT) FOR INCOME TAXES....        323
                                          ---------
NET INCOME (LOSS).......................      $(206)
                                          =========
PRO FORMA NET LOSS PER SHARE............     $(0.01)
                                          =========
SHARES USED IN COMPUTING PRO FORMA NET
 LOSS PER SHARE.........................  16,129,104(e)
                                          =========

  See accompanying notes to unaudited pro forma combined financial statements.

              INCOM ROOFING SERVICES, INC. AND FOUNDING COMPANIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. GENERAL:

     INCOM Roofing Services, Inc. (INCOM), was founded to create a leading national provider of roofing contracting services. INCOM has conducted no operations to date and will acquire the Founding Companies concurrently with and as a condition to the closing of the Offerings.

     The historical financial statements reflect the financial position and results of operations of the Founding Companies and were derived from the respective Founding Companies' financial statements. The periods included in these financial statements for the individual Founding Companies (a) are for the year ended December 31, 1997, except for Beta for which the period is the 12 months ended September 30, 1997, and (b) are as of and for the three months ended March 31, 1998. During the three months ended December 31, 1996 and 1997, Beta reported revenues of $3.4 million and $5.4 million, respectively, and net income of $ -- million and $0.9 million, respectively. The audited historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 80.

2. ACQUISITION OF FOUNDING COMPANIES:

     Concurrently with and as a condition to the closing of the Offerings, INCOM will acquire all of the outstanding capital stock and other equity interests of the Founding Companies. The Acquisitions will be accounted for using the purchase method of accounting, with INCOM being reflected as the accounting acquirer.

     The following table sets forth the consideration to be paid (a) in cash and
(b) in shares of common stock to the common stockholders of each of the Founding Companies. For purposes of computing the estimated purchase price for accounting purposes, the value of the shares was determined using an estimated fair value of $10.40 per share (or approximately $78.4 million), which is less than the initial public offering price of $13.00 per share due primarily to restrictions on the sale and transferability of the shares issued. The total purchase price, including cash consideration of approximately $40.0 million, is approximately $118.4 million. This value of shares excludes certain additional shares of Common Stock and cash that may be issued to the stockholders of two of the Founding Companies if certain earnings thresholds are satisfied after the consummation of the Offerings. Specifically, in addition to the Acquisitions Consideration described above, the stockholders of Seyforth and Brazos will be entitled to receive additional consideration in the event those businesses achieve certain levels of net income in the future. For Seyforth, the maximum amount of such additional consideration is approximately $2.8 million to be paid 75% in Common Stock and 25% in cash. For Brazos, the maximum amount of such additional consideration consists of 740,944 shares of Common Stock. The table does not reflect net transfers of $23.5 million which represent excess working capital, distribution of various Founding Companies' S Corporation accumulated adjustment accounts and the distribution of nonoperating assets that will be transferred in connection with the Acquisitions to the owners of the Founding Companies or the assumption of the historical indebtedness of the Founding Companies of approximately $9.0 million as of March 31, 1998. The cash portion of the Acquisitions Consideration will be adjusted based on the initial public offering price and certain closing balance sheet amounts.

                                                         SHARES OF
                                            CASH        COMMON STOCK
                                          ---------     ------------
                                                (IN THOUSANDS)
Beta....................................  $   8,697         2,007
Boone...................................      1,593           368
Brazos..................................      2,241            --
Burns & Scalo...........................      6,738           396
Chamberlin..............................      2,379           549
D. C. Taylor............................      4,883         1,127
Evans...................................      2,972           685
Kelley Brothers.........................        929           214
M. J. Dalsin............................      1,698           392
Nu-Tec..................................      3,073           709
Seyforth................................      3,681           849
Sutter..................................      1,073           247
                                          ---------     ------------
     Total..............................  $  39,957         7,543
                                          =========     ============

              INCOM ROOFING SERVICES, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

  PRO FORMA ADJUSTMENTS:

      (a) Records the distribution of various Founding Companies' S Corporation accumulated adjustment accounts, a portion of which is to be funded as obligations to related parties.

      (b) Records the distribution of the cash surrender value of life insurance policies and certain property and vehicles to certain stockholders of the Founding Companies.

      (c) Records the transfer in connection with the Acquisitions of $12.8 million of excess working capital to the owners of the Founding Companies, which is expected to be funded using $12.8 million of notes payable to owners which will be retired with proceeds of the Offerings.

      (d) Records the purchase of the Founding Companies by INCOM, consisting of indebtedness incurred to finance the $40.0 million cash portion and 7,543,031 shares of common stock valued at $10.40 per share (or approximately $78.4 million) for a total purchase price of approximately $118.4 million resulting in excess purchase price of $110.5 million over the estimated fair value of the net assets acquired of $7.9 million (see Note 2). Excludes certain additional shares of Common Stock that may be issued to the stockholders of two of the Founding Companies if certain earnings threshholds are satisfied after the consummation of the Offerings.

           The following reconciles the combined historical net assets of the Founding Companies to the net assets acquired (in thousands):

 Historical net assets..................  $   30,597
 Transfer of Owner Amounts (see (c)
   above)...............................     (12,777)
 Other (see (a), (b) and (f))...........      (9,946)
                                          ----------
 Net assets after transfers and purchase
   adjustments..........................  $    7,874
                                          ==========

      (e) Records the issuance of 150,000 shares of INCOM common stock to certain members of INCOM management of which 100,000 were issued in June 1998 and 50,000 are reserved for issuance to other management, valued at $10.40 per share (or approximately $1.6 million). The nonrecurring, noncash compensation charge of $1.6 million has not been reflected in the pro forma combined statements of operations because these costs are nonrecurring costs of the Acquisitions and Offerings.

      (f) Records deferred taxes on certain of the Founding Companies that are S Corporations as if they were C Corporations.

POSTMERGER ADJUSTMENTS:

      (g) Records the net cash proceeds of $68.1 million from the issuance of 6,000,000 shares of INCOM common stock (based on an initial public offering price of $13.00 per share and net of estimated offering costs, including underwriters' commissions and discounts, accounting, legal and other estimated Offerings costs of $10.0 million).

      (h) Records the expected repayment of remaining historical short- and long-term obligations totaling $14.6 million from the proceeds of the Offerings reduced by the collection on various accounts and notes receivables from certain related parties of the Founding Companies.

      (i) Records the payment of the debt assumed for the working capital distribution with the net cash proceeds from the proceeds of the Offerings.

      (j) Records payment of indebtedness incurred to finance the cash portion of the consideration to the stockholders of the Founding Companies of $40.0 million in connection with the Acquisitions from the proceeds of the Offerings.

              INCOM ROOFING SERVICES, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following tables summarize unaudited pro forma combined balance sheet adjustments (in thousands):

                                                                     ADJUSTMENT
                                          ----------------------------------------------------------------    PRO FORMA
                                             (A)        (B)        (C)        (D)        (E)        (F)      ADJUSTMENTS
                                          ---------  ---------  ---------  ---------  ---------  ---------   -----------
                 ASSETS
Current assets --
    Cash and cash equivalents...........  $  (3,271) $      --  $      --  $      --  $      --  $      --    $  (3,271)
    Prepaid expenses and other current
      assets............................         --       (272)        --         --         --      1,397        1,125
                                          ---------  ---------  ---------  ---------  ---------  ---------   -----------
         Total current assets...........     (3,271)      (272)        --         --         --      1,397       (2,146)
Property and equipment, net.............         --     (1,319)        --         --         --         --       (1,319)
Other long-term assets..................         --       (320)        --         --         --                    (320)
Goodwill, net...........................         --         --         --    110,530         --         --      110,530
                                          ---------  ---------  ---------  ---------  ---------  ---------   -----------
         Total assets...................  $  (3,271) $  (1,911) $      --  $ 110,530  $      --  $   1,397    $ 106,745
                                          =========  =========  =========  =========  =========  =========   ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities --
    Current maturities of long-term
      obligations.......................  $      --  $      --  $  12,777  $  39,957  $      --  $      --    $  52,734
    Obligations to related parties......      5,494         --         --         --         --         --        5,494
    Unearned revenue and other current
      liabilities.......................         --         --         --         --         --        283          283
                                          ---------  ---------  ---------  ---------  ---------  ---------   -----------
         Total current liabilities......      5,494         --     12,777     39,957         --        283       58,511
Deferred income taxes...................         --         --         --         --         --        384          384
                                          ---------  ---------  ---------  ---------  ---------  ---------   -----------
         Total long-term liabilities....         --         --         --         --         --        384          384
Stockholders' equity --
    Common stock........................         --         --         --       (877)         2         --         (875)
    Additional paid-in capital..........         --         --         --     76,245      1,559         --       77,804
    Retained earnings...................     (8,765)    (1,911)   (12,777)    (5,310)    (1,561)       730      (29,594)
    Other...............................         --         --         --        515         --         --          515
                                          ---------  ---------  ---------  ---------  ---------  ---------   -----------
         Total stockholders' equity.....     (8,765)    (1,911)   (12,777)    70,573         --        730       47,850
                                          ---------  ---------  ---------  ---------  ---------  ---------   -----------
         Total liabilities and
           stockholders' equity.........  $  (3,271) $  (1,911) $      --  $ 110,530  $      --  $   1,397    $ 106,745
                                          =========  =========  =========  =========  =========  =========   ===========

              INCOM ROOFING SERVICES, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                          ADJUSTMENT
                                          ------------------------------------------   POSTMERGER
                                             (G)        (H)        (I)        (J)      ADJUSTMENTS
                                          ---------  ---------  ---------  ---------   -----------
                 ASSETS
Current assets --
  Cash and cash equivalents.............  $  68,140  $ (12,618) $ (12,777) $ (39,957)   $   2,788
  Accounts receivable --
    Trade, net..........................         --        (20)        --         --          (20)
    Other receivables...................         --       (841)        --         --         (841)
  Prepaid expenses and other current
    assets..............................         --       (113)        --         --         (113)
                                          ---------  ---------  ---------  ---------   -----------
      Total current assets..............     68,140    (13,592)   (12,777)   (39,957)       1,814
Other long-term assets..................         --     (1,030)        --         --       (1,030)
                                          ---------  ---------  ---------  ---------   -----------
      Total assets......................  $  68,140  $ (14,622) $ (12,777) $ (39,957)   $     784
                                          =========  =========  =========  =========   ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities --
  Current maturities of long-term
    debt................................  $      --  $  (4,946)   (12,777)   (39,957)   $ (57,680)
  Obligations to related parties........         --     (6,177)        --         --       (6,177)
                                          ---------  ---------  ---------  ---------   -----------
      Total current liabilities.........         --    (11,123)   (12,777)   (39,957)     (63,857)
Long-term debt, net of current
  maturities............................         --     (3,499)        --         --       (3,499)
                                          ---------  ---------  ---------  ---------   -----------
      Total long-term liabilities.......         --     (3,499)        --         --       (3,499)
Stockholders' equity --
  Common stock..........................         60         --         --         --           60
  Additional paid-in capital............     68,080         --         --         --       68,080
                                          ---------  ---------  ---------  ---------   -----------
      Total stockholders' equity........     68,140         --         --         --       68,140
                                          ---------  ---------  ---------  ---------   -----------
      Total liabilities and
        stockholders' equity............  $  68,140  $ (14,622) $ (12,777) $ (39,957)   $     784
                                          =========  =========  =========  =========   ===========

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

 (a) Reflects the reduction in salaries, bonuses, benefits and lease payments to the owners of the Founding Companies. These reductions in salaries, bonuses, benefits and lease payments have been agreed prospectively in accordance with the terms of employment agreements executed as part of the Acquisitions. Such employment agreements are primarily for five years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances. Also reflects the anticipated nonrecurring, noncash compensation charge of $1.6 million and the related reversal of such compensation charge for common stock issued to management for nominal consideration.

 (b) Reflects the amortization of goodwill to be recorded as a result of these Acquisitions over a 40-year estimated life, as well as a reduction in historical Founding Companies' minority interest expense attributable to minority interests that will be acquired as part of the transaction.

 (c) Reflects interest savings on the historical debt to be repaid using proceeds from the Offerings. Also, reflects interest expense on borrowings necessary to fund the distributions discussed in 3.(a) above, the transfers discussed in 3.(c) above and the cash portion of the consideration to the stockholders of the Founding Companies discussed in 3.(d) above. The additional interest expense was calculated utilizing an assumed effective interest rate of approximately 7.5 percent. As these borrowings were immediately repaid with the proceeds of the Offering, this additional interest expense has been reversed.

 (d) Reflects the incremental provision for federal and state income taxes at a 40 percent overall tax rate, before nondeductible goodwill and other permanent items, relating to the other statements of

              INCOM ROOFING SERVICES, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     operations adjustments and for income taxes on the pretax income of Founding Companies that have historically elected S Corporation tax status.

 (e) The number of shares estimated to be outstanding on completion of the Offerings includes the following:

Shares outstanding (as adjusted to
  reflect a stock split).............     2,760,535
Issued in Initial Public Offerings...     6,000,000
Issued to acquire Founding
  Companies..........................     7,543,031
Less -- Shares not required for the
  Acquisitions, other use of proceeds
  or other...........................      (174,462)
                                       ------------
          Shares estimated to be
             outstanding.............    16,129,104
                                       ============

     These share amounts exclude certain additional shares of Common Stock that may be issued to the stockholders of two of the Founding Companies if certain earnings threshholds are satisfied after the consummation of the Offerings. Other includes the effect of the 100,000 options with an assumed exercise price of 60% of the initial public offering price using the treasury stock method. Excludes 1,530,357 shares of common stock subject to options to be granted in connection with the Offerings at an exercise price equal to the initial public offering price.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To INCOM Roofing Services, Inc.:

     We have audited the accompanying balance sheet of INCOM Roofing Services, Inc., a Delaware corporation, as of March 31, 1998, and the related statements of operations, cash flows and stockholders' equity for the period from inception (February 26, 1998) through March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of INCOM Roofing Services, Inc., as of March 31, 1998, and the results of its operations and its cash flows for the period from inception (February 26, 1998) through March 31, 1998, in conformity with generally accepted accounting principles.

Houston, Texas
July 20, 1998

                          INCOM ROOFING SERVICES, INC.
                                 BALANCE SHEET
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)
                                           MARCH 31,
                                             1998
                                           ---------
                       ASSETS
CASH AND CASH EQUIVALENTS...............     $  --
DEFERRED OFFERING COSTS.................       103
                                           ---------
          Total current assets..........       103
PROPERTY AND EQUIPMENT..................         6
                                           ---------
          Total assets..................     $ 109
                                           =========

        LIABILITIES AND STOCKHOLDERS' EQUITY
AMOUNTS DUE TO STOCKHOLDER..............     $ 108
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par, 10,000,000
     authorized, none issued and
     outstanding........................        --
  Common stock, $.01 par, 100,000,000
     shares authorized, 2,580,535 shares
     issued and outstanding,
     respectively.......................        26
  Additional paid-in capital............        --
  Retained deficit......................       (25)
                                           ---------
          Total stockholders' equity....         1
                                           ---------
          Total liabilities and
        stockholders' equity............     $ 109
                                           =========

     Reflects a 1,479.523-for-one stock split effective July 1998

   The accompanying notes are an integral part of these financial statements.

                          INCOM ROOFING SERVICES, INC.
                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                           INCEPTION (FEBRUARY 26, 1998)
                                              THROUGH MARCH 31, 1998
                                           -----------------------------
REVENUES................................              $    --
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................                   --
                                                     --------
LOSS BEFORE PROVISION FOR INCOME
  TAXES.................................                   --
PROVISION FOR INCOME TAXES..............                   --
                                                     --------
NET LOSS................................              $    --
                                                     ========

   The accompanying notes are an integral part of these financial statements.

                          INCOM ROOFING SERVICES, INC.
                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                           INCEPTION (FEBRUARY 26, 1998)
                                              THROUGH MARCH 31, 1998
                                           -----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss...........................              $    --
     Adjustments to reconcile net loss
      to net cash provided by operating
      activities --
          Compensation expense related
             to issuance of management
             shares.....................                   --
          Changes in assets and
             liabilities --
               Increase in deferred
                   offering costs.......                 (103)
               Increase in accrued
                   liabilities and
                   amounts due to
                   stockholder..........                  108
                                                     --------
                     Net cash provided
                        by operating
                        activities......                    5
                                                     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures...............                   (6)
                                                     --------
                     Net cash used in
                        investing
                        activities......                   (6)
                                                     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of stock..................                    1
                                                     --------
                     Net cash provided
                        by financing
                        activities......                    1
                                                     --------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS...........................                   --
CASH AND CASH EQUIVALENTS, beginning of
  period................................                   --
                                                     --------
CASH AND CASH EQUIVALENTS, end of
  period................................              $    --
                                                     ========

   The accompanying notes are an integral part of these financial statements.

                          INCOM ROOFING SERVICES, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                              COMMON STOCK        ADDITIONAL                    TOTAL
                                          --------------------     PAID-IN      RETAINED    STOCKHOLDERS'
                                            SHARES      AMOUNT     CAPITAL      DEFICIT        EQUITY
                                          -----------   ------    ----------    --------    -------------
INITIAL CAPITALIZATION,
  February 26, 1998.....................    1,479,523    $ 15       $--          $  (14)        $   1
  ISSUANCE OF ADDITIONAL SHARES TO
     MANAGEMENT.........................    1,101,012      11        --             (11)       --
NET INCOME (LOSS).......................           --      --           --           --            --
                                          -----------   ------    ----------    --------    -------------
BALANCE, March 31, 1998.................    2,580,535    $ 26       $--          $  (25)        $   1
                                          ===========   ======    ==========    ========    =============

     Reflects a 1,479.523-for-one stock split effective July 1998.

   The accompanying notes are an integral part of these financial statements.

                          INCOM ROOFING SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     INCOM Roofing Services, Inc., a Delaware corporation (INCOM or the Company), was founded in February 1998 to become a national provider of roofing contracting and repair services. INCOM intends to acquire 12 U.S. businesses (the Founding Companies), complete an initial public offering (the Offering) of its common stock (Common Stock) and, subsequent to the Offering, continue to acquire similar companies to expand its national and regional operations.

     INCOM has not conducted any operations, and all activities to date have related to the Offering and the acquisition of the Founding Companies. All expenditures of the Company to date have been funded by its founder and current primary stockholder, on behalf of the Company. The Company's founder and primary stockholder has also committed to fund future organization expenses and offering costs. As of March 31, 1998, costs of approximately $103,000 have been incurred in connection with the Offering. INCOM has treated these costs as deferred offering costs in the accompanying balance sheet. INCOM is dependent upon the Offering to execute the pending acquisitions of the Founding Companies and to repay INCOM's founder and current primary stockholder for fundings. There is no assurance that the pending acquisitions of the Founding Companies discussed below will be completed or that INCOM will be able to generate future operating revenues. The ability of INCOM to generate future operating revenues is dependent upon INCOM's ability to manage the effect on the combined companies of changes in demand for commercial construction and the effect of business growth, including the availability of skilled roofing labor and roofing supervisors and the need for other key personnel. These risk factors are discussed in more detail in "Risk Factors."

2. STOCKHOLDERS' EQUITY:

  COMMON STOCK AND PREFERRED STOCK

     INCOM increased the number of authorized shares of Common Stock to 100,000,000 shares of Common Stock and 5,000,000 shares of Restricted Common Stock and effected a 1,479.523-for-1 stock split in July 1998, for each share of Common Stock then outstanding. The effects of the stock split and the increase in the shares of authorized Common Stock have been retroactively reflected on the balance sheet and the statement of stockholders' equity and in the accompanying notes.

     In connection with the organization and initial capitalization of INCOM, the Company issued 1,479,523 shares (as restated for the 1,479.523-for-1 stock split) of Common Stock at $.01 par value. In February 1998 INCOM issued another 1,101,012 shares (as restated for the 1,479.523-for-1 stock split) of Common Stock at $.01 par value to certain management of INCOM and certain other individuals. Consequently, as restated for the 1,479.523-for-1 stock split discussed above, the Company had issued a total of 1,479,523 shares to Sterling City Capital, LLC ("Sterling City"), a limited liability company owned by the president and sole director of the Company and certain trusts established for the benefit of his children, and to certain individuals, and an aggregate of 1,101,012 shares to other executive management of the Company and certain other individuals. In May and June 1998, INCOM issued an additional 30,000 and 100,000 shares (as restated for the 1,479.523-for-1 stock split) of Common Stock at $.01 par value to certain management of INCOM and certain other individuals. Additionally, INCOM has reserved 50,000 shares (as restated for the 1,479.523-for-1 stock split) of Common Stock at $.01 par value for issuance to certain other members of management. As a result of the issuance of 100,000 shares to management for nominal consideration in June 1998, the Company recorded, for financial statement presentation purposes, a nonrecurring, noncash compensation charge of $1.1 million and will record an additional $0.5 million upon issuance of the reserved shares to certain other members of INCOM management, calculated based on the fair value of such shares which has been determined to be $10.40 per share (a discount of 20 percent from the estimated initial public offering price). The fair value of such shares was based on specific factors

                          INCOM ROOFING SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

related to the Company and the transaction including restrictions on transferability and sale, the time value of money during the holding period and the substantive progress of the transaction at each issuance date.

  1998 STOCK PLAN

     Management believes the Board of Directors and the Company's stockholders will adopt the proposed Incom Roofing Services, Inc. 1998 Stock Plan (the Plan), which provides for the granting or awarding of incentive or nonqualified stock options ("NQSOs"), stock appreciation rights, ("SARs) restricted or phantom stock, bonus stock awards and other stock-based incentive awards, the value of which is based in whole or in part upon the value of the Common Stock, and cash awards (collectively, "Awards") to directors, officers, key employees and consultants to the Company. The terms and conditions of the awards will be established by the Compensation Committee of the Company's board of directors. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately prior to grant of any award, may not exceed 15% of the aggregate number of shares of Common Stock then outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been cancelled or forfeited are available for issuance or use in connection with future awards. Options and SARs may have such exercise prices as the Compensation Committee, in its discretion, determines. The Company intends to file a registration statement on Form S-8 under the Securities Act registering the issuance of shares upon exercise of options granted under this Plan.

     The Company expects to grant NQSOs to purchase 250,000 shares of Common Stock to members of INCOM Management prior to the Offering. At the consummation of the Offering, the Company expects that NQSOs to purchase approximately 1,365,357 shares will be granted under the Plan to employees of the Founding Companies. The foregoing options will have an exercise price equal to the initial public offering price of the shares offered hereby, except for 100,000 of the options to be granted to the Chief Financial Officer, which will have an exercise price equal to 60% of the initial public offering price per share. These options will vest at the rate of 20% per year, commencing on the first anniversary of grant and will expire at the earliest of (i) ten years from the date of grant, (ii) three months following termination of employment, other than due to death or disability or (iii) one year following a termination of employment due to death or disability.

     The Plan also provides for (i) the automatic grant to each non-employee director serving at the consummation of the Offering of an option to purchase 5,000 shares, (ii) the automatic grant to each individual who is first elected or appointed as a non-employee director after the Offering of an option to purchase 5,000 shares on such election or appointment, and (iii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares following each annual meeting of the stockholders (after 1998) on which such director remains a non-employee director, so long as such director was not first elected or appointed a non-employee director within three months of that annual meeting of the stockholders. All such director options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, will vest six months after grant and will expire ten years from the date of grant, unless such director ceases to serve prior to that time.

  RESTRICTED COMMON STOCK

     In July 1998, the 1,479,523 shares of Common Stock held by Sterling City and certain individuals were converted into 1,479,523 shares of restricted common stock. The shares of restricted common stock have rights similar to shares of Common Stock, except that such shares are entitled to elect one member of the board of directors and are entitled to two-thirds of one vote for each share held on all other matters. Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such

                          INCOM ROOFING SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

holder), (ii) in the event that any person acquires beneficial ownership of 15% or more of the total number of outstanding shares of Common Stock or (iii) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock. After January 1, 2001, the Board of Directors may elect to convert any remaining shares of Restricted Common Stock into shares of Common Stock.

3. NEW ACCOUNTING PRONOUNCEMENTS:

     Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair value-based method of accounting for employee stock options or similar equity instruments and the current intrinsic, valued-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25. Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting prescribed in SFAS No. 123 had been applied. The Company will provide the required pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

4. FOUNDING COMPANY ACQUISITIONS:

     INCOM has signed definitive agreements to acquire the following entities (Founding Companies) to be effective contemporaneously with the Offering. The entities to be acquired are:

        Beta Construction Company and Affiliate
        D. C. Taylor Co.
        Seyforth Roofing Company, Inc. and Affiliates
        Brazos Roofing International of South Dakota, Inc. and Affiliate Nu-Tec Roofing Contractors, Inc.
        Evans Service Company, Inc. and Subsidiaries
        Burns & Scalo Roofing Company, Inc., Cuddy Roofing Company, Inc. and Scalo, Inc.
        Chamberlin Waterproofing & Roofing Systems, Inc.
        Boone Brothers Roofing, Inc.
        Sutter Roofing Company of Florida and Sutter Roofing Company of SW
        Florida
        M. J. Dalsin Company, Inc. and M. J. Dalsin Company of South Dakota,
        Inc.
        Kelley Brothers Roofing, Inc. and Affiliate

     The aggregate consideration that will be paid by INCOM to acquire the Founding Companies is approximately $40.0 million in cash and 7.5 million shares of Common Stock. The cash portion of the Acquisitions Consideration is subject to adjustment based on the initial public offering price and certain closing balance sheet amounts. Certain additional shares of Common Stock and cash may be issued to the stockholders of two of the Founding Companies if certain earnings thresholds are satisfied after the consummation of the Offerings. Specifically, in addition to the Acquisitions Consideration described above, each of Seyforth and Brazos will be entitled to receive additional consideration in the event those businesses achieve certain levels of net income in the future. For Seyforth, the maximum amount of such additional consideration is approximately $2.8 million to be paid 75% in Common Stock and 25% in cash. For Brazos, the maximum amount of such additional consideration consists of 740,944 shares of Common Stock.

     In addition, the Company has entered into employment agreements with certain key executives of the Founding Companies and the executive officers of INCOM. These employment agreements generally prohibit such individuals from disclosing confidential information and trade secrets and restrict such individuals from competing with the Company for a period of two years following termination of employment. The initial term of these employment agreements is five years with provisions for annual extensions at the end of the initial term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To D.C. Taylor Co.:

     We have audited the accompanying balance sheets of D.C. Taylor Co. as of December 31, 1996 and 1997, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of D.C. Taylor Co. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

St. Louis, Missouri
June 5, 1998

                                D.C. TAYLOR CO.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                     ASSETS
                                           DECEMBER 31,
                                       --------------------    MARCH 31,
                                         1996       1997          1998
                                       ---------  ---------   ------------
                                                              (UNAUDITED)
CURRENT ASSETS:
     Cash and cash equivalents.......  $     320  $     423     $     49
     Accounts receivable --
          Trade, net of allowance of
             $130, $130 and $130,
             respectively............      4,585      5,883        5,038
          Retainage..................        665        640          491
          Related party
          receivables................        214        752          419
          Other receivables..........         21         28           20
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........        324        786          557
     Inventories, net................        341        469          443
     Prepaid expenses and other
       current assets................        458        673          802
                                       ---------  ---------   ------------
               Total current
               assets................      6,928      9,654        7,819
PROPERTY AND EQUIPMENT, net..........        989      2,195        2,150
OTHER ASSETS.........................        578        591          534
                                       ---------  ---------   ------------
               Total assets..........  $   8,495  $  12,440     $ 10,503
                                       =========  =========   ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Line of credit..................  $      --  $   1,430     $    955
     Current maturities of long-term
       obligations...................        144        544          483
     Accounts payable and accrued
       expenses......................      3,809      4,764        4,452
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........      1,197      1,752          945
     Deferred contract revenue.......        610         --           --
                                       ---------  ---------   ------------
               Total current
               liabilities...........      5,760      8,490        6,835
LONG-TERM OBLIGATIONS, net of current
maturities...........................        257      1,283        1,252
DEFERRED GAINS.......................         94         74           69
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Class A voting, $100 par value,
       25,000 shares authorized and
       1,600 shares issued and
       outstanding...................        160        160          160
     Class AA nonvoting, $100 par
       value, 25,000 shares
       authorized and 1,600 shares
       issued and outstanding........        160        160          160
     Additional paid-in capital......         21         21           21
     Retained earnings...............      2,043      2,252        2,006
                                       ---------  ---------   ------------
               Total stockholders'
               equity................      2,384      2,593        2,347
                                       ---------  ---------   ------------
               Total liabilities and
               stockholders'
               equity................  $   8,495  $  12,440     $ 10,503
                                       =========  =========   ============

   The accompanying notes are an integral part of these financial statements.

                                D.C. TAYLOR CO.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                         THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,           MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
REVENUES.............................  $  26,440  $  30,836  $  35,472  $   6,301  $   8,156
COST OF SERVICES (including
  depreciation)......................     22,519     25,706     29,031      5,111      6,852
                                       ---------  ---------  ---------  ---------  ---------
          Gross profit...............      3,921      5,130      6,441      1,190      1,304
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      4,028      4,478      5,970      1,177      1,619
          Income (loss) from
          operations.................       (107)       652        471         13       (315)
                                       ---------  ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSE):
     Interest, net...................       (105)       (69)       (93)        (1)       (54)
     Other...........................        592        380        (10)       (29)       (41)
                                       ---------  ---------  ---------  ---------  ---------
          Other income (expense),
          net........................        487        311       (103)       (30)       (95)
INCOME (LOSS) BEFORE PROVISION
  (BENEFIT) FOR INCOME TAXES.........        380        963        368        (17)      (410)
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................        160        383        159         (7)      (164)
                                       ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS)....................        220        580        209        (10)      (246)
RETAINED EARNINGS, beginning of
  period.............................      1,243      1,463      2,043      2,043      2,252
                                       ---------  ---------  ---------  ---------  ---------
RETAINED EARNINGS, end of period.....  $   1,463  $   2,043  $   2,252  $   2,033  $   2,006
                                       =========  =========  =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                                D.C. TAYLOR CO.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                               THREE MONTHS
                                              YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                          -------------------------------  --------------------
                                            1995       1996       1997       1997       1998
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................  $     220  $     580  $     209  $     (10) $    (246)
  Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating activities --
     Depreciation.......................        403        466        735        142        249
     Amortization of deferred gain......        (24)       (20)       (20)        (5)        (5)
     Gain on sale of property and
       equipment........................       (183)        (4)       (52)       (10)        (8)
     Deferred income taxes..............         45        (83)       119         --        (51)
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivable...........       (231)      (240)    (1,819)     1,427      1,456
          Costs and estimated earnings
             in excess of billings on
             uncompleted contracts......       (304)       414       (462)       (66)       229
          Inventories...................        (51)       128       (128)         1         28
          Prepaid expenses and other
             current assets.............       (106)        53        (89)        11         (1)
       Increase (decrease) in --
          Accounts payable and accrued
             expenses...................        391       (198)       689     (1,151)      (424)
          Billings in excess of costs
             and estimated earnings on
             uncompleted contracts......       (546)       559        555       (655)      (807)
          Deferred contract revenue.....         --        610       (610)      (610)        --
     Other, net.........................        (85)       125         44         24         --
                                          ---------  ---------  ---------  ---------  ---------
             Net cash provided by (used
               in) operating
               activities...............       (471)     2,390       (829)      (902)       420
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
   equipment............................      1,040         15         81         12         31
  Purchases of property and equipment...       (481)      (666)    (1,970)      (130)      (200)
  Other investing activities............         76        199        (35)         2        (28)
                                          ---------  ---------  ---------  ---------  ---------
             Net cash provided by (used
               in) investing
               activities...............        635       (452)    (1,924)      (116)      (197)
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of line of credit and
   long-term obligations................      1,713         --      8,760        745        420
  Payments of line of credit and
   long-term obligations................     (1,876)    (1,929)    (5,904)       (41)    (1,017)
                                          ---------  ---------  ---------  ---------  ---------
             Net cash provided by (used
               in) financing
               activities...............       (163)    (1,929)     2,856        704       (597)
                                          ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................          1          9        103       (314)      (374)
CASH AND CASH EQUIVALENTS, beginning of
  period................................        310        311        320        320        423
                                          ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period................................  $     311  $     320  $     423  $       6  $      49
                                          =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest...........................  $     195  $     125  $     109  $       8  $      71
     Income taxes.......................        428        222        611        329         --
SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITY:
  Equipment acquired under capital
   leases...............................         --         21         --         --         27

   The accompanying notes are an integral part of these financial statements.

                                D.C. TAYLOR CO.
                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:
7
     D.C. Taylor Co., an Iowa corporation (the Company), focuses on providing roofing installation and repair services primarily for mid-sized to large industrial and commercial facilities. The Company performs the majority of its contract work under fixed price contracts, with contract terms generally ranging from 1 to 12 months. The Company is based in Cedar Rapids, Iowa, with operations in over 40 states, Puerto Rico, Mexico and the Virgin Islands.

     The Company and its stockholders intend to enter into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock concurrently with the consummation of an initial public offering (the Offering) of common stock by INCOM.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable and a general reserve based upon the total trade and receivable accounts receivable balances.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the average cost method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation expense was $403,000, $466,000 and $735,000 for the years ended December 31, 1995, 1996 and
1997, respectively.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations and retained earnings.

  REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-

                                D.C. TAYLOR CO.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

completion method measured by the percentage of labor hours incurred to date to total estimated labor hours for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, scope or other conditions may result in revisions to costs and/or revenue. The effects of these changes are reflected in estimated contract costs when identified and are reflected in estimated revenues pursuant to the contract terms when agreed to by both parties. An amount equal to contract costs attributable to claims is included in estimated revenues when agreed to by both parties.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

     The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

  WARRANTY COSTS

     For certain contracts, the Company warrants labor for two years after installation of a new roof. A liability for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  REALIZATION OF LONG-LIVED ASSETS

     The Company follows the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary.

                                D.C. TAYLOR CO.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  OTHER INCOME (EXPENSE), NET

     Other income (expense), net includes gain and loss on disposition of fixed assets, retrospective insurance adjustments (see Note 13) and other miscellaneous income and expense items, all of which are not directly related to the Company's primary business.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income," was issued. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. The Company adopted SFAS No. 130 in the first quarter of fiscal 1998. The Company believes that the display of comprehensive income will not differ materially from the current reported net income (loss) attributable to common stockholders.

     In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued. SFAS No. 131 requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. The Company operates in one business segment, which is roofing services, and accordingly believes the adoption of SFAS No. 131 will have no effect on its financial reporting.

3. OTHER ASSETS:

     As of December 31, 1997, the Company has a receivable from a general contractor (GC) related to a contract it completed in 1996. The Company filed a claim against this GC and was subsequently awarded a judgment in 1997 in the amount of $126,000, plus interest from January 15, 1996. The GC on this project filed a claim against the owner of the project and was also awarded a judgment in June 1997 against the owner. In June 1997, the Company and the GC entered into an agreement whereby the GC agreed to the judgment in the amount of $126,000. As part of this agreement, the Company will not pursue collection of the judgment against the GC until the appeal by the owner against the GC's judgment has been resolved. The Company anticipates collecting this receivable in full, plus accrued interest at 9.15% starting June 1997. Based upon discussions with counsel, the appellate ruling is expected by July 1999. Consequently, the Company has classified this receivable as a long-term other asset and has recorded $4,000 of the accrued interest as of December 31, 1997.

4. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following (in thousands):

                                             ESTIMATED         DECEMBER 31,
                                            USEFUL LIVES   --------------------
                                              IN YEARS       1996       1997
                                           --------------  ---------  ---------
Transportation equipment................        2-6        $     438  $     906
Machinery and equipment.................        2-7            1,500      1,930
Computer and telephone equipment........        2-7              524      1,198
Land, building and leasehold
  improvements..........................        3-25             280        339
Furniture and fixtures..................        2-10             627        675
                                                           ---------  ---------
                                                               3,369      5,048
Less -- Accumulated depreciation and
  amortization..........................                      (2,380)    (2,853)
                                                           ---------  ---------
     Property and equipment, net........                   $     989  $   2,195
                                                           =========  =========

                                D.C. TAYLOR CO.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts receivable consists of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Balance at beginning of period..........  $     130  $     130
Additions to costs and expenses.........        229         19
Deductions for uncollectible receivables
  written off and recoveries............       (229)       (19)
                                          ---------  ---------
     Balance at end of period...........  $     130  $     130
                                          =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Accounts payable, trade.................  $   2,331  $   3,606
Accrued compensation and benefits.......        781        762
Accrued income taxes....................        347         --
Warranty liabilities....................        180        180
Other accrued expenses..................        170        216
                                          ---------  ---------
                                          $   3,809  $   4,764
                                          =========  =========

     Roofing installation contracts in progress are as follows (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Costs incurred on contracts in
progress................................  $   8,146  $   6,613
Estimated earnings, net of losses.......        915        406
                                          ---------  ---------
                                              9,061      7,019
Less -- Billings to date................     (9,934)    (7,985)
                                          ---------  ---------
                                          $    (873) $    (966)
                                          =========  =========
Costs and estimated earnings in excess
  of billings on uncompleted
  contracts.............................  $     324  $     786
Less -- Billings in excess of costs and
  estimated earnings on uncompleted
  contracts.............................     (1,197)    (1,752)
                                          ---------  ---------
                                          $    (873) $    (966)
                                          =========  =========

6. LINE OF CREDIT AND LONG-TERM OBLIGATIONS:

     As of December 31, 1997, the Company has a line of credit with a bank in the amount of $2,500,000, less outstanding letters of credit of $10,000 which were canceled in June 1998. The line expires on July 1, 1998. As of December 31, 1996 and 1997, the outstanding balance on the line of credit was $0 and $1,825,000, respectively. On March 2, 1998, $395,000 was refinanced into a long-term note. Borrowings under this line bear interest at the bank's prime rate (8.5% at December 31, 1997), plus 1.5%, and are limited to 55% of eligible accounts receivable. As of December 31, 1997, $665,000 was available under the line of credit. The line of credit and long-term notes payable are collateralized by substantially all of the assets of the Company, the majority stockholder's residence and the personal guarantees of the

                                D.C. TAYLOR CO.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

stockholders. D.C. Taylor is continuing to operate under the terms of the line of credit subsequent to July 1, 1998 and is in the process of negotiating terms for a renewal (unaudited).

     Long-term obligations consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Note payable to bank with a balance
  of $473 at December 31, 1997, was
  refinanced on March 2, 1998. The
  new note is payable in monthly
  installments of $27, including
  interest at 8.5% per annum through
  February 2, 2001, when the
  remaining principal is due.........  $      --  $     868
Note payable to bank in monthly
  installments of $16, including
  interest at 9.0% per annum through
  August 2000........................         --        451
Note payable to bank in monthly
  installments of $7 including
  interest at 9% per annum through
  April 2001.........................         --        257
Note payable to former stockholder
  for the purchase of preferred stock
  due in monthly installments of $7,
  including interest at 9% per annum,
  through August 2000................        246        187
Other long-term debt.................        120         51
Capital lease obligations............         35         13
                                       ---------  ---------
                                             401      1,827
Less -- Current maturities...........       (144)      (544)
                                       ---------  ---------
                                       $     257  $   1,283
                                       =========  =========

     The agreements contain certain restrictive covenants, including restrictions relating to additional debt, investments, mergers, leases, advances, timely submission of financial statements, maintenance of certain required ratios, capital expenditures, repurchase of the Company's common stock and payment of cash dividends.

     The maturities of long-term obligations as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
       1998..........................  $     544
       1999..........................        606
       2000..........................        559
       2001..........................        118
                                       ---------
                                       $   1,827
                                       =========

7. LEASES:

     The Company leases transportation equipment under several operating lease agreements. Total rent expense for the years ended December 31, 1995, 1996 and 1997, was $317,000, $361,000 and $388,000, respectively, on these leases. During 1997, the Company renewed the lease for its office and warehouse facilities under a new agreement which expires July 31, 2002. The lease requires monthly payments of $13,000.

     As discussed in Note 10, the Company acquired certain assets from NRC Universal, Inc. (NRC). As part of this transaction, the Company subleased office and warehouse facilities and a parking lot in Phoenix from NRC. The monthly payments are $9,000 under this sublease.

                                D.C. TAYLOR CO.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Rent expense related to these facility leases was $49,000, $94,000 and $176,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

     Future minimum lease payments under these noncancelable operating leases are as follows (in thousands):

Year ending December 31 --
       1998..........................  $     712
       1999..........................        610
       2000..........................        544
       2001..........................        365
       2002..........................        130
                                       ---------
                                       $   2,361
                                       =========

8. DEFERRED CONTRACT REVENUE:

     During the last quarter of 1996, a customer of the Company offered to prepay, for a discount, a contract that the Company was to commence work under in early 1997. The Company accepted the offer for prepayment which was received by the Company prior to December 31, 1996, and recorded as deferred contract revenue.

9. INCOME TAXES:

     Federal and state income taxes are as follows (in thousands):

                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                            1995       1996       1997
                                          ---------  ---------  ---------
Federal:
     Current............................  $      95  $     402  $      38
     Deferred...........................         39        (70)       106
State:
     Current............................         20         64          2
     Deferred...........................          6        (13)        13
                                          ---------  ---------  ---------
                                          $     160  $     383  $     159
                                          =========  =========  =========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 34 percent to income before provision for income taxes as follows (in thousands):

                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                            1995       1996       1997
                                          ---------  ---------  ---------
Provision at the statutory rate.........  $     129  $     327  $     125
Increase resulting from:
     Permanent differences, primarily
       meals and entertainment..........         14         22         24
     State income taxes, net of benefit
       for federal deduction............         17         34         10
                                          ---------  ---------  ---------
                                          $     160  $     383  $     159
                                          =========  =========  =========

                                D.C. TAYLOR CO.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following (in thousands):

                                               YEAR ENDED
                                              DECEMBER 31,
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Deferred income tax assets:
     Property and equipment.............  $      57  $      12
     Allowance for doubtful accounts....         49         49
     Liabilities and accrued expenses...        101        119
     Contracts..........................        229        206
     Other..............................         14         34
                                          ---------  ---------
          Total deferred income tax
              assets....................        450        420
                                          ---------  ---------
Deferred income tax liabilities:
     Prepaid expenses...................        (11)      (100)
                                          ---------  ---------
          Total deferred income tax
              liability.................        (11)      (100)
                                          ---------  ---------
          Net deferred income tax
              assets....................  $     439  $     320
                                          =========  =========

     As of December 31, 1996 and 1997, current deferred tax assets of $368,000 and $308,000, respectively, are included in prepaid expenses and other current assets. As of December 31, 1996 and 1997, long-term deferred tax assets of $71,000 and $12,000, respectively, are included in other assets.

10. RELATED-PARTY TRANSACTIONS:

     During the year ended December 31, 1997, the Company purchased inventory, supplies, equipment and a portion of future contracted work for $693,000, from NRC Universal, Inc. (NRC), an Arizona based roofing contractor. The purchase price approximated the carrying value of the assets on NRC's books. NRC is a wholly owned subsidiary of Taylor Roofing Services, Inc., a related company owned by the stockholders of the Company. For the year ended December 31, 1996, the Company had subcontracted activity of approximately $406,000 to NRC with approximately $246,000 payable at December 31, 1996. During the year ended December 31, 1997, the Company provided equipment, vehicles, project management and administrative services to NRC of approximately $343,000 and had advances to NRC, net of payments from NRC of approximately $249,000. The Company has a receivable totaling $49,000 and $448,000 at December 31, 1996 and 1997, respectively, from NRC relating to start-up costs incurred in 1996 and those services and assets purchased in 1997. Approximately $325,000 of this receivable was collected through June 5, 1998.

     During the year ended December 31, 1996, the Company purchased certain assets, liabilities, contracts in progress and future contracted work from Cypress Roof Corporation ("Cypress"), a California based roofing contractor.
The purchase price approximated the carrying value of the assets on Cypress' books. The majority stockholder of the Company owns 91% of Cypress. During 1996, D.C. Taylor had $47,000 in accounts payable relating to this purchase. In addition, D.C. Taylor had a note receivable from Cypress, the interest income of which was approximately $22,000 and $16,000 in 1995 and 1996, respectively. Of these amounts, approximately $22,000 and $ -- was receivable at December 31, 1995 and 1996, respectively. As of December 31, 1997, D.C. Taylor had approximately $4,000 payable to Cypress. D.C. Taylor also has construction subcontracts with Cypress. For the years ended December 31, 1995 and 1996, D.C. Taylor had

                                D.C. TAYLOR CO.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

subcontracted activity of approximately $359,000 and $141,000, respectively, with approximately $170,000 and $ -- payable at December 31, 1995 and 1996, respectively.

     As of December 31, 1995, 1996 and 1997, the Company has advances receivable from one of its stockholders of $190,000, $97,000 and $220,000, respectively. Interest income for 1995, 1996 and 1997 on the advances was $37,000, $24,000 and $8,000, respectively, with a $6,000, $2,000 and $14,000 receivable as of December 31, 1995, 1996 and 1997, respectively. During the year ended December 31, 1996, the Company had a note payable to the wife of Mr. Taylor, all of which had been paid as of December 31, 1996. Interest expense on this note in 1996 approximated $1,500.

11. EMPLOYEE BENEFIT PLAN:

     The Company maintains a 401(k) retirement plan for the benefit of qualified employees. The Company makes contributions to the savings plan equal to $.40 per hour worked for hourly employees. Contributions expensed for the year ended December 31, 1995, 1996 and 1997, were $75,000, $83,000 and $113,000, respectively, for hourly employees.

12. FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, a line of credit and other long-term obligations. The carrying value of these instruments on the accompanying balance sheets approximates their fair value.

13. COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     D.C. Taylor is a co-defendant in a lawsuit brought by Sears, Roebuck and Co. ("Sears"). The lawsuit, SEARS ROEBUCK & CO. VS. JPS ELASTOMERICS AND D.C. TAYLOR CO., No. 9707210 was filed on July 21, 1997 in the Circuit Court of Cook County, Illinois. The claims brought by Sears relate to approximately 160 roofs installed in 1983, 1985 and 1986 on buildings owned by Sears. The manufacturer of the roofing membrane is also a defendant in the lawsuit. Sears' claims include negligence, breach of warranty and other tort claims against D.C. Taylor in both recommending roofing materials and in installing the roofing systems, and the lawsuit requests replacement costs, property damage and other damages. No specific damages amounts are claimed in the petition. D.C. Taylor believes that it has insurance coverage for these claims, subject to certain deductibles and ceilings; however, insurance coverage under certain policies is disputed. D.C. Taylor believes the allegations brought in the lawsuit referenced above are without merit and that it has a number of strong defenses, including statutes of limitations, statutes of repose, contractual limitations, expiration of the applicable warranty provisions in the parties' agreements, and failure on the part of Sears to comply with the notice requirements and other terms of the warranty provisions. D.C. Taylor is defending, and will continue to defend, vigorously the claims brought against it. D.C. Taylor is unable, however, to predict the outcome of this suit or the costs to be incurred in connection with its defense and there can be no assurance that the litigation will be resolved in D.C. Taylor's favor or that insurance will cover all claims or defense costs.

  GUARANTY

     The Company has guaranteed an obligation of a related company, Taylor Roofing Services, Inc. (Taylor), in the amount of $250,000 as of December 31, 1997. As of June 5, 1998, the obligation of Taylor is $180,000. This guaranty has been collateralized by a general business security agreement on the Company's assets. As of February 2, 1998, Taylor had total assets of $261,000 and total liabilities of $252,000.

                                D.C. TAYLOR CO.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

     The Company utilizes retrospectively rated premium plans for its workers' compensation and general liability insurance policies under which claims incurred in the current or prior years may result in additional expense or refund to the Company each year until the year of final settlement of all claims. The workers' compensation and general liability policies contain stop-loss provisions on individual claims in excess of $150,000 and $100,000, respectively, that will be paid by the Company's insurance carrier. The annual premiums the Company pays to its insurance carrier include an amount for anticipated losses under the deductible portion of the respective policy. This portion of the premium is based upon various retro factors as determined and calculated by the Company's insurance carrier. For the years ended December 31, 1995, 1996 and 1997, other income (expense) of $323,000, $307,000 and $(74,000), respectively, was recorded based on retro audits of previous years.

     The Company has elected to self-insure certain employee benefits for medical and dental care. Claims up to $35,000 annually for each participant will be paid by the Company with a minimum aggregate stop-loss coverage, based on the number of participants as of the beginning of the insurance year. All claims in excess of the aggregate stop-loss amount or the $35,000 for each participant will be paid by an insurance carrier. The monthly premiums paid by the Company and its employees include an amount calculated by the insurance carrier to cover the estimated cost of the self-insured portion of the policy.

14. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In July 1998, the Company and its stockholders entered into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock, concurrent with the consummation of the initial public offerings in the United States and Canada and outside the United States and Canada (the Offerings) of additional common stock by INCOM. In addition, the key executives of the Company entered into employment agreements with the Company and INCOM which have an initial term of five years, and generally restrict the disclosure of confidential information as well as restrict competition with the Company and INCOM for a period of two years following termination of employment.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Seyforth Roofing Co., Inc. and Affiliate:

     We have audited the accompanying combined balance sheets of Seyforth Roofing Co., Inc. (a New Mexico corporation) and Affiliate as of December 31, 1996 and 1997, and the related combined statements of operations, cash flows and shareholder's equity for the years ended December 31, 1995, 1996, and 1997. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Seyforth Roofing Co., Inc. and Affiliate as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Dallas, Texas
June 22, 1998

                    SEYFORTH ROOFING CO., INC. AND AFFILIATE
                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)
                                  ASSETS
                                              DECEMBER 31,
                                          --------------------  MARCH 31,
                                            1996       1997        1998
                                          ---------  ---------  ----------

                                                                (UNAUDITED)
CURRENT ASSETS:
     Cash and cash equivalents..........  $     435  $     648    $  553
     Accounts receivable --
          Trade, net of allowance of
              $117, $117 and $117,
              respectively..............      3,225      4,713     3,761
          Retainage.....................        887      1,045       815
          Other receivables.............         26          5        16
     Costs and estimated earnings in
      excess of billings on uncompleted
      contracts.........................        579        934       950
     Inventories........................        195        102       134
     Prepaid expenses and other current
      assets............................        443        186       138
                                          ---------  ---------  ----------
               Total current assets.....      5,790      7,633     6,367
PROPERTY AND EQUIPMENT, net.............      1,375      1,624     1,786
OTHER ASSETS............................         --         --       120
                                          ---------  ---------  ----------
               Total assets.............  $   7,165  $   9,257    $8,273
                                          =========  =========  ==========
                   LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      obligations.......................  $   1,411  $   1,903    $1,997
     Accounts payable and accrued
      expenses..........................      2,886      3,758     2,945
     Billings in excess of costs and
      estimated earnings on uncompleted
      contracts.........................      1,087        796       937
                                          ---------  ---------  ----------
               Total current
                   liabilities..........      5,384      6,457     5,879
LONG-TERM OBLIGATIONS, net of current
  maturities............................        494        407       395
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
     Common stock, $1 par value, 100,000
      shares (each company) authorized;
      1,000 shares (each company) issued
      and outstanding as of December 31,
      1996 and 1997, and March 31,
      1998..............................          2          2         2
     Additional paid-in capital.........        100        100       100
     Retained earnings..................      1,185      2,291     1,897
                                          ---------  ---------  ----------
               Total shareholder's
                   equity...............      1,287      2,393     1,999
                                          ---------  ---------  ----------
               Total liabilities and
                   shareholder's
                   equity...............  $   7,165  $   9,257    $8,273
                                          =========  =========  ==========

    The accompanying notes are an integral part of these combined financial statements.

                    SEYFORTH ROOFING CO., INC. AND AFFILIATE
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                         THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,           MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
REVENUES.............................  $  22,339  $  28,975  $  31,086  $   5,872  $   6,220
COST OF SERVICES (including
  depreciation)......................     17,377     22,641     22,850      4,061      4,822
                                       ---------  ---------  ---------  ---------  ---------
          Gross profit...............      4,962      6,334      8,236      1,811      1,398
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      4,738      6,086      6,864      1,542      1,715
                                       ---------  ---------  ---------  ---------  ---------
          Income (loss) from
          operations.................        224        248      1,372        269       (317)
                                       ---------  ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSE):
     Interest, net...................       (106)      (220)      (207)       (61)       (38)
     Other...........................         43         23         83          5         46
                                       ---------  ---------  ---------  ---------  ---------
          Other income (expense),
             net.....................        (63)      (197)      (124)       (56)         8
                                       ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES.......................        161         51      1,248        213       (309)
PROVISION FOR INCOME TAXES...........         12         --          5         --         --
                                       ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS)....................  $     149  $      51  $   1,243  $     213  $    (309)
                                       =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                    SEYFORTH ROOFING CO., INC. AND AFFILIATE
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,           MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $     149  $      51  $   1,243  $     213  $    (309)
  Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating
     activities --
     Depreciation and amortization...        147        244        317         66         74
     Loss (gain) on sale of property
       and equipment.................          3        (30)      (143)        --        (18)
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivable........     (2,153)     1,453     (1,646)    (1,197)     1,181
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............       (168)      (130)      (355)       (94)       (16)
          Inventories................        (94)        36         93         12        (32)
          Prepaid expenses and other
          current assets.............         39        (93)       279         69         38
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........        888       (735)       872         30       (813)
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............        537       (255)      (292)       216        141
     Other, net......................         36          2         (1)        --       (120)
                                       ---------  ---------  ---------  ---------  ---------
             Net cash provided by
               (used in) operating
               activities............       (616)       543        367       (685)       126
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
     equipment.......................         --         --         19         --         --
  Additions of property and
     equipment.......................       (461)      (863)      (442)      (222)      (218)
                                       ---------  ---------  ---------  ---------  ---------
             Net cash used in
               investing
               activities............       (461)      (863)      (423)      (222)      (218)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on long-term
     obligations.....................        930      4,141      4,217        888      1,559
  Payments on long-term
  obligations........................       (345)    (3,435)    (3,811)      (214)    (1,477)
  Distributions to shareholder.......        (50)       (17)      (137)        --        (85)
                                       ---------  ---------  ---------  ---------  ---------
             Net cash provided by
               (used in) financing
               activities............        535        689        269        674         (3)
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       (542)       369        213       (233)       (95)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        608         66        435        435        648
                                       ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $      66  $     435  $     648  $     202  $     553
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $     106  $     220  $     219  $      58  $      38
     Income taxes....................        (35)        12         --         --          5
SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITIES:
  Equipment acquired under capital
  leases.............................         --        129         --         --         --

    The accompanying notes are an integral part of these combined financial statements.

                    SEYFORTH ROOFING CO., INC. AND AFFILIATE
                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             COMMON STOCK      ADDITIONAL                     TOTAL
                                           ----------------     PAID-IN      RETAINED     SHAREHOLDER'S
                                           SHARES    AMOUNT     CAPITAL      EARNINGS         EQUITY
                                           ------    ------    ----------    ---------    --------------
BALANCE, December 31, 1994..............    2,000     $  2       $  100       $ 1,052         $1,154
     Distributions to shareholder.......       --       --           --           (50)           (50)
     Net income.........................       --       --           --           149            149
                                           ------    ------    ----------    ---------    --------------
BALANCE, December 31, 1995..............    2,000        2          100         1,151          1,253
     Distributions to shareholder.......       --       --           --           (17)           (17)
     Net income.........................       --       --           --            51             51
                                           ------    ------    ----------    ---------    --------------
BALANCE, December 31, 1996..............    2,000        2          100         1,185          1,287
     Distributions to shareholder.......       --       --           --          (137)          (137)
     Net income.........................       --       --           --         1,243          1,243
                                           ------    ------    ----------    ---------    --------------
BALANCE, December 31, 1997..............    2,000        2          100         2,291          2,393
     Distributions to shareholder
       (unaudited)......................       --       --           --           (85)           (85)
     Net income (unaudited).............       --       --           --          (309)          (309)
                                           ------    ------    ----------    ---------    --------------
BALANCE, March 31, 1998 (unaudited).....    2,000     $  2       $  100       $ 1,897         $1,999
                                           ======    ======    ==========    =========    ==============

    The accompanying notes are an integral part of these combined financial statements.

                    SEYFORTH ROOFING CO., INC. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     The combined financial statements include the accounts of Seyforth Roofing Co., Inc. (Seyforth), a New Mexico corporation, and SRC, Inc. (SRC), a Texas corporation (collectively, the Company). Seyforth is in the business of providing roofing installation and repair services primarily for mid-size to large industrial and commercial facilities. SRC currently does not have active operations; however, SRC provides certain administrative services to Seyforth. Because Seyforth and SRC are owned by the same individual, combined financial statements have been presented. All significant intercompany accounts and transactions have been eliminated. The Company performs the majority of its contract work under fixed price contracts, with contract terms generally ranging from one to 12 months. The Company performs the majority of its work in Texas, New Mexico and Alabama.

     The Company and its shareholder intend to enter into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock concurrently with the consummation of an initial public offering (the Offering) of common stock by INCOM.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM COMBINED FINANCIAL INFORMATION

     The interim combined financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim combined financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim combined periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable and a general reserve based upon the total trade and retainage accounts receivable balances.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation and amortization expense was approximately $147,000, $244,000 and $317,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and

                    SEYFORTH ROOFING CO., INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the combined statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, scope or other conditions may result in revisions to costs and/or revenue. The effects of these changes are reflected in estimated contract costs when identified and are reflected in estimated revenues pursuant to the contract terms when agreed to by both parties. An amount equal to contract costs attributable to claims is included in estimated revenues when agreed to by both parties.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retainage balance at each combined balance sheet date will be collected within the subsequent fiscal year.

     The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

  WARRANTY COSTS

     For certain contracts, the Company warrants labor for two years after installation of a new roof. The Company generally does not warrant labor for repair of existing roofs. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  INCOME TAXES

     Seyforth has elected S Corporation status pursuant to Internal Revenue Code
Section 1362. Federal income tax which results from income generated in an S Corporation is the liability of the individual shareholder. Accordingly, these financial statements do not include any provision for federal income taxes applicable to Seyforth.

     SRC follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote and Note 11 for discussion of significant estimates reflected in the Company's combined financial statements.

                    SEYFORTH ROOFING CO., INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  REALIZATION OF LONG-LIVED ASSETS

     The Company follows the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income," was issued. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. The Company adopted SFAS No. 130 in the first quarter of fiscal 1998. The Company believes that the display of comprehensive income will not differ materially from the currently reported net income (loss) attributable to common shareholders.

     In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued. SFAS No. 131 requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. The Company operates in one business segment, which is roofing services, and accordingly believes the adoption of SFAS No. 131 will have no effect on its financial reporting.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following (in thousands):

                                            ESTIMATED         DECEMBER 31,
                                           USEFUL LIVES   --------------------
                                             IN YEARS       1996       1997
                                           ------------   ---------  ---------
Transportation equipment................     5-10         $     585  $     641
Machinery and equipment.................     5-10               939      1,372
Computer and telephone equipment........      5                  96        103
Building and leasehold improvements.....      39                216        243
Furniture and fixtures..................     5-10                49         12
                                                          ---------  ---------
                                                              1,885      2,371
Less -- Accumulated depreciation and
  amortization..........................                       (510)      (747)
                                                          ---------  ---------
     Property and equipment, net........                  $   1,375  $   1,624
                                                          =========  =========

     The Company leases certain machinery and equipment under agreements classified as capital leases. These leases are treated as if the Company had purchased the equipment and are accordingly included in machinery and equipment above. Capital lease machinery and equipment consists of $180 and $127 at December 31, 1996 and 1997, respectively.

                    SEYFORTH ROOFING CO., INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Accounts payable, trade.................  $   2,219  $   2,876
Accrued compensation and benefits.......        392        595
Other accrued expenses..................        275        287
                                          ---------  ---------
                                          $   2,886  $   3,758
                                          =========  =========

     Roofing installation contracts in progress are as follows (in thousands):

                                               DECEMBER 31,
                                          ----------------------
                                             1996        1997
                                          ----------  ----------
Costs incurred on contracts in
  progress..............................  $   11,017  $   15,240
Estimated earnings, net of losses.......       3,372       5,159
                                          ----------  ----------
                                              14,389      20,399
Less -- Billings to date................     (14,897)    (20,261)
                                          ----------  ----------
                                          $     (508) $      138
                                          ==========  ==========
Costs and estimated earnings in excess
  of billings on uncompleted
  contracts.............................  $      579  $      934
Less -- Billings in excess of costs and
  estimated earnings on uncompleted
  contracts.............................      (1,087)       (796)
                                          ----------  ----------
                                          $     (508) $      138
                                          ==========  ==========

5. LONG-TERM OBLIGATIONS:

     Long-term obligations at December 31 consist of the following (in thousands):

                                            1996       1997
                                          ---------  ---------
Borrowings under line of credit.........  $   1,183  $   1,631
Installment notes, payable in monthly
  installments ranging from $.6 to $5,
  bearing interest at rates ranging from
  prime (8.25% and 8.5% at December 31,
  1996 and 1997) plus 1.25% to 1.5%,
  final payments due ranging from July
  1998 to July 1999.....................        275        172
Installment notes, payable in monthly
  installments ranging from $.3 to $3,
  bearing interest at rates ranging from
  7% to 11.25%, final payments due
  ranging from October 1999 to August
  2001..................................        299        418
Borrowings under capital leases, due at
  various dates through
  June 2000.............................        148         89
                                          ---------  ---------
                                              1,905      2,310
Less -- Current maturities..............     (1,411)    (1,903)
                                          ---------  ---------
                                          $     494  $     407
                                          =========  =========

                    SEYFORTH ROOFING CO., INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The maturities of long-term obligations as of December 31, 1997, are as follows (in thousands):

                                             LINE OF
                                           CREDIT AND
                                           INSTALLMENT    CAPITAL
                                              NOTES       LEASES
                                           -----------    -------
Year ending December 31 --
     1998...............................     $ 1,854       $  49
     1999...............................         139          32
     2000...............................          47           8
     2001...............................         172          --
     2002...............................          --          --
     Thereafter.........................           9          --
                                           -----------    -------
                                             $ 2,221       $  89
                                           ===========    =======

     Seyforth has a commitment with a bank under which advances drawn on the commitment convert to installment notes (the Installment Notes). Under the terms of the commitment, Seyforth could borrow up to $350,000 in 1996 and 1997. At December 31, 1996 and 1997, Seyforth's long-term obligations include Installment Notes totaling approximately $281,000 and $308,000, respectively, leaving $69,000 and $42,000, respectively, available for future borrowing. The Installment Notes are collateralized by accounts receivable, inventory, and property and equipment and are due on May 20, 1998. As described in Note 14, Seyforth renewed and amended its Installment Notes commitment effective June 4, 1998.

     Seyforth has a $2,000,000 revolving line of credit (the Line of Credit) with a bank. The Line of Credit expires May 20, 1998, and bears interest at prime plus 1 percent. The Line of Credit is renewable annually and is secured by accounts receivable, inventory and equipment. As described in Note 14, Seyforth renewed and amended its Line of Credit effective June 4, 1998.

     Seyforth's Line of Credit contains restrictive covenants which, among other things, require a certain minimum current ratio, as well as certain minimum ratios with respect to liabilities and net worth, interest coverage and debt coverage. Additionally, the Line of Credit restricts the payment of dividends and the borrowing of additional money.

6. LEASES:

     The Company leases office space, buildings and equipment under agreements classified as operating leases. Additionally, the Company leases certain specialized equipment on an as-needed basis. Rental expense under all of these leases was approximately $598,000, $1,049,000 and $1,326,000 during the years ended December 31, 1995, 1996 and 1997, respectively, of which approximately $81,000, $431,000 and $706,000, respectively, was included in cost of revenues earned during the year.

     The Company leases certain equipment under agreements classified as capital leases. These leases are treated as if the Company had purchased the equipment and are accordingly included in fixed assets.

                    SEYFORTH ROOFING CO., INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     As of December 31, 1997, future minimum lease payments under these noncancelable operating leases are as follows (in thousands):

Year ending December 31 --
       1998.............................  $     163
       1999.............................         72
       2000.............................         70
       2001.............................          5
       2002.............................         --
       Thereafter.......................         --
                                          ---------
                                          $     310
                                          =========

7. INCOME TAXES:

     Income taxes are provided on the earnings of SRC under the provisions of SFAS No. 109. Temporary differences between the financial reporting and tax bases of assets and liabilities of SRC are not material as of December 31, 1996 and 1997. In addition, differences in total income tax expense and the amount of income taxes that would result from applying statutory tax rates to SRC's pretax income for the years ended December 31, 1995, 1996 and 1997 are not material.

8. RELATED-PARTY TRANSACTIONS:

     The Company leases certain building facilities used in their operations from its shareholder. The lease agreements provide for monthly rentals of approximately $15,000, $12,000 and $13,000 on a monthly basis in 1995, 1996 and 1997, respectively. Total rent paid to the shareholder under these agreements was approximately $189,000, $154,000 and $159,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

     Seyforth contracted certain employee services from SRC during 1995 and 1996. Seyforth recognized approximately $117,000 and $40,000 of such costs in 1995 and 1996, respectively. These transactions have been eliminated in the accompanying combined financial statements.

9. EMPLOYEE BENEFIT PLAN:

     Seyforth has a 401(k) profit-sharing plan which was terminated in October 1994 and restarted in September 1997, retroactive to January 1, 1997. The plan provides for Seyforth to match one-half of the first 6 percent of salary contributed by each employee. Seyforth's matching contribution is a discretionary percentage of electing contributions and totaled approximately $42,000 in 1997. Seyforth had accrued approximately $15,000 at December 31, 1997, for contributions to be funded in the subsequent fiscal year.

10. FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, a line of credit and debt. The Company believes that the carrying value of these instruments on the accompanying combined balance sheets approximates their fair value.

11. COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's combined financial position or results of operations.

                    SEYFORTH ROOFING CO., INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  INSURANCE AND CONTINGENCIES

     The Company carries a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

  OTHER

     As construction contractors, the Company has entered into commitments and is exposed to various contingencies, including certain claims pending against the Company, which arose in the ordinary course of business. In the opinion of management, all such matters have been adequately provided for, are without merit or are of such kind that, if disposed of unfavorably, would not have a material adverse effect on the Company's combined financial position.

     The Company has a standby letter of credit in the amount of $55,000 expiring May 1, 2001. The letter of credit relates to workers' compensation claims that may remain open beyond May 1, 2001, and provides security on policy deductibles that may be recoverable from the Company.

12. RISK CONCENTRATION:

     The Company grants credit, generally without collateral, to its customers, which are primarily general contractors located primarily in the southern and southwestern United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the southern and southwestern United States. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

13. COMBINED SHAREHOLDER'S EQUITY:

     Combined shareholder's equity at December 31, 1996, consists of the following (in thousands):

                                          SRC      SEYFORTH     TOTAL
                                       ---------   --------   ---------
Common stock, $1 par, 100,000 shares
  (each company) authorized; 1,000
  shares (each company) issued and
  outstanding........................  $       1    $    1    $       2
Additional paid-in capital...........        100        --          100
Retained earnings....................        650       535        1,185
                                       ---------   --------   ---------
                                       $     751    $  536    $   1,287
                                       =========   ========   =========

     Combined shareholder's equity at December 31, 1997, consists of the following (in thousands):

                                          SRC      SEYFORTH     TOTAL
                                       ---------   --------   ---------
Common stock, $1 par, 100,000 shares
  (each company) authorized; 1,000
  shares (each company) issued and
  outstanding........................  $       1    $    1    $       2
Additional paid-in capital...........        100        --          100
Retained earnings....................        681     1,610        2,291
                                       ---------   --------   ---------
                                       $     782    $1,611    $   2,393
                                       =========   ========   =========

                    SEYFORTH ROOFING CO., INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

14. EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In July 1998, the Company and its stockholders entered into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock, concurrent with the consummation of the initial public offerings in the United States and Canada and outside the United States and Canada (the Offerings) of additional common stock by INCOM. In addition, the key executives of the Company entered into employment agreements with the Company and INCOM which have an initial term of five years, and generally restrict the disclosure of confidential information as well as restrict competition with the Company and INCOM for a period of two years following termination of employment.

     Effective June 4, 1998, Seyforth renewed and amended its $2,000,000 Line of Credit with a bank and its $350,000 Installment Notes commitment with a bank. The amended Line of Credit provides for borrowings up to $3,000,000 and bears interest at prime plus 0.5 percent. The amended Installment Notes provide for additional borrowings up to $300,000 bearing interest at prime plus 1.25 percent and conversion of the original outstanding balances of advances converted to installment notes of approximately $247,000 at June 4, 1998, to one new installment note bearing interest at prime plus 1.25 percent.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To NU-TEC Roofing Contractors, Inc.:

     We have audited the accompanying balance sheets of NU-TEC Roofing Contractors, Inc., an Indiana corporation, as of December 31, 1996 and 1997, and the related statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NU-TEC Roofing Contractors, Inc., as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Indianapolis, Indiana
June 5, 1998

                        NU-TEC ROOFING CONTRACTORS, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                     ASSETS

                                           DECEMBER 31,
                                       --------------------    MARCH 31,
                                         1996       1997          1998
                                       ---------  ---------   ------------
                                                              (UNAUDITED)
CURRENT ASSETS:
     Cash and cash equivalents.......  $     183  $      95      $    9
     Accounts receivable --
          Trade, net of allowance of
             $92, $128 and $137,
             respectively............      3,353      4,337       4,256
          Retainage..................      1,478      1,493       1,333
          Related parties............         87        141         137
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........        402        568         686
     Inventories, net................        453        708         445
     Prepaid expenses and other
     current assets..................         51         70          44
                                       ---------  ---------   ------------
               Total current
               assets................      6,007      7,412       6,910
PROPERTY AND EQUIPMENT, net..........      1,280      1,714       1,698
OTHER ASSETS.........................        127        155         159
                                       ---------  ---------   ------------
               Total assets..........  $   7,414  $   9,281      $8,767
                                       =========  =========   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
     Current maturities of long-term
     obligations.....................  $     767  $     999      $  638
     Accounts payable and accrued
     expenses........................      3,332      3,742       3,152
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........        757      1,196       1,330
                                       ---------  ---------   ------------
               Total current
               liabilities...........      4,856      5,937       5,120
LONG-TERM OBLIGATIONS, net of current
maturities...........................        713        769         726
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, no par value,
       1,000 shares authorized, 220
       shares issued and
       outstanding...................        220        220         220
     Retained earnings...............      1,625      2,355       2,701
                                       ---------  ---------   ------------
               Total stockholders'
               equity................      1,845      2,575       2,921
                                       ---------  ---------   ------------
               Total liabilities and
               stockholders'
               equity................  $   7,414  $   9,281      $8,767
                                       =========  =========   ============

   The accompanying notes are an integral part of these financial statements.

                        NU-TEC ROOFING CONTRACTORS, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                               THREE MONTHS
                                              YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                          -------------------------------  --------------------
                                            1995       1996       1997       1997       1998
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
REVENUES................................  $  23,288  $  25,534  $  28,589  $   6,093  $   7,381
COST OF SERVICES (including
  depreciation).........................     19,531     21,017     23,281      5,255      6,160
                                          ---------  ---------  ---------  ---------  ---------
          Gross profit..................      3,757      4,517      5,308        838      1,221
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      2,548      2,995      3,475        589        695
                                          ---------  ---------  ---------  ---------  ---------
          Income from operations........      1,209      1,522      1,833        249        526
                                          ---------  ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSE):
     Interest, net......................       (177)      (240)      (217)       (16)       (26)
     Other..............................         53         94         53         --          7
                                          ---------  ---------  ---------  ---------  ---------
          Other income (expense), net...       (124)      (146)      (164)       (16)       (19)
                                          ---------  ---------  ---------  ---------  ---------
NET INCOME..............................  $   1,085  $   1,376  $   1,669  $     233  $     507
                                          =========  =========  =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                        NU-TEC ROOFING CONTRACTORS, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                               THREE MONTHS
                                              YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                          -------------------------------  --------------------
                                            1995       1996       1997       1997       1998
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $   1,085  $   1,376  $   1,669  $     233  $     507
  Adjustments to reconcile net income to
     net cash provided by (used in)
     operating activities --
     Depreciation and amortization......        206        282        389         62         97
     Loss (gain) on sale of property and
       equipment........................        (28)       (10)       (23)         4         --
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivable...........     (1,858)       307     (1,052)         4        245
          Costs and estimated earnings
             in excess of billings on
             uncompleted contracts......        (43)        94       (167)      (175)      (118)
          Inventories...................       (169)         4       (256)         2        263
          Prepaid expenses and other
             assets.....................        (32)       (17)       (47)        11         22
       Increase (decrease) in --
          Accounts payable and accrued
             expenses...................      1,318         43        410       (271)      (590)
          Billings in excess of costs
             and estimated earnings on
             uncompleted contracts......        412       (136)       439       (139)       134
                                          ---------  ---------  ---------  ---------  ---------
             Net cash provided by (used
               in) operating
               activities...............        891      1,943      1,362       (269)       560
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property and
       equipment........................         33          8         32          7         --
     Additions of property and
       equipment........................       (482)      (513)      (831)      (285)       (69)
                                          ---------  ---------  ---------  ---------  ---------
             Net cash used in investing
               activities...............       (449)      (505)      (799)      (278)       (69)
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings (payments) under
       line of credit...................        (84)      (568)       210        481       (362)
     Borrowings (payments) of long-term
       debt, net........................        126        (59)        79         80        (54)
     Distributions to stockholders......       (710)      (724)      (940)      (126)      (161)
                                          ---------  ---------  ---------  ---------  ---------
             Net cash provided by (used
               in) financing
               activities...............       (668)    (1,351)      (651)       435       (577)
                                          ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................       (226)        87        (88)      (112)       (86)
CASH AND CASH EQUIVALENTS, beginning of
  period................................        322         96        183        183         95
                                          ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period................................  $      96  $     183  $      95  $      71  $       9
                                          =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest.............  $     182  $     247  $     230  $      39  $      44
SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITIES:
     Equipment acquired under capital
       leases...........................         --         32         64         64         12

   The accompanying notes are an integral part of these financial statements.

                        NU-TEC ROOFING CONTRACTORS, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             COMMON STOCK                       TOTAL
                                           ----------------    RETAINED     STOCKHOLDERS'
                                           SHARES    AMOUNT    EARNINGS        EQUITY
                                           ------    ------    ---------    -------------
BALANCE, December 31, 1994..............     220     $ 220      $   598        $   818
     Distributions to stockholders......      --        --         (710)          (710)
     Net income.........................      --        --        1,085          1,085
                                           ------    ------    ---------    -------------
BALANCE, December 31, 1995..............     220       220          973          1,193
     Distributions to stockholders......      --        --         (724)          (724)
     Net income.........................      --        --        1,376          1,376
                                           ------    ------    ---------    -------------
BALANCE, December 31, 1996..............     220       220        1,625          1,845
     Distributions to stockholders......      --        --         (939)          (939)
     Net income.........................      --        --        1,669          1,669
                                           ------    ------    ---------    -------------
BALANCE, December 31, 1997..............     220       220        2,355          2,575
     Distributions to stockholders
       (unaudited)......................      --        --         (161)          (161)
     Net income (unaudited).............      --        --          507            507
                                           ------    ------    ---------    -------------
BALANCE, March 31, 1998 (unaudited).....     220     $ 220      $ 2,701        $ 2,921
                                           ======    ======    =========    =============

   The accompanying notes are an integral part of these financial statements.

                        NU-TEC ROOFING CONTRACTORS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     NU-TEC Roofing Contractors, Inc. (the Company), an Indiana corporation, provides roofing installation and repair services primarily for mid-sized to large industrial and commercial facilities. The Company performs the majority of its contract work under fixed price arrangements with contract terms generally ranging from one week to 18 months. The Company performs work in Indiana, Ohio and Florida, with the majority of its work in Indianapolis, Indiana, and Tampa, Florida.

     The Company and its stockholders intend to enter into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock concurrently with the consummation of an initial public offering (the Offering) of common stock by INCOM.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Accounts receivable at December 31, 1996 and 1997, included insignificant claims and unapproved change orders which were expected to be collected within the fiscal year.

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable and a general reserve based upon the total trade and retainage accounts receivable balances.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the remaining life of the lease or the estimated useful life of the asset. Depreciation expense on property and equipment was $206,000, $282,000 and $389,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                        NU-TEC ROOFING CONTRACTORS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, scope or other conditions may result in revisions to costs and/or revenue. The effects of these changes are reflected in estimated contract costs when identified and are reflected in estimated revenues pursuant to the contract terms when agreed to by both parties. An amount equal to contract costs attributable to claims is included in estimated revenues when agreed to by both parties.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date is expected to be collected within the subsequent fiscal year.

     The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

  WARRANTY COSTS

     For certain contracts, the Company warrants labor for two years after installation of a new roof. The Company generally warrants labor for two years after repair of existing roofs. A reserve for future warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs. The Company is generally not responsible for faulty materials under warranty repairs as these costs are covered by various manufacturers' warranties.

  INCOME TAXES

     The Company has elected S Corporation status effective January 1, 1985, as defined by the Internal Revenue Code, whereby the Company itself is not subject to taxation for federal purposes. As an S Corporation, the Company is not subject to taxation on income in the states in which it operates. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses in their personal tax returns. Consequently, the accompanying financial statements of the Company do not include a provision for current or deferred taxes. The Company intends to terminate its S Corporation status concurrently with the effective date of the Offering (see Note 1).

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote and Note 10 for discussion of significant estimates reflected in the Company's financial statements.

  REALIZATION OF LONG-LIVED ASSETS

     The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets

                        NU-TEC ROOFING CONTRACTORS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income," was issued. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. The Company has no components of comprehensive income for any of the periods presented.

     In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued. SFAS No. 131 requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. The Company operates in one business segment, which is roofing services and, accordingly, believes the adoption of SFAS No. 131 will have no effect on its financial reporting.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following (in thousands):

                                          ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES    --------------------
                                          IN YEARS        1996       1997
                                        -------------   ---------  ---------
Transportation equipment.............      3-5          $     936  $   1,073
Machinery and equipment..............     5-10              1,136      1,450
Building and leasehold
improvements.........................     3-20                673        773
Furniture, fixtures and office
equipment............................       5                 366        404
                                                        ---------  ---------
                                                            3,111      3,700
Less -- Accumulated depreciation and
amortization.........................                      (1,831)    (1,986)
                                                        ---------  ---------
     Property and equipment, net.....                   $   1,280  $   1,714
                                                        =========  =========

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts receivable consists of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Balance at beginning of period..........  $      56  $      92
Additions to costs and expenses.........         90         65
Deductions for uncollectible receivables
  written off and recoveries............        (54)       (29)
                                          ---------  ---------
     Balance at end of period...........  $      92  $     128
                                          =========  =========

                        NU-TEC ROOFING CONTRACTORS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Accounts payable, trade.................  $   1,815  $   2,317
Accrued profit sharing and incentive
  bonus.................................        805        875
Accrued compensation and benefits.......        234        165
Accrued warranty costs..................        132        148
Other accrued expenses..................        346        237
                                          ---------  ---------
                                          $   3,332  $   3,742
                                          =========  =========

     Roofing installation contracts in progress are as follows (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Costs incurred on uncompleted
contracts...............................  $   5,156  $   5,638
Estimated earnings......................      1,086      1,426
                                          ---------  ---------
     Total contract revenue earned to
       date.............................      6,242      7,064
Less -- Billings to date................     (6,597)    (7,692)
                                          ---------  ---------
                                          $    (355) $    (628)
                                          =========  =========
Costs and estimated earnings in excess
  of billings on uncompleted
  contracts.............................  $     402  $     568
Less -- Billings in excess of costs and
  estimated earnings on uncompleted
  contracts.............................       (757)    (1,196)
                                          ---------  ---------
                                          $    (355) $    (628)
                                          =========  =========

                        NU-TEC ROOFING CONTRACTORS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. LONG-TERM OBLIGATIONS:

  LONG-TERM DEBT

     Long-term debt consists of various notes payable to a bank for the purchase of equipment and vehicles. The notes are secured by certain equipment, accounts receivable and inventory of the Company and the personal guaranties of the Company's officers. The notes payable consist of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Note payable requiring monthly payments
  of $2, plus interest, through March
  2002, interest at 9.1%................  $      --  $      93
Note payable requiring monthly payments
  of $2, plus interest, through November
  2000, interest at 12.9%...............         71         53
Note payable requiring monthly payments
  of $1, plus interest, through November
  2000, interest at 9.3%................         67         50
Note payable requiring monthly payments
  of $1, plus interest, through August
  2000, interest at 9.5%................         52         39
Note payable requiring monthly payments
  of $1, plus interest, through April
  2000, interest at 9.0%................         --         33
Note payable requiring monthly payments
  of $1, plus interest, through
  September 2000, interest at 9.5%......         --         30
Other notes payable requiring monthly
  payments of $8, interest at rates
  ranging from 8.75% to 10.7%, maturing
  at various dates through November
  2000..................................        186        142
                                          ---------  ---------
                                                376        440
Less -- Current maturities of long-term
  debt..................................       (158)      (170)
                                          ---------  ---------
Long-term debt, net of current
  maturities............................  $     218  $     270
                                          =========  =========

     The maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
       1998.............................  $     170
       1999.............................        144
       2000.............................        100
       2001.............................         22
       2002.............................          4
       Thereafter.......................         --
                                          ---------
                                          $     440
                                          =========

  LINE OF CREDIT

     The Company has a $3,000,000 line of credit with a bank which expires July 1, 1998, and bears interest at 1/4 percent above the bank's prime lending rate. At December 31, 1997, $785,000 was outstanding under this line of credit. The line of credit contains various affirmative and negative covenants including a requirement to maintain, as defined in the agreement, minimum working capital of $650,000, minimum tangible net worth of $1,200,000 and a maximum ratio of total liabilities to tangible net worth of 4.5:1.0. At December 31, 1997, the Company was in compliance with all such covenants. Borrowings under the line of credit are limited to a borrowing base, as defined, based upon 80 percent of the Company's eligible trade accounts receivable and 50 percent of the Company's eligible retainage receivables. The line of credit is

                        NU-TEC ROOFING CONTRACTORS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

secured by the same collateral as the long-term debt discussed above. Effective July 1, 1998 Nu-Tec renewed its line of credit which now expires June 30, 1999 (unaudited).

  CAPITAL LEASES

     The Company leases a building in Indianapolis, Indiana, from a partnership formed by the stockholders of the Company under the terms of a 20-year capital lease agreement expiring in June 2007. Substantially all of the Company's assets are pledged to secure payment to the partnership under the terms of a mortgage agreement between the partnership and a financial institution. In addition, various equipment is leased under agreements expiring at various dates through March 2002. The lease agreements call for aggregate monthly payments of $10,000. Information relating to the capital leases follows (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Capitalized asset value.................  $     656  $     702
Less -- Accumulated depreciation........       (328)      (366)
                                          ---------  ---------
                                          $     328  $     336
                                          =========  =========

     Capital lease obligations consist of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Related-party capital lease obligation
  for building requiring monthly
  payments of $8, interest at 14.5%,
  expiring in June 2007.................  $     484  $     463
Other capital lease obligations
  requiring monthly payments of $2,
  interest at rates ranging from 9.5% to
  15.6%, expiring at various dates
  through March 2002....................         45         80
                                          ---------  ---------
                                                529        543
Less -- Current maturities of capital
  lease obligations.....................        (34)       (44)
                                          ---------  ---------
Capital lease obligations, net of
  current maturities....................  $     495  $     499
                                          =========  =========

     Future minimum lease payments due under the terms of the capital leases at December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998...............................  $     116
     1999...............................        112
     2000...............................        119
     2001...............................        106
     2002...............................        106
     Thereafter.........................        409
                                          ---------
          Total minimum lease
              payments..................        968
Amount representing interest ranging
  from 9.5% to 15.6%....................       (425)
                                          ---------
Present value of net minimum lease
  payments..............................  $     543
                                          =========

6. LEASES:

     The Company leases its office and warehouse space in Cincinnati, Ohio, and Tampa, Florida, under the terms of operating leases expiring in June 1998 and January 2000, respectively. The leases provide for monthly lease payments of $2,000 and $7,000, respectively. The Company also leases automobiles under

                        NU-TEC ROOFING CONTRACTORS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

the terms of operating leases expiring at various dates through October 2000. The automobile leases provide for monthly payments aggregating $3,000 per month.

     The Company leases land and a building from a related-party partnership under the terms of an operating lease expiring in August 2002. The lease provides for monthly payments of $3,000.

     Future minimum lease payments due under the terms of the noncancelable operating leases at December 31, 1997, are as follows (in thousands):

Year ending December 31 --
       1998.............................  $     160
       1999.............................        142
       2000.............................         51
       2001.............................         36
       2002.............................         24
       Thereafter.......................         --
                                          ---------
                                          $     413
                                          =========

     The Company also leases various types of construction equipment which are used for specific contracts. The construction equipment leases generally have terms of 30 days or less and may be canceled at any time.

     Total rent expense under all operating leases was $253,000, $459,000 and $428,000 for 1995, 1996 and 1997, respectively.

7. RELATED-PARTY TRANSACTIONS:

  RECEIVABLES

     The Company has various receivables from its officers, their relatives and employees of the Company which are included as a component of related-party receivables on the accompanying balance sheets. During 1993, the Company loaned approximately $48,000 to an officer of the Company under a demand promissory note bearing interest at 6 percent. Subsequent to 1993, certain repayments and additional borrowings have been made under this note. At December 31, 1996 and 1997, approximately $68,000 and $40,000, respectively, was outstanding under this note.

  LEASES

     The Company leases its land and building from a partnership formed by the stockholders of the Company. The Company pays this related party $8,000 per month for the use of this facility under the terms of a capital lease which expires in June 2007. The Company also leases an additional facility and land from the partnership. The Company pays $3,000 per month for the use of this facility under the terms of an operating lease which expires in August 2002 (see
Note 6).

8. EMPLOYEE BENEFIT PLANS:

     The Company has a defined contribution profit-sharing plan that covers all employees meeting certain age and service requirements. Company contributions to the plan are at the discretion of the board of directors. Contributions to the plan charged to operations in 1995, 1996 and 1997 were $153,000, $192,000 and $252,000, respectively.

     The Company administers a nonqualified discretionary incentive arrangement for its nonowner employees. Company distributions are calculated based on operations of each division. Total compensation paid under this plan in 1995, 1996 and 1997 was $390,000, $613,000 and $623,000, respectively.

                        NU-TEC ROOFING CONTRACTORS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9. FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, a line of credit, notes payable and capital leases. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

10. COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

     During 1997, the Company began to self-insure for medical claims up to $30,000 per covered individual per year and $412,000 in the aggregate per year. The Company has recorded reserves for its portion of self-insured claims based on estimated claims incurred through December 1997.

     In January 1998, the Company began to self-insure workers' compensation claims in the state of Florida up to $250,000 per incident and $615,000 in the aggregate per year.

11. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     During the three years ended December 31, 1997, the Company did not have sales greater than 10 percent of total sales to any one customer. The Company had purchases totaling 10 percent or more of total purchases from three major vendors (comprising approximately 14 percent, 11 percent and 10 percent of total purchases), four major vendors (comprising approximately 17 percent, 14 percent, 13 percent and 13 percent of total purchases), two major vendors (comprising approximately 15 percent and 12 percent of total purchases) and three major vendors (comprising approximately 21 percent, 12 percent and 11 percent of total purchases) during the years ended December 31, 1995, 1996, 1997, and the three months ended March 1998, respectively.

     In addition, the Company grants credit, generally without collateral, to its customers, which are primarily general contractors located primarily in Indiana, Ohio and Florida. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within those regions. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

12. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In July 1998, the Company and its stockholders entered into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock, concurrent with the consummation of the initial public offerings in the United States and Canada and outside the United States and Canada (the Offerings) of additional common stock by INCOM. In addition, the key executives of the Company entered into employment agreements with the Company and INCOM which have an initial term of five years, and generally restrict the disclosure of confidential information as well as restrict competition with the Company and INCOM for a period of two years following termination of employment.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Beta Construction Company and Affiliate:

     We have audited the accompanying combined balance sheets of Beta Construction Company and Affiliate as of September 30, 1996 and 1997, and the related combined statements of operations, cash flows and stockholders' equity for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Beta Construction Company and Affiliate as of September 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

St. Louis, Missouri
June 18, 1998

                    BETA CONSTRUCTION COMPANY AND AFFILIATE
                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)
                                   ASSETS
                                             SEPTEMBER 30,
                                          --------------------     MARCH 31,
                                            1996       1997          1998
                                          ---------  ---------    -----------

                                                                  (UNAUDITED)
CURRENT ASSETS:
     Cash and cash equivalents..........  $     967  $   3,118      $ 1,382
     Accounts receivable --
          Trade, net of allowance $169,
             $169 and $169,
             respectively...............      4,331      5,821        4,192
          Retainage.....................      1,576      2,177        1,414
          Other.........................        295        162          349
     Costs and estimated earnings in
       excess of billings on uncompleted
       contracts........................        373        380          498
     Inventories........................        515        542          633
     Prepaid expenses and other
       assets...........................        369        341          549
                                          ---------  ---------    -----------
               Total current assets.....      8,426     12,541        9,017
PROPERTY AND EQUIPMENT, net.............        924      1,446        1,355
NOTES RECEIVABLE FROM RELATED PARTY.....      1,103      1,108        1,000
                                          ---------  ---------    -----------
               Total assets.............  $  10,453  $  15,095      $11,372
                                          =========  =========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
     Current maturities of long-term
       obligations......................  $      --  $      --      $    73
     Accounts payable and accrued
       expenses.........................      2,553      4,995        1,710
     Billings in excess of costs and
       estimated earnings on uncompleted
       contracts........................      1,002        502          662
                                          ---------  ---------    -----------
               Total current
                  liabilities...........      3,555      5,497        2,445
                                          ---------  ---------    -----------
LONG-TERM OBLIGATIONS, net of current
  maturities............................         --         --          260
                                          ---------  ---------    -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $1 and $.01 par
       value, 100,000 and 1,000 shares
       authorized, 8,750 and 50 shares
       issued and outstanding at
       September 30, 1996 and 1997,
       9,831 and 56 shares issued and
       outstanding as of March 31, 1998,
       for Beta Construction Company and
       Hampton Supply, Inc.,
       respectively.....................          9          9           10
     Additional paid-in capital.........         --         --          673
     Retained earnings..................      6,889      9,589        7,984
                                          ---------  ---------    -----------
               Total stockholders'
                  equity................      6,898      9,598        8,667
                                          ---------  ---------    -----------
               Total liabilities and
                  stockholders'
                  equity................  $  10,453  $  15,095      $11,372
                                          =========  =========    ===========

    The accompanying notes are an integral part of these combined financial statements.

                    BETA CONSTRUCTION COMPANY AND AFFILIATE
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                SIX MONTHS
                                             YEAR ENDED SEPTEMBER 30,        ENDED MARCH 31,
                                          -------------------------------  --------------------
                                            1995       1996       1997       1997       1998
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
REVENUES................................  $  17,061  $  17,728  $  24,032  $   6,690  $   9,349
COST OF SERVICES (including
  depreciation).........................     12,647     12,792     15,457      4,857      6,661
                                          ---------  ---------  ---------  ---------  ---------
          Gross profit..................      4,414      4,936      8,575      1,833      2,688
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      3,207      3,074      4,988      1,253      2,113
                                          ---------  ---------  ---------  ---------  ---------
          Income from operations........      1,207      1,862      3,587        580        575
                                          ---------  ---------  ---------  ---------  ---------
OTHER INCOME:
     Interest income....................        118        153        114         53        129
     Other..............................        123         14        106         15         44
                                          ---------  ---------  ---------  ---------  ---------
          Other income, net.............        241        167        220         68        173
                                          ---------  ---------  ---------  ---------  ---------
NET INCOME..............................  $   1,448  $   2,029  $   3,807  $     648  $     748
                                          =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                    BETA CONSTRUCTION COMPANY AND AFFILIATE
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                             SIX MONTHS
                                          YEAR ENDED SEPTEMBER 30,        ENDED MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $   1,448  $   2,029  $   3,807  $     648  $     748
  Adjustments to reconcile net income
     to net cash provided by
     operating activities --
     Depreciation....................        179        198        254         93        163
     Loss (gain) on sale of property
       and
       equipment.....................          3        (50)        (4)         1         --
     Issuance of stock bonus.........         --         --         --         --        674
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivable, net...     (1,060)      (842)    (1,958)     2,134      2,205
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............       (444)       293         (7)      (544)      (118)
          Inventories................       (124)       171        (27)      (118)       (91)
          Prepaid expenses and other
             current assets..........        (94)      (140)        28        (32)      (208)
          Notes
          receivable -- noncurrent...       (220)       117         (5)       103        108
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........      1,162       (353)     2,442     (1,195)    (3,285)
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............        618        117       (500)      (739)       160
                                       ---------  ---------  ---------  ---------  ---------
          Net cash provided by
             operating activities....      1,468      1,540      4,030        351        356
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of property and
     equipment.......................       (325)       (70)      (772)      (253)       (72)
                                       ---------  ---------  ---------  ---------  ---------
             Net cash used in
               investing
               activities............       (325)       (70)      (772)      (253)       (72)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term
     obligations.....................         --         --         --         --        333
  Payments on loans..................        (14)       (29)        --         --         --
  Distributions to stockholder.......        (19)    (2,241)    (1,107)      (968)    (2,353)
                                       ---------  ---------  ---------  ---------  ---------
             Net cash used in
               financing
               activities............        (33)    (2,270)    (1,107)      (968)    (2,020)
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................      1,110       (800)     2,151       (870)    (1,736)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        657      1,767        967        967      3,118
                                       ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $   1,767  $     967  $   3,118  $      97  $   1,382
                                       =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                    BETA CONSTRUCTION COMPANY AND AFFILIATE
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           COMMON STOCK        ADDITIONAL                       TOTAL
                                        ------------------      PAID-IN       RETAINED      STOCKHOLDERS'
                                        SHARES     AMOUNT       CAPITAL       EARNINGS          EQUITY
                                        ------     -------     ----------     ---------     --------------
BALANCE, September 30, 1994..........    8,800      $   9        $   --        $  5,672        $  5,681
     Distributions to stockholders...       --         --            --             (19)            (19)
     Net income......................       --         --            --           1,448           1,448
                                        ------     -------     ----------     ---------     --------------
BALANCE, September 30, 1995..........    8,800          9            --           7,101           7,110
     Distributions to stockholders...       --         --            --          (2,241)         (2,241)
     Net income......................       --         --            --           2,029           2,029
                                        ------     -------     ----------     ---------     --------------
BALANCE, September 30, 1996..........    8,800          9            --           6,889           6,898
     Distributions to stockholders...       --         --            --          (1,107)         (1,107)
     Net income......................       --         --            --           3,807           3,807
                                        ------     -------     ----------     ---------     --------------
BALANCE, September 30, 1997..........    8,800          9            --           9,589           9,598
     Issuance of stock bonus
       (Unaudited)...................    1,087          1           673              --             674
     Distributions to stockholders
       (Unaudited)...................       --         --            --          (2,353)         (2,353)
     Net income (Unaudited)..........       --         --            --             748             748
                                        ------     -------     ----------     ---------     --------------
BALANCE, March 31, 1998
  (Unaudited)........................    9,887      $  10        $  673        $  7,984        $  8,667
                                        ======     =======     ==========     =========     ==============

    The accompanying notes are an integral part of these combined financial statements.

                    BETA CONSTRUCTION COMPANY AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     Beta Construction Company and Hampton Supply, Inc. (collectively, the Company) focus on providing roofing installation, waterproofing and repair services primarily for mid-sized to large institutional and commercial facilities. The Company performs the majority of its contract work under fixed price contracts and fixed price contracts modified by incentive and penalty provisions, with contract terms generally ranging from one month to three years. The Company performs the majority of its work in the Washington, D.C., metropolitan area.

     The combined financial statements for the Company include the individual statements of Beta Construction Company and Hampton Supply, Inc. which are 89 percent owned by Paul Gordon and 11 percent owned by four executives at March 31, 1998.

     The Company and its stockholders intend to enter into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock concurrently with the consummation of an initial public offering (the Offering) of common stock by INCOM.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998, and for the six months ended March 31, 1997 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable and a general reserve based upon the total trade and retainage accounts receivable balances.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation expense was approximately $179,000, $198,000 and $254,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated

                    BETA CONSTRUCTION COMPANY AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, scope or other conditions may result in revisions to costs and/or revenue. The effects of these changes are reflected in estimated contract costs when identified and are reflected in estimated revenues pursuant to the contract terms when agreed to by both parties. An amount equal to contract costs attributable to claims is included in estimated revenues when agreed to by both parties.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

     The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

  WARRANTY COSTS

     For certain contracts, the Company warrants labor after installation of a new roof. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  INCOME TAXES

     The Company is an S Corporation for federal and state income tax purposes. Under this election, the taxable income of the Company is included in the taxable income of the stockholders. C Corporation taxes are paid for revenues earned in Washington, D.C.; however, all C Corporation taxes paid are deducted from the majority stockholder's tax return each year. As such, no provision for federal or state income taxes has been reflected in the accompanying financial statements.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  REALIZATION OF LONG-LIVED ASSETS

     The Company follows the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the

                    BETA CONSTRUCTION COMPANY AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income," was issued. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. The Company adopted SFAS No. 130 in the first quarter of fiscal 1998. The Company believes that the display of comprehensive income will not differ materially from the currently reported net income attributable to common stockholders.

     In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued. SFAS No. 131 requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. The Company operates in one business segment, which is roofing services, and accordingly, believes the adoption of SFAS No. 131 will have no effect on its financial reporting.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following (in thousands):

                                          ESTIMATED        SEPTEMBER 30,
                                        USEFUL LIVES    --------------------
                                          IN YEARS        1996       1997
                                        -------------   ---------  ---------
Transportation equipment.............      2-4          $     573  $   1,066
Machinery and equipment..............      2-4                554        651
Furniture and office equipment.......      2-4                731        676
Building and leasehold
  improvements.......................     8-32                769        827
                                                        ---------  ---------
                                                            2,627      3,220
Less -- Accumulated depreciation and
  amortization.......................                      (1,703)    (1,774)
                                                        ---------  ---------
          Property and equipment,
             net.....................                   $     924  $   1,446
                                                        =========  =========

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $   1,105  $   1,348
Accrued compensation and benefits....        942      1,460
Accrued subcontractor retention and
  expense............................         39      1,718
Other accrued expenses...............        467        469
                                       ---------  ---------
                                       $   2,553  $   4,995
                                       =========  =========

                    BETA CONSTRUCTION COMPANY AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Roofing installation contracts in progress are as follows (in thousands):

                                           SEPTEMBER 30,
                                       ----------------------
                                          1996        1997
                                       ----------  ----------
Costs incurred on contracts in
  progress...........................  $   22,677  $   24,677
Estimated earnings, net of losses....      10,945      15,885
                                       ----------  ----------
                                           33,622      40,562
Less -- Billings to date.............     (34,251)    (40,684)
                                       ----------  ----------
                                       $     (629) $     (122)
                                       ==========  ==========
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $      373  $      380
Less -- Billings in excess of costs
  and estimated earnings on
  uncompleted contracts..............      (1,002)       (502)
                                       ----------  ----------
                                       $     (629) $     (122)
                                       ==========  ==========

5. LINE OF CREDIT:

     The Company has a $1,750,000 line of credit with a bank. The line of credit expires February 28, 1999, and bears interest at the prime lending rate.

6. LEASES:

     The Company leases a facility from one of the Company's stockholders. The lease expires on November 1, 2002. The Company has an option to renew the lease for one additional five-year term on the same terms. The rent paid under this related-party lease was approximately $135,000 for each of the years ended September 30, 1995, 1996 and 1997. The Company also leases two automobiles from a third party, which expire on November 21, 1998, and November 5, 1999. The amount paid under these leases was approximately $17,000 and $27,000 for the years ended September 30, 1996 and 1997, respectively.

     Future minimum lease payments under these noncancelable operating leases are as follows (in thousands):

Year ending September 30 --
     1998............................  $     162
     1999............................        145
     2000............................        135
     2001............................        135
     2002............................        135
     Thereafter......................         11

7. RELATED-PARTY TRANSACTIONS:

     The Company is a guarantor on a commercial mortgage loan of the majority stockholder on the property occupied by the Company. The balance outstanding at September 30, 1996 and 1997, was approximately $735,000 and $692,000, respectively. Pursuant to the terms of the mortgage loan, payments are to be made in monthly installments of $9,000, including principal and interest, with a balloon payment due January 2001. Interest is calculated on the outstanding principal balance at an annual rate of 8.50 percent.

     The Company has an unsecured promissory note receivable dated June 22, 1994, for $1,000,000, due from the stockholder. Interest accrues on the outstanding balance at an annual rate of 6.5 percent payable

                    BETA CONSTRUCTION COMPANY AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

annually; principal balance matures in June 1999, and has been assigned and pledged as collateral for a line of credit to a bank.

     The Company rents a storage lot from its majority stockholder on an annual basis. Rent expense charged to operations for the years ended September 30, 1995, 1996 and 1997, was $20,000 each year, respectively.

     In addition, the Company rents another facility from its stockholder on an annual basis. Rent of $2,500 is payable monthly and the amount charged to operations under this lease for the years ended September 30, 1995, 1996 and 1997 was $30,000 each year, respectively.

8. EMPLOYEE BENEFIT PLAN:

  PENSION PLAN CONTRIBUTIONS

     The Company maintains a purchase pension and trust plan (pension plan) for the benefit of employees who work on construction contracts subject to the Davis-Bacon Act, Service Contract Act or to any other federal, state or municipal prevailing wage law. The pension plan allows for employer contributions in amounts equal to the hourly contribution rates designated for each covered employee's employment classification in each construction contract. The aggregate annual addition to a participant's account under this pension plan shall not exceed the lesser of 25 percent of the participant's compensation for the pension plan year or $30,000. Employees performing services for such construction contracts are immediately eligible to participate in the pension plan and are fully vested.

     Pension contributions for the years ended September 30, 1995, 1996 and 1997, totaled $109,000, $278,000 and $163,000, respectively.

  PROFIT-SHARING PLAN

     The Company participates in a qualified profit-sharing plan (plan) for the benefit of employees who are not covered under a union-sponsored plan. To be eligible to participate in the plan, all such employees must be at least 21 years of age and have completed one year of service, provided pay was received for at least 1,000 hours of service during such year or any prior plan year. Eligible employees may contribute from 2 percent to 10 percent of their total pay, not to exceed $9,500 as adjusted for future cost of living increases, during any calendar year.

     The Company will contribute an amount equal to 50 percent of the employees' contributions up to a maximum 3 percent of their total pay each pay period. Company profit-sharing contributions are determined each year at the discretion of the board of directors and are paid out of current or accumulated profits. After two years of service with the Company, an employee's interest in the plan becomes 20 percent vested. Each year thereafter, the employee's vested interest increases 20 percent until 100 percent vesting is reached upon completing six years of service. An employee will also become fully vested by attaining age 65, in the event of a permanent disability or in the event of death while employed.

     The Company's profit-sharing plan contributions charged to operations for the years ended September 30, 1995, 1996 and 1997, were $96,000, $103,000 and
$107,000, respectively. Profit-sharing plan contributions of $41,000 and $58,000 were accrued for at September 30, 1996 and 1997, respectively.

9. FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents and a line of credit. The Company believes that the carrying value of these instruments on the accompanying combined balance sheets approximates their fair value.

                    BETA CONSTRUCTION COMPANY AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10. COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy. Additionally, the Company has workers' compensation coverage for the states in which it operates. The Company has not incurred significant claims or losses on any of these insurance policies.

     The Company is self-insured for medical claims up to $30,000 per year per covered individual with a maximum annual aggregate exposure of $276,000. The Company has recorded reserves for its portion of self-insured claims based on estimated claims incurred through September 30, 1996 and 1997.

11. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company had sales of 11 percent and 40 percent of total sales to one major customer during the years ended September 30, 1995 and 1997, respectively. The Company had sales of 24 percent and 11 percent to two major customers during the year ended September 30, 1996.

     In addition, the Company grants credit, generally without collateral, to its customers, which are companies located primarily in Washington, D.C., metropolitan area. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the metropolitan area. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

12. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED)

     In July 1998, the Company and its stockholders entered into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock, concurrent with the consummation of the initial public offerings in the United States and Canada and outside the United States and Canada (the Offerings) of additional common stock by INCOM. In addition, the key executives of the Company entered into employment agreements with the Company and INCOM which have an initial term of five years, and generally restrict the disclosure of confidential information as well as restrict competition with the Company and INCOM for a period of two years following termination of employment.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Evans Service Company, Inc., and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of Evans Service Company, Inc., and subsidiaries (the Company) as of December 31, 1996 and 1997, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Evans Service Company, Inc., and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

New Orleans, Louisiana
June 4, 1998

                 EVANS SERVICE COMPANY, INC., AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                     ASSETS

                                           DECEMBER 31,
                                       --------------------     MARCH 31,
                                         1996       1997          1998
                                       ---------  ---------    -----------
                                                               (UNAUDITED)
CURRENT ASSETS:
     Cash and cash equivalents.......  $   1,029  $   1,079      $    14
     Accounts receivable --
          Trade, net of allowance of
             $74, $74 and $74,
             respectively............      1,657      3,142        3,347
          Retainage..................        229        499          777
     Notes receivable, related
       parties.......................         10        187          174
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........        217        308          350
     Inventories, net................        322        305          315
     Prepaid expenses and other
       current assets................        200        305          323
                                       ---------  ---------    -----------
               Total current
                  assets.............      3,664      5,825        5,300
PROPERTY AND EQUIPMENT, net..........        458        791          807
OTHER ASSETS.........................        155        180          180
                                       ---------  ---------    -----------
               Total assets..........  $   4,277  $   6,796      $ 6,287
                                       =========  =========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................  $   1,215  $   2,533      $ 1,716
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........        429      1,184        1,395
     Other current liabilities.......          9         21           20
                                       ---------  ---------    -----------
               Total current
                  liabilities........      1,653      3,738        3,131
                                       ---------  ---------    -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock, $1 par value, 30,000,
  30,000 and 30,000 shares
  authorized, 1, 15,243 and 15,250
  shares issued and outstanding,
  respectively.......................          1         15           15
     Additional paid-in capital......         --         26           28
     Retained earnings...............      2,623      3,017        3,113
                                       ---------  ---------    -----------
               Total stockholders'
                  equity.............      2,624      3,058        3,156
                                       ---------  ---------    -----------
               Total liabilities and
                  stockholders'
                  equity.............  $   4,277  $   6,796      $ 6,287
                                       =========  =========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                 EVANS SERVICE COMPANY, INC., AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                            THREE MONTHS
                                           YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
REVENUES.............................  $  12,281  $  15,875  $  17,832  $   1,783  $   5,023
COST OF SERVICES (including
  depreciation)......................      9,822     12,534     13,672      1,351      3,979
                                       ---------  ---------  ---------  ---------  ---------
          Gross profit...............      2,459      3,341      4,160        432      1,044
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      2,329      2,597      3,518        709        894
                                       ---------  ---------  ---------  ---------  ---------
          Income (loss) from
             operations..............        130        744        642       (277)       150
                                       ---------  ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSE):
     Interest, net...................        (14)        32         29         13          6
     Other...........................         90         23         25          4          3
                                       ---------  ---------  ---------  ---------  ---------
          Other income, net..........         76         55         54         17          9
                                       ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE PROVISION
  (BENEFIT) FOR INCOME TAXES.........        206        799        696       (260)       159
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................         87        333        288       (107)        63
                                       ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS)....................  $     119  $     466  $     408  $    (153) $      96
                                       =========  =========  =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                 EVANS SERVICE COMPANY, INC., AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            THREE MONTHS
                                           YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $     119  $     466  $     408  $    (153) $      96
  Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating
     activities --
     Depreciation....................        127        136        196         18         60
     Loss (gain) on sale of property
       and equipment.................         (1)       (13)       (12)       (12)        --
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivable........        644        260     (1,755)       (82)      (483)
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............       (289)       149        (91)        63        (42)
          Inventories................         61        (18)        17         (1)       (10)
          Prepaid expenses and other
             current assets..........        106        (10)      (105)        30        (18)
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........       (367)       442      1,318        100       (817)
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............       (201)      (343)       755       (151)       211
     Other, net......................        (34)       130        (14)      (108)        --
                                       ---------  ---------  ---------  ---------  ---------
             Net cash provided by
               (used in) operating
               activities............        165      1,199        717       (296)    (1,003)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of investment...         65         --         --         --         --
  Gain on sale of investment.........        (63)        --         --         --         --
  Proceeds from sale of property and
     equipment.......................          4         12         12         12         --
  Additions of property and
     equipment.......................       (114)      (249)      (529)       (92)       (76)
                                       ---------  ---------  ---------  ---------  ---------
             Net cash used in
               investing
               activities............       (108)      (237)      (517)       (80)       (76)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of notes receivable.......         (3)       (10)      (252)       (84)        --
  Payments on notes receivable.......         92         26         76         --         14
  Borrowings of long-term debt.......         53         --         --         --         --
  Payments of long-term debt.........        (57)      (108)        --         --         --
  Proceeds from issuance of common
     stock...........................         --         --         26         10         --
  Purchase of treasury stock.........        (13)      (302)        --         --         --
                                       ---------  ---------  ---------  ---------  ---------
             Net cash provided by
               (used in) financing
               activities............         72       (394)      (150)       (74)        14
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        129        568         50       (450)    (1,065)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        332        461      1,029      1,029      1,079
                                       ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     461  $   1,029  $   1,079  $     579  $      14
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $      29  $       7  $       4  $      --  $       1
     Income taxes....................        104        198        417         --        113

  The accompanying notes are an integral part of these consolidated financial statements.

                 EVANS SERVICE COMPANY, INC., AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK        ADDITIONAL                                   TOTAL
                                       -------------------      PAID-IN      RETAINED     TREASURY     STOCKHOLDERS'
                                        SHARES     AMOUNT       CAPITAL      EARNINGS       STOCK         EQUITY
                                       ---------   -------    -----------    ---------    ---------    -------------
Balance, December 31, 1994...........      4,800    $  26        $   2        $ 2,798      $  (473)       $ 2,353
     Purchase of treasury stock......         --       --           --             --          (12)           (12)
     Net income......................         --       --           --            119           --            119
                                       ---------   -------         ---       ---------    ---------    -------------
Balance, December 31, 1995...........      4,800       26            2          2,917         (485)         2,460
     Purchase of treasury stock......         --       --           --             --         (302)          (302)
     Net income......................         --       --           --            466           --            466
                                       ---------   -------         ---       ---------    ---------    -------------
Balance, December 31, 1996...........      4,800       26            2          3,383         (787)         2,624
     Reorganization and retirement of
       treasury stock................     (4,700)     (25)          (2)          (760)         787             --
                                       ---------   -------         ---       ---------    ---------    -------------
Balance, December 31, 1996 after
  reorganization.....................        100        1           --          2,623           --          2,624
     9-for-1 stock dividend..........     15,000       14           --            (14)          --             --
     Issuance of 143 shares of $1 par
       value common stock............        143       --           26             --           --             26
     Net income......................         --       --           --            408           --            408
                                       ---------   -------         ---       ---------    ---------    -------------
Balance, December 31, 1997...........     15,243       15           26          3,017           --          3,058
     Sale of Common Stock
       (Unaudited)...................          7       --            2             --           --              2
     Net income (unaudited)..........         --       --           --             96           --             96
                                       ---------   -------         ---       ---------    ---------    -------------
Balance, March 31, 1998
  (unaudited)........................     15,250    $  15        $  28        $ 3,113      $    --        $ 3,156
                                       =========   =======         ===       =========    =========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                 EVANS SERVICE COMPANY, INC., AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION AND BASIS OF PRESENTATION:

     Evans Service Company, Inc., a New York corporation, and subsidiaries (collectively, the Company) focuses on providing roofing installation and repair services primarily for mid-sized to large industrial and commercial facilities. The Company performs the majority of its contract work under fixed price contracts, with contract terms generally ranging from three to nine months. The Company performs the majority of its work in the eastern United States.

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the parent company, Evans Service Company, Inc. (ESC), and its 100 percent owned subsidiaries, Charles F. Evans Company, Inc., and CFE, Inc. All significant intercompany accounts and transactions have been eliminated.

  REORGANIZATION

     ESC commenced operations on January 1, 1997, as the result of an approved plan of reorganization which is summarized below:

          a. CFE, Inc., which was a wholly owned subsidiary of Charles F. Evans Company, Inc., was merged with Liquid Control Systems, Inc., an affiliated company. CFE, Inc., was the surviving corporation. This transaction was accounted for as a pooling of interests as of December 31, 1996 in the accompanying financial statements. The summarized assets and liabilities of the separate companies on January 1, 1997, were as follows (in thousands):

                                                    LIQUID CONTROL     COMBINED
                                        CFE, INC.    SYSTEMS, INC.       TOTAL
                                        ---------   ---------------    ---------
Cash.................................    $    74        $   682         $   756
Accounts receivable..................        460            946           1,406
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................         84             23             107
Inventory............................          6             93              99
Prepaid expenses and other current
  assets.............................         24             21              45
Property and equipment, net..........         74             92             166
Cash value of life insurance.........         --             31              31
Note receivable, officer.............         --              5               5
                                        ---------   ---------------    ---------
                                             722          1,893           2,615
Current liabilities..................       (371)          (669)         (1,040)
Deferred income taxes................         (5)            (7)            (12)
                                        ---------   ---------------    ---------
                                         $   346        $ 1,217         $ 1,563
                                        =========   ===============    =========

          All intercompany assets and liabilities were eliminated from the amounts shown above.

          b. The 100 outstanding shares of $100 par value common stock of CFE, Inc., were exchanged for 755 shares of $1 par value common stock of ESC resulting in a complete transfer of ownership in CFE, Inc. from Charles F. Evans Company, Inc. to ESC.

          c.  The treasury stock of Charles F. Evans Company, Inc., was retired.

          d. The remaining 1,510 outstanding shares of $10 par value Charles F. Evans Company, Inc., common stock were converted to one share of $1 par value common stock and additional paid-in capital in excess of par of $15,099.

                 EVANS SERVICE COMPANY, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

          e.  The one outstanding share of $1 par value common stock of Charles
     F. Evans Company, Inc., was exchanged for 755 shares of $1 par value common stock of ESC, resulting in a complete transfer of ownership in Charles F. Evans Company, Inc., to ESC.

     The Company and its stockholders intend to enter into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock concurrently with the consummation of an initial public offering (the Offering) of common stock by INCOM.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. These interim financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company provides an allowance for doubtful accounts through A a general reserve which is based upon the total trade and retainage accounts receivable balances.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost, using the first-in, first-out (FIFO) method, or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation expense was $127,000, $136,000 and $196,000 for the years ended December 31, 1995, 1996 and
1997, respectively.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue from construction contracts on the percentage-of-completion method measured by the percentage of labor hours incurred to date to total estimated labor hours for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, scope or other conditions may result in revisions to costs and/or revenue. The

                 EVANS SERVICE COMPANY, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

effects of these changes are reflected in estimated contract costs when identified and are reflected in estimated revenues pursuant to the contract terms when agreed to by both parties. An amount equal to contract costs attributable to claims is included in estimated revenues when agreed to by both parties.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

     The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

     Prior to work commencing, a formal contract is signed with the customer. In the case of nonpayment, in certain states, the Company has the ability to secure its position by filing a lien against the work performed.

  WARRANTY COSTS

     For certain contracts, the Company warrants labor for two years after installation of a new roof. A reserve for warranty costs is recorded based upon management's estimate of future costs.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote.

  REALIZATION OF LONG-LIVED ASSETS

     The Company follows the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary.

  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income," was issued. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. The Company adopted SFAS No. 130 in the first quarter of fiscal 1998. The Company believes that the display of comprehensive income will not differ materially from the currently reported net income (loss) attributable to common stockholders.

                 EVANS SERVICE COMPANY, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued. SFAS No. 131 requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. The Company operates in one business segment, which is roofing services, and accordingly believes the adoption of SFAS No. 131 will have no effect on its financial reporting.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following (in thousands):

                                         ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1996       1997
                                        ------------   ---------  ---------
Land.................................      --          $      29  $      29
Transportation equipment.............       4                186        470
Machinery and equipment..............      3-6               263        381
Computer and telephone equipment.....      3-5               145        181
Building and leasehold
  improvements.......................     10-15              251        289
Furniture and fixtures...............      10                106        125
                                                       ---------  ---------
                                                             980      1,475
Less -- Accumulated depreciation.....                       (522)      (684)
                                                       ---------  ---------
     Property and equipment, net.....                  $     458  $     791
                                                       =========  =========

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $     499  $   1,792
Accrued compensation and benefits....        716        741
                                       ---------  ---------
                                       $   1,215  $   2,533
                                       =========  =========

     Roofing installation contracts in progress are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Costs incurred on contracts in
  progress...........................  $   3,799  $   5,795
Estimated earnings, net of losses....        569        867
                                       ---------  ---------
                                           4,368      6,662
Less -- Billings to date.............     (4,580)    (7,538)
                                       ---------  ---------
                                       $    (212) $    (876)
                                       =========  =========
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $     217  $     308
Less -- Billings in excess of costs
  and estimated earnings on
  uncompleted contracts..............       (429)    (1,184)
                                       ---------  ---------
                                       $    (212) $    (876)
                                       =========  =========

                 EVANS SERVICE COMPANY, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5. LINES OF CREDIT:

     The Company has lines of credit totaling $0.8 million, $0.5 million and $0.1 million with Chemung Canal Trust Company at December 31, 1997. Borrowings on the lines of credit bear interest at the prime rate, which is currently 8.5 percent, and are unsecured. The Company did not have any outstanding debt as of December 31, 1996 or 1997. Effective April 24, 1998, Evans renewed and amended its revolving lines of credit which total $3.1 million and which expire on April 30, 1999, and bear interest at the prime rate.

6. LEASES:

     The Company leased a facility from family members of a former officer of the Company during the years ended December 31, 1995, 1996 and 1997. The lease expired on January 31, 1997, at which time HEIA, a partnership which is owned by some of the officers of the Company, purchased this facility and renewed the lease for 10 years, to expire on February 1, 2007. The rent paid under these related party leases for the years ended December 31, 1995, 1996 and 1997, was approximately $31,000, $31,000 and $38,000, respectively.

     Future minimum lease payments under all noncancelable operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $     110
     1999............................         79
     2000............................         38
     2001............................         38
     2002............................         38
     Thereafter......................        154
                                       ---------
                                       $     457
                                       =========

7. INCOME TAXES:

     Federal and state income taxes are as follows (in thousands):

                                         YEAR ENDED DECEMBER 31,
                                        --------------------------
                                        1995      1996       1997
                                        ----      -----      -----
Federal --
     Current.........................   $60       $ 240      $ 286
     Deferred........................    (2 )        19        (83)
State --
     Current.........................    29          70         83
     Deferred........................    --           4          2
                                        ----      -----      -----
                                        $87       $ 333      $ 288
                                        ====      =====      =====

                 EVANS SERVICE COMPANY, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 34 percent to income
(loss) before provision for income taxes as follows (in thousands):

                                         YEAR ENDED DECEMBER 31,
                                        --------------------------
                                        1995      1996       1997
                                        ----      -----      -----
Provision at the statutory rate......   $70       $ 272      $ 237
Increase resulting from --
     Permanent differences, primarily
      meals and entertainment........     1           8          3
     State income taxes, net of
      benefit for federal
      deduction......................    16          53         48
                                        ----      -----      -----
                                        $87       $ 333      $ 288
                                        ====      =====      =====

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following (in thousands):

                                            YEAR ENDED
                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Deferred income tax assets --
     Bad debts.......................  $      30  $      30
     Reserves and accrued expenses...         91        208
     Other...........................         16          3
                                       ---------  ---------
          Total deferred income tax
             assets..................        137        241
                                       ---------  ---------
Deferred income tax liabilities --
     Property and equipment..........        (25)       (47)
                                       ---------  ---------
          Total deferred income tax
             liabilities.............        (25)       (47)
                                       ---------  ---------
          Net deferred income tax
             assets..................  $     112  $     194
                                       =========  =========

     The net deferred income tax assets and liabilities, included in other current liabilities in the accompanying balance sheets, are comprised of the following (in thousands):

                                            YEAR ENDED
                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Deferred tax assets --
     Current.........................  $     121  $     238
     Long-term.......................         16          3
Deferred tax liabilities --
     Long-term.......................        (25)       (47)
                                       ---------  ---------
          Net deferred income tax
             assets..................  $     112  $     194
                                       =========  =========

8. RELATED-PARTY TRANSACTIONS:

     As discussed in Note 6, during the years ended December 31, 1995 and 1996, the Company leased office facilities from family members of an officer. As of December 31, 1997, the Company has a noninterest-bearing note receivable from HEIA in the amount of $173,500 related to property purchased by

                 EVANS SERVICE COMPANY, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

HEIA for relocation of a key employee. As of December 31, 1996 and 1997, noninterest-bearing notes of $10,000 and $13,000, respectively, were receivable from officers.

9. EMPLOYEE BENEFIT PLAN:

     The Company has a defined contribution profit-sharing plan. The plan provides for the Company to contribute up to 15 percent of qualified employees' annual wages to the plan, with an annual limit of $24,000 per employee. Total contributions accrued by the Company and paid in the first quarter of the subsequent year under the plan were approximately $264,000, $285,000 and $313,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

10. FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents and line of credit, notes payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

11. COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

12. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company had sales greater than 10 percent of total sales to one major customer during the year ended December 31, 1996. No customer accounted for more than 10 percent of sales in 1995 or 1997.

13. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In July 1998, the Company and its stockholders entered into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock, concurrent with the consummation of the initial public offerings in the United States and Canada and outside the United States and Canada (the Offerings) of additional common stock by INCOM. In addition, the key executives of the Company entered into employment agreements with the Company and INCOM which have an initial term of five years, and generally restrict the disclosure of confidential information as well as restrict competition with the Company and INCOM for a period of two years following termination of employment.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Brazos Roofing International of South Dakota, Inc. and Affiliate:

     We have audited the accompanying combined balance sheets of Brazos Roofing International of South Dakota, Inc. (a South Dakota corporation) and Affiliate as of December 31, 1996 and 1997, and the related combined statements of operations, cash flows and shareholders' equity for the years ended December 31, 1995, 1996, and 1997. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Brazos Roofing International of South Dakota, Inc. and Affiliate as of December 31, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Dallas, Texas
June 22, 1998

        BRAZOS ROOFING INTERNATIONAL OF SOUTH DAKOTA, INC. AND AFFILIATE
                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                     ASSETS

                                           DECEMBER 31,
                                       --------------------    MARCH 31,
                                         1996       1997          1998
                                       ---------  ---------   ------------
                                                              (UNAUDITED)
CURRENT ASSETS:
     Cash and cash equivalents.......  $     350  $     674      $  389
     Accounts receivable --
          Trade, net of allowance of
             $21, $21 and $21,
             respectively............      1,520        781       1,130
          Retainage..................        148        295           7
          Other receivables..........         45         83         104
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........        429        692         312
     Prepaid expenses and other
       current assets................         75         27          37
                                       ---------  ---------   ------------
             Total current assets....      2,567      2,552       1,979
PROPERTY AND EQUIPMENT, net..........      1,043      1,467       1,652
                                       ---------  ---------   ------------
             Total assets............  $   3,610  $   4,019      $3,631
                                       =========  =========   ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES:
     Current maturities of long-term
       obligations...................  $     456  $     317      $  452
     Accounts payable and accrued
       expenses......................        584        729         557
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........        128         --          --
                                       ---------  ---------   ------------
             Total current
               liabilities...........      1,168      1,046       1,009
LONG-TERM OBLIGATIONS, net of current
  maturities.........................        451        435         576
MINORITY INTEREST....................         --        138         142
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value,
       500,000 shares authorized as
       of December 31, 1996, and
       501,000 shares authorized as
       of December 31, 1997, and
       March 31, 1998; 100,000 shares
       issued and outstanding as of
       December 31, 1996 and 101,000
       shares issued and outstanding
       as of December 31, 1997, and
       March 31, 1998................        100        101         101
     Additional paid-in capital......         --          9           9
     Retained earnings...............      1,891      2,290       1,794
                                       ---------  ---------   ------------
             Total shareholders'
               equity................      1,991      2,400       1,904
                                       ---------  ---------   ------------
             Total liabilities and
               shareholders'
               equity................  $   3,610  $   4,019      $3,631
                                       =========  =========   ============

    The accompanying notes are an integral part of these combined financial statements.

        BRAZOS ROOFING INTERNATIONAL OF SOUTH DAKOTA, INC. AND AFFILIATE
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                            THREE MONTHS
                                           YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
REVENUES.............................  $   3,307  $  11,082  $  17,035  $   3,345  $   1,406
COST OF SERVICES (including
  depreciation)......................      3,154      8,779     14,279      2,702      1,408
                                       ---------  ---------  ---------  ---------  ---------
          Gross profit (loss)........        153      2,303      2,756        643         (2)
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        288        654      1,075        185        237
                                       ---------  ---------  ---------  ---------  ---------
          Income (loss) from
             operations..............       (135)     1,649      1,681        458       (239)
                                       ---------  ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSE):
     Interest, net...................          8        (70)       (88)       (16)       (16)
     Other...........................         12         38          7          7        (25)
                                       ---------  ---------  ---------  ---------  ---------
          Other income (expense),
             net.....................         20        (32)       (81)        (9)       (41)
                                       ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE MINORITY
  INTEREST...........................       (115)     1,617      1,600        449       (280)
MINORITY INTEREST....................         --         --        138         --          4
                                       ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS)....................  $    (115) $   1,617  $   1,462  $     449  $    (284)
                                       =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

        BRAZOS ROOFING INTERNATIONAL OF SOUTH DAKOTA, INC. AND AFFILIATE
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            THREE MONTHS
                                           YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $    (115) $   1,617  $   1,462  $     449  $    (284)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    (used in) operating activities --
    Depreciation and amortization....        130        180        286         43         78
    Loss (gain) on sale of property
       and equipment.................         --         (6)        13         --         (6)
    Minority interest................         --         --        138         --          4
    Changes in operating assets and
       liabilities --
       (Increase) decrease in --
         Accounts receivable.........        (40)    (1,431)       555       (720)       (81)
         Costs and estimated earnings
           in excess of billings on
           uncompleted contracts.....        (77)      (344)      (263)       196        380
         Prepaid expenses and other
           current assets............        147         (2)        48         12        (11)
       Increase (decrease) in --
         Accounts payable and accrued
           expenses..................        589       (184)       144        234       (172)
         Billings in excess of costs
           and estimated earnings on
           uncompleted contracts.....         54         64       (128)      (128)        --
                                       ---------  ---------  ---------  ---------  ---------
           Net cash provided by (used
              in) operating
              activities.............        688       (106)     2,255         86        (92)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
    equipment........................         --         20         --         --          8
  Additions of property and
    equipment........................       (395)      (272)      (724)      (357)      (265)
                                       ---------  ---------  ---------  ---------  ---------
           Net cash used in investing
              activities.............       (395)      (252)      (724)      (357)      (257)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term
    obligations......................        347        389      1,125        310        388
  Payments of long-term
    obligations......................         --       (359)    (1,279)       (81)      (112)
  Distributions to shareholders......         --         --     (1,063)        --       (212)
  Proceeds from issuance of common
    stock............................         --         --         10         --         --
                                       ---------  ---------  ---------  ---------  ---------
           Net cash provided by (used
              in) financing
              activities.............        347         30     (1,207)       229         64
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        640       (328)       324        (42)      (285)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         38        678        350        350        674
                                       ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     678  $     350  $     674  $     308  $     389
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
    Interest.........................  $       4  $      85  $      96  $      20  $      19
SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITY:
    Equipment acquired under capital
       leases........................         36        488         --         --         --

    The accompanying notes are an integral part of these combined financial statements.

        BRAZOS ROOFING INTERNATIONAL OF SOUTH DAKOTA, INC. AND AFFILIATE
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK        ADDITIONAL                      TOTAL
                                       -------------------      PAID-IN      RETAINED     SHAREHOLDERS'
                                        SHARES     AMOUNT       CAPITAL      EARNINGS         EQUITY
                                       ---------   -------    -----------    ---------    --------------
BALANCE, December 31, 1994...........    100,000    $ 100        $  --        $   389        $    489
     Net loss........................         --       --           --           (115)           (115)
                                       ---------   -------    -----------    ---------    --------------
BALANCE, December 31, 1995...........    100,000      100           --            274             374
     Net income......................         --       --           --          1,617           1,617
                                       ---------   -------    -----------    ---------    --------------
BALANCE, December 31, 1996...........    100,000      100           --          1,891           1,991
     Issuance of common stock........      1,000        1            9             --              10
     Distributions to shareholders...         --       --           --         (1,063)         (1,063)
     Net income......................         --       --           --          1,462           1,462
                                       ---------   -------    -----------    ---------    --------------
BALANCE, December 31, 1997...........    101,000      101            9          2,290           2,400
     Distributions to shareholders
       (unaudited)...................         --       --           --           (212)           (212)
     Net loss (unaudited)............         --       --           --           (284)           (284)
                                       ---------   -------    -----------    ---------    --------------
BALANCE, March 31, 1998
  (unaudited)........................    101,000    $ 101        $   9        $ 1,794        $  1,904
                                       =========   =======    ===========    =========    ==============

    The accompanying notes are an integral part of these combined financial statements.

        BRAZOS ROOFING INTERNATIONAL OF SOUTH DAKOTA, INC. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     The combined financial statements include the accounts of Brazos Roofing International of South Dakota, Inc. (Brazos), an S Corporation organized in South Dakota in May 1989, and Bosque Environmental, Inc. (Bosque), an S Corporation organized in Texas in April 1997 (collectively, the Company). Both Brazos and Bosque have common ownership characteristics and both are in the business of construction contracting and providing related services primarily to U.S. governmental agencies. Because of these characteristics, combined financial statements have been presented. All significant intercompany accounts and transactions have been eliminated. The Company performs its contract work under cost-plus-fee, fixed price and fixed price modified by incentive and penalty provision contracts, with contract terms generally ranging from one to 36 months. The Company performs its work throughout the U.S.

     The Company and its shareholders intend to enter into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock concurrently with the consummation of an initial public offering (the Offering) of common stock by INCOM.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM COMBINED FINANCIAL INFORMATION

     The interim combined financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim combined financial statements contain all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. The results of operations for the interim combined periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company provides an allowance for doubtful accounts based upon specific identification of accounts receivable where collection is no longer probable and a general reserve based upon the total trade and retainage accounts receivable balances.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation and amortization expense was approximately $130,000, $180,000 and $286,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the combined statements of operations.

        BRAZOS ROOFING INTERNATIONAL OF SOUTH DAKOTA, INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, scope or other conditions may result in revisions to costs and/or revenue. The effects of these changes are reflected in estimated contract costs when identified and are reflected in estimated revenues pursuant to the contract terms when agreed to by both parties. An amount equal to contract costs attributable to claims is included in estimated revenues when agreed to by both parties.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retainage balance at each combined balance sheet date will be collected within the subsequent fiscal year.

     The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

  WARRANTY COSTS

     For certain contracts, the Company warrants labor for two years after installation of a new roof. The Company generally does not warrant labor after repair of existing roofs. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  INCOME TAXES

     The Company has elected S Corporation status pursuant to Internal Revenue Code Section 1362. Federal income tax which results from income generated in an S Corporation is the liability of the individual shareholders. Accordingly, these combined financial statements do not include any provision for federal income taxes.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote and Note 9 for discussion of significant estimates reflected in the Company's combined financial statements.

  REALIZATION OF LONG-LIVED ASSETS

     The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary.

        BRAZOS ROOFING INTERNATIONAL OF SOUTH DAKOTA, INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income," was issued. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. The Company adopted SFAS No. 130 in the first quarter of fiscal 1998. The Company believes that the display of comprehensive income will not differ materially from the currently reported net income (loss) attributable to common shareholders.

     In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued. SFAS No. 131 requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. The Company operates in one business segment, which is roofing services, and accordingly believes the adoption of SFAS No. 131 will have no effect on its financial reporting.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following (in thousands):

                                          ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES    --------------------
                                          IN YEARS        1996       1997
                                        -------------   ---------  ---------
Transportation equipment.............       5-10        $     796  $   1,428
Machinery and equipment..............       5-10              754        787
Computer and telephone equipment.....        5-7               66         85
Building and leasehold
  improvements.......................       7-39               91         96
Furniture and fixtures...............        5-7               34         42
                                                        ---------  ---------
                                                            1,741      2,438
Less -- Accumulated depreciation and
  amortization.......................                        (698)      (971)
                                                        ---------  ---------
          Property and equipment,
             net.....................                   $   1,043  $   1,467
                                                        =========  =========

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $     428  $     529
Accrued compensation and benefits....         41         40
Other accrued expenses...............        115        160
                                       ---------  ---------
                                       $     584  $     729
                                       =========  =========

        BRAZOS ROOFING INTERNATIONAL OF SOUTH DAKOTA, INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Roofing installation contracts in progress are as follows (in thousands):

                                           DECEMBER 31,
                                       ---------------------
                                         1996        1997
                                       ---------  ----------
Costs incurred on contracts in
  progress...........................  $   6,960  $   10,087
Estimated earnings, net of losses....      1,660       1,710
                                       ---------  ----------
                                           8,620      11,797
Less -- Billings to date.............     (8,319)    (11,105)
                                       ---------  ----------
                                       $     301  $      692
                                       =========  ==========
Costs and estimated earnings in
  excess of billings on
  uncompleted contracts..............  $     429  $      692
Less -- Billings in excess of costs
  and estimated earnings on
  uncompleted contracts..............       (128)         --
                                       ---------  ----------
                                       $     301  $      692
                                       =========  ==========

5. LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Bank line of credit, interest at the
  bank's index rate (8.5% at December
  31, 1997), expires September 15,
  1998...............................  $     150  $      --
Note payable to bank, repaid in
  1997...............................        247         --
Note payable to bank due in monthly
  installments of $9 including
  principal and interest at 8.5%, due
  August 1999; secured by accounts
  receivable and equipment and
  personally guaranteed by a
  shareholder........................         --        164
Note payable to bank due in monthly
  installments of $7 including
  principal and interest at bank
  index rate plus .5%, due April
  2002; secured by aircraft..........         --        278
Various contracts for the purchase of
  construction and transportation
  equipment, with interest rates
  ranging from 8.25% to 11.35% and
  maturing between 1998 and 2000;
  secured by equipment, required
  monthly payments total $15.........        424        264
Various notes payable to banks for
  transportation equipment, with
  rates ranging from 8.5% to 9.5% and
  maturing between 1998 and 2001;
  secured by equipment...............         86         46
                                       ---------  ---------
                                             907        752
Less -- Current maturities...........       (456)      (317)
                                       ---------  ---------
                                       $     451  $     435
                                       =========  =========

        BRAZOS ROOFING INTERNATIONAL OF SOUTH DAKOTA, INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The maturities of long-term obligations as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998............................  $     317
     1999............................        205
     2000............................        129
     2001............................         74
     2002............................         27
     Thereafter......................         --
                                       ---------
                                       $     752
                                       =========

     The Company has a $500,000 line of credit with a bank. The line of credit expires September 15, 1998, and interest is payable monthly at the bank's index rate (8.5 percent at December 31, 1997). Outstanding borrowings at December 31, 1996 and 1997, were $150,000 and $0, respectively. The line of credit is secured by substantially all of the Company's assets and is personally guaranteed by a shareholder. The Company intends to renew this line of credit in 1998.

6. LEASES:

     The Company leases office space, buildings and equipment under agreements classified as operating leases. Additionally, the Company leases certain specialized equipment on an as-needed basis. Rental expense under all of these leases was approximately $14,000, $74,000 and $144,000 during the years ended December 31, 1995, 1996 and 1997, respectively, of which approximately $24,000 and $93,000 was included in cost of revenues earned during 1996 and 1997, respectively.

     The Company leases certain equipment under agreements classified as capital leases. These leases are treated as if the Company had purchased the equipment and are accordingly included in fixed assets.

     As of December 31, 1997, future minimum lease payments under these noncancelable operating leases are as follows (in thousands):

                                        CAPITAL     OPERATING
                                         LEASES      LEASES
                                        --------    ---------
Year ending December 31 --
     1998............................    $  146       $ 227
     1999............................        90          31
     2000............................        60           3
     2001............................        --           1
     2002............................        --           1
     Thereafter......................        --           1
                                        --------    ---------
                                            296         264
                                        --------    ---------
Less -- Amounts representing
  interest...........................       (32)         --
                                        --------    ---------
                                         $  264       $ 264
                                        ========    =========

7. RELATED-PARTY TRANSACTIONS:

     The Company leases certain building facilities and transportation equipment used in their operations from partnerships owned by two Company shareholders, as well as from an individual shareholder. Total rents paid to related parties under these agreements was approximately $6,000, $58,000 and $148,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

        BRAZOS ROOFING INTERNATIONAL OF SOUTH DAKOTA, INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     A construction company in South Dakota owned by two Company shareholders subcontracts work to the Company. The Company recognized revenues from this related party of approximately $34,000 in 1997. There were no such transactions with this related party in prior years.

8. FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, a line of credit and debt. The Company believes that the carrying value of these instruments on the accompanying combined balance sheets approximates their fair value.

9. COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's combined financial position or results of operations.

  INSURANCE AND CONTINGENCIES

     The Company carries a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

  OTHER

     As construction contractors, the Company has entered into commitments and is exposed to various contingencies, including certain claims pending against the Company which arose in the ordinary course of business. In the opinion of management, all such matters have been adequately provided for and are without merit or are of such kind that, if disposed of unfavorably, would not have a material adverse effect on the Company's combined financial position.

10. RISK CONCENTRATION:

     The Company grants credit, generally without collateral, to its customers, which are primarily U.S. governmental agencies located throughout the U.S. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

11. COMBINED SHAREHOLDERS' EQUITY:

     Combined shareholders' equity at December 31, 1997, consists of the following (in thousands, except share data):

                                        BRAZOS    BOSQUE    TOTAL
                                        ------    ------    ------
Common stock, $1 par; 501,000 shares
  (500,000 related to Brazos, 1,000
  related to Bosque) authorized;
  101,000 shares (100,000 related to
  Brazos, 1,000 related to Bosque)
  issued and outstanding.............   $  100    $   1     $  101
Additional paid-in capital...........       --        9          9
Retained earnings....................    2,164      126      2,290
                                        ------    ------    ------
                                        $2,264    $ 136     $2,400
                                        ======    ======    ======

        BRAZOS ROOFING INTERNATIONAL OF SOUTH DAKOTA, INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

12. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED)

     In July 1998, the Company and its stockholders entered into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock, concurrent with the consummation of the initial public offerings in the United States and Canada and outside the United States and Canada (the Offerings) of additional common stock by INCOM. In addition, the key executives of the Company entered into employment agreements with the Company and INCOM which have an initial term of five years, and generally restrict the disclosure of confidential information as well as restrict competition with the Company and INCOM for a period of two years following termination of employment.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Chamberlin Waterproofing & Roofing Systems, Inc.:

     We have audited the accompanying balance sheets of Chamberlin Waterproofing & Roofing Systems, Inc., as of December 31, 1996 and 1997, and the related statements of operations, cash flows and stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chamberlin Waterproofing & Roofing Systems, Inc., as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
June 11, 1998

                CHAMBERLIN WATERPROOFING & ROOFING SYSTEMS, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                     ASSETS

                                           DECEMBER 31,
                                       --------------------     MARCH 31,
                                         1996       1997           1998
                                       ---------  ---------    ------------
                                                               (UNAUDITED)
CURRENT ASSETS:
     Cash and cash equivalents.......  $     461  $   1,211       $1,206
     Accounts receivable --
          Trade, net of allowance of
             $70, $50 and $56,
             respectively............      2,646      2,073        2,038
          Retainage..................        416        523          544
          Other receivables..........         38          4            4
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........        479        498          446
     Prepaid expenses and other
       current assets................        188         22           16
                                       ---------  ---------    ------------
             Total current assets....      4,228      4,331        4,254
PROPERTY AND EQUIPMENT, net..........        263        440          475
                                       ---------  ---------    ------------
             Total assets............  $   4,491  $   4,771       $4,729
                                       =========  =========    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
     Related-party debt..............  $      72  $     438       $  438
     Accounts payable and accrued
       expenses......................      1,975        836          672
     Dividends payable to
       stockholder...................         18         --           --
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........        877      1,136          989
     Other accrued liabilities.......         66         61           61
                                       ---------  ---------    ------------
             Total current
               liabilities...........      3,008      2,471        2,160
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $.10 par value,
       500,000 shares authorized,
       413,334 shares issued and
       outstanding...................         41         41           41
     Additional paid-in capital......        417        417          417
     Retained earnings...............      1,672      2,489        2,758
     Treasury stock, 155,000 shares,
       at cost.......................       (647)      (647)        (647)
                                       ---------  ---------    ------------
             Total stockholders'
               equity................      1,483      2,300        2,569
                                       ---------  ---------    ------------
             Total liabilities and
               stockholders'
               equity................  $   4,491  $   4,771       $4,729
                                       =========  =========    ============

   The accompanying notes are an integral part of these financial statements.

                CHAMBERLIN WATERPROOFING & ROOFING SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                      YEAR ENDED DECEMBER       THREE MONTHS
                                              31,             ENDED MARCH 31,
                                      --------------------  --------------------
                                        1996       1997       1997       1998
                                      ---------  ---------  ---------  ---------
                                                                (UNAUDITED)
REVENUES............................  $  13,196  $  12,296  $   2,337  $   2,232
COST OF SERVICES (including
  depreciation).....................     10,244      9,792      1,711      1,583
                                      ---------  ---------  ---------  ---------
          Gross profit..............      2,952      2,504        626        649
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..........................      2,671      1,655        466        384
                                      ---------  ---------  ---------  ---------
          Income from operations....        281        849        160        265
                                      ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSE):
     Interest, net..................        (19)       (46)         8          4
     Other..........................         26        189         --         --
                                      ---------  ---------  ---------  ---------
          Other income, net.........          7        143          8          4
                                      ---------  ---------  ---------  ---------
INCOME BEFORE PROVISION FOR INCOME
  TAXES.............................        288        992        168        269
PROVISION FOR INCOME TAXES..........        110        145        145         --
                                      ---------  ---------  ---------  ---------
NET INCOME..........................  $     178  $     847  $      23  $     269
                                      =========  =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                CHAMBERLIN WATERPROOFING & ROOFING SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                       YEAR ENDED DECEMBER       THREE MONTHS
                                               31,             ENDED MARCH 31,
                                       --------------------  -------------------
                                         1996       1997       1997       1998
                                       ---------  ---------  ---------  --------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     178  $     847  $    23  $     269
  Adjustments to reconcile net income
     to net cash provided by
     operating activities --
     Depreciation....................         56         94       30         30
     Loss (gain) on sale of property
       and equipment.................          1         (7)      --         --
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivable, net...     (1,432)       500      884         14
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............        (95)       (19)     141         52
          Prepaid expenses and other
             current assets..........          4        166       79          6
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........      1,000     (1,139)  (1,355)      (164)
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............        294        259      220       (147)
          Other accrued
             liabilities.............         --         (5)      --         --
                                       ---------  ---------  -------  ---------
             Net cash provided by
               operating
               activities............          6        696       22         60
                                       ---------  ---------  -------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
     equipment.......................          6          7       --         --
  Additions of property and
     equipment.......................       (116)      (271)     (69)       (65)
                                       ---------  ---------  -------  ---------
             Net cash used in
               investing
               activities............       (110)      (264)     (69)       (65)
                                       ---------  ---------  -------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt,
     related parties.................         --        580      580         --
  Payments of long-term debt, related
     parties.........................       (223)      (214)     (72)        --
  Distributions to stockholders......         --        (48)     (18)        --
                                       ---------  ---------  -------  ---------
             Net cash provided by
               (used in) financing
               activities............       (223)       318      490         --
                                       ---------  ---------  -------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       (327)       750      443         (5)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        788        461      461      1,211
                                       ---------  ---------  -------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     461  $   1,211  $   904  $   1,206
                                       =========  =========  =======  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $      19  $      46  $     1  $      11
     Income taxes....................        143        (54)      --         --

   The accompanying notes are an integral part of these financial statements.

                CHAMBERLIN WATERPROOFING & ROOFING SYSTEMS, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             COMMON STOCK       ADDITIONAL                                  TOTAL
                                           -----------------     PAID-IN      RETAINED     TREASURY     STOCKHOLDERS'
                                           SHARES     AMOUNT     CAPITAL      EARNINGS       STOCK         EQUITY
                                           -------    ------    ----------    ---------    ---------    -------------
BALANCE, December 31, 1995..............   413,334     $ 41       $  417       $ 1,512      $  (647)       $ 1,323
     Distributions to stockholders......        --       --           --           (18)          --            (18)
     Net income.........................        --       --           --           178           --            178
                                           -------    ------    ----------    ---------    ---------    -------------
BALANCE, December 31, 1996..............   413,334       41          417         1,672         (647)         1,483
     Distributions to stockholders......        --       --           --           (30)          --            (30)
     Net income.........................        --       --           --           847           --            847
                                           -------    ------    ----------    ---------    ---------    -------------
BALANCE, December 31, 1997..............   413,334       41          417         2,489         (647)         2,300
     Net income (unaudited).............        --       --           --           269           --            269
                                           -------    ------    ----------    ---------    ---------    -------------
BALANCE, March 31, 1998 (unaudited).....   413,334     $ 41       $  417       $ 2,758      $  (647)       $ 2,569
                                           =======    ======    ==========    =========    =========    =============

   The accompanying notes are an integral part of these financial statements.

                CHAMBERLIN WATERPROOFING & ROOFING SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     Chamberlin Waterproofing & Roofing Systems, Inc. (the Company), provides roofing installation and repair services primarily for mid-sized to large industrial and commercial facilities. The Company performs the majority of its contract work under fixed price contracts, with contract terms generally ranging from three to 12 months. The Company performs the majority of its work in the state of Texas.

     The Company and its stockholders intend to enter into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock concurrently with the consummation of an initial public offering (the Offering) of common stock by INCOM.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable and a general reserve based upon the total trade and retainage accounts receivable balances.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation expense was approximately $56,000 and $94,000 for the years ended December 31, 1996 and 1997, respectively.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined.

                CHAMBERLIN WATERPROOFING & ROOFING SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Changes in job performance, scope or other conditions may result in revisions to costs and/or revenue. The effects of these changes are reflected in estimated contract costs when identified and are reflected in estimated revenues pursuant to the contract terms when agreed to by both parties. An amount equal to contract costs attributable to claims is included in estimated revenues when agreed to by both parties.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

     The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

  WARRANTY COSTS

     For certain contracts, the Company warrants labor for one year after installation of a new roof. The Company generally warrants labor for one year after repair of existing roofs. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  INCOME TAXES

     The Company elected to file as a Subchapter S Corporation beginning January 1, 1997. Prior to this time, the Company was a C Corporation and followed the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled. The Company intends to terminate its S Corporation status concurrently with the effective date of the Offering. Upon the Company's election to file as a Subchapter S Corporation, the deferred tax assets were charged to expense and included in the provision for income taxes for the year ended December 31, 1997.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote and Note 11 for discussion of significant estimates reflected in the Company's financial statements.

  REALIZATION OF LONG-LIVED ASSETS

     The Company follows the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary. The effect of any impairment would be to expense the difference between the fair value of such property and its carrying value. No such impairment occurred for the years ended December 31, 1996 or 1997.

                CHAMBERLIN WATERPROOFING & ROOFING SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income," was issued. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. The Company adopted SFAS No. 130 in the first quarter of fiscal 1998. The display of comprehensive income does not differ materially from the currently reported net income (loss) attributable to common stockholders.

     In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued. SFAS No. 131 requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. The Company operates in one business segment, which is roofing services, and accordingly believes the adoption of SFAS No. 131 will have no effect on its financial reporting.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following (in thousands):

                                          ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES    --------------------
                                          IN YEARS        1996       1997
                                        -------------   ---------  ---------
Transportation equipment.............      3-5          $     349  $     499
Machinery and equipment..............      5-7                524        630
Computer and telephone equipment.....      5-7                360        363
Building and leasehold
  improvements.......................      5-7                  4          4
Furniture and fixtures...............      5-7                 25         25
                                                        ---------  ---------
                                                            1,262      1,521
Less -- Accumulated depreciation and
  amortization.......................                        (999)    (1,081)
                                                        ---------  ---------
     Property and equipment, net.....                   $     263  $     440
                                                        =========  =========

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts receivable consists of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                          ---     ---------
Balance at beginning of period.......  $      70  $      70
Additions (deductions) to (from)
  costs and expenses.................         --        (20)
                                             ---  ---------
     Balance at end of period........  $      70  $      50
                                             ===  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $     596  $     445
Accrued compensation and benefits....      1,095        234
Other accrued expenses...............        284        157
                                       ---------  ---------
                                       $   1,975  $     836
                                       =========  =========

                CHAMBERLIN WATERPROOFING & ROOFING SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Roofing installation contracts in progress are as follows (in thousands):

                                           DECEMBER 31,
                                       ---------------------
                                         1996        1997
                                       ---------  ----------
Costs incurred on contracts in
  progress...........................  $   7,073  $    8,875
Estimated earnings, net of losses....      1,774       2,007
                                       ---------  ----------
                                           8,847      10,882
Less -- Billings to date.............     (9,245)    (11,520)
                                       ---------  ----------
                                       $    (398) $     (638)
                                       =========  ==========
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $     479  $      498
Less -- Billings in excess of costs
  and estimated earnings on
  uncompleted contracts..............       (877)     (1,136)
                                       ---------  ----------
                                       $    (398) $     (638)
                                       =========  ==========

5. LONG-TERM OBLIGATIONS:

     Related-party debt consists of notes payable to the stockholders. The notes are due on demand with interest payable monthly at the prime lending rate plus
1.5 percent.

     The Company has a $200,000 line of credit with a bank that contains certain collateral limitations. The line of credit expires July 31, 1998, and bears interest at 1 percent above the prime lending rate. The line of credit is secured by accounts receivable and personal guarantees of owners. Chamberlin renewed its line of credit, which now expires on September 30, 1998 (unaudited).

6. LEASES:

     The Company leases two facilities from a partnership which is owned by the Company's stockholders. The lease terms are month-to-month. The rent paid under these related-party leases was approximately $104,000 for each of the years ended December 31, 1996 and 1997. The Company also leases two facilities from third parties, which are also on month-to-month terms. The rent paid under these leases was approximately $39,000 and $40,000 for the years ended December 31, 1996 and 1997, respectively.

7. INCOME TAXES:

     Federal and state income taxes for the year ended December 31, 1996, are as follows (in thousands):

Federal --
     Current.........................  $      98
     Deferred........................         --
State --
     Current.........................         12
     Deferred........................         --
                                       ---------
                                       $     110
                                       =========

                CHAMBERLIN WATERPROOFING & ROOFING SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 34 percent to income
(loss) before provision for income taxes for the year ended December 31, 1996, as follows (in thousands):

Provision at the statutory rate......  $      98
Increase resulting from --
     Permanent differences, primarily
      meals and entertainment........         --
     State income tax, net of benefit
      for federal deduction..........         12
                                       ---------
                                       $     110
                                       =========

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets, result principally from the following (in thousands):

                                         YEAR ENDED
                                        DECEMBER 31,
                                            1996
                                        ------------
Deferred income tax assets --
     Bad debts.......................      $   25
     Reserves and accrued expenses...         120
                                        ------------
          Total deferred income tax
             asset...................      $  145
                                        ============

     All of the Company's deferred taxes are current deferred tax assets and are included in prepaid expenses and other current assets in the accompanying financial statements.

8. RELATED-PARTY TRANSACTIONS:

     At December 31, 1996 and 1997, the Company had unsecured notes payable of approximately $72,000 and $438,000, respectively, to the stockholders. The notes are due on demand and accrue interest monthly at prime plus 1.5 percent.

     Total interest expense on notes payable to related parties during the years ended December 31, 1996 and 1997, was approximately $18,000 and $46,000, respectively.

9. EMPLOYEE BENEFIT PLAN:

     The Company has a defined contribution 401(k) plan. The plan provides for the Company to contribute an amount equal to 15 percent of the amount each employee contributes, up to a maximum of 10 percent of each employee's salary. Total contributions by the Company under the plan were approximately $16,000 and $14,000 for the years ended December 31, 1996 and 1997, respectively. The Company made discretionary contributions for the years ended December 31, 1996 or 1997, of $40,000 and $0, respectively, and had no significant accrual at December 31, 1997, for contributions to be funded in the subsequent fiscal year.

10. FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, a line of credit, notes payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

                CHAMBERLIN WATERPROOFING & ROOFING SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

11. COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

     The Company is self-insured for medical claims up to $20,000 per year per covered individual with the maximum liability to the Company of approximately $150,000 per year. The Company includes the maximum exposure to the Company of $150,000 when allocating premiums to the employees. The remaining insurance accrual at December 31, 1997, was $24,000. Workers' compensation expense totaled approximately $204,000 and $86,000 at December 31, 1996 and 1997, respectively.

     In addition, the Company grants credit, generally without collateral, to its customers, which are real estate operations and general contractors. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the region. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

12. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In July 1998, the Company and its stockholders entered into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock, concurrent with the consummation of the initial public offerings in the United States and Canada and outside the United States and Canada (the Offerings) of additional common stock by INCOM. In addition, the key executives of the Company entered into employment agreements with the Company and INCOM which have an initial term of five years, and generally restrict the disclosure of confidential information as well as restrict competition with the Company and INCOM for a period of two years following termination of employment.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Burns and Scalo Roofing Company, Inc.,
Cuddy Roofing Company, Inc. and Scalo, Inc.:

     We have audited the accompanying combined balance sheets of Burns and Scalo Roofing Company, Inc., Cuddy Roofing Company, Inc. and Scalo, Inc., as of December 31, 1996 and 1997, and the related combined statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Burns and Scalo Roofing Company, Inc., Cuddy Roofing Company, Inc. and Scalo, Inc., as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

St. Louis, Missouri
June 5, 1998

                     BURNS AND SCALO ROOFING COMPANY, INC.,
                  CUDDY ROOFING COMPANY, INC. AND SCALO, INC.
                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                     ASSETS

                                              DECEMBER 31,
                                          --------------------    MARCH 31,
                                            1996       1997         1998
                                          ---------  ---------   -----------
                                                                 (UNAUDITED)
CURRENT ASSETS:
     Cash and cash equivalents..........  $     275  $     491     $    32
     Accounts receivable --
          Trade, net of allowance of
             $39, $39 and $39,
             respectively...............      2,463      1,666       1,814
          Retainage.....................        382        299         262
     Costs and estimated earnings in
       excess of billings on uncompleted
       contracts........................        264        180          61
     Inventories........................        265        537         409
                                          ---------  ---------   -----------
             Total current assets.......      3,649      3,173       2,578
PROPERTY AND EQUIPMENT, net.............        443        575         689
                                          ---------  ---------   -----------
             Total assets...............  $   4,092  $   3,748     $ 3,267
                                          =========  =========   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
     Current maturities of long-term
       obligations......................  $      42  $      37     $    37
     Accounts payable and accrued
       expenses.........................      2,027      1,593       1,124
     Distributions payable to
       stockholder......................         --         36          36
     Billings in excess of costs and
       estimated earnings on uncompleted
       contracts........................        516        293         429
                                          ---------  ---------   -----------
             Total current
               liabilities..............      2,585      1,959       1,626
LONG-TERM OBLIGATIONS, net of current
  maturities............................         47         96          87
OTHER LONG-TERM LIABILITIES.............         --        239         216
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $1 par value, 50,000
       shares authorized, 16,800, 17,313
       and 17,794 shares issued and
       outstanding, respectively; common
       stock, $1 par value, 30,000
       shares authorized, 30,000, 30,000
       and 30,000 shares issued and
       outstanding, respectively; and
       common stock, no par value, 1,000
       shares authorized, zero, 1,000
       and 1,000 shares issued and
       outstanding, respectively........         47         47          48
     Additional paid-in capital.........        425        523         622
     Retained earnings..................        988        884         668
                                          ---------  ---------   -----------
             Total stockholders'
               equity...................      1,460      1,454       1,338
                                          ---------  ---------   -----------
             Total liabilities and
               stockholders' equity.....  $   4,092  $   3,748     $ 3,267
                                          =========  =========   ===========

    The accompanying notes are an integral part of these combined financial statements.

                     BURNS AND SCALO ROOFING COMPANY, INC.,
                  CUDDY ROOFING COMPANY, INC. AND SCALO, INC.
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                            THREE MONTHS
                                           YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
REVENUES.............................  $  11,275  $  14,012  $  11,613  $   2,366  $   2,119
COST OF SERVICES (including
  depreciation)......................      8,207      9,996      7,100      1,585      1,488
                                       ---------  ---------  ---------  ---------  ---------
          Gross profit...............      3,068      4,016      4,513        781        631
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      2,798      3,480      3,764        663        626
                                       ---------  ---------  ---------  ---------  ---------
          Income from operations.....        270        536        749        118          5
                                       ---------  ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSE):
     Interest, net...................        (18)       (43)       (67)        (7)        (3)
     Other...........................          4         61        105         --         --
                                       ---------  ---------  ---------  ---------  ---------
          Other income (expense),
             net.....................        (14)        18         38         (7)        (3)
                                       ---------  ---------  ---------  ---------  ---------
NET INCOME...........................  $     256  $     554  $     787  $     111  $       2
                                       =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                     BURNS AND SCALO ROOFING COMPANY, INC.,
                  CUDDY ROOFING COMPANY, INC. AND SCALO, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            THREE MONTHS
                                           YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     256  $     554  $     787  $     111  $       2
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation and amortization...        116        125        173         36         43
     Loss (gain) on sale of property
       and equipment.................         (2)        --         19         --         --
     Issuance of stock bonus.........         15        107         88         88        100
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivable and
             retainage...............       (379)      (230)       880        251       (111)
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............        (24)       (61)        84        207        119
          Inventories................       (149)       162       (272)       (73)       128
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........        106        377       (434)      (461)      (469)
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............         77        (86)      (223)      (102)       136
     Other, net......................         --         --        275         86        (23)
                                       ---------  ---------  ---------  ---------  ---------
             Net cash provided by
               (used in) operating
               activities............         16        948      1,377        143        (75)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
     equipment.......................          2         --         10         --         --
  Additions of property and
     equipment.......................        (92)      (203)      (334)      (266)      (157)
                                       ---------  ---------  ---------  ---------  ---------
             Net cash used in
               investing
               activities............        (90)      (203)      (324)      (266)      (157)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term
     obligations.....................        276         41        331        331         --
  Payments of long-term
     obligations.....................       (208)      (299)      (287)        (7)        (9)
  Distributions to stockholders......         --       (258)      (891)      (376)      (218)
  Stockholder contribution...........         --         --         10         10         --
                                       ---------  ---------  ---------  ---------  ---------
             Net cash provided by
               (used in) financing
               activities............         68       (516)      (837)       (42)      (227)
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................         (6)       229        216       (165)      (459)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         52         46        275        275        491
                                       ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $      46  $     275  $     491  $     110  $      32
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $      41  $      46  $      70  $       7  $       3
     Income taxes....................         33         --         --         --         --

    The accompanying notes are an integral part of these combined financial statements.

                     BURNS AND SCALO ROOFING COMPANY, INC.,
                  CUDDY ROOFING COMPANY, INC. AND SCALO, INC.
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           COMMON STOCK       ADDITIONAL                      TOTAL
                                        ------------------     PAID-IN       RETAINED     STOCKHOLDERS'
                                        SHARES     AMOUNT      CAPITAL       EARNINGS        EQUITY
                                        -------    -------    ----------    ----------    -------------
BALANCE, December 31, 1994...........    45,634     $  46       $  304        $  436         $   786
     Stock bonus issued..............       224        --           15            --              15
     Net income......................        --        --           --           256             256
                                        -------    -------    ----------    ----------    -------------
BALANCE, December 31, 1995...........    45,858        46          319           692           1,057
     Distributions to stockholders...        --        --           --          (258)           (258)
     Stock bonus issued..............       942         1          106            --             107
     Net income......................        --        --           --           554             554
                                        -------    -------    ----------    ----------    -------------
BALANCE, December 31, 1996...........    46,800        47          425           988           1,460
     Issuance of shares in Scalo,
       Inc...........................     1,000        --           10            --              10
     Distributions to stockholders...        --        --           --          (891)           (891)
     Stock bonus issued..............       513        --           88            --              88
     Net income......................        --        --           --           787             787
                                        -------    -------    ----------    ----------    -------------
BALANCE, December 31, 1997...........    48,313        47          523           884           1,454
     Distributions to stockholders
       (unaudited)...................        --        --           --          (218)           (218)
     Stock bonus issued
       (unaudited)...................       481         1           99            --             100
     Net income (unaudited)..........        --        --           --             2               2
                                        -------    -------    ----------    ----------    -------------
BALANCE, March 31, 1998
  (unaudited)........................   $48,794     $  48       $  622        $  668         $ 1,338
                                        =======    =======    ==========    ==========    =============

    The accompanying notes are an integral part of these combined financial statements.

                     BURNS AND SCALO ROOFING COMPANY, INC.,
                  CUDDY ROOFING COMPANY, INC. AND SCALO, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     Burns and Scalo Roofing Company, Inc., Cuddy Roofing Company, Inc. and Scalo, Inc. (collectively, the Company), all Pennsylvania corporations, focus on providing roofing installation and repair services primarily for mid-sized to large industrial and commercial facilities. The Company performs the majority of its contract work under fixed price contracts with contract terms generally ranging from one to three months. The Company performs the majority of its work in western Pennsylvania.

     The combined financial statements for the Company include the individual financial statements of Burns and Scalo Roofing Company, Inc. (Burns and Scalo), Cuddy Roofing Company, Inc. (Cuddy), and Scalo, Inc. John F. Scalo owns approximately 66 percent of Burns and Scalo with John T. Scalo owning the remaining 34 percent. Cuddy is 51 percent owned by Carol Scalo and 49 percent by John F. Scalo. Scalo, Inc. is owned 100 percent by John F. Scalo. All significant intercompany balances and transactions have been eliminated during the combination.

     The Company and its stockholders intend to enter into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock concurrently with the consummation of an initial public offering (the Offering) of common stock by INCOM.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable and a general reserve based upon the total trade and retainage accounts receivable balances.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation and amortization expense was $116,000, $125,000 and $173,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

                     BURNS AND SCALO ROOFING COMPANY, INC.,
                  CUDDY ROOFING COMPANY, INC. AND SCALO, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, scope or other conditions may result in revisions to costs and/or revenue. The effects of these changes are reflected in estimated contract costs when identified and are reflected in estimated revenues pursuant to the contract terms when agreed to by both parties. An amount equal to contract costs attributable to claims is included in estimated revenues when agreed to by both parties.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

     The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

  WARRANTY COSTS

     For most contracts, the Company warrants labor for one year after installation of a new roof. The Company generally warrants labor for 30 days after repairs of existing roofs. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  INCOME TAXES

     The Company is an S Corporation for federal and state income tax purposes. Under this election, the taxable income of the Company is included in the taxable income of the stockholders. As such, no provision for federal or state income taxes has been reflected in the accompanying financial statements.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  REALIZATION OF LONG-LIVED ASSETS

     The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation

                     BURNS AND SCALO ROOFING COMPANY, INC.,
                  CUDDY ROOFING COMPANY, INC. AND SCALO, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income," was issued. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. The Company adopted SFAS No. 130 in the first quarter of fiscal 1998. The Company believes that the display of comprehensive income will not differ materially from the current reported net income attributable to common stockholders.

     In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued. SFAS No. 131 requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. The Company operates in one business segment, which is roofing services, and accordingly believes the adoption of SFAS No. 131 will have no effect on its financial reporting.

3. PROPERTY AND EQUIPMENT:

     Property and equipment, net, consists of the following (in thousands):

                                          ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES    --------------------
                                          IN YEARS        1996       1997
                                        -------------   ---------  ---------
Transportation equipment.............      3-5          $     498  $     523
Machinery and equipment..............      3-7                654        729
Computer and telephone equipment.....      3-7                151        175
Building and leasehold
  improvements.......................     5-32                 32         32
Furniture and fixtures...............      2-7                 87         94
                                                        ---------  ---------
                                                            1,422      1,553
Less -- Accumulated depreciation and
  amortization.......................                        (979)      (978)
                                                        ---------  ---------
                                                        $     443  $     575
                                                        =========  =========

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $   1,068  $     846
Accrued compensation and benefits....        539        450
Current deferred compensation........         --         68
Accrued warranty expenses............         57         57
Other accrued expenses...............        363        172
                                       ---------  ---------
                                       $   2,027  $   1,593
                                       =========  =========

                     BURNS AND SCALO ROOFING COMPANY, INC.,
                  CUDDY ROOFING COMPANY, INC. AND SCALO, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Roofing installation contracts in progress are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Costs incurred on contracts in
  progress...........................  $   2,573  $   1,130
Estimated earnings, net of losses....        833        404
                                       ---------  ---------
                                           3,406      1,534
Less -- Billings to date.............     (3,658)    (1,647)
                                       ---------  ---------
                                       $    (252) $    (113)
                                       =========  =========
Costs and estimated earnings in
  excess of billings on
  uncompleted contracts..............  $     264  $     180
Less -- Billings in excess of costs
  and estimated earnings
  on uncompleted contracts...........       (516)      (293)
                                       ---------  ---------
                                       $    (252) $    (113)
                                       =========  =========

5. LONG-TERM OBLIGATIONS:

     Long-term obligations consists of three notes payable to PNC Bank. The Company has a vehicle note payable with an interest rate of 7 percent, due in March 1999. The monthly payments, including interest, are $1,000. The Company has another vehicle note payable with an interest rate of 9 percent, due in October 2000. The monthly payments are $1,000. The Company has an equipment note payable with an interest rate of 8 percent, due in March 2002. The monthly payments are $2,000.

     The maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998............................  $      37
     1999............................         34
     2000............................         31
     2001............................         25
     2002............................          6
     Thereafter......................         --
                                       ---------
                                       $     133
                                       =========

     The Company has lines of credit in the amount of $1,000,000 and $250,000 with PNC Bank and a $500,000 line of credit with Mellon Bank which expire on June 29, 1998, March 30, 1999 and April 2003, respectively. Interest on the $1,000,000 and $250,000 lines of credit are at the prime rate (8.5 percent as of December 31, 1997). Interest on the $500,000 line of credit is at 8.5 percent. There were no outstanding balances on either line of credit as of December 31, 1996 and 1997. The $1.0 million line of credit has been renewed and expires on June 29, 1999 (unaudited).

6. OTHER LONG-TERM LIABILITIES:

     The Company owes deferred compensation to a former stockholder of $0 as of December 31, 1996, and $307,000 as of December 31, 1997. The current portion of $68,000 of this liability is classified in accounts payable and accrued expenses. Interest is being charged on this liability at the rate of 8 percent annually. For the year ended December 31, 1997, the Company paid $26,000 in interest and $64,000 in principal on this liability.

                     BURNS AND SCALO ROOFING COMPANY, INC.,
                  CUDDY ROOFING COMPANY, INC. AND SCALO, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7. LEASES:

     The Company leases facilities from a company which is owned by one of the Company's stockholders. The leases expire in 2000. The rent paid under these related-party leases were approximately $78,000, $90,000 and $96,000 for the years ended December 31, 1995, 1996 and 1997, respectively. The Company leases a vehicle from an unrelated third party, which expires on April 15, 2000. The Company also leases vehicles and office equipment.

     Future minimum lease payments under these noncancelable operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $     113
     1999............................        113
     2000............................         46
     2001............................          3
     2002............................          1
     Thereafter......................         --
                                       ---------
                                       $     276
                                       =========

8. STOCK BONUS:

     The Company has an arrangement whereby the principal stockholder receives a stock bonus at year-end based upon net income subject to certain limitations. In 1995, 1996 and 1997, 224 shares valued at $15,000, 942 shares valued at $107,000 and 513 shares valued at $88,000 were issued, respectively, relating to bonuses earned during the prior year. In 1997, a stock bonus of 481 shares valued at $100,000 was earned. This amount is payable to the principal stockholder at December 31, 1997, and will be issued during 1998.

9. RELATED-PARTY TRANSACTIONS:

     As of December 31, 1995, 1996 and 1997, the Company has a $20,000 note receivable from a related party.

     As of December 31, 1997, accounts payable and accrued expenses include a note payable to a stockholder for $49,000.

     The Company rents warehouse space from a related party. No formal lease agreement exists, and the Company continues to pay rents for this property on a month-to-month basis under the terms of the lease agreement that expired in October 1995. Total rent expense for this facility was approximately $76,000 for the years ended December 31, 1995, 1996 and 1997.

     The Company completed roofing and sheet metal projects for several related parties. Total related-party revenues were approximately $107,000, $395,000 and $48,000 for the years ended December 31, 1995, 1996 and 1997, respectively. Total related-party receivables were approximately $227,000 and $2,000 as of December 31, 1996 and 1997, respectively.

10. EMPLOYEE BENEFIT PLAN:

     The Company has a defined contribution profit-sharing plan. The plan provides for the Company to match one-half of the first 6% contributed by each employee. Total contributions by the Company under the

                     BURNS AND SCALO ROOFING COMPANY, INC.,
                  CUDDY ROOFING COMPANY, INC. AND SCALO, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

plan were approximately $0, $0 and $41,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

     Employees of Cuddy participate in a multiemployer pension plan as part of their collective bargain agreement. Company contributions under this plan were $139,000, $124,000 and $81,000 for the years ended December 31, 1995, 1996 and
1997, respectively.

11. FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, a line of credit and notes payable. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

12. COMMITMENTS AND CONTINGENCIES:

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

13. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company grants credit, generally without collateral, to its customers, which are real estate owners and general contractors located primarily in western Pennsylvania. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the western Pennsylvania region. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

14. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In July 1998, the Company and its stockholders entered into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock, concurrent with the consummation of the initial public offerings in the United States and Canada and outside the United States and Canada (the Offerings) of additional common stock by INCOM. In addition, the key executives of the Company entered into employment agreements with the Company and INCOM which have an initial term of five years, and generally restrict the disclosure of confidential information as well as restrict competition with the Company and INCOM for a period of two years following termination of employment.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Boone Brothers Roofing, Inc.:

     We have audited the accompanying balance sheets of Boone Brothers Roofing, Inc. (a Nebraska corporation) as of December 31, 1996 and 1997, and the related statements of operations, cash flows and stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boone Brothers Roofing, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

St. Louis, Missouri
June 5, 1998

                          BOONE BROTHERS ROOFING, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                     ASSETS

                                              DECEMBER 31,
                                          --------------------    MARCH 31,
                                            1996       1997         1998
                                          ---------  ---------   -----------
                                                                 (UNAUDITED)
CURRENT ASSETS:
     Cash and cash equivalents..........  $     571  $     894     $   321
     Accounts receivable --
          Trade, net of allowance of
             $21, $21 and $21,
             respectively...............      1,203      1,050         808
          Retainage, net of allowance of
             $13, $13 and $13,
             respectively...............        536        650         602
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts............        410        808         901
     Inventories........................        138        226         326
     Prepaid expenses and other current
       assets...........................         73         71          79
     Demand notes receivable from
       stockholders.....................         --         38          50
                                          ---------  ---------   -----------
          Total current assets..........      2,931      3,737       3,087
PROPERTY AND EQUIPMENT, net.............        281        262         262
                                          ---------  ---------   -----------
          Total assets..................  $   3,212  $   3,999     $ 3,349
                                          =========  =========   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
     Current maturities of long-term
       obligations......................  $      22  $      16     $    16
     Accounts payable and accrued
       expenses.........................      1,186      1,430         834
     Accounts payable to related
       parties..........................         27         27          99
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts............        319        431         426
     Deferred income taxes..............        294        387         395
                                          ---------  ---------   -----------
          Total current liabilities.....      1,848      2,291       1,770
                                          ---------  ---------   -----------
LONG-TERM OBLIGATIONS, net of current
  maturities............................        172        155         149
                                          ---------  ---------   -----------
DEFERRED INCOME TAXES...................         35         53          28
                                          ---------  ---------   -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $100 par value, 1,000
       shares authorized, 580 shares
       issued and outstanding...........         58         58          58
     Retained earnings..................      1,099      1,442       1,344
                                          ---------  ---------   -----------
          Total stockholders' equity....      1,157      1,500       1,402
                                          ---------  ---------   -----------
          Total liabilities and
             stockholders' equity.......  $   3,212  $   3,999     $ 3,349
                                          =========  =========   ===========

   The accompanying notes are an integral part of these financial statements.

                          BOONE BROTHERS ROOFING, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                          YEAR ENDED           THREE MONTHS
                                         DECEMBER 31,        ENDED MARCH 31,
                                     --------------------  --------------------
                                       1996       1997       1997       1998
                                     ---------  ---------  ---------  ---------
                                                               (UNAUDITED)
REVENUES............................ $   9,820  $  10,657  $   1,660  $   1,706
COST OF SERVICES (including
  depreciation).....................     7,833      8,059      1,376      1,544
                                     ---------  ---------  ---------  ---------
     Gross profit...................     1,987      2,598        284        162
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..........................     1,656      2,000        298        315
                                     ---------  ---------  ---------  ---------
     Income (loss) from operations..       331        598        (14)      (153)
INTEREST EXPENSE, net...............       (21)       (10)        (3)        (3)
                                     ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE PROVISION
  (BENEFIT) FOR INCOME TAXES........       310        588        (17)      (156)
PROVISION (BENEFIT) FOR INCOME
  TAXES.............................       122        245         (7)       (58)
                                     ---------  ---------  ---------  ---------
NET INCOME (LOSS)................... $     188  $     343  $     (10) $     (98)
                                     =========  =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                          BOONE BROTHERS ROOFING, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                       YEAR ENDED DECEMBER       THREE MONTHS
                                               31,             ENDED MARCH 31,
                                       --------------------  --------------------
                                         1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $     188  $     343  $     (10) $     (98)
  Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating
     activities --
     Depreciation and amortization...         31         45          8          4
     Loss (gain) on sale of property
       and equipment.................         --         (2)        --         (4)
     Deferred income taxes...........         68        111        (15)       (17)
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivable........        142         39        421        290
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............        (81)      (399)       253        (93)
          Inventories................         46        (88)       (18)      (100)
          Prepaid expenses and other
             current assets..........         36          3         31         (7)
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........        113        244       (399)      (524)
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............         10        112          7         (5)
                                       ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) operating
                  activities.........        553        408        278       (554)
                                       ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of property and
     equipment.......................       (129)       (24)        (3)        (1)
  Issuance of demand note receivables
     from stockholders...............         --        (38)        --        (12)
                                       ---------  ---------  ---------  ---------
               Net cash used in
                  investing
                  activities.........       (129)       (62)        (3)       (13)
                                       ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings of long-term
       obligations...................         88         --         --         --
     Payments of long-term
       obligations...................        (14)       (23)        --         (6)
                                       ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) financing
                  activities.........         74        (23)        --         (6)
                                       ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        498        323        275       (573)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         73        571        571        894
                                       ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     571  $     894  $     846  $     321
                                       =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
       Interest......................  $      23  $      28  $       3  $       3
       Income taxes..................        143        110         70         92

   The accompanying notes are an integral part of these financial statements.

                          BOONE BROTHERS ROOFING, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           COMMON STOCK                                    TOTAL
                                        ------------------    RETAINED     TREASURY    STOCKHOLDERS'
                                        SHARES     AMOUNT     EARNINGS      STOCK         EQUITY
                                        -------    -------    ---------    --------    -------------
BALANCE, December 31, 1995...........      590      $  59      $   912      $   (2)       $   969
     Net income......................       --         --          188          --            188
     Retirement of treasury stock....      (10)        (1)          (1)          2             --
                                        -------    -------    ---------    --------    -------------
BALANCE, December 31, 1996...........      580         58        1,099          --          1,157
     Net income......................       --         --          343          --            343
                                        -------    -------    ---------    --------    -------------
BALANCE, December 31, 1997...........      580         58        1,442          --          1,500
     Net loss (unaudited)............       --         --          (98)         --            (98)
                                        -------    -------    ---------    --------    -------------
BALANCE, March 31, 1998
  (unaudited)........................      580      $  58      $ 1,344      $   --        $ 1,402
                                        =======    =======    =========    ========    =============

   The accompanying notes are an integral part of these financial statements.

                          BOONE BROTHERS ROOFING, INC.
                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     Boone Brothers Roofing, Inc. (the Company), a C Corporation, focuses on providing roofing installation and repair services primarily for mid-sized to large industrial and commercial facilities. The Company performs the majority of its contract work under fixed price contracts with contract terms generally ranging from two to three months. The Company performs the majority of its work in Nebraska, Kansas and Missouri.

     The Company and its stockholders intend to enter into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock concurrently with the consummation of an initial public offering (the Offering) of common stock by INCOM.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company provides an allowance for doubtful accounts based upon specific identification of accounts receivable where collection is no longer probable and a general reserve based upon the total trade and retainage accounts receivable balances.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation expense was $31,000 and $43,000 for the years ended December 31, 1996 and 1997, respectively.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-

                          BOONE BROTHERS ROOFING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, scope or other conditions may result in revisions to costs and/or revenue. The effects of these changes are reflected in estimated contract costs when identified and are reflected in estimated revenues pursuant to the contract terms when agreed to by both parties. An amount equal to contract costs attributable to claims is included in estimated revenues when agreed to by both parties.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

     The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

  WARRANTY COSTS

     For certain contracts, the Company warrants labor for two years after installation of a new roof. The Company generally does not warrant labor after repair of existing roofs. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  REALIZATION OF LONG-LIVED ASSETS

     The Company follows the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income," was issued. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is the total of net income and all other

                          BOONE BROTHERS ROOFING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

nonowner changes in equity. The Company adopted SFAS No. 130 in the first quarter of fiscal 1998. The Company believes that the display of comprehensive income will not differ materially from the current reported net income (loss) attributable to common stockholders.

     In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued. SFAS No. 131 requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. The Company operates in one business segment, which is roofing services, and accordingly believes the adoption of SFAS No. 131 will have no effect on its financial reporting.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following (in thousands):

                                          ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES    --------------------
                                          IN YEARS        1996       1997
                                        -------------   ---------  ---------
Transportation equipment.............      5            $      13  $      13
Machinery and equipment..............      7                  231        243
Computer and telephone equipment.....      5                   93        106
Building and leasehold
  improvements.......................      30                 177        177
Furniture and fixtures...............      7                   13         13
                                                        ---------  ---------
                                                              527        552
Less -- Accumulated depreciation and
  amortization.......................                        (246)      (290)
                                                        ---------  ---------
          Property and equipment,
             net.....................                   $     281  $     262
                                                        =========  =========

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $     588  $     516
Accrued compensation and benefits....        383        576
Warranty costs.......................         53         53
Other accrued expenses...............        162        285
                                       ---------  ---------
                                       $   1,186  $   1,430
                                       =========  =========

                          BOONE BROTHERS ROOFING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Roofing installation contracts in progress are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Costs incurred on contracts in
  progress...........................  $   2,526  $   3,346
Estimated earnings, net of losses....      1,119      1,657
                                       ---------  ---------
                                           3,645      5,003
Less -- Billings to date.............     (3,554)    (4,626)
                                       ---------  ---------
                                       $      91  $     377
                                       =========  =========
Costs and estimated earnings in
  excess of billings on
  uncompleted contracts..............  $     410  $     808
Less -- Billings in excess of costs
  and estimated earnings on
  uncompleted contracts..............       (319)      (431)
                                       ---------  ---------
                                       $      91  $     377
                                       =========  =========

5. LONG-TERM OBLIGATIONS:

     Long-term debt includes a mortgage of $115,000 with Olathe Bank secured by the Company's building. The note is payable in monthly installments of $1,000 including interest at 10.5 percent. The Company has restrictive and various financial covenants with which the Company was in compliance at December 31, 1997.

     The maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998............................  $       2
     1999............................          3
     2000............................        110
                                       ---------
                                       $     115
                                       =========

     The Company has a $600,000 line of credit with American National Bank. The line of credit expires July 15, 1998, and bears interest at 2 percent above the prime lending rate. The line of credit is secured by accounts receivable, inventory, and machinery and equipment. The Company has had no borrowings on its line of credit during 1996 or 1997. The Company is in the process of negotiating terms for a renewal of this line of credit.

     The Company entered into a capital lease for machinery in October 1996 with a related party (see Note 7). The lease expires in October 2001. The Company has an option to purchase the equipment, at the end of the lease, for $1. The lease requires monthly payments of $1,500. The present value of net minimum lease payments is included in long-term debt.

                          BOONE BROTHERS ROOFING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future capital lease payments are as follows (in thousands):

Year ending December 31 --
     1998............................  $      18
     1999............................         18
     2000............................         18
     2001............................         14
                                       ---------
                                              68
Less -- Imputed interest.............        (12)
                                       ---------
          Present value of net
             minimum lease
             payments................  $      56
                                       =========

6. INCOME TAXES:

     Federal and state income taxes are as follows (in thousands):

                                            YEAR ENDED
                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Federal --
     Current.........................  $      47  $     117
     Deferred........................         60         98
State --
     Current.........................          7         17
     Deferred........................          8         13
                                       ---------  ---------
                                       $     122  $     245
                                       =========  =========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 34 percent to income
(loss) before provision for income taxes as follows (in thousands):

                                            YEAR ENDED
                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Provision at the statutory rate......  $     105  $     200
Increase resulting from --
     Permanent differences, primarily
      meals and entertainment........         --         11
     State income tax, net of benefit
      for federal deduction..........         17         34
                                       ---------  ---------
                                       $     122  $     245
                                       =========  =========

                          BOONE BROTHERS ROOFING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following (in thousands):

                                            YEAR ENDED
                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Deferred income tax assets:
     AMT credit carryforward.........  $      --  $    (102)
     Reserves and accrued expenses...        (49)       (40)
                                       ---------  ---------
          Total deferred income tax
              assets.................        (49)      (142)
                                       ---------  ---------
Deferred income tax liabilities:
     Property and equipment..........         35         53
     Deferred contracts..............        279        490
     Accrued expenses................         64         39
                                       ---------  ---------
          Total deferred income tax
              liabilities............        378        582
                                       ---------  ---------
          Net deferred income tax
              liabilities............  $     329  $     440
                                       =========  =========

     The net deferred tax assets and liabilities are comprised of the following (in thousands):

                                            YEAR ENDED
                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Deferred tax assets -- current.......  $      49  $     142
                                       ---------  ---------
Deferred tax liabilities:
     Current.........................        343        529
     Long-term.......................         35         53
                                       ---------  ---------
          Total......................        378        582
                                       ---------  ---------
          Net deferred income tax
             liabilities.............  $     329  $     440
                                       =========  =========

7. RELATED-PARTY TRANSACTIONS:

     The Company leases, on a month-to-month basis, the facility its headquarters occupies from a partnership owned by the stockholders. The annual lease payments on this facility approximated $20,000 for the years ended December 31, 1996 and 1997.

     The Company also leases, on a month-to-month basis, from the same partnership, several vehicles and two cranes. The annual rental payments on this equipment was $104,000 and $59,000 for the years ended December 31, 1996 and 1997, respectively.

     The Company purchases supplies and materials from Roofers Mart of Nebraska which is approximately 30 percent owned by the stockholders and key employees of the Company. Purchases from Roofers Mart of Nebraska were $441,000 and $444,000 for the years ended December 31, 1996 and 1997, respectively. The amounts due to Roofers Mart of Nebraska are reflected on the balance sheets as accounts payable to related parties.

8. EMPLOYEE BENEFIT PLAN:

     The Company has a defined contribution profit-sharing plan. The plan provides for the Company to match one-half of the first 5 percent contributed by each employee. Total contributions by the Company

                          BOONE BROTHERS ROOFING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

under the plan were $34,000 and $42,000 for the years ended December 31, 1996 and 1997, respectively. The Company may also make discretionary contributions. The Company made discretionary contributions of $25,000 and $50,000 for the years ended December 31, 1996 and 1997, respectively, and had accrued approximately $50,000 at December 31, 1997, for contributions to be funded in the subsequent fiscal year.

9. FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, a capital lease obligation and a note payable. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

10. COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

11. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company generated 14.7 percent of its total revenue from one major customer, Kiewit Construction Company, during the year ended December 31, 1997.

     In addition, the Company grants credit, generally without collateral, to its customers, which are real estate owners and contractors located primarily in the Midwest. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the Midwest. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

12. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In July 1998, the Company and its stockholders entered into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock, concurrent with the consummation of the initial public offerings in the United States and Canada and outside the United States and Canada (the Offerings) of additional common stock by INCOM. In addition, the key executives of the Company entered into employment agreements with the Company and INCOM which have an initial term of two or five years, and generally restrict the disclosure of confidential information as well as restrict competition with the Company and INCOM for a period of two years following termination of employment.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sutter Roofing Company of Florida and
Sutter Roofing Company of Southwest Florida:

     We have audited the accompanying combined balance sheet of Sutter Roofing Company of Florida and Sutter Roofing Company of Southwest Florida as of December 31, 1997, and the related combined statements of operations, cash flows and stockholders' equity for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Sutter Roofing Company of Florida and Sutter Roofing Company of Southwest Florida as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Tampa, Florida
June 5, 1998

                     SUTTER ROOFING COMPANY OF FLORIDA AND
                  SUTTER ROOFING COMPANY OF SOUTHWEST FLORIDA
                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                     ASSETS

                                        DECEMBER 31,      MARCH 31,
                                            1997             1998
                                        ------------     ------------
                                                         (UNAUDITED)
CURRENT ASSETS:
     Cash and cash equivalents.......      $  251           $  179
     Marketable securities...........         216              235
     Accounts receivable --
          Trade, net of allowance of
              $26 and $33,
              respectively...........       1,310            1,625
          Related-party
              receivables............          18               17
          Other receivables..........          13                6
     Costs and estimated earnings in
      excess of billings on
       uncompleted contracts.........         169              173
     Inventories.....................         144              143
     Prepaid expenses and other
      current assets.................          86              102
                                        ------------     ------------
          Total current assets.......       2,207            2,480
PROPERTY AND EQUIPMENT, net..........         665              752
                                        ------------     ------------
          Total assets...............      $2,872           $3,232
                                        ============     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current maturities of long-term
      obligations....................      $  105           $  105
     Accounts payable and accrued
      expenses.......................         788              802
     Billings in excess of costs and
      estimated earnings on
       uncompleted contracts.........         530              524
                                        ------------     ------------
          Total current
              liabilities............       1,423            1,431
LONG-TERM DEBT OBLIGATIONS...........         154              325
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $1 and $1 par
      value, 6,000 shares and 7,500
      shares authorized, 510 shares
      and 198 shares issued and
      outstanding as of December 31,
      1997, and March 31, 1998 for
      Sutter Roofing Company of
      Florida and Sutter Roofing
      Company of Southwest Florida,
      respectively...................           1                1
     Additional paid-in capital......         159              159
     Retained earnings...............       1,135            1,316
                                        ------------     ------------
          Total stockholders'
              equity.................       1,295            1,476
                                        ------------     ------------
          Total liabilities and
              stockholders' equity...      $2,872           $3,232
                                        ============     ============

    The accompanying notes are an integral part of these combined financial statements.

                     SUTTER ROOFING COMPANY OF FLORIDA AND
                  SUTTER ROOFING COMPANY OF SOUTHWEST FLORIDA
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                           THREE MONTHS
                                         YEAR ENDED      ENDED MARCH 31,
                                        DECEMBER 31,   --------------------
                                            1997         1997       1998
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
REVENUES.............................      $8,756      $   2,268  $   2,447
COST OF SERVICES (including
  depreciation)......................       6,777          1,733      1,870
                                        ------------   ---------  ---------
     Gross profit....................       1,979            535        577
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       1,624            335        408
                                        ------------   ---------  ---------
     Income from operations..........         355            200        169
                                        ------------   ---------  ---------
OTHER INCOME (EXPENSE):
     Interest, net...................          (5)            --         (1)
     Other...........................          62             (1)        13
                                        ------------   ---------  ---------
          Other income (expense),
             net.....................          57             (1)        12
                                        ------------   ---------  ---------
NET INCOME...........................      $  412      $     199  $     181
                                        ============   =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                     SUTTER ROOFING COMPANY OF FLORIDA AND
                  SUTTER ROOFING COMPANY OF SOUTHWEST FLORIDA
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                           THREE MONTHS
                                         YEAR ENDED      ENDED MARCH 31,
                                        DECEMBER 31,   --------------------
                                            1997         1997       1998
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................      $  412      $     199  $     181
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation....................         150             40         44
     Unrealized gain on marketable
       equity securities.............         (16)            (4)       (12)
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Marketable securities......        (189)            (6)        (7)
          Accounts receivable........        (172)          (111)      (307)
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............         (21)            32         (4)
          Inventories................         (54)           (44)         1
          Prepaid expenses and other
             current assets..........         (28)            --        (16)
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........         119            (74)        14
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............          47            (30)        (6)
                                        ------------   ---------  ---------
             Net cash provided by
               (used in) operating
               activities............         248              2       (112)
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of property and
     equipment.......................        (183)           (17)       (30)
                                        ------------   ---------  ---------
             Net cash used in
               investing
               activities............        (183)           (17)       (30)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions..............          80             --         --
  Borrowings on long-term
     obligations.....................          --             --        100
  Payments of long-term
     obligations.....................        (156)           (43)       (30)
  Distributions to stockholders......        (246)            --         --
                                        ------------   ---------  ---------
             Net cash (used in)
               provided by financing
               activities............        (322)           (43)        70
                                        ------------   ---------  ---------
NET DECREASE IN CASH AND CASH
  EQUIVALENTS........................        (257)           (58)       (72)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         508            508        251
                                        ------------   ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................      $  251      $     450  $     179
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest.............      $   27      $       6  $       5
SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITIES:
  Equipment acquired through issuance
     of notes payable................         141             68        101
  Stockholder distributions of
     marketable equity securities....         207             --         --

    The accompanying notes are an integral part of these combined financial statements.

                     SUTTER ROOFING COMPANY OF FLORIDA AND
                  SUTTER ROOFING COMPANY OF SOUTHWEST FLORIDA
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                            COMMON STOCK
                                        ---------------------    ADDITIONAL                     TOTAL
                                          NUMBER                  PAID-IN      RETAINED     STOCKHOLDERS'
                                        OF SHARES     AMOUNT      CAPITAL      EARNINGS         EQUITY
                                        ----------    -------    ----------    ---------    --------------
BALANCE, December 31, 1996...........       510         $ 1        $   79       $ 1,176         $1,256
     Distributions to stockholders...        --          --            --          (453)          (453)
     Issuance of common stock........       198          --            80            --             80
     Net income (loss)...............        --          --            --           412            412
                                            ---       -------    ----------    ---------    --------------
BALANCE, December 31, 1997...........       708           1           159         1,135          1,295
     Net income (unaudited)..........        --          --            --           181            181
                                            ---       -------    ----------    ---------    --------------
BALANCE, March 31, 1998
  (unaudited)........................       708         $ 1        $  159       $ 1,316         $1,476
                                            ===       =======    ==========    =========    ==============

    The accompanying notes are an integral part of these combined financial statements.

                     SUTTER ROOFING COMPANY OF FLORIDA AND
                  SUTTER ROOFING COMPANY OF SOUTHWEST FLORIDA
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     The accompanying combined financial statements include the accounts of Sutter Roofing Company of Florida and Sutter Roofing Company of Southwest Florida (collectively, the Companies), both Florida corporations under common control. All material intercompany balances and transactions have been eliminated.

     The Companies focus on providing roofing installation and repair services primarily for mid-sized to large industrial and commercial facilities. The Companies perform the majority of their contract work under fixed price contracts, with contract terms generally ranging from one to 12 months. The Companies perform the majority of their work in central and southern Florida.

     The Companies and their stockholders intend to enter into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Companies' common stock will be exchanged for cash and shares of INCOM common stock concurrently with the consummation of an initial public offering (the Offering) of common stock by INCOM.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Companies' management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Companies consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  MARKETABLE SECURITIES

     Marketable securities represent investments in stocks. In accordance with the criteria specified by Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," these investments are classified as "trading." Trading securities are those held principally for the purpose of selling in the near future and are carried at fair value. Unrealized holding gains and losses are included in the statement of operations.

     The fair value of equity securities in the trading category included in short-term marketable securities was approximately $216,000 and the gross unrealized holding gain was approximately $36,000 at December 31, 1997. The net change in the unrealized holding gain was a gain of approximately $16,000. Gross realized gains from the sale and transfer of securities classified as trading for the period ended December 31, 1997, were approximately $33,000 and are included in other income in the accompanying statement of operations. For the purpose of determining gross realized gains and losses, the cost of securities sold is based upon specific identification. The total cost of short-term marketable securities was approximately $180,000 at December 31, 1997.

  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Accounts receivable at December 31, 1996 and 1997, included insignificant claims and unapproved change orders which were expected to be collected within the fiscal year.

                     SUTTER ROOFING COMPANY OF FLORIDA AND
                  SUTTER ROOFING COMPANY OF SOUTHWEST FLORIDA
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable and a general reserve based upon the total trade and retainage accounts receivable balances.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line and double declining-balance methods over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation expense was approximately $150,000 for the year ended December 31, 1997. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

  REVENUE RECOGNITION

     The Companies recognize revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, scope or other conditions may result in revisions to costs and/or revenue. The effects of these changes are reflected in estimated contract costs when identified and are reflected in estimated revenues pursuant to the contract terms when agreed to by both parties. An amount equal to contract costs attributable to claims is included in estimated revenues when agreed to by both parties.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Companies' experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

     The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

  WARRANTY COSTS

     For certain contracts, the Company warrants labor after installation of a new roof. The Company generally does not warrant labor after repair of existing roofs. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  INCOME TAXES

     The Companies have elected to be taxed as S Corporations as permitted by the Internal Revenue Code. As S Corporations, the Companies are not taxable entities and separately stated items of income, loss,

                     SUTTER ROOFING COMPANY OF FLORIDA AND
                  SUTTER ROOFING COMPANY OF SOUTHWEST FLORIDA
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

deduction and credit are passed through to and taken into account by the stockholders in computing their federal individual income tax liabilities.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote and Note 10 for discussion of significant estimates reflected in the Companies' financial statements.

  REALIZATION OF LONG-LIVED ASSETS

     The Companies follow the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary. The impact of applying SFAS No. 121 did not have a material impact on the Companies.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income," was issued. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. The Companies adopted SFAS No. 130 in the first quarter of fiscal 1998. The Companies believe that the display of comprehensive income will not differ materially from the currently reported net income (loss) attributable to common stockholders.

     In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued. SFAS No. 131 requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. The Companies operate in one business segment, which is roofing services, and accordingly believe the adoption of SFAS No. 131 will have no effect on its financial reporting.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following at December 31, 1997 (in thousands):

                                           ESTIMATED
                                          USEFUL LIVES
                                            IN YEARS
                                       ------------------
Transportation equipment.............          5           $     754
Machinery and equipment..............         5-7                308
Computer and telephone equipment.....         3-5                 75
Building and leasehold
  improvements.......................    Life of lease            61
Furniture and fixtures...............         3-5                  3
                                                           ---------
                                                               1,201
Less -- Accumulated depreciation and
  amortization.......................                           (536)
                                                           ---------
     Property and equipment, net.....                      $     665
                                                           =========

                     SUTTER ROOFING COMPANY OF FLORIDA AND
                  SUTTER ROOFING COMPANY OF SOUTHWEST FLORIDA
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following at December 31, 1997 (in thousands):

Accounts payable, trade..............  $     509
Accrued compensation and benefits....        147
Other accrued expenses...............        132
                                       ---------
                                       $     788
                                       =========

     Roofing installation contracts in progress are as follows at December 31, 1997 (in thousands):

Billings to date on contracts in
  progress...........................  $   5,217
     Less --
       Costs incurred................     (4,108)
       Estimated earnings, net of
        losses.......................       (748)
                                       ---------
                                       $     361
                                       =========
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................  $     530
Less -- Costs and estimated earnings
  in excess of billings on
  uncompleted contracts..............       (169)
                                       ---------
                                       $     361
                                       =========

5. LONG-TERM OBLIGATIONS:

     Long-term obligations at December 31, 1997, consists of vehicle equipment notes bearing interest at 6.50 percent to 9.70 percent which are payable in monthly installments through June 2006. These notes are secured by transportation equipment and total approximately $259,000 at December 31, 1997.

     The maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998............................  $     105
     1999............................         65
     2000............................         47
     2001............................         13
     2002............................          6
     Thereafter......................         23
                                       ---------
                                       $     259
                                       =========

     The Companies have a $500,000 line of credit with a bank. The line of credit expires March 12, 1999, and bears interest at 1/2 percent above the prime lending rate. The line of credit is secured by accounts receivable, inventory, and machinery and equipment. There was a zero balance on the line of credit at December 31, 1997.

                     SUTTER ROOFING COMPANY OF FLORIDA AND
                  SUTTER ROOFING COMPANY OF SOUTHWEST FLORIDA
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. LEASES:

     The Companies lease a facility from a stockholder. The lease expires on December 31, 2007. The rent paid under this related-party lease was approximately $82,000 for the year ended December 31, 1997. The Companies also lease a facility from a third party, which expires on May 31, 1999. The rent paid under this lease was approximately $12,000 for the year ended December 31, 1997. The remainder of the Companies' operating leases consist of certain vehicle leases.

     Future minimum lease payments under these noncancelable operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $     167
     1999............................        132
     2000............................        105
     2001............................         91
     2002............................         88
     Thereafter......................        408
                                       ---------
                                       $     991
                                       =========

7. RELATED-PARTY TRANSACTIONS:

     Related-party receivables on the accompanying balance sheet consist of advances to stockholders which are payable in equal weekly installments and bear interest at 8 percent. The Company also leases a facility from a stockholder (see Note 6).

8. EMPLOYEE BENEFIT PLAN:

     The Companies have a defined contribution profit-sharing plan that provides for discretionary company contributions. The Companies made discretionary contributions of approximately $115,000 for the year ended December 31, 1997.

     The Companies have a defined contribution 401(k) profit-sharing plan under which substantially all full-time employees are eligible to participate. The plan provides for the Companies to match one-half of the first 4 percent contributed by each employee. Total contributions by the Companies under the plan were approximately $23,000 for the year ended December 31, 1997.

9. FINANCIAL INSTRUMENTS:

     The Companies' financial instruments consist of cash and cash equivalents, trade accounts receivable, trade accounts payable and debt. The Companies believe that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

10. COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Companies are involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Companies' financial position or results of operations.

                     SUTTER ROOFING COMPANY OF FLORIDA AND
                  SUTTER ROOFING COMPANY OF SOUTHWEST FLORIDA
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  INSURANCE

     The Companies carry a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy. The Companies have not incurred significant claims or losses on any of these insurance policies.

11. EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In July 1998, the Company and its stockholders entered into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock, concurrent with the consummation of the initial public offerings in the United States and Canada and outside the United States and Canada (the Offerings) of additional common stock by INCOM. In addition, the key executives of the Company entered into employment agreements with the Company and INCOM which have an initial term of five years, and generally restrict the disclosure of confidential information as well as restrict competition with the Company and INCOM for a period of two years following termination of employment.

     During March and April 1998, the Companies borrowed $370,000 on the line of credit to fund the Companies' retirement contribution and to fund the S Corporation taxes due from a stockholder.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To M.J. Dalsin Company of South Dakota, Inc. and M.J. Dalsin Company, Inc.:

     We have audited the accompanying combined balance sheet of M.J. Dalsin Company of South Dakota, Inc. and M.J. Dalsin Company, Inc. (the Company) as of December 31, 1997, and the related combined statements of operations, cash flows and stockholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of M.J. Dalsin Company of South Dakota, Inc. and M.J. Dalsin Company, Inc. as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

St. Louis, Missouri
June 5, 1998

                   M.J. DALSIN COMPANY OF SOUTH DAKOTA, INC.
                         AND M.J. DALSIN COMPANY, INC.
                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                     ASSETS

                                        DECEMBER 31,     MARCH 31,
                                            1997            1998
                                        ------------    ------------
                                                        (UNAUDITED)
CURRENT ASSETS:
     Cash and cash equivalents.......      $  719          $  761
     Investments.....................         199             196
     Accounts receivable --
          Trade, net of allowance of
             $21 and $21,
             respectively............         848             921
          Retainage..................         182             237
          Other receivables..........           1               3
     Costs and estimated earnings in
      excess of billings on
      uncompleted contracts..........          27              21
     Inventories.....................         142             171
     Note receivable.................          10              10
                                        ------------    ------------
          Total current assets.......       2,128           2,320
                                        ------------    ------------
PROPERTY AND EQUIPMENT, net..........         621             664
NOTE RECEIVABLE......................          32              30
DEFERRED INCOME TAXES................          34              34
                                        ------------    ------------
          Total long-term assets.....         687             728
                                        ------------    ------------
          Total assets...............      $2,815          $3,048
                                        ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current maturities of long-term
      obligations....................      $   47          $   47
     Accounts payable and accrued
      expenses.......................         520             455
     Billings in excess of costs and
      estimated earnings on
       uncompleted contracts.........         603             764
                                        ------------    ------------
          Total current
             liabilities.............       1,170           1,266
                                        ------------    ------------
LONG-TERM OBLIGATIONS, net of current
  maturities.........................         151             167
                                        ------------    ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $100 and $1 par
      value, 1,000 and 50,000 shares
      authorized, 600 and 25,000
      shares issued and outstanding
      at December 31, 1997, and March
      31, 1998, for M.J. Dalsin
      Company of South Dakota, Inc.,
      and M.J. Dalsin Company, Inc.,
      respectively...................          85              85
     Additional paid-in capital......          47              47
     Retained earnings...............       1,398           1,493
     Unrealized loss on securities
      available for sale.............         (36)            (10)
                                        ------------    ------------
          Total stockholders'
             equity..................       1,494           1,615
                                        ------------    ------------
          Total liabilities and
             stockholders' equity....      $2,815          $3,048
                                        ============    ============

    The accompanying notes are an integral part of these combined financial statements.

                   M.J. DALSIN COMPANY OF SOUTH DAKOTA, INC.
                         AND M.J. DALSIN COMPANY, INC.
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                           THREE MONTHS
                                         YEAR ENDED      ENDED MARCH 31,
                                        DECEMBER 31,   --------------------
                                            1997         1997       1998
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
REVENUES.............................      $5,738      $   1,044  $   1,518
COST OF SERVICES (including
  depreciation)......................       4,153            777      1,132
                                        ------------   ---------  ---------
          Gross profit...............       1,585            267        386
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       1,034            214        217
                                        ------------   ---------  ---------
          Income from operations.....         551             53        169
                                        ------------   ---------  ---------
OTHER INCOME (EXPENSE):
     Interest, net...................         (16)            (3)        (1)
     Other...........................          46             35         25
                                        ------------   ---------  ---------
          Other income, net..........          30             32         24
                                        ------------   ---------  ---------
INCOME BEFORE PROVISION FOR INCOME
  TAXES..............................         581             85        193
PROVISION FOR INCOME TAXES...........         111              7         22
                                        ------------   ---------  ---------
NET INCOME...........................      $  470      $      78  $     171
                                        ============   =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                   M.J. DALSIN COMPANY OF SOUTH DAKOTA, INC.
                         AND M.J. DALSIN COMPANY, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                           THREE MONTHS
                                         YEAR ENDED      ENDED MARCH 31,
                                        DECEMBER 31,   --------------------
                                            1997         1997       1998
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................     $    470     $      78  $     171
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation and amortization...          110            20         33
     Loss (gain) on sale of property
       and equipment.................           (1)           (1)        --
     Gain on sale of marketable
       investments...................          (26)          (26)       (22)
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivable........         (207)          254       (130)
          Notes receivable...........            9             2          2
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............           30          (156)         6
          Inventories................          (19)            7        (29)
          Other current assets.......           16            16         --
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........         (238)         (477)       (65)
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............          214           (79)       161
     Other, net......................           16            36        (62)
                                        ------------   ---------  ---------
             Net cash provided by
               (used in) operating
               activities............          374          (326)        65
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of property and
     equipment.......................         (297)          (33)       (76)
  Purchase of marketable
     investments.....................         (777)         (286)      (327)
  Proceeds from sale of marketable
     investments.....................        1,446           533        440
                                        ------------   ---------  ---------
             Net cash provided by
               investing
               activities............          372           214         37
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term
     obligations.....................          954           317         30
  Payments of long-term
     obligations.....................       (1,229)         (358)       (14)
  Distributions to stockholders......         (188)           --        (76)
                                        ------------   ---------  ---------
             Net cash used in
               financing
               activities............         (463)          (41)       (60)
                                        ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................          283          (153)        42
CASH AND CASH EQUIVALENTS, beginning
  of period..........................          436           436        719
                                        ------------   ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................     $    719     $     283  $     761
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................     $     34     $       7  $       6
     Income taxes....................           87            52         --

    The accompanying notes are an integral part of these combined financial statements.

                   M.J. DALSIN COMPANY OF SOUTH DAKOTA, INC.
                         AND M.J. DALSIN COMPANY, INC.
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                                        UNREALIZED
                                          COMMON STOCK                    ADDITIONAL       GAIN            TOTAL
                                        -----------------    RETAINED      PAID-IN       (LOSS) ON     STOCKHOLDERS'
                                        SHARES     AMOUNT    EARNINGS      CAPITAL      SECURITIES        EQUITY
                                        -------    ------    ---------    ----------    -----------    -------------
BALANCE, December 31, 1996...........    25,600     $ 85      $ 1,116        $ 47          $  68          $ 1,316
     Net income......................        --       --          470          --             --              470
     Change in unrealized gain (loss)
       on securities available for
       sale..........................        --       --           --          --           (104)            (104)
     Distributions to stockholders...        --       --         (188)         --             --             (188)
                                        -------    ------    ---------        ---       -----------    -------------
BALANCE, December 31, 1997...........    25,600       85        1,398          47            (36)           1,494
     Net income (unaudited)..........        --       --          171          --             --              171
     Distributions to stockholders
       (unaudited)...................        --       --          (76)         --             --              (76)
     Change in unrealized gain (loss)
       on securities available for
       sale (unaudited)..............        --       --           --          --             26               26
                                        -------    ------    ---------        ---       -----------    -------------
BALANCE, March 31, 1998
  (unaudited)........................    25,600     $ 85      $ 1,493        $ 47          $ (10)         $ 1,615
                                        =======    ======    =========        ===       ===========    =============

    The accompanying notes are an integral part of these combined financial statements.

                   M.J. DALSIN COMPANY OF SOUTH DAKOTA, INC.
                         AND M.J. DALSIN COMPANY, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     M.J. Dalsin Company of South Dakota, Inc., a South Dakota S Corporation, and M.J. Dalsin Company, Inc., a North Dakota C Corporation (collectively, the Company) focus on providing roofing installation and repair services primarily for mid-sized to large industrial and commercial facilities. The Company performs the majority of its contract work under fixed price contracts, with contract terms generally ranging from 1 to 15 months. The Company performs the majority of its work in North Dakota and South Dakota.

     The combined financial statements include the accounts of M.J. Dalsin Company of South Dakota, Inc. and M.J. Dalsin Company, Inc. These entities are related by virtue of common ownership. All material intercompany transactions and balances have been eliminated in combination.

     The Company and its stockholders intend to enter into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock concurrently with the consummation of an initial public offering (the Offering) of common stock by INCOM.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  INVESTMENTS

     Investments in securities consist of equity securities and are classified as securities available for sale. Unrealized holding gains and losses are reported net as a separate component of stockholders' equity. The aggregate market value of investments is $199,000 at December 31, 1997, with unrealized holding losses of $36,000.

  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable and a general reserve based upon the total trade and retainage accounts receivable balances.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the

                   M.J. DALSIN COMPANY OF SOUTH DAKOTA, INC.
                         AND M.J. DALSIN COMPANY, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

lesser of the life of the lease or the estimated useful life of the asset. Depreciation expense was $110,000 for the year ended December 31, 1997.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, scope or other conditions may result in revisions to costs and/or revenue. The effects of these changes are reflected in estimated contract costs when identified and are reflected in estimated revenues pursuant to the contract terms when agreed to by both parties. An amount equal to contract costs attributable to claims is included in estimated revenues when agreed to by both parties.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

     The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

  WARRANTY COSTS

     For certain contracts, the Company warrants labor for one year after installation of a new roof. The Company generally warrants labor for one year after repair of existing roofs. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled. As M.J. Dalsin Company of South Dakota, Inc. is an S Corporation and income taxes are paid by the Company's stockholder, no income tax provision or deferred income tax assets or liabilities are recorded in the financial statements related to that company.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets

                   M.J. DALSIN COMPANY OF SOUTH DAKOTA, INC.
                         AND M.J. DALSIN COMPANY, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  REALIZATION OF LONG-LIVED ASSETS

     The Company follows the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income," was issued. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. The Company adopted SFAS No. 130 in the first quarter of fiscal 1998. The Company believes that the display of comprehensive income will not differ materially from the currently reported net income attributable to common stockholders.

     In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued. SFAS No. 131 requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. The Companies operate in one business segment, which is roofing services, and accordingly believe the adoption of SFAS No. 131 will have no effect on its financial reporting.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following (in thousands):

                                          ESTIMATED
                                        USEFUL LIVES     DECEMBER 31,
                                          IN YEARS           1997
                                        -------------    ------------
Transportation equipment.............      3-5              $  761
Machinery and equipment..............      4-8                 525
Computer, telephone and other office
  equipment..........................      4-8                  82
Building and leasehold
  improvements.......................     10-31                 90
                                                         ------------
                                                             1,458
Less -- Accumulated depreciation and
  amortization.......................                         (837)
                                                         ------------
     Property and equipment, net.....                       $  621
                                                         ============

                   M.J. DALSIN COMPANY OF SOUTH DAKOTA, INC.
                         AND M.J. DALSIN COMPANY, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,
                                            1997
                                        ------------
Accounts payable, trade..............      $  433
Accrued compensation and benefits....          45
Other accrued expenses...............          42
                                        ------------
                                           $  520
                                        ============

     Roofing installation contracts in progress are as follows (in thousands):

                                        DECEMBER 31,
                                            1997
                                        ------------
Costs incurred on contracts in
  progress...........................     $  2,236
Estimated earnings, net of losses....          705
                                        ------------
                                             2,941
Less -- Billings to date.............       (3,517)
                                        ------------
                                          $   (576)
                                        ============
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................     $     27
Less -- Billings in excess of costs
  and estimated earnings on
  uncompleted contracts..............         (603)
                                        ------------
                                          $   (576)
                                        ============

5. LONG-TERM OBLIGATIONS:

     Long-term obligations consist of notes payable to banks. The debt is secured by certain equipment, accounts receivable, inventory, and the personal guaranty of the president of the Company. The Company has restrictive and various financial covenants with which the Company was in compliance at December 31, 1997.

     Long-term debt at December 31, 1997, consists of the following (in thousands):

Note payable to Norwest Bank of South
  Dakota with interest at 9% due in
  monthly installments of $1
  including interest through July 1,
  2001, secured by equipment.........  $      38
Note payable to Chrysler Credit with
  interest at 8.15% due in monthly
  installments of $.5 including
  interest through November 27, 2001,
  secured by vehicle.................         20
Note payable to Chrysler Credit with
  interest at 7.99% due in monthly
  installments of $1 including
  interest through January 28, 1999,
  secured by vehicle.................          9
Note payable to Founders Trust
  National Bank with interest at
  8.75% due in monthly installments
  of $3 including interest through
  July 10, 2002, secured by
  equipment..........................        131
                                       ---------
                                             198
Less -- Current maturities...........        (47)
                                       ---------
                                       $     151
                                       =========

                   M.J. DALSIN COMPANY OF SOUTH DAKOTA, INC.
                         AND M.J. DALSIN COMPANY, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998............................  $      47
     1999............................         42
     2000............................         46
     2001............................         44
     2002............................         19
                                       ---------
                                       $     198
                                       =========

     The Company has a $400,000 line of credit with a bank. The line of credit expires August 1, 1998, and bears interest at 1/4 percent over the bank's prime lending rate of 8.5 percent at December 31, 1997. No balance was outstanding at December 31, 1997. The line of credit is secured by accounts receivable, inventory, equipment and a personal guarantee of the president of the Company.

6. LEASES:

     The Company leases facilities from a company which is owned by the Company's stockholders. The leases expire on December 31, 1999. Rent paid under these related-party leases was approximately $110,000 and $112,000 for the years ended December 31, 1996 and 1997, respectively.

     Future minimum lease payments under noncancelable operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $     189
     1999............................        145
     2000............................         15
     2001............................          2
                                       ---------
                                       $     351
                                       =========

7. INCOME TAXES:

     Federal and state income taxes for M.J. Dalsin Company, Inc. are as follows (in thousands):

                                         YEAR ENDED
                                        DECEMBER 31,
                                            1997
                                        ------------
Federal --
     Current.........................      $   80
     Deferred........................          11
State --
     Current.........................          20
                                        ------------
                                           $  111
                                        ============

                   M.J. DALSIN COMPANY OF SOUTH DAKOTA, INC.
                         AND M.J. DALSIN COMPANY, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 34 percent to income before provision for income taxes for M.J. Dalsin Company, Inc. as follows (in thousands):

                                         YEAR ENDED
                                        DECEMBER 31,
                                            1997
                                        ------------
Provision at the statutory rate......      $  198
Increase (decrease) resulting from:
     Permanent difference; nontaxable
      income related to S Corp.......         (85)
     Permanent differences; primarily
      meals and entertainment........          (1)
     State income tax, net of benefit
      for federal deduction..........          (1)
                                        ------------
                                           $  111
                                        ============

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following (in thousands):

                                         YEAR ENDED
                                        DECEMBER 31,
                                            1997
                                        ------------
Deferred income tax assets:
     Reserve for loss contracts......       $ 35
     Warranties......................         11
     Bad debts.......................          8
     Other...........................          5
                                             ---
          Total deferred income tax
             asset...................         59
                                             ---
Deferred income tax liabilities:
     Property and equipment..........        (25)
                                             ---
          Total deferred income tax
             liability...............        (25)
                                             ---
          Net deferred income tax
             asset...................       $ 34
                                             ===

8. RELATED-PARTY TRANSACTIONS:

     The Company purchases approximately 60 percent of its roofing supplies from Roofers Mart of Minnesota, Inc. (Roofers Mart). The Company's stockholder owns approximately 6 percent of Roofers Mart.

     The Company is a guarantor on debt owed by Dalsin Development Company (owned by the Company's stockholder) on a building the Company rents (see Note
6). At December 31, 1997, the balance on the debt was $124,000.

9. EMPLOYEE BENEFIT PLAN:

     The Company has a defined contribution profit-sharing plan. The plan provides for the Company to match 25 percent of the first 8 percent contributed by each employee. Total contributions by the Company under the plan were approximately $27,000 for the year ended December 31, 1997.

                   M.J. DALSIN COMPANY OF SOUTH DAKOTA, INC.
                         AND M.J. DALSIN COMPANY, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10. FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, marketable securities, a line of credit and notes payable. The Company believes that the carrying value of these instruments on the balance sheet as of December 31, 1997, approximates fair value.

11. COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in disputes or legal actions in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

12. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company had revenues of 12 percent of total sales to one major customer during the year ended December 31, 1997.

     The Company grants credit, which is secured by mechanic's liens or performance/payment bonds, as applicable, to its customers, who are located primarily in North and South Dakota. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within these states. Management believes, however, that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

13. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In July 1998, the Company and its stockholders entered into a definitive agreement with INCOM Roofing Services, Inc. (INCOM), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of INCOM common stock, concurrent with the consummation of the initial public offerings in the United States and Canada and outside the United States and Canada (the Offerings) of additional common stock by INCOM. In addition, the key executives of the Company entered into employment agreements with the Company and INCOM which have an initial term of five years, and generally restrict the disclosure of confidential information as well as restrict competition with the Company and INCOM for a period of two years following termination of employment.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
Prospectus Summary...................      1
Risk Factors.........................     10
The Company..........................     17
Use of Proceeds......................     20
Dividend Policy......................     20
Capitalization.......................     21
Dilution.............................     22
Selected Financial Data..............     23
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................     25
Business.............................     44
Management...........................     55
Certain Transactions.................     60
Principal Stockholders...............     64
Description of Capital Stock.........     64
Shares Eligible for Future Sale......     68
Certain United States Federal Tax
  Consequences to Non-U.S. Holders...     70
Underwriting.........................     73
Legal Matters........................     75
Experts..............................     76
Additional Information...............     76
Index to Financial Statements........    F-1

                            ------------------------

     UNTIL                , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                6,000,000 SHARES

                                 INCOM ROOFING
                                 SERVICES, INC.

                                     (LOGO)

                                  COMMON STOCK

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                              MERRILL LYNCH & CO.
                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC
                         SUNTRUST EQUITABLE SECURITIES
                              SANDERS MORRIS MUNDY

                                            , 1998

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS DATED JULY 24, 1998

PROSPECTUS
                                6,000,000 SHARES

                          INCOM ROOFING SERVICES, INC.

                                  COMMON STOCK
                            ------------------------

     All of the shares of Common Stock, par value $.01 per share (the "Common Stock"), offered hereby are being offered by INCOM Roofing Services, Inc. ("INCOM" or the "Company").

     Of the shares of Common Stock being offered hereby, 1,200,000 shares (the "International Shares") are being offered initially outside the United States and Canada (the "International Offering") by the International Managers and 4,800,000 shares (the "U.S. Shares") are being offered initially in the United States and Canada (the "U.S. Offering" and, together with the International Offering, the "Offerings") by the U.S. Underwriters. The price to public and underwriting discount per share are identical for both Offerings and the closings for both Offerings are conditioned upon each other. See "Underwriting."

     Prior to the Offerings, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price will be
between $     and $     per share. See "Underwriting" for a discussion of the
factors to be considered in determining the initial public offering price. Shares of Common Stock are being reserved for sale to certain employees, directors and business associates of, and certain other persons designated by, the Company, at the initial public offering price. Such employees, directors, and other persons are expected to purchase, in the aggregate, not more than 10% of the Common Stock offered in the Offerings. See "Underwriting."

     The Company intends to make application to list the Common Stock on the New York Stock Exchange ("NYSE") under the symbol "ICR."

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           PRICE TO         UNDERWRITING        PROCEEDS TO
                            PUBLIC           DISCOUNT(1)        COMPANY(2)
--------------------------------------------------------------------------------
Per Share..........            $                  $                  $
--------------------------------------------------------------------------------
Total(3)...........            $                  $                  $
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $       .

(3) The Company has granted the International Managers and U.S. Underwriters options, exercisable within 30 days after the date hereof, to purchase up to 180,000 and 720,000 additional shares of Common Stock, solely to cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company will be
    $     , $     and $     , respectively. See "Underwriting."
                            ------------------------

     The shares of Common Stock offered hereby are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters against payment therefor, subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the share certificates representing the Common Stock will be made in New York, New York on
or about                   , 1998.
                            ------------------------

MERRILL LYNCH INTERNATIONAL
                          NATIONSBANC MONTGOMERY SECURITIES LLC
                                                   SUNTRUST EQUITABLE SECURITIES
                                                            SANDERS MORRIS MUNDY
                            ------------------------

             The date of this Prospectus is                , 1998.

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]

     CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     FOR UNITED KINGDOM PURCHASERS: THE SHARES OF COMMON STOCK MAY NOT BE OFFERED OR SOLD IN THE UNITED KINGDOM OTHER THAN TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS, WHETHER AS PRINCIPAL OR AGENT (EXCEPT IN CIRCUMSTANCES THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995 OR THE FINANCIAL SERVICES ACT 1986), AND THIS PROSPECTUS MAY ONLY BE ISSUED OR PASSED ON TO ANY PERSON IN THE UNITED KINGDOM IF THAT PERSON IS OF A KIND DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) ORDER 1996 OR IS A PERSON TO WHOM THE PROSPECTUS MAY OTHERWISE LAWFULLY BE PASSED ON.

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the international purchase agreement (the "International Purchase Agreement") among the Company and each of the underwriters named below (the "International Managers"), the Company has agreed to sell to each of the International Managers, and each of the International Managers, for whom Merrill Lynch International (the "Lead Manager"), NationsBanc Montgomery Securities LLC, SunTrust Equitable Securities Corporation and Sanders Morris Mundy Inc. are acting as international representatives (the "International Representatives"), has severally agreed to purchase, the number of shares of Common Stock set forth below opposite their respective names.

                                        NUMBER OF
               INTERNATIONAL MANAGER      SHARES
                                        ----------
Merrill Lynch International..........
NationsBanc Montgomery Securities
  LLC................................
SunTrust Equitable Securities
  Corporation........................
Sanders Morris Mundy Inc.............

                                        ----------
              Total..................    1,200,000
                                        ==========

     The Company has also entered into a U.S. purchase agreement (the "U.S. Purchase Agreement") with certain other underwriters in the United States and Canada (the "U.S. Underwriters" and, together with the International Managers, the "Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith
Incorporated ("Merrill Lynch"), NationsBanc Montgomery Securities LLC,
SunTrust Equitable Securities Corporation and Sanders Morris Mundy Inc. are acting as representatives (the "U.S. Representatives" and, together with the International Representatives, the "Representatives"). Subject to the terms and conditions set forth in the U.S. Purchase Agreement, and concurrently with the sale of 1,200,000 shares of Common Stock to the International Managers pursuant to the International Purchase Agreement, the Company has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters severally have agreed to purchase from the Company, an aggregate of 4,800,000 shares of Common Stock. The public offering price per share of Common Stock and the total underwriting discount per share are identical under the International Purchase Agreement and the U.S. Purchase Agreement.

     In the International Purchase Agreement and the U.S. Purchase Agreement, the several International Managers and the several U.S. Underwriters, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to each such Purchase Agreement if any of such shares being sold pursuant to each such Purchase Agreement are purchased. Under certain circumstances, the commitments of non-defaulting International Managers or U.S. Underwriters (as the case may be) may be increased as set forth in the International Purchase Agreement and the U.S. Purchase Agreement, respectively. The closing with respect to the sale of shares of Common Stock to be purchased by the International Managers and the U.S. Underwriters are conditioned upon one another.

     The International Managers and the U.S. Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the Underwriters are permitted to sell shares of Common Stock to each other for the purposes of resale at the public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are United States or Canadian persons or to persons they believe intend to resell to persons who are United

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]
States or Canadian persons, and the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-United States and non-Canadian persons or to persons they believe intend to resell to persons who are non-United States persons or non-Canadian persons, except, in each case, for transactions pursuant to the Intersyndicate Agreement.

     The Lead Manager has advised the Company that the International Managers propose initially to offer the shares of Common Stock offered hereby to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess
of $     per share. The International Managers may allow, and such dealers may
reallow, a discount not in excess of $     per share on sales to certain other
dealers. After the Offerings, the initial public offering price, concession and discount may be changed.

     The Company has granted the International Managers an option, exercisable by the Lead Manager for 30 days after the date of this Prospectus, to purchase up to an aggregate of 180,000 additional shares of Common Stock at the initial public offering price set forth on the cover page hereof, less the underwriting discount. The International Managers may exercise this option to cover overallotments, if any, made on the sale of the shares of Common Stock offered hereby. If the International Managers exercise this option, each International Manager will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to the 1,200,000 shares of Common Stock initially offered hereby. The Company has also granted an option to the U.S. Underwriters, which expires 30 days after the date of this Prospectus, to purchase up to 720,000 additional shares of Common Stock to cover over-allotments, if any, on terms similar to those granted to the International Managers.

     The Company and each of its directors and executive officers have agreed not to (i) directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 180 days from the date of this Prospectus without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, except for (i) shares issued in connection with acquisitions, provided that (except with respect to shares issued in transactions in which the issuance or resale of such shares is not registered under the Securities Act), the recipients of such shares agree to be bound by similar restrictions, (ii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to the Company's benefit plans described herein or (iii) with respect to directors and executive officers, certain pledges of securities.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the Underwriters may be required to make in respect thereof.

     Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the U.S. Underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

     If the Underwriters create a short position in the Common Stock in connection with the Offerings, (i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus), the U.S. Underwriters may reduce that short position by purchasing Common Stock in the open market. The U.S.

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]
Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

     The U.S. Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Underwriters purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offerings.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an affect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Company intends to make application to list the Common Stock on the NYSE under the symbol "ICR."

     The U.S. Underwriters have reserved for sale, at the initial public offering price, up to 6,000,000 shares of Common Stock for certain employees, directors and business associates of, and certain other persons designated by, the Company who have expressed an interest in purchasing such shares of Common Stock. The number of shares available for sale to the general public in the Offering will be reduced to the extent such persons purchase such reserved shares. Any reserved shares not so purchased will be offered to the general public on the same basis as other shares offered hereby.

     Prior to the Offerings, there has been no established trading market for the shares of Common Stock. The initial public offering price for the Common Stock offered hereby has been determined by negotiations between the Company and the Underwriters. Among the factors considered in making such determination were the history of and the prospects for the industry in which the Company competes, an assessment of the Company's management, the past and present operations of the Founding Companies and the Company, the historical results of operations of the Founding Companies and the Company and the trend of its revenues and earnings, the prospects for future earnings of the Company, the general condition of prices of similar securities of generally comparable companies and other relevant factors. There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the Offerings at or above the initial public offering price.

     The Underwriters have informed the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

     Each International Manager represents and agrees that (a) it has not offered or sold and prior to the expiration of six months from the date hereof, will not offer or sell any shares of Common Stock to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Common Stock in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue or sale of the Common Stock if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]

                                 LEGAL MATTERS

     Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas, and for the Underwriters by Vinson & Elkins L.L.P., Houston, Texas.

                                    EXPERTS

     The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports for the indicated companies with the dates specified below with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports:

INCOM Roofing Services, Inc..........      July 20, 1998
Beta Construction Company and
  Affiliate..........................      June 18, 1998
D. C. Taylor Co......................       June 5, 1998
Seyforth Roofing Company, Inc. and
  Affiliate..........................      June 22, 1998
Brazos Roofing International of South
  Dakota, Inc. and
  Affiliate..........................      June 22, 1998
Nu-Tec Roofing Contractors, Inc......       June 5, 1998
Evans Service Company, Inc. and
Subsidiaries.........................       June 4, 1998
Burns & Scalo Roofing Company, Inc.,
  Cuddy Roofing Company, Inc. and
  Scalo, Inc.........................       June 5, 1998
Chamberlin Waterproofing & Roofing
  Systems, Inc.......................      June 11, 1998
Boone Brothers Roofing, Inc..........       June 5, 1998
Sutter Roofing Company of Florida and
  Sutter Roofing Company of SW
  Florida............................       June 5, 1998
M. J. Dalsin Company, Inc. and M. J.
  Dalsin Company
  of South Dakota, Inc...............       June 5, 1998

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments, schedules and exhibits thereto the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which is included as part of the Registration Statement, does not contain all the information contained in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements made in the Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected, without charge, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and 7 World Trade Center, Suite 1300, New York, NY 10048 or on the Internet at http://www.sec.gov. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements examined by an independent public accounting firm for each fiscal year.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                  [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
Prospectus Summary...................      1
Risk Factors.........................     10
The Company..........................     17
Use of Proceeds......................     20
Dividend Policy......................     20
Capitalization.......................     21
Dilution.............................     22
Selected Financial Data..............     23
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................     25
Business.............................     44
Management...........................     55
Certain Transactions.................     60
Principal Stockholders...............     64
Description of Capital Stock.........     64
Shares Eligible for Future Sale......     68
Certain United States Federal Tax
  Consequences to Non-U.S. Holders...     70
Underwriting.........................     73
Legal Matters........................     76
Experts..............................     76
Additional Information...............     76
Index to Financial Statements........    F-1

                            ------------------------

     UNTIL                , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                6,000,000 SHARES

                                 INCOM ROOFING
                                 SERVICES, INC.

                                     (LOGO)

                                  COMMON STOCK

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                          MERRILL LYNCH INTERNATIONAL
                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC
                         SUNTRUST EQUITABLE SECURITIES
                              SANDERS MORRIS MUNDY

                                            , 1998

          ------------------------------------------------------
             ------------------------------------------------------
          ------------------------------------------------------
             ------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION(1)

SEC Registration Fee.................  $  28,497
NASD Filing Fee......................      9,470
Listing Fee..........................      *
Accounting Fees and Expenses.........      *
Legal Fees and Expenses..............      *
Printing Expenses....................      *
Transfer Agent's Fees................      *
Miscellaneous........................      *
                                       ---------
          Total......................  $   *
                                       =========

---------------

(1) The amounts set forth above, except for the SEC and NASD fees, are in each case estimated.

 *  To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 7(d) of the Company's Amended and Restated Certificate of Incorporation states that:

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Section 7(d) by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     In addition, Article IX of the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.

     The Company intends to enter into indemnification agreements with each of its executive officers and directors.

     Under the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, the Underwriters have agreed to indemnify, under certain conditions, the Company, its officers and directors, and persons who control the Company within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is certain information concerning all sales of securities by the Company during the past three years that were not registered under the Securities Act of 1933. The description presented below gives effect to the Company's recent 1,479.523-for-one stock split effected in July 1998.

     (a) On February 26, 1998, the Company issued 2,580,535 shares of its Common Stock to Sterling City Capital, LLC and certain individuals at an aggregate price of $1,744.17.

     (b) On May 18, 1998, the Company issued 30,000 shares of its Common Stock to a consultant of Sterling City Capital, LLC, at an aggregate price of $20.28.

     (c) On June 1, 1998, the Company issued 100,000 shares of its Common Stock to the Company's Chief Financial Officer at an aggregate price of $67.59.

     See "Certain Transactions" for a discussion of the issuance of shares of Common Stock in connection with the Acquisitions.

     These transactions were completed without registration under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits

        EXHIBIT
------------------------

          *1.1       -- Form of Underwriting Agreement.
          *1.2       -- Form of International Underwriting
                        Agreement.
           2.1       -- Form of Stock Purchase Agreement, dated
                        as of July 22, 1998 by and among INCOM
                        Roofing Services, Inc., and all of the
                        Stockholders of each of the Founding
                        Companies.
          *3.1       -- Certificate of Incorporation.
          *3.2       -- Bylaws.
          *4.1       -- Specimen Common Stock Certificate.
          *5.1       -- Opinion of Andrews & Kurth L.L.P. as to
                        the legality of the securities being
                        registered.
         *10.1       -- Form of Employment and Non-Competition
                        Agreement.
         *10.2       -- INCOM Roofing Services, Inc. 1998 Stock
                        Plan.
         *21.1       -- List of subsidiaries of the registrant
                        (after giving effect to the Acquisitions).
         *23.1       -- Consent of Andrews & Kurth L.L.P.
                        (included in Exhibit 5.1).
          23.2       -- Consent of Arthur Andersen LLP.
          24.1       -- Powers of Attorney (included in
                        signature page set forth herein).
          27         -- Financial Data Schedule.
         *99.1       -- Consents of Directors.

---------------

* To be filed by amendment.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To provide to the Underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JULY 24, 1998.

                                          INCOM Roofing Service, Inc.
                                          By:/s/C. BYRON SNYDER
                                                C. BYRON SNYDER
                                                   PRESIDENT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints C. Byron Snyder, John M. Kafka and Robert
S. Zlotnik, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JULY 24, 1998.

             SIGNATURE                                 TITLE
----------------------------------------------------------------------------
         /s/C. BYRON SNYDER            Chairman of the Board of Directors
          C. BYRON SNYDER              and President (Principal Executive
                                       Officer, Principal Financial Officer and
                                       Principal Accounting Officer)